UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

SPAR Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SPAR Group, Inc.

1910 Opdyke Court

Auburn Hills, Michigan 48326

MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

October 2, 2024

To the Stockholders of SPAR Group, Inc.:

You are cordially invited to attend a special meeting of stockholders of SPAR Group, Inc., a Delaware corporation (“SGRP”, the “Corporation”, “we” or “us”, and together with its subsidiaries, “SPAR”, “SPAR Group” or the “Company”), to be held on October 25, 2024 at 12:00 PM (noon), Eastern Time, virtually at www.meetnow.global/MNUDGFS and not in person.

At the special meeting, you will be asked to consider and vote on three matters:

(i)

a proposal to adopt and approve the Agreement and Plan of Merger, dated August 30, 2024 (as it may be amended or restated from time to time, the “Merger Agreement”), by and among Highwire Capital, LLC, a Texas limited liability company (“Parent”), Highwire Merger Co. I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and SGRP, and the transactions contemplated thereby, including the Merger (as defined below). Pursuant to the terms of the Merger Agreement, and upon approval by SGRP’s stockholders and the satisfaction or waiver of the other conditions to closing set forth therein, Parent will acquire SGRP in a cash merger, with Merger Sub merging with and into SGRP (the “Merger”) with SGRP surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”);

(ii)

a proposal to adjourn the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the special meeting; and

(iii)	a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger.

If the Merger is completed, you will be entitled to receive $2.50 in cash, without interest and subject to all applicable withholding taxes (the “Merger Consideration”), for each share of SGRP common stock, par value $0.01 per share (“SGRP Common Stock”) you own (unless you have properly demanded appraisal for your shares in accordance with, and have complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware). The Merger Consideration represents a premium of approximately 42.7% over the volume-weighted average price for the 30-calendar day period ending August 30, 2024, a premium of approximately 37.8% over the volume-weighted average price for the 30-trading day period ending August 30, 2024 and a premium of approximately 72.4% over the closing price of SGRP Common Stock on August 30, 2024, the last trading day before the Merger Agreement was entered into and announced.

The board of directors of SGRP (the “Board”) duly formed a special committee of independent and disinterested members of the Board, composed of all the Super Independent members of the Board (as defined in SGRP’s Amended and Restated By-Laws, effective January 25, 2022 (the “2022 By-Laws”)), which currently includes James R. Gillis, John Bode and Linda Houston (the “Special Committee”) to consider a full range of strategic alternatives, including a sale, merger, divestiture, recapitalization, going private, and other strategic transactions, or continuing to operate as a public, independent company.

After reviewing and considering the terms and conditions of the Merger and the factors more fully described in the enclosed proxy statement, our Board, upon the recommendation of the Special Committee, unanimously (i) determined and declared that the Merger Agreement, the ancillary agreements to which SGRP is a party and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of SGRP and its stockholders, (ii) approved the Merger Agreement, the ancillary agreements to which SGRP is a party and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement, including the Merger, be submitted to the stockholders of SGRP for its adoption and approval and (iv) recommended that SGRP’s stockholders adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

Our board of directors unanimously recommends that you vote: (i) “FOR” the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) “FOR” the proposal to adjourn the special meeting to a later date or dates if necessary; and (iii) “FOR” the non-binding, advisory proposal to approve certain compensation that will or may become payable to our named executive officers in connection with the Merger.

The accompanying proxy statement contains, among other things, detailed information about SGRP, the special meeting, the Merger, the Merger Agreement and the Merger-related compensation. We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in their entirety.

Your vote is very important, regardless of the number of shares of SGRP Common Stock that you own. We cannot complete the Merger unless the Merger Agreement is adopted and approved by the affirmative vote of the holders of a majority of the shares of SGRP Common Stock outstanding and entitled to vote on the matter as of the close of business on October 1, 2024 (the “Record Date”). The failure of any stockholder of record to vote electronically at the special meeting or to submit a signed proxy card will have the same effect as a vote “AGAINST” the Merger Agreement. If you hold your shares in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement.

We hope that you will be able to attend the special meeting. However, whether or not you plan to attend virtually, please vote as soon as possible via the Internet, by telephone, or, if you receive a paper proxy voting card or voting instruction form in the mail with the accompanying proxy statement, complete, sign, date and return the proxy card enclosed or, if your shares are held in “street name” through a broker, bank or nominee, please instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee, as promptly as possible. Submitting a signed proxy card by mail will ensure your shares are represented at the special meeting. If your shares are held in “street name” through a broker, bank or nominee, you may provide voting instructions through your broker, bank or nominee by completing and returning the voting instruction form provided by your broker, bank or nominee, or electronically over the Internet or by telephone through your broker, bank or nominee if such a service is provided. To provide voting instructions over the Internet or by telephone through your broker, bank or nominee, you should follow the instructions on the voting instruction form provided by your broker, bank or nominee.

On behalf of the board of directors and management of SGRP, I extend our appreciation for your continued support and your consideration of this matter.

Sincerely,

/s/ James R. Gillis
James R. Gillis
Chairman of SGRP’s Board and Special Committee /s/ Antonio Calisto Pato Antonio Calisto Pato Secretary, Treasurer and Chief Financial Officer of SGRP

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or the accompanying proxy statement, including the Merger, passed upon the merits or fairness of such transactions or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated October 2, 2024, and was first mailed to stockholders of SGRP on or about October 2, 2024.

SPAR Group, Inc.

1910 Opdyke Court

Auburn Hills, Michigan 48326

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 25, 2024

Notice is hereby given that a special meeting of stockholders of SPAR Group, Inc., a Delaware corporation (“SGRP”, the “Corporation”, “we” or “us”, and together with its subsidiaries, “SPAR”, “SPAR Group” or the “Company”), will be held on October 25, 2024 at 12:00 PM (noon), Eastern Time, virtually at www.meetnow.global/MNUDGFS, and not in person, for the following purposes:

1.

The Merger Proposal. To adopt and approve the Agreement and Plan of Merger, dated August 30, 2024 (as it may be amended or restated from time to time, the “Merger Agreement”), by and among Highwire Capital, LLC, a Texas limited liability company (“Parent”), Highwire Merger Co. I, Inc, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and SGRP, and the transactions contemplated thereby, including the Merger (as defined below). Pursuant to the terms of the Merger Agreement, and upon the approval by SGRP’s stockholders and satisfaction or waiver of the other conditions to closing set forth therein, Parent will acquire SGRP in a cash merger, with Merger Sub merging with and into SGRP (the “Merger”) with SGRP surviving the Merger as a wholly owned subsidiary of Parent (“Surviving Corporation”). A copy of the Merger Agreement is attached as Appendix A to the accompanying proxy statement and is incorporated by reference therein;

2.

The Adjournment Proposal. To approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the special meeting; and

3.	The Compensation Proposal. To approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger.

Only stockholders of record of the Corporation as of the close of business on October 1, 2024 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof.

The accompanying proxy statement contains, among other things, detailed information about the Merger Proposal, the Adjournment Proposal and the Compensation Proposal. We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in their entirety.

The affirmative vote of the holders of a majority of the shares of SGRP common stock, par value $0.01 per share (“SGRP Common Stock”) outstanding and entitled to vote on the matter as of the Record Date, i.e., fifty percent (50%) plus one share of the outstanding shares of SGRP Common Stock, is required to approve the Merger Proposal. The affirmative vote of the holders of a majority of votes cast electronically at the virtual special meeting or by proxy at the special meeting is required to approve both the Adjournment Proposal and the Compensation Proposal.

Your vote is very important, regardless of the number of shares of SGRP Common Stock that you own. To the greatest extent permitted by applicable law and the 2022 By-laws (to the extent not inconsistent with applicable law): (i) properly executed proxies that do not contain voting instructions will be voted “FOR” the Merger Proposal, “FOR” the Adjournment Proposal, and “FOR” the Compensation Proposal; (ii) Inconclusive Votes (i.e., multiple boxes checked, and the like) will have the same effect as a vote “AGAINST” (each an “Inconclusive Vote”) the Merger Proposal; (iii) abstentions and Inconclusive Votes are considered a vote but not counted as votes cast with respect to any other matter; and (iv), consequently, Inconclusive Votes and abstentions will have no effect on the vote on the Adjournment Proposal or the Compensation Proposal.

Brokers holding shares of SGRP Common Stock for beneficial owners in “street name” must vote those shares according to any specific instructions they receive from the beneficial owner of the shares. However, brokers have discretionary authority to vote on “routine” proposals, (e.g., a vote to ratify the selection of the independent registered accounting firm), which means that a broker may vote on behalf of a beneficial owner for such “routine” proposals in the broker’s discretion if the beneficial owner does not provide specific instructions to the broker. Under applicable rules, if you hold your shares through a broker and do not instruct your broker how to vote with respect to each of the proposals to be voted on at the special meeting, your broker cannot vote for or against anything that is not a “routine” proposal. The Merger Proposal, the Adjournment Proposal and the Compensation Proposal are not “routine” proposals. Accordingly, the failure to provide specific instructions to your broker will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal.

The holders of record of at least one-half of the outstanding shares of SGRP Common Stock entitled to vote at the special meeting (11,724,338 shares) must be present at the special meeting (by either attending the meeting virtually or by submitting a vote by proxy as described in the accompanying proxy statement) and will constitute a quorum for the transaction of business at the special meeting. Shares of SGRP Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which specific votes are withheld or Inconclusive Votes or abstentions, including “broker non-votes”, will be considered present at the special meeting for purposes of determining a quorum.

Stockholders who do not vote in favor of and do not otherwise consent in writing to the Merger Proposal and who otherwise meet the requirements of Section 262 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), will have the right to seek appraisal of the fair value of their shares of SGRP Common Stock, as determined in accordance with Section 262 of the DGCL. In addition to not voting in favor of and not otherwise consenting in writing to the Merger Proposal, any stockholder wishing to exercise its appraisal rights must deliver a written demand for appraisal to SGRP before the vote on the Merger Proposal and must comply in all respects with the requirements of Section 262 of the DGCL, the text of which is attached as Appendix B to the accompanying proxy statement and is incorporated by reference therein. Stockholders exercising appraisal rights pursuant to Section 262 of the DGCL will be responsible for the costs associated with exercising such rights.

The board of directors of SGRP (the “Board”) duly formed a special committee of independent and disinterested members of the Board composed of all the Super Independent members of the Board (as defined in the 2022 By-laws), which currently includes James R. Gillis, John Bode and Linda Houston (the “Special Committee”) to consider a full range of strategic alternatives, including a sale, merger, divestiture, recapitalization, going private, and other strategic transactions, or continuing to operate as a public, independent company. The Board, acting upon the recommendation of the Special Committee, by unanimous vote of those directors present at a special meeting of the Board held on August 28, 2024, determined that it was fair to and in the best interests of SGRP and its stockholders to enter into the Merger Agreement and to consummate the Merger.

You will be able to attend the special meeting virtually by visiting www.meetnow.global/MNUDGFS and entering your virtual control number included in this Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. You will be able to listen to the special meeting live, submit questions and vote online during the special meeting.

Our Board unanimously recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.

By Order of the Board of Directors,

/s/ Antonio Calisto Pato
Antonio Calisto Pato Secretary, Treasurer and Chief Financial Officer

Auburn Hills, Michigan
October 2, 2024

YOUR VOTE IS IMPORTANT

Ensure that your shares of SGRP Common Stock are voted at the special meeting by submitting your proxy card by mail, casting your proxy votes via telephone or Internet or, if your shares of SGRP Common Stock are held in “street name” through a broker, bank or nominee, by instructing your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee, as promptly as possible. If you fail to submit a proxy, vote electronically at the virtual special meeting or instruct your broker, bank or nominee how to vote your shares, it will have the same effect as voting “AGAINST” the Merger Proposal but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal.

If your shares of SGRP Common Stock are registered directly in your name: You are a stockholder of record and you may submit a proxy card to vote your shares of SGRP Common Stock by mail, telephone or Internet. Please follow the instructions on the enclosed form of proxy.

If your shares of SGRP Common Stock are held in the name of a broker, bank or nominee: You will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares of SGRP Common Stock. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares of SGRP Common Stock in your account. Your broker, bank or nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

If you are a stockholder of record and you fail to submit a signed proxy card, vote via telephone or Internet, or virtually attend the special meeting and vote electronically, or if you hold your shares through a bank, broker or nominee and you fail to provide voting instructions to your bank, broker or nominee on any of the proposals before the special meeting, then your shares of SGRP Common Stock will not be counted for purposes of determining whether a quorum is present at the special meeting. Proxies may be revoked at any time prior to their exercise by: (i) written notification to the Secretary of SGRP at SGRP's principal executive offices located at 1910 Opdyke Court, Auburn Hills, Michigan 48326; (ii) delivering a duly executed proxy bearing a later date; or (iii) virtually attending the special meeting and voting your shares electronically, pursuant to the instructions set forth in “The Special Meeting – Revocability of Proxies” on page 22 of the accompanying proxy statement. Attendance at the special meeting alone will not revoke a submitted proxy.

We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in their entirety. If you have any questions concerning the Merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of SGRP Common Stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall St, 22nd Floor

New York, NY 10005

Toll-Free: (866) 388-7535

Email: SGRP@dfking.com

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, PLEASE VOTE VIA TELEPHONE OR INTERNET OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD OR VOTING INSTRUCTION FORM FURNISHED BY YOUR BROKER, BANK OR NOMINEE, AS PROMPTLY AS POSSIBLE.

TABLE OF CONTENTS

SUMMARY	1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	13

THE SPECIAL MEETING	20
Date, Time and Place	20
Purpose of the Special Meeting	20
Record Date; Shares Entitled to Vote; Quorum	20
Vote Required; Abstentions and Broker Non-Votes	20
Stock Ownership and Interests of Certain Persons; Voting Agreement	21
Voting	21
Revocability of Proxies	22
Board of Directors’ Recommendation	22
Expenses of Proxy Solicitation	22
Anticipated Date of Completion of the Merger	22
Adjournments and Postponements	22
Other Matters	23
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting	23
Rights of Stockholders Who Assert Appraisal Rights	23
Questions and Additional Information	24

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	25

THE MERGER	26
Parties Involved in the Merger	26
Certain Effects of the Merger on SGRP	27
Effect on SGRP if the Merger is Not Completed	27
Merger Consideration	27
Background of the Merger	28
Recommendation of Our Board of Directors and Reasons for the Merger	37
Fairness Opinion of Lincoln International LLC	41
Certain Financial Projections	47
Interests of the Directors and Executive Officers of SGRP in the Merger	49
Treatment of Equity and Equity-Based Awards	51
Severance and Other Termination Benefits	53
Financing of the Merger	56
Appraisal Rights	57
Accounting Treatment	61
U.S. Federal Income Tax Consequences of the Merger	61
Voting Agreement	64
Transaction Litigation	64

THE MERGER AGREEMENT	65
Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement	65
Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws	65
Closing and Effective Time of the Merger	66
Merger Consideration	66
Dissenting Shares	67
Exchange and Payment Procedures	67
Representations and Warranties	68
Conduct of Business Pending the Merger	71
No Solicitation of Other Offers; Corporation Adverse Recommendation Change	73
Required Stockholder Vote	76
Consents, Approvals and Filings	76
Continuing Employees	77
Directors’ and Officers’ Indemnification and Insurance	78
Financing Efforts	79
Section 16 Matters	81
Delisting and Deregistration of SGRP Common Stock	81
Stockholder Litigation	81
Resignations	81
Balance Sheet Cash	81
Transfer Taxes	81
Conditions to the Closing of the Merger	82
Termination of the Merger Agreement	83
Termination Fees	85

i

Specific Performance; Remedies	86
No Third Party Beneficiaries	86
Amendments; Waivers	86
Governing Law	86

PROPOSAL 1: ADOPTION AND APPROVAL OF THE MERGER AGREEMENT	87

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING	88

PROPOSAL 3: ADVISORY VOTE ON MERGER-RELATED NAMED EXECUTIVE OFFICER COMPENSATION	89

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	90

FUTURE STOCKHOLDER PROPOSALS	91

HOUSEHOLDING	92

WHERE YOU CAN FIND MORE INFORMATION	92

MISCELLANEOUS	93

APPENDICES

APPENDIX A – AGREEMENT AND PLAN OF MERGER	A-1
APPENDIX B – SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE – APPRAISAL RIGHTS	B-1
APPENDIX C – FAIRNESS OPINION OF LINCOLN INTERNATIONAL, LLC	C-1

ii

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you as a holder of SGRP common stock, par value $0.01 per share (“SGRP Common Stock”) or that you should consider before voting on the Merger Proposal. To better understand the Merger Proposal, you should read this proxy statement, including its appendices and the documents incorporated by reference herein, carefully and in their entirety. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information” on page 92 of this proxy statement. The Merger Agreement is attached as Appendix A to this proxy statement and is incorporated by reference herein. You should read the Merger Agreement, carefully and in its entirety, as it is the legal document that governs the Merger.

Parties Involved in the Merger (page 26)

SPAR Group, Inc.

1910 Opdyke Court

Auburn Hills, MI 48326

(248) 364-7727

investors.sparinc.com

SGRP, a Delaware corporation, is a leading merchandising and brand marketing services company, providing a broad range of sales-enhancing services to retailers across most classes of trade and consumer goods manufacturers and distributors around the world. SGRP’s goal is to be the most creative, energizing and effective services company that drives sales, margins and operating efficiency for our clients.

With more than 50 years of experience and a diverse network of merchandising specialists, SGRP continues to grow its relationships with some of the world’s leading businesses. The combination of resource scale, deep expertise, advanced technology and unwavering commitment to excellence, separates SGRP from the competition.

SGRP is dedicated to delivering a spectrum of specialized services tailored to enhance retail operations and profitability across the globe. Our team collaborates closely with clients to identify their primary goals, ensuring the execution of strategies that boost sales and profit margins. With a focus on merchandising and brand marketing, our specialists deploy a variety of programs aimed at maximizing product sell-through to consumers. These initiatives range from launching new products and setting up promotional displays to assembling fixtures and ensuring consistent stock availability, thus facilitating efficient reordering processes. Furthermore, we extend our expertise to sales enhancement and customer service improvement. As the retail landscape evolves, our team is adept at undertaking comprehensive store renovations and preparing new locations for their grand openings, ensuring they meet the modern consumer’s expectations. Additionally, our distribution associates play a pivotal role in retail and consumer goods distribution centers, preparing these facilities for operation, optimizing system functionality, managing product logistics, and providing essential staffing solutions to meet our clients’ needs effectively.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SGRP.”

Our principal executive offices are located at 1910 Opdyke Court Auburn Hills, MI 48326, and our telephone number is (248) 364-7727. For more information about SGRP, please visit our website, investors.sparinc.com. Our website address is provided as an inactive textual reference only. The information contained on (or accessible through) our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the Securities and Exchange Commission (the “SEC”). See “Where You Can Find More Information” on page 92 of this proxy statement.

Highwire Capital, LLC

717 Harwood Street

Suite 2400

Dallas, Texas 75201

(214) 683-4373

Parent is a Texas limited liability company. It is a middle-market private equity firm focused on performing leveraged buy-outs. Its unique approach focuses on acquiring innovative technologies and established entities with historically strong business models. By combining cutting-edge technological solutions with established companies, Parent fosters environments where innovation thrives and industries are reshaped, creating leading anchor platforms for disruption and growth.

Highwire Merger Co. I, Inc.

717 Harwood Street

Suite 2400

Dallas, Texas 75201

(214) 683-4373

Merger Sub is a Delaware corporation that was formed by Parent solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated thereby and the related financing transactions. Upon consummation of the Merger, Merger Sub will cease to exist, and SGRP will continue as the Surviving Corporation and as a wholly owned subsidiary of Parent.

The Special Meeting (page 20)

Date, Time and Place

A special meeting of our stockholders will be held on October 25, 2024 at 12:00 PM (noon), Eastern Time, virtually at www.meetnow.global/MNUDGFS and not in person.

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of SGRP Common Stock at the close of business on October 1, 2024 (the “Record Date”). You will have one vote at the special meeting for each share of SGRP Common Stock you owned at the close of business on the Record Date.

Purpose

At the special meeting, we will ask our stockholders of record as of the Record Date to vote on the following proposals:

(i)	to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Merger Proposal”);

(ii)

to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the special meeting (the “Adjournment Proposal”); and

(iii)	to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger (the “Compensation Proposal”).

Quorum

As of the Record Date, there were 23,448,675 shares of SGRP Common Stock outstanding and entitled to be voted at the special meeting. The holders of record of at least one-half of the outstanding shares of SGRP Common Stock entitled to vote at the special must be present at the special meeting (virtually or by proxy) and will constitute a quorum for the transaction of business at the special meeting. As a result, 11,724,338 shares of SGRP Common Stock must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum. Shares of SGRP Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which specific votes are withheld or Inconclusive Votes or Abstentions, including “broker non-votes”, will be considered present at the special meeting for purposes of determining a quorum. Shares held in “street name” for which the applicable broker, bank or nominee receives no instructions regarding how to vote on any of the proposals before the special meeting will not be counted as present at the special meeting for quorum purposes. Failure of a quorum to be represented at the special meeting may result in an adjournment of the special meeting and may subject us to additional expense.

Required Vote

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of SGRP Common Stock outstanding and entitled to vote on the matter as of the Record Date (the “Requisite Corporation Vote”). The affirmative vote of the holders of a majority of votes cast electronically or by proxy at the virtual special meeting is required to approve both the Adjournment Proposal and the Compensation Proposal.

Stock Ownership of Our Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote an aggregate of 4,836,752 shares of SGRP Common Stock (excluding any shares that would be delivered upon the vesting, exercise or conversion, as applicable, of Corporation Options and Corporation RSUs (each as defined below), representing approximately 21% of the outstanding shares of SGRP Common Stock.

Our directors and executive officers have informed us that they currently intend to vote all of their shares of SGRP Common Stock: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.

Voting

Any SGRP stockholder of record entitled to vote at the special meeting may submit a proxy by returning a signed proxy card by mail, cast its proxy votes via telephone or Internet or may virtually attend the special meeting and vote electronically. If you are a beneficial owner and hold your shares of SGRP Common Stock in “street name” through a broker, bank or nominee, you should instruct your broker, bank or nominee on how you wish to vote your shares of SGRP Common Stock using the instructions provided by your broker, bank or nominee. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on certain “routine” matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares of SGRP Common Stock.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by signing another proxy card with a later date and returning it to us or voting via telephone or Internet before 11:59 p.m., Eastern Time, the day before the special meeting, by providing written notice of revocation to the Secretary of SGRP at SGRP’s principal executive offices located at 1910 Opdyke Court, Auburn Hills, Michigan 48326, before your proxy is exercised or by attending the special meeting and voting electronically pursuant to the instructions set forth in “The Special Meeting – Revocability of Proxies” on page 22 of this proxy statement. If you hold your shares of SGRP Common Stock in “street name,” you should contact your broker, bank or nominee for instructions regarding how to change your vote.

The failure of any stockholder of record to submit a signed proxy card, vote via telephone or Internet or vote electronically at the virtual special meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares of SGRP Common Stock in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares on any of the proposals will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal. A “broker non-vote” results when banks, brokers and nominees return a valid proxy voting upon a matter or matters for which the applicable stock exchange rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the proposal and have not received specific voting instructions from the beneficial owner of such shares. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on certain “routine” matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. SGRP does not expect any broker non-votes at the special meeting as the proposals in this proxy statement are non-routine matters. Broker non-votes and abstentions will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal.

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, including the Merger, passed upon the merits or fairness of such transactions, or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

Expenses of Proxy Solicitation (page 22)

Our Board is soliciting your proxy, and SGRP will bear the cost of soliciting proxies. We have engaged the services of D.F. King & Co., Inc. (“DFK”) to solicit proxies for the special meeting. In connection with its retention, DFK has agreed to provide consulting, analytic and proxy solicitation services in connection with the special meeting. We have agreed to pay DFK a fee of approximately $20,000, plus reasonable out-of-pocket expenses for its services, and we will indemnify DFK for certain losses arising out of its proxy solicitation services. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of DFK, in person or by telephone, email, fax, over the Internet or other means of communication, and we may pay persons holding shares of SGRP Common Stock on behalf of others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services in connection with solicitation of proxies.

Certain Effects of the Merger on SGRP (page 27)

Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub will be merged with and into SGRP, with SGRP continuing as the Surviving Corporation and as a wholly owned subsidiary of Parent from and after the Effective Time. As a result of the Merger, SGRP will cease to be a publicly traded company and will cease to be listed on Nasdaq and its shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation and instead will only be entitled to receive the Merger Consideration described in “The Merger – Merger Consideration” on page 66 of this proxy statement (unless you are entitled to and have properly demanded appraisal for your shares in accordance with, and have complied in all respects with, Section 262 of the DGCL, in which case you will be entitled only to those rights granted under Section 262 of the DGCL as described in “The Merger – Appraisal Rights” on page 57 of this proxy statement and Appendix B to this proxy statement).

The effective time of the Merger (the “Effective Time”) will occur at such time as the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by SGRP and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL.

Effect on SGRP if the Merger is Not Completed (page 27)

If the Merger Proposal is not approved by the stockholders of SGRP or if the Merger is not completed for any other reason, you will not receive any payment for your shares of SGRP Common Stock. Instead, we will remain a public company, SGRP Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to be obligated to file periodic reports with the SEC. Under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described in “The Merger Agreement – Termination Fees” on page 85 of this proxy statement.

Merger Consideration (page 66)

At the Effective Time, each share of SGRP Common Stock issued and outstanding (other than (i) shares held by SGRP as treasury stock or held directly by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of SGRP, Parent or Merger Sub and (ii) shares of SGRP Common Stock held by stockholders who have not voted in favor of the adoption and approval of the Merger Agreement, including the Merger, or consented thereto in writing and who have properly exercised and validly perfected appraisal rights for such shares in accordance with, and who have complied with, Section 262 of the DGCL (the “Dissenting Shares”)) will be converted automatically into the right to receive $2.50 per share in cash, without interest, subject to any withholding of taxes required by applicable law (the “Merger Consideration”). All shares of SGRP Common Stock converted into the right to receive the Merger Consideration will automatically be cancelled and cease to exist as of the Effective Time, and will thereafter represent only the right to receive the Merger Consideration.

As described further in “The Merger Agreement – Exchange and Payment Procedures” on page 67 of this proxy statement, prior to the Effective Time, Parent will appoint a paying agent (the “Paying Agent”) (the identity of which will be reasonably acceptable to SGRP) to act as the agent for the purpose of paying the Merger Consideration to applicable stockholders. At or promptly following the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of SGRP Common Stock (other than shares held by SGRP as treasury stock or held directly by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of SGRP, Parent or Merger Sub and Dissenting Shares) (the “Payment Fund”) in amounts and at the times necessary for such payments. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares will be entitled under the Merger Agreement, Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under the Merger Agreement.

Promptly after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each record holder of shares of SGRP Common Stock at the Effective Time, whose SGRP Common Stock was converted pursuant to the Merger Agreement into the right to receive the Merger Consideration, a letter of transmittal and instructions (which will specify that the delivery will be effected, and risk of loss and title shall pass, only upon proper delivery of the certificate formerly representing any shares of SGRP Common Stock (each, a “Certificate”) (or affidavit of loss in lieu of the Certificate, as further discussed in “The Merger Agreement – Exchange and Payment Procedures” on page 67 of this proxy statement, or transfer of any book-entry shares which immediately prior to the Effective Time represented shares of SGRP Common Stock (each, a “Book-Entry Share”) to the Paying Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange.

After the completion of the Merger, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as an SGRP stockholder (except that stockholders who hold Dissenting Shares will not have the right to receive the Merger Consideration but will instead have the right to receive a payment for the “fair value” of their Dissenting Shares, which may be more or less than the Merger Consideration, as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law, as described in “The Merger – Appraisal Rights” on page 57 of this proxy statement and Appendix B to this proxy statement).

Treatment of Equity and Equity-Based Awards (page 51)

The Merger Agreement provides, at the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, SGRP or any holder of securities of SGRP, for the following treatment with respect to equity and equity-based awards relating to SGRP Common Stock:

Stock Options

Each option to purchase shares of SGRP Common Stock (each, a “Corporation Option”), that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of the holder thereof, cancelled and converted into the right to receive from the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of SGRP Common Stock subject to such Corporation Option; multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price under such Corporation Option, less any taxes required to be withheld with respect to such Corporation Option in accordance with the Merger Agreement. In the event that the per share exercise price under any Corporation Option is equal to or greater than the Merger Consideration, such Corporation Option will be cancelled as of the Effective Time without payment therefor and will have no further force or effect.

Restricted Stock Units

Each award of SGRP restricted stock units (collectively, the “Corporation RSUs”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and be cancelled and converted automatically, in accordance with the procedures set forth in the Merger Agreement, into the right to receive from the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (i) the total number of shares of SGRP Common Stock underlying such award of Corporation RSUs; multiplied by (ii) the Merger Consideration, less any taxes required to be withheld with respect to such Corporation RSUs in accordance with the Merger Agreement.

Phantom Stock Units

Each phantom stock unit representing the right to receive a cash payment equal to the value of a share of SGRP Common Stock (collectively, the “Corporation Phantom Stock Units”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and shall be cancelled and converted automatically, in accordance with the procedures set forth in the Merger Agreement, into the right to receive from the Surviving Corporation, as promptly as reasonably practicable after the Effective Time (but in no event more than five (5) business days after the Effective Time), an amount in cash, without interest, equal to the product of: (i) the total number of shares of SGRP Common Stock underlying such Corporation Phantom Stock Unit; multiplied by (ii) the Merger Consideration, less any taxes required to be withheld with respect to such Corporation Phantom Stock Unit in accordance with the Merger Agreement.

Recommendation of Our Board of Directors and Reasons for the Merger (page 37)

The Board, upon the recommendation of the Special Committee and after consulting with its financial advisor and outside legal counsel and carefully reviewing and considering various factors described in “The Merger – Recommendation of Our Board of Directors and Reasons for the Merger” on page 37 of this proxy statement, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth therein, are fair to, and in the best interests of, SGRP and SGRP’s stockholders; (ii) approved and declared advisable the Merger Agreement and the Voting Agreement (as defined below) between Mr. Bartels and Parent, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth therein; (iii) directed that the Merger Agreement be submitted to a vote of SGRP’s stockholders for adoption at the special meeting; and (iv) resolved to recommend that SGRP stockholders vote in favor of adoption of the Merger Agreement in accordance with the DGCL (the “Corporation Board Recommendation”).

The Board unanimously recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.

Fairness Opinion of Lincoln International LLC (page 41)

On August 28, 2024, Lincoln International LLC (“Lincoln”) rendered its oral opinion to the Board (which was subsequently confirmed in writing) to the effect that, as of such date and subject to and based on the procedures followed, assumptions made, qualifications, conditions and limitations on the review undertaken and other matters considered by Lincoln as set forth in its written opinion, the merger consideration to be received by SGRP stockholders in the Merger was fair, from a financial point of view, to such stockholders (other than holders of Cancelled Shares (as defined in the Merger Agreement) and Dissenting Shares (as defined in the Merger Agreement)).

Lincoln’s opinion was directed to the Board (in its capacity as such) and only addressed the fairness, from a financial point of view, of the Merger Consideration to be received by SGRP stockholders (other than holders of Cancelled Shares and Dissenting Shares) in the Merger, and did not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger. The summary of Lincoln’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Appendix C to this proxy statement and which describes the procedures followed, assumptions made, qualifications, conditions and limitations on the review undertaken and other matters considered by Lincoln in connection with the preparation of its opinion. The analysis performed by Lincoln should be viewed in its entirety; none of the methods of analysis should be viewed in isolation. Lincoln’s opinion was directed to the Board for its use and benefit in evaluating the fairness of the Merger Consideration to be received by SGRP stockholders (other than holders of Cancelled Shares and Dissenting Shares) pursuant to the Merger Agreement and relates only to the fairness as of the date of such opinion. Lincoln’s opinion does not address any other aspect of the Merger or any related transaction and neither Lincoln’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board, the Corporation or any SGRP stockholder as to how to act or vote on any matter relating to the Merger or otherwise. SGRP stockholders are urged to read the entire opinion carefully in connection with their consideration of the Merger.

For a description of the opinion that the Board received from Lincoln, see “The Merger – Fairness Opinion of Lincoln International LLC” beginning on page 41 of this proxy statement.

Interests of the Directors and Executive Officers of SGRP in the Merger (page 49)

When considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board and the Special Committee were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted and approved by the stockholders of SGRP. These interests include the following:

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Executive Change in Control Severance Agreements with SGRP. We have entered into Change of Control Severance Agreements with each of our executive officers that include severance benefits that, upon a qualifying termination of the executive officer’s employment, provide, among other items, for (i) certain severance payments and (ii) employee benefits, as described in “The Merger – Interests of the Directors and Executive Officers of SGRP in the Merger – Severance and Other Termination Benefits” on page 53 of this proxy statement;

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Accelerated Equity Award Vesting. Certain of our directors and executive officers hold equity awards, the treatment of which is described in “The Merger – Interests of the Directors and Executive Officers of SGRP in the Merger – Treatment of Equity and Equity-Based Awards” on page 51 of this proxy statement;

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Indemnification Rights. Our directors and executive officers are entitled to continued indemnification pursuant to the Merger Agreement and our organizational documents, as well as directors’ and officers’ liability insurance to be maintained by the Surviving Corporation; and

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Compensation Arrangements with Parent. Parent held introductory discussions with certain members of SGRP’s management team in which Parent indicated that such members of the management team may receive new employment terms, including a three-year employment term, bonus opportunities, severance and participation in the Surviving Corporation’s equity incentive plan.

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For more information on expected post-Closing compensation arrangements for certain members of our management team, see “The Merger – Interests of the Directors and Executive Officers of SGRP in the Merger – Compensation Arrangements with Parent” on page 56 of this proxy statement.

If the Merger Proposal is approved by our stockholders and the Merger is completed, any vested shares of SGRP Common Stock held by our directors and executive officers will be treated in the same manner as outstanding shares of SGRP Common Stock held by all other stockholders entitled to receive the Merger Consideration.

These interests are discussed in more detail in “The Merger – Interests of the Directors and Executive Officers of SGRP in the Merger” on page 49 of this proxy statement.

Voting Agreement (page 64)

Simultaneously with the execution of the Merger Agreement, William H. Bartels, a member of our Board, entered into a Voting Agreement and Irrevocable Proxy (the "Voting Agreement"), pursuant to which Mr. Bartels has agreed, among other things, to vote, and has granted to Parent an irrevocable proxy to vote, until the termination date thereof, the shares of capital stock of SGRP that he owns as of the Record Date in favor of the Merger and against the approval of any Takeover Proposal (as defined in “The Merger Agreement – No Solicitation of Other Offers; Corporation Adverse Recommendation Change” on page 73 of this proxy statement) or other acquisition agreement. As of the Record Date, Mr. Bartels owns 4,709,837 shares of SGRP Common Stock, representing approximately 20% of the total outstanding shares, and options to purchase an additional 50,000 shares of SGRP Common Stock.

Transaction Litigation (page 64)

On September 25, 2024, a purported stockholder of the Corporation filed a complaint in the U.S. District Court for the Southern District of New York, styled Lapinski v. SPAR Group, Inc., Case No. 1:24-cv-07233 (the “Lapinski Action”), naming the Corporation and the Board as defendants.  The complaint alleges, among other things, that the preliminary proxy statement filed September 13, 2024 with the SEC misstated or omitted material information concerning the sale process and certain conflicts of interest, and financial projections and the financial analyses performed by Lincoln and SGRP management.  The complaint asserts claims under Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder and under Section 20(a) of the Exchange Act.  The complaint seeks, among other things, an injunction enjoining the consummation of the Merger, and an award of damages, attorneys’ fees and other litigation costs. Additionally, purported stockholders of the Corporation have delivered demand letters and a draft complaint alleging similar deficiencies or omissions regarding disclosures made in the preliminary proxy.  The Corporation believes the Lapinski Action and the demand letters are without merit and intends to vigorously defend against them. Additional lawsuits and demand letters arising out of or relating to the Merger Agreement or the Merger may be filed or made in the future, which could prevent or delay completion of the Merger and result in additional costs to the Corporation. If additional complaints or demands are filed or made, the Corporation will not necessarily announce them.

Financing of the Merger (page 56)

We anticipate that the total funds needed to complete the Merger, including the funds needed to pay SGRP stockholders and holders of other equity-based interests the amounts due to them under the Merger Agreement, will be approximately $60.63 million based upon the consideration payable under the Merger Agreement, which will be funded through a debt financing in an aggregate principal amount of up to approximately $115,000,000 (the “Financing”), as set forth in the debt commitment letter related thereto (the “Debt Commitment Letter”), and cash on SGRP’s balance sheet.

The funding of the Financing is subject to the satisfaction of the conditions set forth in the Debt Commitment Letter under which the Financing will be provided. The obligation of the parties to complete the Merger is not subject to a financing condition. However, the failure of Parent to obtain the Financing (or to secure alternative financing) would likely result in the failure of the Merger to be completed. If SGRP terminates the Merger Agreement due to Parent’s failure to complete the Merger when the closing conditions have been satisfied, subject to the requirements described in the Merger Agreement, Parent would be obligated to pay to SGRP a reverse termination fee of three percent (3%) of the aggregate Merger Consideration (approximately $1.76 million). See the section entitled “The Merger – Financing of the Merger” on page 56 and the section entitled “The Merger Agreement – Termination Fees” on page 85 of this proxy statement, for a description of the circumstances in which the reverse termination fee would be paid to SGRP.

Appraisal Rights (page 57)

If the Merger Proposal is approved by our stockholders and the Merger becomes effective, holders and beneficial owners of Dissenting Shares will be entitled to statutory appraisal rights pursuant to Section 262 of the DGCL. This means that such persons are entitled to seek appraisal of their Dissenting Shares and to receive payment in cash for the “fair value” of such Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The ultimate amount holders receive in an appraisal proceeding may be less than, equal to or more than the amount such holders would have received under the Merger Agreement. For a description of the rights of holders of Dissenting Shares and of the procedures to be followed to assert such rights and obtain payment of the fair value of such Dissenting Shares, see Section 262 of the DGCL, which is attached as Appendix B to this proxy statement, as well as the information set forth below.

TO PROPERLY EXERCISE APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER, A HOLDER OF RECORD OR A BENEFICIAL OWNER OF SHARES OF SGRP COMMON STOCK MUST DELIVER A WRITTEN DEMAND FOR APPRAISAL IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 262 OF THE DGCL TO SGRP BEFORE THE VOTE IS TAKEN ON THE MERGER PROPOSAL AT THE SPECIAL MEETING, MUST NOT VOTE, ELECTRONICALLY AT THE VIRTUAL SPECIAL MEETING OR BY PROXY, IN FAVOR OF THE MERGER PROPOSAL, MUST CONTINUE TO HOLD HIS, HER OR ITS SHARES OF SGRP COMMON STOCK FROM THE DATE OF MAKING THE DEMAND FOR APPRAISAL THROUGH THE EFFECTIVE TIME, MUST COMPLY WITH THE OTHER REQUIREMENTS OF SECTION 262 OF THE DGCL AND, IN THE CASE OF A BENEFICIAL OWNER, THE BENEFICIAL OWNER MUST REASONABLY IDENTIFY IN HIS, HER OR ITS DEMAND, THE HOLDER OF RECORD OF THE SHARES FOR WHICH THE DEMAND IS MADE, PROVIDE DOCUMENTARY EVIDENCE OF SUCH BENEFICIAL OWNER’S BENEFICIAL OWNERSHIP, INCLUDE A STATEMENT THAT SUCH DOCUMENTARY EVIDENCE IS A TRUE AND CORRECT COPY OF WHAT IT PURPORTS TO BE AND PROVIDE AN ADDRESS AT WHICH SUCH BENEFICIAL OWNER CONSENTS TO RECEIVE NOTICES GIVEN BY SGRP AND TO BE SET FORTH ON THE DULY VERIFIED LIST CONTAINING THE NAMES AND ADDRESSES OF ALL PERSONS WHO HAVE DEMANDED APPRAISAL OF THEIR SHARES OF SGRP COMMON STOCK AND WITH WHOM THE SURVIVING CORPORATION HAS NOT REACHED AGREEMENTS AS TO THE VALUE OF SUCH SHARES, TO BE FILED BY THE SURVIVING CORPORATION WITHIN TWENTY DAYS AFTER A PETITION TO COMMENCE AN APPRAISAL PROCEEDING IS FILED. MERELY VOTING AGAINST, OR ABSTAINING FROM VOTING OR FAILING TO VOTE WITH RESPECT TO, THE MERGER PROPOSAL WILL NOT PRESERVE YOUR RIGHT TO APPRAISAL UNDER SECTION 262 OF THE DGCL. BECAUSE A PROXY THAT IS SIGNED AND SUBMITTED BUT DOES NOT OTHERWISE CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED IN FAVOR OF THE MERGER PROPOSAL, IF YOU SUBMIT A PROXY AND WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST INCLUDE VOTING INSTRUCTIONS TO VOTE YOUR SHARES OF SGRP COMMON STOCK AGAINST, OR ABSTAIN WITH RESPECT TO, THE MERGER PROPOSAL. NEITHER VOTING AGAINST THE MERGER PROPOSAL, NOR ABSTAINING FROM VOTING OR FAILING TO VOTE ON THE MERGER PROPOSAL, WILL IN AND OF ITSELF CONSTITUTE A WRITTEN DEMAND FOR APPRAISAL SATISFYING THE REQUIREMENTS OF SECTION 262 OF THE DGCL. THE WRITTEN DEMAND FOR APPRAISAL MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE ON THE MERGER PROPOSAL. IF YOU HOLD YOUR SHARES OF SGRP COMMON STOCK THROUGH A BANK, BROKERAGE FIRM OR NOMINEE AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH BANK, BROKERAGE FIRM OR NOMINEE. IF YOU HOLD YOUR SHARES OF SGRP COMMON STOCK THROUGH A BANK OR BROKERAGE FIRM WHO IN TURN HOLDS THE SHARES THROUGH A CENTRAL SECURITIES DEPOSITORY NOMINEE, SUCH AS THE DEPOSITORY TRUST COMPANY, A DEMAND FOR APPRAISAL OF SUCH SHARES MUST BE MADE BY OR ON BEHALF OF THE DEPOSITORY NOMINEE AND MUST IDENTIFY THE DEPOSITORY NOMINEE AS THE HOLDER OF RECORD. IN VIEW OF THE COMPLEXITY OF SECTION 262 OF THE DGCL, PERSONS WHO MAY WISH TO PURSUE APPRAISAL RIGHTS SHOULD PROMPTLY CONSULT THEIR LEGAL AND FINANCIAL ADVISORS AT YOUR SOLE EXPENSE.

U.S. Federal Income Tax Consequences of the Merger (page 61)

The receipt of cash in exchange for shares of SGRP Common Stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. holder (as defined in “The Merger – U.S. Federal Income Tax Consequences of the Merger – Tax Consequences to U.S. Holders” on page 63 of this proxy statement) in exchange for such U.S. holder’s shares of SGRP Common Stock in the Merger generally will result in the recognition of taxable gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the cash such U.S. holder receives in the Merger (including any cash required to be withheld for tax purposes) and such U.S. holder’s adjusted basis in such surrendered shares. Gain or loss will be determined separately for each block of shares of SGRP Common Stock (that is, shares acquired for the same cost in a single transaction). A non-U.S. holder (as defined in “The Merger – U.S. Federal Income Tax Consequences of the Merger – Tax Consequences to Non-U.S. Holders” on page 63 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of SGRP Common Stock for cash in the Merger unless such non-U.S. holder has certain connections to the United States. Stockholders should refer to “The Merger – U.S. Federal Income Tax Consequences of the Merger” on page 61 of this proxy statement, and consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

No Solicitation of Other Offers; Corporation Adverse Recommendation Change (page 73)

Except as expressly permitted by the Merger Agreement, we have agreed that we will, and will direct our subsidiaries and our representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any third party relating to any Takeover Proposal (as defined in “The Merger Agreement – No Solicitation of Other Offers; Corporation Adverse Recommendation Change” on page 73 of this proxy statement), use reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information concerning the Company that was furnished by or on behalf of the Company to return or destroy (and confirm destruction of) all such information, and cease providing any further information with respect to SGRP and its subsidiaries or any Takeover Proposal to any such third party or its representatives.

Under the Merger Agreement, subject to certain exceptions, we have agreed that we will not, and will direct our subsidiaries and our representatives not to, directly or indirectly:

●

solicit, initiate or induce the making, submission or announcement of, or knowingly encourage or facilitate, any Takeover Proposal or any proposal that could reasonably be expected to lead to any Takeover Proposal;

●

continue, conduct, or engage in any discussions or negotiations with any third party, disclose any non-public information relating to SGRP or any of its subsidiaries to any third party, afford access to the business, properties, assets, books, or records of SGRP or any of its subsidiaries to any third party, in any such case where such action is intended to or could reasonably be expected to induce, assist, participate in, or knowingly facilitate or encourage any effort by, any third party (or its potential sources of financing) that is contemplating or seeking to make, or has made, any Takeover Proposal;

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except where a failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of SGRP or any of its subsidiaries;

●	approve, endorse or recommend any Takeover Proposal;

●	approve any transaction under, or any third party other than Parent and Merger Sub becoming an “interested stockholder” under, Section 203 of the DGCL;

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enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract, agreement or instrument (other than a confidentiality agreement acceptable under the terms of the Merger Agreement) contemplating or relating to any Takeover Proposal; or

●	approve, authorize, agree, or publicly announce any intention to do any of the foregoing.

Prior to the receipt of the Requisite Corporation Vote, the Board, directly or indirectly through any representative, may, subject the terms of the Merger Agreement:

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participate or engage in negotiations or discussions with any third party (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) that has made or is making (and not withdrawn) a bona fide, unsolicited, written Takeover Proposal that the Board believes in good faith, based on information then available and after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in “The Merger Agreement – No Solicitation of Other Offers; Corporation Adverse Recommendation Change” on page 73 of this proxy statement); and

●

furnish to such third party (and its representatives, prospective debt and equity financing sources and/or their respective representatives) any non-public information relating to SGRP or any of its subsidiaries, or afford to such third party making such Takeover Proposal (and its representatives, prospective debt and equity financing sources and/or their respective representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of SGRP or any of its subsidiaries, pursuant to an executed confidentiality agreement that is acceptable pursuant to the terms of the Merger Agreement; provided, in each such case that SGRP and its subsidiaries or any of their respective representatives must not have violated the non-solicitation provisions of the Merger Agreement with respect to such Takeover Proposal and the Board shall first have determined in good faith, after consultation with its financial advisors and outside legal counsel, that it is required to take such action consistent with its fiduciary duties under applicable law.

Notwithstanding the foregoing, if SGRP receives a bona fide written Takeover Proposal that the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes, or could reasonably be expected to lead to, a Superior Proposal, at any time prior to the receipt of the Requisite Corporation Vote, the Board may: (i) effect a Corporation Adverse Recommendation Change (as defined in “The Merger Agreement – No Solicitation of Other Offers; Corporation Adverse Recommendation Change” on page 73 of this proxy statement) with respect to such Superior Proposal or (ii) terminate the Merger Agreement in order to enter into an acquisition agreement with respect to such Superior Proposal, in each case, that did not result from a breach of the non-solicitation provisions of the Merger Agreement, if:

●

SGRP promptly notifies Parent, in writing, at least five (5) business days (the “Superior Proposal Notice Period”) before taking the action described in clauses (i) or (ii) above, of its intention to take such action with respect to such Takeover Proposal, which notice shall state expressly that SGRP has received a Takeover Proposal that the Board intends to declare is a Superior Proposal, and that the Board intends to take the action described in clauses (i) or (ii) above;

●

SGRP specifies the identity of the party making the Takeover Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement (which version must be updated on a prompt basis) for such Takeover Proposal and any related documents, including financing documents, to the extent provided by the relevant party in connection with the Takeover Proposal;

●

SGRP and its representatives, during the Superior Proposal Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of the Merger Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if requested by Parent and Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any revision to the material terms of a Superior Proposal, including any revision in price or financing, SGRP delivers a new written notice to Parent satisfying such requirements and to comply with the requirements set forth in the Merger Agreement with respect to such new written notice, and the Superior Proposal Notice Period will be deemed to have recommenced on the date of such new notice); and

●

the Board determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of the Merger Agreement) and that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

For a further discussion of the limitations on solicitation of Takeover Proposals from third parties and the Board’s ability to make a Corporation Adverse Recommendation Change with respect to the Merger Proposal, see “The Merger Agreement – No Solicitation of Other Offers; Corporation Adverse Recommendation Change” on page 73 of this proxy statement.

Conditions to the Closing of the Merger (page 82)

The parties expect to complete the Merger in the fourth quarter of 2024. However, it is possible that factors outside of each party’s control could require them to complete the Merger at a later time or not to complete it at all. The following are some of the conditions that must be satisfied or, where permitted by law, waived before the Merger may be completed:

●	the Requisite Corporation Vote having been obtained;

●

the consummation of the Merger not being restrained, enjoined or prohibited by any law, legal action or order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other governmental entity;

●

the accuracy of the representations and warranties of SGRP, on the one hand, and Parent and Merger Sub, on the other hand, in the Merger Agreement, subject in some instances to certain materiality or “material adverse effect” qualifiers, at and as of the effective date of the Merger (except for representations and warranties that relate to a specific date or time);

●

the performance or compliance by SGRP, on the one hand, and Parent and Merger Sub, on the other hand, of or with their respective covenants and agreements required to be performed or complied with by them under the Merger Agreement on or before the closing date of the Merger (the “Closing Date”); and

●	a Company Material Adverse Effect (as defined in “The Merger Agreement – Representations and Warranties” on page 68 of this proxy statement) not having occurred.

Termination of the Merger Agreement (page 83)

The Merger Agreement may be terminated at any time prior to the Effective Time, or such earlier time specified below, in the following ways (subject to certain limitations and exceptions):

●	By mutual written consent of Parent and SGRP, at any time prior to the Closing.

●	By either Parent or SGRP:

●

if the Merger has not been consummated on or before May 30, 2025 (the “End Date”); provided, however, that the right to terminate the Merger Agreement by reason of the Merger having not been consummated by the End Date will not be available to any party whose material breach of any representation or warranty, or failure to materially perform any covenant or obligation, set forth in the Merger Agreement has been a cause of, or has resulted in, the failure of the Merger to be consummated on or before the End Date;

●

if any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced, or entered any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement, and such law or order has become final and nonappealable; provided, however, that the right to terminate the Merger Agreement for this reason will not be available to any party whose material breach of any representation or warranty, or failure to materially perform any covenant or obligation, set forth in the Merger Agreement has been a cause of, or has resulted in, the issuance, promulgation, enforcement, or entry of any such law or order; or

●

if the special meeting (including any adjournment or postponement thereof) has been held and completed, and the Requisite Corporation Vote is not obtained at such meeting; provided, however, that a party will not be permitted to terminate the Merger Agreement for this reason if the failure to obtain the Requisite Corporation Vote is attributable to a failure on the part of such party to materially perform any obligation required to be performed by such party.

●	By Parent:

●

if (i) a Corporation Adverse Recommendation Change has occurred or SGRP has approved or adopted, or recommended the approval or adoption of, any Corporation Acquisition Agreement (it being understood and agreed that any written notice delivered by SGRP that it has provided information or otherwise taken any action permitted in accordance with the provisions of the Merger Agreement discussed in “The Merger Agreement - No Solicitation of Other Offers; Corporation Adverse Recommendation Change” on page 73 of this proxy statement, shall not, in and of itself, result in Parent or Merger Sub having any termination rights pursuant to this bullet point), and (ii) the Corporation shall have entered into a definitive agreement relating to a Takeover Proposal;

●

if SGRP has breached certain covenants related to the provisions in the Merger Agreement discussed in “The Merger Agreement - No Solicitation of Other Offers; Corporation Adverse Recommendation Change” on page 73 of this proxy statement and the provisions in the Merger Agreement discussed in “The Merger Agreement - Required Stockholder Vote” on page 76 of this proxy statement, any such breach is continuing and incapable of being cured by the End Date, or, if capable of being cured by the End Date, and having not been cured prior to the earlier of thirty (30) business days after written notice thereof is given by Parent to SGRP or the End Date;

●

if there has been a breach or failure to perform by SGRP of its representations, warranties, covenants or other agreements contained in the Merger Agreement such that any condition to the obligations of Parent and Merger Sub to complete the Merger would not be satisfied (other than conditions that by their nature are to be satisfied at the Closing, but which would then be capable of satisfaction if the Closing were to occur on such date) and, such breach is continuing and incapable of being cured by the End Date, or, if capable of being cured by the End Date, has not been cured prior to the earlier of thirty (30) business days after written notice thereof is given by Parent to SGRP or the End Date; provided, however, that Parent does not have the right to terminate the Merger Agreement for the reasons set forth in this bullet point if there has been any material breach by Parent or Merger Sub of any representation, warranty, covenant, or obligation hereunder and such breach has not been cured; or

●	if there has been a Company Material Adverse Effect.

●	By SGRP:

●

if prior to the receipt of the Requisite Corporation Vote, the Board determines to accept a Superior Proposal, to the extent permitted by and subject to compliance with the applicable terms and conditions of the Merger Agreement discussed in “The Merger Agreement - No Solicitation of Other Offers; Corporation Adverse Recommendation Change” on page 73 of this proxy statement, and to enter into a Corporation Acquisition Agreement (other than a confidentiality agreement acceptable under the terms of the Merger Agreement) in respect of a Superior Proposal; provided, however, that in the event of such termination, the Corporation substantially concurrently enters into such Corporation Acquisition Agreement; provided, further, that SGRP shall pay any termination fee required to be made to Parent pursuant to the Merger Agreement, in accordance with the terms, and at the times, specified therein, as described in “The Merger Agreement - Termination Fees”;

●

if there has been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement such that the conditions to the Closing of the Merger regarding Parent’s and Merger Sub’s representations and warranties and performance of their respective covenants, as applicable, would not be satisfied (other than conditions that by their nature are to be satisfied at the Closing, but which would then be capable of satisfaction if the Closing were to occur on such date) and, such breach is continuing and incapable of being cured by the End Date, or, if capable of being cured by the End Date, has not been cured in all material respects prior to the earlier of (i) thirty (30) Business Days after written notice thereof is given by SGRP to Parent or (ii) the End Date; provided, however, that SGRP does not have the right to terminate the Merger Agreement pursuant to the foregoing if SGRP is then in breach of any material representation, warranty, covenant, or obligation under the Merger Agreement and such or breach is continuing and has not been cured; or

●

if (i) all of the conditions described in “The Merger Agreement – Conditions to the Closing of the Merger” on page 82 of this proxy statement have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Closing, but which would then be capable of satisfaction if the Closing were to occur on such date), (ii) SGRP has delivered written notice to Parent stating that, if Parent performs its obligations hereunder and the Financing is funded, the Closing will occur, (iii) Parent is not entitled to terminate the Merger Agreement pursuant to the provisions set forth above and (iv) Parent fails to consummate the transactions contemplated by the Merger Agreement within five (5) business days after delivery of such notice, provided that at the close of business on the last day of such period, such closing conditions remain satisfied or waived.

Termination Fees (page 85)

Under the Merger Agreement, SGRP may be required to pay to Parent a termination fee if the Merger Agreement is terminated under specified circumstances, and, Parent may be required to pay to SGRP a reverse termination fee if the Merger Agreement is terminated under specified circumstances. See “The Merger Agreement – Termination Fees” on page 85 of this proxy statement for a discussion of the circumstances under which either party will be required to pay a termination fee or reverse termination fee, as applicable. In no event will either SGRP or Parent be required to pay a termination fee or reverse termination fee, as applicable, more than once.

Specific Performance (page 86)

In addition to any other right or remedy to which SGRP, Parent or Merger Sub, as applicable, may be entitled, at law or in equity, each will be entitled, without proof of damages, to enforce any provision of the Merger Agreement by a decree of specific performance and temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of the Merger Agreement, without posting any bond or other undertaking. In the event that any action is brought by SGRP, Parent or Merger Sub in equity to enforce the provisions of the Merger Agreement, SGRP, Parent or Merger Sub, as applicable, may not allege, and will waive the defense, that there is an adequate remedy at law or that the award of specific performance is not an appropriate remedy for any reason of law or equity. However, SGRP will not have the right to specifically enforce the obligations of Parent and Merger Sub to consummate the Merger unless all the conditions to such obligations remain satisfied or waived and the proceeds of the Financing (or any alternative debt financing) have been funded to Parent or the lender under the Debt Commitment Letter has irrevocably confirmed in writing that the Financing will be funded.

Fees and Expenses

Except in specified circumstances, all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses.

Delisting and Deregistration of SGRP Common Stock (page 81)

As promptly as practicable following the completion of the Merger, SGRP Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer be required to file periodic reports with the SEC on account of SGRP Common Stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the Merger and the Merger Agreement. These questions and answers may not address all questions that may be important to you as a stockholder of SGRP. Please refer to the preceding section of this proxy statement entitled “Summary” and the more detailed information contained elsewhere in this proxy statement, its appendices, including the Merger Agreement, and the documents incorporated by reference herein, which you should read carefully and in their entirety.

Q:	Why am I receiving these materials?

A:

On August 30, 2024, SGRP entered into the Merger Agreement, pursuant to which, among other things, Merger Sub will merge with and into SGRP, with SGRP surviving the Merger and becoming a wholly owned subsidiary of Parent. A copy of the Merger Agreement is attached as Appendix A to this proxy statement and is incorporated by reference herein. The Board is furnishing this proxy statement and form of proxy card to the holders of SGRP Common Stock on the Record Date (October 1, 2024) in connection with the solicitation of proxies in favor of the Merger Proposal to be voted at a special meeting of stockholders or at any adjournments or postponements thereof.

Q:	When and where is the special meeting?

A:

The special meeting of SGRP stockholders will be held in a virtual meeting format on October 25, 2024 at 12:00 PM (noon), Eastern Time, virtually at www.meetnow.global/MNUDGFS and not in person. SGRP stockholders may only attend the special meeting virtually. You will be required to enter a control number, included on your proxy card, voting instruction form or as you may otherwise receive, which will allow you to participate in the special meeting and vote your shares of SGRP Common Stock if you are a stockholder as of the close of business on the Record Date. We encourage you to access the special meeting before the start time of 12:00 PM (noon), Eastern Time. Please allow ample time to log into the audio webcast and test your computer systems.

Q:	Who is entitled to vote at the special meeting?

A:

Only stockholders of record as of the close of business on the Record Date (October 1, 2024) are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of SGRP Common Stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of SGRP Common Stock that such holder owned as of the Record Date. As of the Record Date, there were 23,448,675 shares of SGRP Common Stock outstanding and entitled to be voted at the special meeting.

Q:	May I attend the special meeting and vote electronically?

A:

Yes. You will be virtually admitted to the special meeting only if you were a SGRP stockholder or joint holder as of the close of business on the Record Date, or you hold a valid proxy for the special meeting.

If you are a stockholder of record, even if you plan to attend the special meeting virtually, we encourage you to complete, sign, date and return the enclosed proxy card or vote via telephone or Internet to ensure that your shares of SGRP Common Stock will be represented at the special meeting. If you attend the special meeting and vote in person, your vote electronically will revoke any proxy previously submitted or vote submitted via telephone or Internet.

If you are a beneficial owner and hold your shares of SGRP Common Stock in “street name” through a broker, bank or nominee, you should instruct your broker, bank or nominee on how you wish to vote your shares of SGRP Common Stock using the instructions provided by your broker, bank or nominee. Your broker, bank or nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to consider and vote on the following proposals:

●	The Merger Proposal;

●	The Adjournment Proposal; and

●	The Compensation Proposal.

Q:	What is the proposed Merger and what effects will it have on SGRP?

A:

The proposed Merger is the acquisition of SGRP by Parent pursuant to the Merger Agreement. If the Merger Proposal is approved by the holders of SGRP Common Stock and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into SGRP, with SGRP continuing as the Surviving Corporation. As a result of the Merger, SGRP will become a wholly owned subsidiary of Parent. SGRP will cooperate with Parent to de-list SGRP Common Stock from Nasdaq and de-register under the Exchange Act as promptly as practicable following the Effective Time and, at such time, SGRP will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation.

Q:	What will I receive if the Merger is completed?

A:

Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $2.50 in cash, without interest and less any applicable withholding taxes, for each share of SGRP Common Stock that you own, unless you are entitled to and have properly demanded appraisal rights and have properly exercised and not withdrawn your appraisal under Section 262 of the DGCL with respect to such shares. For example, if you own 100 shares of SGRP Common Stock, you will be entitled to receive $250.00 in cash in exchange for such shares, less any applicable withholding taxes. In either case, as a result of the Merger, your shares will be cancelled and you will not own shares in the Surviving Corporation.

Additionally, the Merger Agreement provides that each Corporation Option that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, will be, by virtue of the Merger and without any action on the part of the holder thereof, cancelled and converted into the right to receive from the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of SGRP Common Stock subject to such Corporation Option; multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price under such Corporation Option, less any taxes required to be withheld with respect to such Corporation Option in accordance with the Merger Agreement. In the event that the per share exercise price under any Corporation Option is equal to or greater than the Merger Consideration, such Corporation Option will be cancelled as of the Effective Time without payment therefor and will have no further force or effect.

Each Corporation RSU that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and be cancelled and converted automatically, in accordance with the procedures set forth in the Merger Agreement, into the right to receive from the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (i) the total number of shares of SGRP Common Stock underlying such award of Corporation RSU; multiplied by (ii) the Merger Consideration, less any taxes required to be withheld with respect to such Corporation RSU in accordance with the Merger Agreement.

Each Corporation Phantom Stock Unit that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and be cancelled and converted automatically, in accordance with the procedures set forth in the Merger Agreement, into the right to receive from the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (i) the total number of shares of SGRP Common Stock underlying such Corporation Phantom Stock Unit; multiplied by (ii) the Merger Consideration, less any taxes required to be withheld with respect to such Corporation Phantom Stock Unit in accordance with the Merger Agreement.

Q:	How does the Merger Consideration compare to the market price of SGRP Common Stock prior to the public announcement of the Merger Agreement?

A:

The Merger Consideration represents a premium of approximately 42.7% over the volume-weighted average price for the 30-calendar day period ending August 30, 2024 and a premium of approximately 72.4% over the closing price of SGRP Common Stock on August 30, 2024, the last trading day before the Merger Agreement was entered into and announced.

Q:	What do I need to do now? If I am going to virtually attend the special meeting, should I still submit a proxy?

A:

We encourage you to read this proxy statement, its appendices, including the Merger Agreement, and the documents incorporated by reference herein, carefully and in their entirety and consider how the Merger affects you. Whether or not you expect to attend the virtual special meeting, we encourage you to complete, sign, date and return, as promptly as possible, the enclosed proxy card or vote via telephone or Internet so that your shares of SGRP Common Stock may be represented and can be voted at the special meeting. If you hold your shares of SGRP Common Stock in “street name,” please refer to the voting instruction forms provided by your broker, bank or nominee to vote such shares.

Q:	Should I send in my stock certificates now?

A:

No. If the Merger Proposal is approved, shortly after the Merger is completed, under the terms of the Merger Agreement, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the Paying Agent to receive the cash payment of the Merger Consideration for each share of SGRP Common Stock represented by the stock certificate or book-entry shares. You should use the letter of transmittal to exchange your stock certificates or book-entry shares for the cash payment to which you are entitled upon completion of the Merger. If your shares of SGRP Common Stock are held in “street name” through a bank, broker or nominee, you will receive instructions from your bank, broker or nominee as to how to effect the surrender of your “street name” shares of SGRP Common Stock in exchange for the Merger Consideration. Please do not send in your stock certificates now.

Q:

What happens if I sell or otherwise transfer my shares of SGRP Common Stock after the Record Date but before the special meeting? What happens if I sell or otherwise transfer my shares of SGRP Common Stock after the special meeting but before the Effective Time?

A:

The Record Date for the special meeting is earlier than the date of the special meeting and earlier than the date the Merger is expected to be completed. If you sell or transfer your shares of SGRP Common Stock after the Record Date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies SGRP in writing of such special arrangements, you will retain your right to vote such shares at the special meeting, but will transfer the right to receive the Merger Consideration if the Merger is completed to the person to whom you sell or transfer such shares.

If you sell or transfer your shares of SGRP Common Stock after the special meeting, but before the Effective Time, you will transfer the right to receive the Merger Consideration if the Merger is completed. To receive the Merger Consideration, you must hold your shares of SGRP Common Stock through the completion of the Merger.

Even if you sell or otherwise transfer your shares of SGRP Common Stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card, vote via telephone or Internet, or, if your shares are held in “street name” through a broker, bank or nominee, instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee.

Q:	What is the position of SGRP’s Board of Directors regarding the Merger?

A:

After consulting with its financial advisor and outside legal counsel and after reviewing and considering the terms and conditions of the Merger and the factors more fully described in this proxy statement, the Board, upon the recommendation of the Special Committee, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth therein, are fair to, and in the best interests of, SGRP and SGRP’s stockholders; (ii) approved and declared advisable the Merger Agreement and the Voting Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth therein; (iii) directed that the Merger Agreement be submitted to a vote of SGRP’s stockholders for adoption at the special meeting; and (iv) resolved to recommend that SGRP stockholders vote in favor of adoption of the Merger Agreement in accordance with the DGCL.

The Board unanimously recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted and approved by the stockholders of SGRP or if the Merger is not completed for any other reason, you will not receive any payment for your shares of SGRP Common Stock. Instead, we will remain a public company, SGRP Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to be obligated to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described in “The Merger Agreement – Termination Fees”.

Q:	Do any of SGRP’s directors or officers have interests in the Merger that may differ from those of SGRP stockholders generally?

A:

Yes. In considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers have interests in the Merger that are different from, or in addition to, your interests as a stockholder. For example, certain executive officers of the Corporation are entitled to or eligible for accelerated vesting of awards of equity-based compensation in connection with the Merger and would also be entitled to severance benefits in connection with a qualifying termination of employment in connection with the Merger. Additionally, simultaneously with the execution of the Merger Agreement, William H. Bartels, a member of our Board, entered into the Voting Agreement with Parent, pursuant to which Mr. Bartels has agreed, among other things, to vote the shares of capital stock of SGRP that he owns as of the Record Date in favor of the Merger and against the approval of any Takeover Proposal or other acquisition agreement. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger. In addition, the Board and the Special Committee were aware of these interests in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted and approved by the stockholders of SGRP. For a description of these interests, see “The Merger – Interests of the Directors and Executive Officers of SGRP in the Merger”.

Q:	What vote is required to adopt and approve the Merger Proposal?

A:	The affirmative vote of the holders of a majority of the shares of SGRP Common Stock outstanding and entitled to vote on the matter as of the Record Date is required to approve the Merger Proposal.

The failure of any stockholder of record to submit a signed proxy card, vote via telephone or Internet, or vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement. A “broker non-vote” results when banks, brokers and nominees return a valid proxy voting upon a matter or matters for which the applicable stock exchange rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the proposal and have not received specific voting instructions from the beneficial owner of such shares. Broker non-votes, if any, and abstentions will also have the same effect as a vote “AGAINST” the Merger Proposal.

As of the Record Date (October 1, 2024), there were 23,448,675 shares of SGRP Common Stock issued and outstanding. Each holder of SGRP Common Stock is entitled to one vote per share of SGRP Common Stock owned by such holder as of the Record Date.

Q:	What vote is required to approve the Adjournment Proposal and the Compensation Proposal?

A:

Approval of both the Adjournment Proposal and the Compensation Proposal, which is on an advisory basis, requires the affirmative vote of the holders of a majority of votes cast electronically or by proxy at the virtual special meeting.

The failure of any stockholder of record to submit a signed proxy card, vote via telephone or Internet, or vote in person by ballot at the special meeting will not have any effect on the Adjournment Proposal or the Compensation Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares will not have any effect on the Adjournment Proposal or the Compensation Proposal. Abstentions and broker non-votes, if any, will not have any effect on the Adjournment Proposal or the Compensation Proposal.

Q:	What is “Merger-related compensation”?

A:

“Merger-related compensation” is certain compensation that is tied to or based on the completion of the Merger and would be payable to SGRP’s named executive officers under its existing plans or agreements if the Merger is completed, which is the subject of the Compensation Proposal. See “Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation”.

Q:	Why am I being asked to cast a non-binding, advisory vote to approve “Merger-related compensation” payable to SGRP’s named executive officers under its plans or agreements?

A:

In accordance with the rules promulgated under Section 14A of the Exchange Act, we are providing you with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to our named executive officers in connection with the Merger.

Q:	What will happen if the stockholders do not approve the Compensation Proposal at the special meeting?

A:

Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is on an advisory basis and will not be binding on SGRP or Parent. Further, the underlying compensation plans and agreements are contractual in nature and payments made pursuant to the terms of these plans and agreements are not, by their terms, subject to stockholder approval. Accordingly, payment of the “Merger-related compensation” is not contingent on stockholder approval of the Compensation Proposal. If the other requisite stockholder approvals are obtained and the Merger is completed, even if the Compensation Proposal is not approved, the amounts payable to SGRP’s named executive officers as described in the Compensation Proposal will continue to be payable to the named executive officers in accordance with the terms and conditions of the applicable plans and agreements.

Q:	What is a quorum?

A:

At any meeting of stockholders, the holders of record of a majority in voting power of the shares of outstanding SGRP Common Stock entitled to vote at the special meeting, present in person or by proxy, will constitute a quorum for the transaction of business, except as otherwise provided by law. Abstentions are considered as present for the purpose of determining the presence of a quorum. If you hold your shares in “street name” and you fail to provide your broker, bank or nominee with instructions how to vote on any of the proposals before the special meeting, your shares will not be counted as present at the special meeting for quorum purposes. Broker non-votes, if any, will be counted as present for the purpose of determining the presence of a quorum.

If a quorum is not present at the special meeting, the chairperson of the meeting or the affirmative vote of the holders of a majority of all the shares of SGRP Common Stock represented at the special meeting, in person or by proxy, and entitled to vote thereon, although less than a quorum, may adjourn the meeting to another place, date or time.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Most of our stockholders hold their shares through a broker, bank or nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

●

Stockholder of Record. If your shares of SGRP Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by SGRP.

●

Beneficial Owner. If your shares of SGRP Common Stock are held through a broker, bank or nominee, you are considered the “beneficial owner” of those shares held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting.

Q:	How may I vote?

A:

If you are a stockholder of record (that is, if your shares of SGRP Common Stock are registered in your name with our transfer agent, Computershare Trust Company, N.A.), you may vote or submit a proxy by attending the virtual special meeting and voting in person by ballot, by completing, dating, signing and returning the enclosed proxy card or by casting your proxy votes via telephone or Internet.

If your shares are held in “street name” through a broker, bank or nominee, you may provide voting instructions through your broker, bank or nominee by completing and returning the voting instruction form provided by your broker, bank or nominee, or electronically over the Internet or by telephone through your broker, bank or nominee if such a service is provided. To provide voting instructions over the Internet or by telephone through your broker, bank or nominee, you should follow the instructions on the voting instruction form provided by your broker, bank or nominee.

If you are a stockholder of record, even if you plan to attend the special meeting in person, you are strongly encouraged to submit a proxy for your shares of SGRP Common Stock or vote via telephone or Internet. If you are a record holder, you may still vote your shares of SGRP Common Stock in person at the special meeting. Any vote in person at the special meeting will automatically revoke any proxy you previously submitted by returning a proxy card via telephone or Internet.

You will be able to attend the special meeting virtually by visiting www.meetnow.global/MNUDGFS and entering your virtual control number included in this Notice of Internet Availability of Proxy Materials, your proxy card, or on the instructions that accompanied your proxy materials. You will be able to listen to the special meeting live, submit questions and vote online during the special meeting. The special meeting will be virtual only, and there will be no in-person meeting. When we refer to attending the meeting or voting “in person” in this proxy statement, we mean attending the meeting virtually as described in this paragraph and submitting your vote electronically during the meeting.

Q:	If my broker, bank or nominee holds my shares in “street name,” will my broker, bank or nominee vote my shares for me?

A:

Not without your direction. Your broker, bank or nominee will only be permitted to vote your shares on any proposal if you instruct your broker, bank or nominee on how to vote. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on certain “routine” matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares of SGRP Common Stock.

You should follow the procedures provided by your broker, bank or nominee regarding the voting of your shares of SGRP Common Stock. Without instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal and no effect on the outcome of the vote on the Adjournment Proposal or the Compensation Proposal.

Q:	May I revoke my proxy after I have mailed my signed proxy card or otherwise cast my proxy votes?

A:	Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:

●	delivering a written notice of revocation to the Secretary of SGRP at SGRP’s principal executive offices located at 1910 Opdyke Court, Auburn Hills, Michigan 48326, specifying such revocation;

●

signing another proxy card with a later date and returning it to the Secretary of SGRP at such address, or casting your proxy votes with a later date by telephone or Internet, prior to the special meeting; or

●	attending the virtual special meeting and voting in person.

If you hold your shares of SGRP Common Stock in “street name,” you should contact your broker, bank or nominee for instructions regarding how to revoke your proxy.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person to vote your shares of SGRP Common Stock. The term “proxy” is used to refer to the person you designate to vote your shares and to your grant of authority to such person to vote your shares on your behalf. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of SGRP Common Stock is called a “proxy card.” The Board has designated Michael R. Matacunas and Antonio Calisto Pato, each of them with full power of substitution, as proxies for the special meeting.

Q:	If a stockholder submits a proxy, how are the shares voted?

A:

Regardless of the method you choose to submit your proxy card, the individuals named on the enclosed proxy card, your proxies, will vote your shares in the way that you indicate. When completing the proxy card or casting your proxy votes via telephone or Internet, you may specify whether the proxies should vote your shares for or against or abstain from voting on all, some or none of the specific items of business that come before the special meeting.

If you sign and properly return your proxy card by mail or cast your proxy votes via telephone or Internet, but do not include instructions on how to vote, your shares of SGRP Common Stock will be voted as recommended by the Board with respect to each proposal. It is not currently anticipated that any proposals other than the three proposals described in this proxy statement will be presented for consideration at the special meeting. If other proposals requiring a vote of stockholders are brought before the special meeting in a proper manner, the persons named in the enclosed proxy card, if properly authorized, will have discretion to vote the shares they represent in accordance with their best judgment.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares of SGRP Common Stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares of SGRP Common Stock are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return each proxy card and voting instruction form that you receive. Each proxy card you receive comes with its own prepaid return envelope; if you submit a proxy card by mail, be sure to return each proxy card in the return envelope that accompanies that proxy card.

Q:	Who will count the votes?

A:

The votes will be counted by the independent inspector of election appointed for the special meeting. Representatives of DFK will count the votes and will serve as the independent inspector of election.

Q:	Where can I find the voting results of the special meeting?

A:

SGRP intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that SGRP files with the SEC are publicly available when filed. See “Where You Can Find More Information” on page 92 of this proxy statement.

Q:	Will I be subject to U.S. federal income tax upon the exchange of SGRP Common Stock for cash pursuant to the Merger?

A:

If you are a U.S. holder (as defined in “The Merger – U.S. Federal Income Tax Consequences of the Merger – Tax Consequences to U.S. Holders”), the exchange of your shares of SGRP Common Stock for cash (including any cash required to be withheld for tax purposes) pursuant to the Merger generally will require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that you receive pursuant to the Merger (including any cash required to be withheld for tax purposes) and your adjusted basis in such surrendered shares. A non-U.S. holder (as defined in “The Merger – U.S. Federal Income Tax Consequences of the Merger – Tax Consequences to Non-U.S. Holders”) generally will not be subject to U.S. federal income tax with respect to the exchange of SGRP Common Stock for cash in the Merger unless such non-U.S. holder has certain connections to the United States. Because particular circumstances may differ, we recommend that you consult your tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the Merger is provided in “The Merger – U.S. Federal Income Tax Consequences of the Merger”.

Q:	When do you expect the Merger to be completed?

A:

We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the fourth quarter of 2024. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to conditions, including adoption and approval of the Merger Agreement by the stockholders of SGRP and other closing conditions.

Q:	Is the completion of the Merger subject to a financing condition?

A:	No. The completion of the Merger is not conditioned upon the Financing.

Q:	Am I entitled to appraisal rights under the DGCL?

A:

Yes. As a holder of SGRP Common Stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. See “The Merger – Appraisal Rights”.

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of SGRP Common Stock, please contact D.F. King & Co., Inc., our proxy solicitor, toll-free at (866) 388-7535 or by email at SGRP@dfking.com.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board for use at the special meeting of stockholders or at any adjournments or postponements thereof.

Date, Time and Place

A special meeting of our stockholders will be held on October 25, 2024 at 12:00 PM (noon), Eastern Time, virtually at www.meetnow.global/MNUDGFS, unless the special meeting is postponed or adjourned.

Purpose of the Special Meeting

At the special meeting, we will ask our stockholders of record as of the Record Date to consider and vote on the following proposals:

(i)	to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger;

(ii)

to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the special meeting; and

(iii)	to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the close of business on the Record Date (October 1, 2024) are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of record of SGRP Common Stock on the Record Date will be entitled to one vote for each share of SGRP Common Stock held as of the Record Date on each matter submitted to our stockholders for approval at the special meeting. If you sell or transfer your shares of SGRP Common Stock after the Record Date but before the special meeting, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of SGRP Common Stock, but you will retain your right to vote those shares at the special meeting. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 1910 Opdyke Court, Auburn Hills, Michigan 48326 during regular business hours for a period of at least ten days before the special meeting. The stockholders list will also be made available to stockholders during the virtual special meeting.

As of the Record Date, there were 23,448,675 shares of SGRP Common Stock outstanding and entitled to be voted at the special meeting.

The holders of record of at least one-half of the outstanding shares of SGRP Common Stock entitled to vote at the virtual special meeting must be present at the virtual special meeting (virtually or by proxy) to constitute a quorum for the transaction of business at the special meeting. As a result, 11,724,338 shares of SGRP Common Stock must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum. Shares of SGRP Common Stock entitled to vote and represented by properly submitted and unrevoked proxies, including shares with respect to which specific votes are withheld or Inconclusive Votes or abstentions, including “broker non-votes”, will be considered present at the special meeting for purposes of determining a quorum. Shares held in “street name” for which the applicable broker, bank or nominee receives no instructions regarding how to vote on any of the proposals before the special meeting will not be counted as present at the special meeting for quorum purposes.

In the event that a quorum is not present at the special meeting, it is expected that the special meeting would be adjourned to a later date until a quorum is present.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the shares of SGRP Common Stock outstanding and entitled to vote on the matter as of the Record Date is required to approve the Merger Proposal. Adoption and approval of the Merger Agreement by our stockholders is a condition to the closing of the Merger. The failure of any stockholder of record to submit a signed proxy card, cast its proxy votes via telephone or Internet or vote electronically at the virtual special meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Proposal. Broker non-votes, if any, and abstentions will also have the same effect as a vote “AGAINST” the Merger Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of votes cast electronically or by proxy at the virtual special meeting and entitled to vote thereon.

Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of votes cast electronically or by proxy at the virtual special meeting and entitled to vote thereon.

The failure of any stockholder of record to submit a signed proxy card, casts its proxy vote via telephone or Internet or vote electronically at the virtual special meeting will not have any effect on the Adjournment Proposal or the Compensation Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares will not have any effect on the Adjournment Proposal or the Compensation Proposal. Broker non-votes, if any, will not have any effect on the Adjournment Proposal or the Compensation Proposal. Inconclusive Votes and abstentions will have no effect on the vote on the Adjournment Proposal or the Compensation Proposal.

Stock Ownership and Interests of Certain Persons; Voting Agreement

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote an aggregate of 4,836,752 shares of SGRP Common Stock (excluding any shares that would be delivered upon the vesting, exercise or conversion, as applicable, of Corporation Options or Corporation RSUs), representing approximately 21% of the outstanding shares of SGRP Common Stock.

Our directors and executive officers have informed us that they currently intend to vote all of their shares of SGRP Common Stock: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.

In addition, simultaneously with the execution of the Merger Agreement, William H. Bartels, a member of our Board, entered into the Voting Agreement with Parent pursuant to which Mr. Bartels has agreed, among other things, to vote, and has granted to Parent an irrevocable proxy to vote, until the termination date thereof, the shares of SGRP Common Stock that he owns as of the record date in favor of the Merger Proposal. As of the Record Date, Mr. Bartels owned 4,709,837 shares of SGRP Common Stock, representing approximately 20% of the total outstanding shares.

Voting

If your shares of SGRP Common Stock are registered in your name with our transfer agent, Computershare Trust Company, N.A., you may cause your shares to be voted at the special meeting by submitting your proxy card, by casting your proxy votes via telephone or Internet, or by voting electronically at the virtual special meeting. Based on your proxy cards or your proxy votes cast via telephone or Internet, the proxy holders will vote your shares of SGRP Common Stock according to your directions.

If you plan to attend the special meeting virtually and wish to vote electronically, you will be able to do so by accessing the virtual meeting. You are encouraged to vote by proxy or via telephone or Internet even if you plan to attend the special meeting virtually. If you virtually attend the special meeting and vote electronically, your vote by ballot will revoke any proxy previously submitted by returning a proxy card or casting your proxy vote via telephone or Internet.

All shares of SGRP Common Stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.

If your shares of SGRP Common Stock are held in “street name” through a broker, bank or nominee, you may provide voting instructions through your broker, bank or nominee by completing and returning the voting instruction form provided by your broker, bank or nominee, or over the Internet or by telephone through your broker, bank or nominee if such a service is provided. To provide voting instructions over the Internet or by telephone through your broker, bank or nominee, you should follow the instructions on the voting instruction form provided by your broker, bank or nominee. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on certain “routine” matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and nominees therefore cannot vote on these proposals without your instructions. If you do not return your broker’s, bank’s or nominee’s voting instruction form, provide voting instructions over the Internet or by telephone through your broker, bank or other nominee, if applicable, or attend the special meeting and vote in person with a proxy from your broker, bank or nominee, this will have the same effect as if you voted “AGAINST” the Merger Proposal, but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal.

Revocability of Proxies

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:

●	delivering a written notification to the Secretary of SGRP at SGRP’s principal executive offices located at 1910 Opdyke Court, Auburn Hills, Michigan 48326, specifying such revocation;

●	signing another proxy card with a later date and returning it to the Secretary of SGRP, or casting your proxy votes with a later date via telephone or Internet, prior to the special meeting; or

●	virtually attending the special meeting and voting electronically.

Please note that to be effective, your new proxy must be received by our Secretary or submitted by telephone or Internet by 11:59 p.m., Eastern Time, the day before the special meeting. If you have submitted a proxy and you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

If you hold your shares of SGRP Common Stock in “street name,” you should contact your broker, bank or nominee for instructions regarding how to revoke your proxy. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow stockholders of SGRP who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned, however any such proxies that are not revoked will be voted at any such special meeting, as adjourned. Additionally, if the special meeting is postponed, any proxies that are not revoked prior to their use at the special meeting, as postponed, will be voted at any such special meeting, as postponed.

Board of Directors’ Recommendation

The Board, upon the recommendation of the Special Committee and after consulting with its financial advisor and outside legal counsel and after carefully reviewing and considering various factors described in “The Merger – Recommendation of Our Board of Directors and Reasons for the Merger” unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth therein, are fair to, and in the best interests of, SGRP and SGRP’s stockholders; (ii) approved and declared advisable the Merger Agreement and the Voting Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth therein; (iii) directed that the Merger Agreement be submitted to a vote of SGRP’s stockholders for adoption at the special meeting; and (iv) resolved to recommend that SGRP stockholders vote in favor of adoption of the Merger Agreement in accordance with the DGCL.

The Board unanimously recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.

Expenses of Proxy Solicitation

The proxy accompanying this Proxy Statement is solicited on behalf of the Board. Proxies for the special meeting are being solicited by mail directly and through brokerage and banking institutions. SGRP will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by directors, officers and regular employees of SGRP (who will not be specifically compensated for such services) personally or by telephone. SGRP will reimburse banks, brokers, custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners. We have engaged the services of DFK to solicit proxies for the special meeting. In connection with its retention, DFK has agreed to provide consulting, analytic and proxy solicitation services in connection with the special meeting. We have agreed to pay DFK a fee of approximately $20,000, plus reasonable out-of-pocket expenses for its services, and we will indemnify DFK for certain losses arising out of its proxy solicitation services. Copies of solicitation materials will also be furnished to banks, brokerage firms, fiduciaries and custodians holding shares of SGRP Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of SGRP Common Stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of DFK, in person or by telephone, email, fax or other means of communication and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services in connection with the solicitation of proxies.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval of the Merger Proposal by our stockholders, we anticipate that the Merger will be consummated in the fourth quarter of 2024.

Adjournments and Postponements

Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the special meeting may be adjourned or postponed, among other reasons, for the purpose of soliciting additional proxies. If a quorum is not present, then under our Amended and Restated By-Laws, effective January 25, 2022 (the “2022 By-Laws”), the stockholders holding a majority of the shares entitled to vote and present at the time and place of any meeting, in person or by proxy, or any SGRP officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time without notice, other than the announcement at the meeting of the date, time and place of the adjourned meeting, until a quorum is present. However, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

If the special meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the special meeting, as adjourned or postponed.

In the event that there is present at the special meeting, in person or by proxy, sufficient favorable voting power to secure the vote of the holders of SGRP Common Stock necessary to approve the Merger Proposal, we do not currently anticipate that we will adjourn or postpone the special meeting.

Other Matters

At this time, we know of no matters to be submitted at the special meeting other than the proposals described in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

The proxy statement is available on our website, investors.sparinc.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

Rights of Stockholders Who Assert Appraisal Rights

If the Merger Proposal is approved and the Merger becomes effective, holders of Dissenting Shares will be entitled to statutory appraisal rights pursuant to Section 262 of the DGCL. This means that such stockholders are entitled to seek appraisal of their Dissenting Shares and to receive payment in cash for the “fair value” of such Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The ultimate amount holders receive in an appraisal proceeding may be less than, equal to or more than the amount such holders would have received under the Merger Agreement. For a description of the rights of holders of Dissenting Shares and of the procedures to be followed to assert such rights and obtain payment of the fair value of such Dissenting Shares, see Section 262 of the DGCL, which is attached as Appendix B to this proxy statement, as well as the information set forth below.

TO PROPERLY EXERCISE APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER, A HOLDER OF RECORD OR A BENEFICIAL OWNER OF SHARES OF SGRP COMMON STOCK MUST DELIVER A WRITTEN DEMAND FOR APPRAISAL IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 262 OF THE DGCL TO SGRP BEFORE THE VOTE IS TAKEN ON THE MERGER PROPOSAL AT THE SPECIAL MEETING, MUST NOT VOTE, ELECTRONICALLY AT THE VIRTUAL SPECIAL MEETING OR BY PROXY, IN FAVOR OF THE MERGER PROPOSAL, MUST CONTINUE TO HOLD HIS, HER OR ITS SHARES OF SGRP COMMON STOCK FROM THE DATE OF MAKING THE DEMAND FOR APPRAISAL THROUGH THE EFFECTIVE TIME, MUST COMPLY WITH THE OTHER REQUIREMENTS OF SECTION 262 OF THE DGCL AND, IN THE CASE OF A BENEFICIAL OWNER, THE BENEFICIAL OWNER MUST REASONABLY IDENTIFY IN HIS, HER OR ITS DEMAND, THE HOLDER OF RECORD OF THE SHARES FOR WHICH THE DEMAND IS MADE, PROVIDE DOCUMENTARY EVIDENCE OF SUCH BENEFICIAL OWNER’S BENEFICIAL OWNERSHIP, INCLUDE A STATEMENT THAT SUCH DOCUMENTARY EVIDENCE IS A TRUE AND CORRECT COPY OF WHAT IT PURPORTS TO BE AND PROVIDE AN ADDRESS AT WHICH SUCH BENEFICIAL OWNER CONSENTS TO RECEIVE NOTICES GIVEN BY SGRP AND TO BE SET FORTH ON THE DULY VERIFIED LIST CONTAINING THE NAMES AND ADDRESSES OF ALL PERSONS WHO HAVE DEMANDED APPRAISAL OF THEIR SHARES OF SGRP COMMON STOCK AND WITH WHOM THE SURVIVING CORPORATION HAS NOT REACHED AGREEMENTS AS TO THE VALUE OF SUCH SHARES, TO BE FILED BY THE SURVIVING CORPORATION WITHIN TWENTY DAYS AFTER A PETITION TO COMMENCE AN APPRAISAL PROCEEDING IS FILED. MERELY VOTING AGAINST, OR ABSTAINING FROM VOTING OR FAILING TO VOTE WITH RESPECT TO, THE MERGER PROPOSAL WILL NOT PRESERVE YOUR RIGHT TO APPRAISAL UNDER SECTION 262 OF THE DGCL. BECAUSE A PROXY CARD THAT IS SIGNED AND SUBMITTED BUT DOES NOT OTHERWISE CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED IN FAVOR OF THE MERGER PROPOSAL, IF YOU SUBMIT A PROXY AND WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST INCLUDE VOTING INSTRUCTIONS TO VOTE YOUR SHARES OF SGRP COMMON STOCK AGAINST, OR ABSTAIN WITH RESPECT TO, THE MERGER PROPOSAL. NEITHER VOTING AGAINST THE MERGER PROPOSAL, NOR ABSTAINING FROM VOTING OR FAILING TO VOTE ON THE MERGER PROPOSAL, WILL IN AND OF ITSELF CONSTITUTE A WRITTEN DEMAND FOR APPRAISAL SATISFYING THE REQUIREMENTS OF SECTION 262 OF THE DGCL. THE WRITTEN DEMAND FOR APPRAISAL MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE ON THE MERGER PROPOSAL. IF YOU HOLD YOUR SHARES OF SGRP COMMON STOCK THROUGH A BANK, BROKERAGE FIRM OR NOMINEE AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH BANK, BROKERAGE FIRM OR NOMINEE. IF YOU HOLD YOUR SHARES OF SGRP COMMON STOCK THROUGH A BANK OR BROKERAGE FIRM WHO IN TURN HOLDS THE SHARES THROUGH A CENTRAL SECURITIES DEPOSITORY NOMINEE, SUCH AS THE DEPOSITORY TRUST COMPANY, A DEMAND FOR APPRAISAL OF SUCH SHARES MUST BE MADE BY OR ON BEHALF OF THE DEPOSITORY NOMINEE AND MUST IDENTIFY THE DEPOSITORY NOMINEE AS THE HOLDER OF RECORD. IN VIEW OF THE COMPLEXITY OF SECTION 262 OF THE DGCL, PERSONS WHO MAY WISH TO PURSUE APPRAISAL RIGHTS SHOULD PROMPTLY CONSULT THEIR LEGAL AND FINANCIAL ADVISORS.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall St, 22nd Floor

New York, NY 10005

Toll-Free: (866) 388-7535

Email: SGRP@dfking.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf , may include “forward-looking” statements within the meaning of the U.S. securities laws, including Section 21E of the Exchange Act, that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Merger. Readers can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as “may,” “will,” “expect,” “intend,” “believe,” “estimate,” “anticipate,” “continue,” “plan,” “project,” or the negative of these terms or other similar expressions also identify forward-looking statements. Forward-looking statements made by SGRP in this proxy statement may include (without limitation) statements regarding: the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt and approve the Merger Proposal,

●	the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger;

●	the failure by Parent or Merger Sub to obtain the Financing as set forth in the Debt Commitment Letter received in connection with the Merger;

●	the risk that the Merger disrupts SGRP’s current plans and operations or diverts management’s attention from its ongoing business;

●	the effect of the announcement of the Merger on SGRP’s operating results and business generally;

●	the effect of the announcement of the Merger on the ability of SGRP to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business;

●	the risk that SGRP’s stock price may decline significantly if the Merger is not completed;

●	the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against SGRP and others;

●	the risk that the Merger Agreement may be terminated in circumstances requiring SGRP to pay a termination fee of approximately $1.76 million;

●	the amount of costs, fees and expenses related to the Merger;

●	other risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all; and

●	the potential continuing negative effects of the COVID-19 pandemic on SGRP’s business;

●	SGRP’s potential non-compliance with applicable Nasdaq director independence, bid price or other rules; or

●	SGRP’s cash flow or financial condition.

The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained or incorporated by reference herein, including, but not limited to, our Annual Report for the year ended December 31, 2023, as filed in two parts with the SEC on Form 10-K on April 1, 2024, and as amended by that certain Form 10-K/A filed on April 30, 2024, our definitive proxy statement for our 2023 Annual Meeting of Stockholders filed with the SEC on October 13, 2023, and our recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. See “Where You Can Find More Information” on page 92 of this proxy statement. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we do not intend, and assume no obligation, to update any forward-looking statements. SGRP stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

All information contained in this proxy statement exclusively concerning Parent, Merger Sub and their affiliates has been supplied by Parent and Merger Sub and has not been independently verified by us.

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to, and incorporated by reference into, this proxy statement. You should read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.

Parties Involved in the Merger

SPAR Group, Inc.

1910 Opdyke Court

Auburn Hills, MI 48326

(248) 364-7727

investors.sparinc.com

SGRP, a Delaware corporation, is a global merchandising and brand marketing services company, providing a broad range of services to retailers, consumer goods manufacturers and distributors around the world. SGRP’s goal is to be the most creative, energizing and effective services company that drives sales, margins and operating efficiency for our brand and retail clients.

SGRP executes programs through its multi-lingual logistics, reporting and communication technology, which provides clients value through real-time insight on store/product conditions.

With more than 50 years of experience and a diverse network of merchandising specialists around the world, SGRP continues to grow its relationships with some of the world’s leading businesses. The combination of resource scale, deep expertise, advanced technology and unwavering commitment to excellence, separates SGRP from the competition.

SGRP is dedicated to delivering a spectrum of specialized services tailored to enhance retail operations and profitability across the globe. Our team collaborates closely with clients to identify their primary goals, ensuring the execution of strategies that boost sales and profit margins. With a focus on merchandising and brand marketing, our specialists deploy a variety of programs aimed at maximizing product sell-through to consumers. These initiatives range from launching new products and setting up promotional displays to assembling fixtures and ensuring consistent stock availability, thus facilitating efficient reordering processes. Furthermore, we extend our expertise to sales enhancement and customer service improvement. As the retail landscape evolves, our team is adept at undertaking comprehensive store renovations and preparing new locations for their grand openings, ensuring they meet the modern consumer’s expectations. Additionally, our distribution associates play a pivotal role in retail and consumer goods distribution centers, preparing these facilities for operation, optimizing system functionality, managing product logistics, and providing essential staffing solutions to meet our clients’ needs effectively.

Our common stock is listed on Nasdaq under the symbol “SGRP.”

Our principal executive offices are located at 1910 Opdyke Court Auburn Hills, MI 48326, and our telephone number is (248) 364-7727. For more information about SGRP, please visit our website, investors.sparinc.com. Our website address is provided as an inactive textual reference only. The information contained on (or accessible through) our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

Highwire Capital, LLC

717 Harwood Street

Suite 2400

Dallas, Texas 75201

(214) 683-4373

Parent is a Texas limited liability company. It is a middle-market private equity firm focused on performing leveraged buy-outs. Its unique approach focuses on acquiring innovative technologies and established entities with historically strong business models. By combining cutting-edge technological solutions with established companies, Parent fosters environments where innovation thrives and industries are reshaped, creating leading anchor platforms for disruption and growth.

Highwire Merger Co. I, Inc.

717 Harwood Street

Suite 2400

Dallas, Texas 75201

(214) 683-4373

Merger Sub is a Delaware corporation that was formed by Parent solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated thereby and the related financing transactions. Upon consummation of the Merger, Merger Sub will cease to exist, and SGRP will continue as the Surviving Corporation and as a wholly owned subsidiary of Parent.

Certain Effects of the Merger on SGRP

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into SGRP, with SGRP continuing as the Surviving Corporation and as a wholly owned subsidiary of Parent. SGRP will cooperate with Parent to de-list SGRP Common Stock from Nasdaq and to de-register under the Exchange Act as soon as reasonably practicable following the Effective Time, and at such time, we will cease to be a publicly traded company and will no longer be obligated to file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation, and instead will only be entitled to receive the Merger Consideration described in “The Merger - Merger Consideration” or, with respect to Dissenting Shares, will only be entitled to receive the “fair value” of your Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law.

The Effective Time will occur upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, or at such later date and time as we, Parent and Merger Sub may agree and specify in the certificate of merger.

Effect on SGRP if the Merger is Not Completed

If the Merger Proposal is not approved by the stockholders of SGRP or if the Merger is not completed for any other reason, you will not receive any payment for your shares of SGRP Common Stock. Instead, we will remain a public company, SGRP Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will be required to continue to file periodic reports with the SEC.

Furthermore, depending on the circumstances that would have caused the Merger not to be completed, it is possible that the price of SGRP Common Stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of SGRP Common Stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of SGRP Common Stock. If the Merger is not completed, the Board will continue to evaluate and review our business operations and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Proposal is not approved by the stockholders of SGRP or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that our business, financial condition or results of operations will not be adversely impacted.

In addition, under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described under “The Merger Agreement – Termination Fees”.

Merger Consideration

At the Effective Time, each share of SGRP Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by SGRP as treasury stock or held directly by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of SGRP, Parent or Merger Sub and (ii) Dissenting Shares) will be converted automatically into the right to receive the Merger Consideration. All shares of SGRP Common Stock converted into the right to receive the Merger Consideration will automatically be cancelled and cease to exist as of the Effective Time, and will thereafter represent only the right to receive the Merger Consideration.

After the completion of the Merger, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a SGRP stockholder (except that stockholders who hold Dissenting Shares will not have the right to receive the Merger Consideration but will instead have the right to receive a payment for the “fair value” of their Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law, as described in “The Merger - Appraisal Rights” and Appendix B to this proxy statement).

Background of the Merger

The following chronology summarizes key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalog every communication among the Board, representatives of SGRP and other parties.

In the ordinary course, the Board and SGRP management periodically review and assess the Company’s results of operations, financial position, business strategy and growth opportunities, as well as the trends and conditions affecting the Company’s industry and business generally. Such assessments include periodic meetings or consultations with third-party advisors, as well as consideration of potential strategic and financial alternatives to maximize stockholder value, including a variety of acquisitions, joint ventures, dispositions and financing transactions. At regularly scheduled meetings of the Board, in connection with the Board’s evaluation of the Company’s business strategy and growth opportunities, SGRP’s management routinely updates the Board on the Company’s recent activities and reviews strategic opportunities and challenges for the Company in light of current market conditions and trends. Over the course of 2021, the Board requested Michael Matacunas, the President and CEO of SGRP, to develop a strategy and multi-year plan for the Company.

On November 10, 2021 at a special meeting of the Board, the day before a regularly scheduled Board meeting, the Board met to discuss the Company’s strategy. The Board reviewed the competitive landscape, operational performance of the Company, historical stock price performance and potential initiatives to drive stockholder value. The review included a comprehensive lookback of the Company’s prior 10 years of revenue and operating performance, EBITDA, cash flow, domestic versus international results, legal structure and other metrics. The Board also discussed current market trends, competition and the potential of a new strategic and business plan for the Company. Management shared an analysis of current business complexity, historical cash benefit to the non-controlling joint venture partners, the limited public float of SGRP Common Stock and the inherent risks from operating a global labor services business. The Board determined to evaluate alternative strategies and actions that would unlock the potential of the business and create sustainable long-term value for stockholders and agreed to continue to review these issues.

At a regularly scheduled Board meeting on March 24, 2022, the Board met to discuss the Company’s 2021 fourth quarter and 2021 fiscal year performance. As part of this discussion and following from the November 2021 meeting, the Board discussed five strategic alternatives to drive stockholder value: (i) the first strategic alternative was to achieve organic growth and leverage receivables to fund small acquisitions, but the Board noted that leveraging international cash would be difficult and small acquisitions may not drive appropriate value creation; (ii) the second strategic alternative was to take the Company private to remove public company costs, expenses and operating hurdles – the Board discussed the feasibility of this approach given the liquidity and cash constraints of the business; (iii) the third strategic alternative was to sell SGRP to a third party buyer; (iv) the fourth strategic alternative was to merge with another company; and (v) the fifth strategic alternative was to use SGRP as an acquisition platform, acting in a manner similar to a Special Purpose Acquisition Company or “SPAC.” The Board reviewed and discussed the pros and cons of each of these alternatives. At the conclusion of this discussion, the Board determined it would benefit SGRP to engage a third-party financial advisor to assess alternatives to unlock value for the stockholders.

In the weeks following the March 2022 meeting, several members of the Board participated in presentations by multiple financial advisory firms and, based on those meetings, the independent Board members solicited bids from two third party financial advisory firms.

At a regularly scheduled Board meeting on April 4, 2022, the Board called a special meeting to discuss strategic alternatives for SGRP. At this meeting, the Board discussed the strategic alternatives again, including the potential for a share buyback program and payment of dividends. The Board agreed that these items should be considered by a financial advisor and discussed the status of selecting a financial advisor. As a result of this discussion, the Board expressed a desire to interview a third financial advisor that had direct and recent successful experience in the merchandising services market, Lincoln International (“Lincoln”). Three of the independent directors agreed to meet with Lincoln and bring a recommendation to the Board regarding their choice for the financial advisor.

In the following weeks, the directors met with Lincoln and solicited formal proposals from all three financial advisory firm candidates.

At a regularly scheduled Board meeting on May 12, 2022, the Board met to review the Company’s 2022 first quarter performance, discuss the financial advisor proposals and review the Company’s liquidity. SGRP management presented an analysis indicating that the Company’s revenue, EBITDA and net income were down year over year and that SGRP management was preparing an exit plan of the China Joint Venture (as defined below) based on its past and projected performance. The Board then discussed use of cash to create value for SGRP stockholders. Based on a use of cash discussion, the Board authorized a one-year share repurchase program of up to 500,000 shares of SGRP Common Stock (the “2022 Stock Repurchase Program”). Discussion then turned to selecting a financial advisor and, after debating the merits of alternative proposals, the Board selected Lincoln as SGRP’s financial advisor. The Board instructed Mr. Wager, a Super Independent Director (as such term is defined in the 2022 By-Laws), to negotiate the terms of the agreement with Lincoln.

On May 24, 2022, SGRP issued a press release and filed a Current Report on Form 8-K with the SEC announcing the 2022 Stock Repurchase Program.

On June 9, 2022, Mr. Wager completed engagement negotiations with Lincoln.

At a special meeting of the Board on June 14, 2022, the Board met to pass a resolution to formally engage Lincoln and establish a Special Committee comprised of Mr. Wager, Mr. Whelan and Mr. Bartels to work with Lincoln. The Board noted that two of the directors, Mr. Wager and Mr. Whelan, were Super Independent Directors. The Board at this time was comprised of Mr. Wager, Mr. Whelan, Mr. Bartels, Mr. Brown (SGRP’s largest stockholder) and Mr. Brown’s nephew, Peter Brown. The Board unanimously approved the engagement with Lincoln.

On June 16, 2022, SGRP entered into an engagement letter with Lincoln. The Board labeled the strategic alternatives process, “Project Bullseye”.

Over the next several weeks, SGRP management engaged with Lincoln to initiate Project Bullseye, including sharing information, organizing responsibilities and outlining a calendar.

On June 30, 2022, the Board convened to discuss the divestment of the China Joint Venture. The Board debated the merits of the China Joint Venture divestment, but ultimately determined not to proceed considering the difficulty in re-establishing the business in China.

During the months of July and August 2022, SGRP management and Lincoln continued preparations for Project Bullseye, including by (i) engaging Grant Thornton to prepare a quality of earnings report; (ii) preparing a data room; and (iii) preparing an informational teaser (the “Teaser”) to send to potential buyers.

At a regularly scheduled Board meeting on August 11, 2022, the Board met to review the Company’s 2022 second quarter performance and review of strategic alternatives. The Board discussed (i) the impact of global inflation and foreign currency exchange effects on SGRP’s international entities; (ii) rising interest rates and its impact on SGRP cash; (iii) the general performance of Nasdaq-listed companies; and (iv) the potential loss of a large client due to its expected bankruptcy. SGRP management presented the Board information that indicated the China Joint Venture, the Japan Segment (as defined below) and the Mexico Joint Venture (as defined below) were performing poorly against last year and the total business revenue was down more than 5%. Directors asked clarifying questions to understand if this performance was indicative of a larger trend. The Board then opened a discussion of strategic alternatives and asked for an update on Project Bullseye from Lincoln. SGRP management indicated that a team had been formed and begun to work with Lincoln and provide the needed information to pursue alternatives. The Board then asked the SGRP CEO to prepare a five-year forecast of business strategy and financial performance to be presented to the Board at the November 2022 meeting.

Over the following weeks, in addition to developing the information materials to be disseminated to potential buyers, SGRP management continued to increase visibility of SGRP to potential stockholders by meeting individually with retail investors and presenting at investment conferences.

Based on the Board’s direction to explore alternatives, SGRP management continued pursuing potential acquisitions during this time. These acquisition targets included (i) a digital business that had an extensive list of retail clients (the “Potential Target Company”), (ii) a crowd-sourced brand services business; and (iii) an assembly business.

By early September 2022, Lincoln had made material progress in preparing for Project Bullseye, including preparing a confidential information presentation (the “CIP”), a potential buyer list and a form confidentiality agreement to be furnished to potential buyers.

On September 8, 2022, SGRP issued a press release, and on September 13, 2022, filed a Current Report on Form 8-K with the SEC, announcing that it had begun a review of strategic alternatives and engaged Lincoln to assist as the financial advisor to SGRP, the Special Committee and the Board.

On October 26, 2022, the Special Committee met to receive an update from Lincoln on Project Bullseye and discuss the progress of the Grant Thornton quality of earnings report.

On November 7, 2022, Project Bullseye was formally launched to the market.

At a regularly scheduled Board meeting on November 10, 2022, the Board met to discuss the Company’s 2022 third quarter performance, among other business. As requested at the August 2022 meeting, the CEO presented the five-year forecast, which included a strategic vision, operating highlights, aspirational goals and a pro forma financial model. The forecast indicated (i) changes of client demands; (ii) a tightening labor market creating margin pressures; (iii) changes of labor force expectations; (iv) growing challenges in leveraging cash; (v) that five of the eight SGRP joint ventures were losing money; and (vi) that the complexity of the business and operating structure of the Company’s joint ventures has been a deterrent to potential investors. The forecast also highlighted strengths, weaknesses, opportunities and threats to the SGRP business. Upon review of the forecast, the Board did not make any determination on future strategy, but reinforced their desire to continue exploration of strategic alternatives. The Board then discussed SGRP’s 2022 third quarter performance – particularly the poor performance of the China Joint Venue, the India Joint Venture (as defined below), the Japan Segment and the Australia Joint Venture (as defined below). Lastly, Lincoln provided an update on the status of Project Bullseye to the Board.

During the months of November and December 2022, Lincoln sent the Teaser to over 165 potential buyers and the CIP to 57 of them. Of those 57 potential buyers, Lincoln initiated discussions with 15 of them and facilitated a series of management meetings to discuss any interest in exploring a transaction with SGRP. Several of SGRP management’s discussions with potential buyers focused on SGRP’s U.S. and Canadian entities and the potential to divest from international joint ventures to improve and simplify business focus.

On December 9, 2022, the Board convened to discuss acquiring the Potential Target Company. The Board considered the transaction and potential to drive stockholder value in the context of Project Bullseye. The Board reviewed the transaction details and determined not to pursue the transaction as it may adversely affect the larger effort in maximizing SGRP stockholder value.

By January 3, 2023, SGRP had received indications of interests from three potential financial buyers (referred to individually herein as “Bidder 1”, “Bidder 2” and “Bidder 3”).

On January 11, 2023, the Board convened to discuss the three indications of interest received from Bidders 1, 2 and 3, as well as the status of Project Bullseye. The Board directed SGRP management and Lincoln to pursue discussions with Bidders 1, 2 and 3 and to begin the due diligence process, as well as continue to solicit additional potential buyers. Lincoln then reviewed with the Board the feedback received from some of the original 165 potential buyers, including (i) discomfort with the complexity of SGRP’s global operations; (ii) uncertainty surrounding exposure to brick-and-mortar retail; (iii) the economic environment; and (iv) discomfort with the labor management model. Foley & Lardner LLP (“Foley”), as legal counsel to the Company, again reviewed with the Board its fiduciary duties when considering a sale of the Company. This material outlined the heightened duties of directors to consider maximizing stockholder value in exploring strategic alternatives.

On January 17, 2023, a potential strategic buyer (“Bidder 4”) delivered an indication of interest (an “IOI”) to purchase 100% of the SGRP Common Stock.

On January 18, 2023, Lincoln delivered to the Board a summary of the current status and outstanding indications of interest.

Over the following weeks, SGRP management and Lincoln attended individual, full-day meetings with Bidders 1, 2, 3 and 4 to discuss a potential transaction and answer questions. These meetings were attended in person by representatives of each of the Bidders and the full SGRP management team. During this time, SGRP management and Lincoln continued management presentations with additional potential buyers.

On February 3, 2023, Lincoln communicated to the Bidders that final bids were due on March 24, 2023.

On February 8, 2023, the Board reviewed the quality of earnings report prepared by Grant Thornton.

On February 27, 2023, Bidder 2 communicated to Lincoln that it had withdrawn from the auction process.

At a regularly scheduled Board meeting on March 23, 2023, the Board met to review SGRP’s 2022 fourth quarter and 2022 fiscal year performance. SGRP management and the Board also discussed the status of Project Bullseye, the due diligence process and transaction timing.

In the following weeks, SGRP management and Lincoln engaged in financial and legal due diligence with the remaining Bidders. One of the areas of focus in the due diligence process had become SGRP’s cash balance. SGRP management and Lincoln conducted multiple due diligence calls with Bidders 1, 3 and 4 to discuss SGRP’s cash balance and access to cash from its international entities.

On April 16, 2023, SGRP received a letter of intent (an “LOI”) from Bidder 4 as a final bid (the “Bidder 4 LOI”). Bidders 1 and 3 provided verbal guidance but elected to not submit final bids.

On May 5, 2023, the Board convened to discuss the Bidder 4 LOI. Lincoln had provided a transaction cash waterfall analysis for the Board to consider in the discussion. The implied proceeds from the Bidder 4 LOI, once updated for cash, debt, minority interest, share count and transaction expenses, were $1.26 per share of SGRP Common Stock. The Board discussed the offer and a potential counteroffer, taking into account the input and counsel of Lincoln. The Board voted in favor of making a counteroffer and instructed SGRP management to contact Lincoln and authorize them to make the counteroffer to Bidder 4.

On May 17, 2023, Bidder 4 delivered a revised LOI to SGRP (the “Revised Bidder 4 LOI”). Based on the comparable waterfall analysis provided by Lincoln, the Revised Bidder 4 LOI increased the proposed purchase price of 100% of the SGRP Common Stock to $1.57 per share on a debt free, cash free basis.

On May 23, 2023, the Board convened to discuss the Revised Bidder 4 LOI. The implied proceeds from the Bidder 4 LOI were $1.57 per share of SGRP Common Stock after transaction expenses. Considering Lincoln’s input on the Revised Bidder 4 LOI, the Board accepted the Revised Bidder 4 LOI and authorized SGRP management to finalize and execute an LOI pursuant to the terms of the Revised Bidder 4 LOI.

Over the following weeks, while SGRP management worked with Lincoln and Foley to finalize an LOI in connection with the Revised Bidder 4 LOI, Bidder 4 withdrew the Revised Bidder 4 LOI without notice.

On July 8, 2023, Mr. Wager, the Chairman of the Board, passed away.

Over the following weeks, at the direction of the Board, Lincoln and SGRP management began to re-engage with potential buyers to solicit interest. As part of this effort, Lincoln solicited renewed interest from Bidder 1.

At a regularly scheduled Board meeting on August 10, 2023, the Board met to review the Company’s 2023 second quarter performance and review of strategic alternatives process. Near the beginning of the meeting, the Board elected Mr. James Gillis as a new Super Independent Director and member of the Special Committee. Following his election, Mr. Gillis joined the meeting and Lincoln provided an update on the solicitation process, and summarized feedback from potential buyers, many of whom thought the SGRP business was too complex and only desired to purchase the U.S. and Canada business. The Board discussed the viability of the divestiture of all international entities. The Board then directed SGRP management to explore these divestitures.

On September 5, 2023, Mr. Whelan communicated his intent to resign from the Board and the Special Committee, effective September 30, 2023. On September 22, 2023, the Board elected Mr. Bode to the Board, effective September 30, 2023. Mr. Bode, who qualified as a Super Independent Director, was also appointed to the Special Committee, effective September 30, 2023.

On October 1, 2023, Ms. Linda Houston was appointed to the Board, effective as of that date. Ms. Houston qualified as a Super Independent Director.

On October 4, 2023, the Board appointed Ms. Houston to the Special Committee. As of that date, the Special Committee was comprised of Mr. Gillis, Mr. Bode, Ms. Houston and Mr. Bartels. The Board unanimously elected Mr. Gillis as the Chairman of both the Special Committee and the Board.

During October 2023, SGRP management and Lincoln held management presentation meetings with additional potential buyers. SGRP management also continued exploring the value of divestitures of certain of the international entities.

On October 26, 2023, the Special Committee met to review strategic alternatives, including Project Bullseye. SGRP management provided an update to the Special Committee on the status of the exploration of strategic alternatives and discussed potential terms and conditions and transaction timing. The update included a list of six potential buyers, including Bidder 1, and a status report on the divestiture of the international entities. The Special Committee then discussed the possibility of an acquisition of a U.S. entity and requested SGRP management to prepare pro forma financial information. The Special Committee directed SGRP management to continue pursuit of all strategic alternatives. SGRP management then updated the Special Committee on meetings held with a potential strategic buyer (“Bidder 5”) and a potential financial buyer (“Bidder 6”).

On November 3, 2023, Bidder 6 delivered an IOI to purchase 100% of the SGRP Common Stock for (i) $1.60 per share in cash; (ii) $2.00 per share in preferred equity of Bidder 6, or (iii) some combination thereof.

At a regularly scheduled Board meeting on November 9, 2023, the Board met to discuss the Company’s 2023 third quarter performance and the status of the review of strategic alternatives. SGRP management provided an update on their various discussions with potential buyers and discussed various strategic alternatives, including efforts to divest certain of the international entities.

On November 17, 2023, Bidder 1 delivered an IOI to purchase 100% of the SGRP Common Stock for $1.50 per share. The transaction would be contingent on having binding divestiture terms of the Brazil Joint Venture (as defined below), the South Africa Joint Venture (as defined below) and the Japan Segment as well as divestiture cash proceeds assumptions.

On November 21, 2023, after additional discussions with Lincoln and SGRP management, the Special Committee met to review the IOI’s from Bidders 1 and 6, and to receive a general update on the strategic alternative review. The Special Committee considered a response to Bidder 1 while reviewing Bidder 6’s IOI, and determined the members of the Special Committee needed more time to review. SGRP management then provided an update on the divestiture of the South Africa Joint Venture.

Throughout November 2023, SGRP management met separately with Bidder 5 and Bidder 6 for full day meetings regarding the purchase of, or investment into, SGRP. Bidder 5 indicated it was inclined to make a bid.

On December 11, 2023, Lincoln delivered to the Board a summary of the two outstanding IOI’s from Bidders 1 and 6.

On December 18, 2023, the Special Committee met to discuss the outstanding IOI’s. The meeting was also attended by Lincoln and Foley. Lincoln first reviewed the IOI’s from Bidders 1 and 6 and answered questions from the Special Committee. SGRP management then provided details and answered questions from the Special Committee regarding the potential divestment of the South Africa Joint Venture, the Australia Joint Venture, the China Joint Venture, the Japan Segment and the Brazil Joint Venture as well as the potential divestiture of NMS (as defined below).

Management and Lincoln informed the Special Committee that they had also recently met again with Bidder 5 and expected an offer in the next few weeks. The Special Committee instructed SGRP management and Lincoln to continue divestiture efforts with respect to certain of the international entities and communicate the need for more time to Bidders 1 and 6 to allow for the value of divestitures to be considered in any offer and a new offer to develop.

On January 4, 2024, the Special Committee met to review the Bidder 6 IOI. The Special Committee invited Bidder 6 to present to the Special Committee to better understand the transaction structure. After discussions with Bidder 6, Bidder 6 left the meeting and the Special Committee instructed SGRP management and Lincoln to continue discussions with Bidder 6. The Special Committee noted that Bidder 5 had decided to not make an offer.

On January 5, 2024, Bidder 6 delivered an LOI (“Bidder 6 LOI”) to purchase 100% of the SGRP Common Stock in a stock purchase transaction for $2.00 per share in preferred equity of Bidder 6. The Bidder 6 LOI proposed a transaction subject to customary terms and conditions and a $1.5 million termination fee payable by SGRP in certain circumstances related to SGRP accepting a superior offer to the Bidder 6 IOI.

On January 17, 2024, the Board convened to discuss the progress of the international entity divestitures. The Board then approved SGRP’s sale of the South Africa Joint Venture and the continuation of the divestiture efforts.

On January 22, 2024, the SGRP CEO received an unsolicited communication from the CEO of a strategic company (the “Strategic Company”) interested in the potential acquisition of all, or parts of, the Company.

On February 1, 2024, Mr. Bartels resigned from the Special Committee.

On February 9, 2024, the Special Committee met to discuss the Bidder 6 LOI. The Special Committee discussed the merits of both the cash and preferred equity consideration pursuant to the Bidder 6 LOI. After a discussion on the merits of the Bidder 6 LOI and the likelihood of SGRP stockholder acceptance, the Special Committee recommended SGRP management stop pursuing negotiations with Bidder 6 and to continue divestment of the international entities in order to improve the liquidity of SGRP and, potentially, increase the value of future offers, specifically from Bidders 1 and 5. SGRP management then discussed the status of each divestiture, and detailed the expected value from each divestiture. The Special Committee unanimously approved the continuation of each divestiture. The Special Committee then discussed a new potential buyer (“Bidder 7”), who was interested in purchasing the U.S. and Canada business. Lastly, SGRP management then presented an overview of potential acquisitions, including an overview of each target company and the potential benefit to SGRP stockholders. While the Special Committee noted that such acquisitions would likely require more cash than available, the Special Committee instructed SGRP management to continue discussions with these potential targets.

On February 13, 2024, the CEO of the Strategic Company discussed with SGRP’s CEO a potential introduction between SGRP’s CEO and Highwire Capital, LLC (“Parent”), a private equity firm with which the Strategic Company was involved in negotiations.

On February 19, 2024, SGRP’s CEO and representatives from Parent discussed a potential acquisition of the Company. Parent subsequently requested access to the Project Bullseye data room.

At a regularly scheduled Board meeting on March 28, 2024, the Board met to review SGRP’s 2023 fourth quarter performance and 2023 fiscal year performance and the status of the strategic alternatives review. SGRP management updated the Board on the developing interest from Parent, including a scheduled presentation with representatives of Parent in Atlanta on April 2, 2024. The Board approved continuing discussions with Parent, but instructed SGRP management to continue pursuing strategic alternatives. The Board also reviewed performance of certain operating divisions and top clients, including a detailed discussion of the Company’s cash and liquidity, cybersecurity, new business opportunities and status of the international entity divestitures. The Board then approved SGRP’s sale of the Brazil Joint Venture and the continuation of the divestitures of the international entities. Lastly, the Board authorized a one-year share repurchase program of up to 2,500,000 shares of SGRP Common Stock (the “2024 Stock Repurchase Program”) to increase SGRP stockholder value.

On April 2, 2024, SGRP management held an in-person management presentation meeting with representatives of Parent to answer questions about the business and discuss the opportunity.

On April 3, 2024, SGRP issued a press release and filed a Current Report on Form 8-K with the SEC announcing the 2024 Stock Repurchase Program.

On May 1, 2024, Parent delivered an IOI (the “Highwire IOI”) to acquire 100% of the SGRP Common Stock for a purchase price of $2.00 per share. The Highwire IOI included (i) a no-shop provision with a limited fiduciary out; and (ii) a termination fee of 4% of the total merger consideration, payable by SGRP if (A) a definitive agreement with Highwire was terminated by either party as a result of the Board approving or announcing a superior proposal or (B) Parent terminated the definitive agreement due to SGRP’s breach of any provision of the definitive agreement (the “Termination Fee”). The Highwire IOI also included (i) a provision that would have required SGRP to reimburse Parent for its transaction expenses, including legal fees, if the transaction failed to close for any reason, other than as a result of a material breach by Parent (the “Proposed Company Transaction Expense Reimbursement”); and (ii) a provision that SGRP fully divest from all foreign assets as a condition to closing (the “Foreign Asset Divestment Contingency”).

On May 3, 2024, the Special Committee met to discuss the Highwire IOI. Prior to the meeting, Chairman Gillis had discussed the Highwire IOI with the CFO of Parent and recommended to SGRP management to continue discussions with Parent. Chairman Gillis then requested Lincoln to further analyze the potential transaction and provide a recommendation. The Special Committee then discussed the timing of the offer contemplated by the Highwire IOI in the context of the international entity divestitures. The Special Committee directed Chairman Gillis to coordinate with Lincoln to conduct a due diligence process on the potential transaction.

Over the following weeks, Lincoln and Chairman Gillis conducted an evaluation of the potential transaction contemplated by the Highwire IOI. Chairman Gillis met with the CEO of Parent in Dallas to discuss the Highwire IOI.

On May 23, 2024, Parent delivered an LOI (the “First Highwire LOI”) to acquire 100% of the SGRP Common Stock for a purchase price of $2.25 per share. The First Highwire LOI included (i) a no-shop provision with a limited fiduciary out; (ii) the Termination Fee; (iii) the Proposed Company Transaction Expense Reimbursement; (iv) the Foreign Asset Divestment Contingency; (v) a requirement that SGRP have not less than $11,500,000 of cash on its balance sheet after the payment of all transaction expenses at the time of transaction closing (the “Balance Sheet Cash Requirement”); (vi) a financing condition to Parent’s requirement to close the transaction (the “Financing Contingency”); and (vii) an exclusivity period with Parent until at least August 15, 2024, subject to automatic renewal if the parties continued to negotiate in good faith. The First Highwire LOI also contained customary deal protection provisions and a non-solicitation covenant.

Beginning on May 23, 2024 and through May 28, 2024, representatives of Lincoln and Foley reviewed with the Chairman of the Board and SGRP management the terms and conditions of the First Highwire LOI.

On May 28, 2024, SGRP delivered to Parent a counterproposal to the First Highwire LOI. The proposal reflected (i) an increase in the purchase price to $2.35 per share; (ii) a reduction in the Termination Fee to 3% (the “Proposed Termination Fee”); (iii) removal of the Foreign Asset Divestment Contingency; (iv) removal of the Proposed Company Transaction Expense Reimbursement; (v) a termination fee of 3% of the total merger consideration, payable by Parent, if Parent fails to close the transaction because it failed to obtain the necessary debt or equity financing (the “Proposed Financing Termination Fee”); and (vi) a statement indicating that the transaction would not be subject to a financing contingency (the “No Financing Contingency Statement”).

On the evening of May 28, 2024, Parent delivered a revised LOI (the “Second Highwire LOI”) to increase the purchase price of 100% of the SGRP Common Stock to $2.35 per share. The Second Highwire LOI also revised, among other terms, the First Highwire LOI to reflect (i) the inclusion of the Proposed Company Transaction Expense Reimbursement; (ii) removal of the No Financing Contingency Statement; (iii) removal of the Foreign Asset Divestment Contingency; and (iv) removal of the Proposed Financing Termination Fee.

In the morning of May 29, 2024, SGRP delivered a revised LOI (the “Third Highwire LOI”), which revised the Second Highwire LOI, among other terms, to reflect (i) the removal of the Proposed Company Transaction Expense Reimbursement; (ii) the inclusion of the Proposed Financing Termination Fee; and (iii) the inclusion of the No Financing Contingency Statement. The Third Highwire LOI retained the Proposed Termination Fee, the Balance Sheet Cash Requirement, the customary deal protection provisions and the non-solicitation covenant.

In the afternoon of May 29, 2024, the Special Committee met to discuss the Third Highwire LOI. SGRP Management reviewed the steps and actions to date related to exploring strategic alternatives and Lincoln walked the Special Committee members through the terms of the Third Highwire LOI. The Committee discussed the likelihood of Parent obtaining the financing to fund the purchase and asked Lincoln for counsel on this topic. Lincoln advised that there was a high degree of confidence that Parent would be able to obtain required financing to complete the transaction. The Special Committee then discussed the price and termination fee. At the conclusion of the meeting, the Special Committee voted unanimously to recommend the transaction as set forth in the Third Highwire LOI to the full Board.

Following the Special Committee meeting, the Board met on May 29, 2024 for an update and to consider a recommendation from the Special Committee. Lincoln attended the meeting and presented an overview of the Third Highwire LOI. The Board discussed the proposed value, including the Balance Sheet Cash Requirement, compared the proposed value to prior offers and confirmed the ability to perform their fiduciary responsibilities if a superior offer was presented. The Board unanimously authorized Chairman Gillis to execute the Third Highwire LOI. The Board then authorized SGRP management to begin negotiating a definitive agreement subject to approval by the Special Committee and the Board and approved engaging Lincoln to prepare a fairness opinion.

During the late afternoon of June 4, 2024, following discussions among Chairman Gillis and representatives of Lincoln and Parent, the Third Highwire LOI was amended and restated (the “Amended Highwire LOI”) to reflect, among other terms, (i) an increase in the purchase price of 100% of SGRP Common Stock from $2.35 per share to $2.50 per share; (ii) an increase in the Balance Sheet Cash Requirement from $11,500,000 to $14,200,000; (iii) a 45-day exclusivity period with automatic 2-week extensions if the parties continued to negotiate in good faith, subject to the Board's right to engage with a third party in the event it reasonably believes it is required to do so to comply with its fiduciary duties; and (v) certain revisions to the “tail period” condition to the Termination Fee favorable to SGRP. The Amended Highwire LOI was signed June 4, 2024.

On June 5, 2024, SGRP filed a Current Report on Form 8-K with the SEC and issued a press release announcing the execution of the Amended Highwire LOI.

In the following weeks, Lincoln organized a process to complete due diligence, roll forward the quality of earnings report with Grant Thornton and respond to questions from Parent. SGRP Management provided all of the information and updates on the business as requested.

At the same time, SGRP management continued the process of divestitures of foreign assets as planned, increasing the cash on the balance sheet and exploring alternatives to expand the U.S. business while keeping members of the Board updated on a periodic basis.

On June 11, 2024, SGRP received an unsolicited communication from a potential buyer (“Bidder 8”) expressing interest in pursuing a potential acquisition of the Company. Bidder 8 notified SGRP that it anticipated making a formal offer that was at a materially higher valuation than what was publicly disclosed in SGRP’s June 5, 2024 Form 8-K filing. Bidder 8 also claimed that two of its stockholders own a significant amount of SGRP Common Stock, and requested that SGRP grant Bidder 8 a waiver under Section 203 of the DGCL (“Section 203 Waiver”) to facilitate discussions by Bidder 8 with SGRP stockholders in furtherance of making a formal offer to acquire the Company.

On June 18, 2024, Foley responded on behalf of SGRP to Bidder 8, denying the Section 203 Waiver citing lack of credibility and re-affirmed to Bidder 8 that the Amended Highwire LOI is in the best interests of SGRP stockholders.

On July 1, 2024, SGRP and Foley received the first draft of the Merger Agreement from Ferguson, Braswell Fraser Kubasta PC (“FBFK”), as legal counsel to Parent and Merger Sub. Among other terms, the first draft of the Merger Agreement (i) did not include affirmative covenants requiring the Parent to obtain the financing necessary to complete the transaction; (ii) included the Financing Contingency; (iii) included a provision whereby SGRP would be required to pay a termination fee of 3% of the total merger consideration if SGRP breached the “no-shop” provision or if SGRP breached other representations, warranties or covenants that would cause Parent’s conditions to the closing to fail (the “Breach Termination Fee”); (iv) included the Proposed Parent Transaction Expense Reimbursement; and (v) did not include the Proposed Financing Termination Fee.

On July 2, 2024, Lincoln had a telephone call with Parent to discuss SGRP’s initial high-level feedback on the first draft of the Merger Agreement. During the call, Parent indicated that the material terms of the Merger would be conformed to those in the Amended Highwire LOI and that, in particular, Parent would agree to remove the Financing Condition.

Throughout July 2, 2024 and into July 12, 2024, Foley reviewed and discussed with SGRP management and Lincoln (i) the material issues raised by the first draft of the Merger Agreement; and (ii) a proposed response to Parent and FBFK.

One July 12, 2024, SGRP management, Foley and Lincoln met to discuss the material terms of the revised draft of the Merger Agreement.

On July 13, 2024, Foley sent FBFK a revised draft of the Merger Agreement. The revised draft of the Merger Agreement, among other terms, (i) included affirmative covenants requiring the Parent to obtain the financing necessary to complete the transaction and removed the Financing Condition; (ii) removed the Breach Termination Fee; (iii) removed the Proposed Company Transaction Expense Reimbursement; and (iv) included the Proposed Financing Termination Fee.

On July 24, 2024, FBFK sent Foley a revised draft of the Merger Agreement. The revised draft of the Merger Agreement, among other terms, included (i) the Breach Termination Fee, (ii) the Proposed Parent Transaction Fee Reimbursement; and (iii) the Financing Condition.

From July 24, 2024 to July 28, 2024, Foley reviewed and discussed with SGRP management and Lincoln (i) the material issues raised by the most recent draft of the Merger Agreement and (ii) a proposed response to Parent and FBFK.

On July 27, 2024, Foley, on behalf of SGRP, and FBFK met to discuss the material terms of the revised draft of the Merger Agreement.

On July 29, 2024, Foley sent FBFK a revised draft of the Merger Agreement. The revised draft of the Merger Agreement, among other terms, removed (i) the Breach Termination Fee; (ii) the Proposed Parent Transaction Fee Reimbursement; and (iii) the Financing Condition.

On July 30, 2024, Foley, SGRP management, Lincoln, Parent and FBFK discussed the material open terms and conditions of the most recent draft of the Merger Agreement.

On July 31, 2024, Foley sent FBFK the first draft of the disclosure schedules to the Merger Agreement.

On August 5, 2024, FBFK sent Foley a revised draft of the Merger Agreement. The revised draft of the Merger Agreement, among other terms, included (i) a termination fee of 3.0% payable by SGRP if Parent terminated the Merger Agreement due to SGRP’s breach of covenants regarding (A) the “no-shop” provisions, (B) the SGRP stockholders meeting and (C) compliance with certain anti-takeover laws (the “Limited Company Breach Termination Fee”); (ii) a requirement by SGRP to reimburse the Parent for its transaction expense if the transaction did not close in certain limited circumstances (the “Limited Parent Transaction Fee Reimbursement”); and (iii) the Financing Condition.

On August 8, 2024, in a regularly scheduled Board meeting to review the 2024 second quarter performance, the Board reviewed the status of the potential transaction. The Board also received a fairness opinion from Lincoln, a copy of the fairness opinion letter and summary of the rolled forward quality of earnings report completed by Grant Thornton.

On August 9, 2024, representatives of SGRP management discussed with Parent the remaining material issues regarding the most recent draft of the Merger Agreement.

On August 9, 2024, Foley sent to FBFK a revised draft of the Merger Agreement. The revised draft of the Merger Agreement, among other terms, removed (i) the Limited Company Breach Termination Fee; (ii) the Limited Parent Transaction Fee Reimbursement; and (iii) the Financing Condition.

On August 9, 2024, SGRP received a notice of stockholder proposal and director nomination letter (the “Stockholder Proposal Letter”), pursuant to which Bidder 8 (i) proposed to repeal each provision of the 2022 By-Laws adopted by the Board on or after January 25, 2022 (the “2022 By-Laws Proposal”); and (ii) nominated six individuals for election to the Board (the “Director Nominations”).

On August 14, 2024, FBFK delivered to Foley the first draft of the Voting Agreement. From August 26, 2024 through August 30, 2024, Mr. Bartels and his legal counsel, Tripp Scott, P.A., negotiated the terms and conditions of the Voting Agreement with FBFK and Parent.

On August 15, 2024, FBFK sent to Foley a revised draft of the Merger Agreement. The revised draft of the Merger Agreement, among other terms, included (i) the Limited Parent Transaction Fee Reimbursement; and (ii) the Limited Company Breach Termination Fee.

From August 15, 2024 through August 18, 2024, Foley discussed the material open terms of the most recent draft of the Merger Agreement with SGRP management and Lincoln.

On August 18, 2024, Foley sent to FBFK a revised draft of the Merger Agreement. The revised draft of the Merger Agreement, among other terms, removed (i) the Limited Parent Transaction Fee Reimbursement; and (ii) the Limited Company Breach Termination Fee.

On August 20, 2024, SGRP management, Foley, Lincoln, Parent and FBFK discussed the material open terms and conditions of the most recent draft Merger Agreement.

On August 20, 2024, Foley responded on behalf of SGRP to Bidder 8 regarding the Stockholder Proposal Letter. Foley noted that both the 2022 By-Laws Proposal and the Director Nominations were submitted to the governance committee of the Board and will be considered. Foley also made a preservation demand to Bidder 8 regarding all documentation in connection with the Stockholder Proposal Letter.

On August 22, 2024, FBFK sent to Foley a revised draft of the Merger Agreement. The revised draft of the Merger Agreement, among other terms, confirmed the removal of (i) the Limited Company Breach Termination Fee; and (ii) the Limited Parent Transaction Fee Reimbursement. Parent and FBFK also sent to Foley debt commitment letters from two separate lenders to support Parent’s financial ability to consummate the transaction.

From August 22, 2024 through August 28, 2024, Foley and SGRP management had multiple calls and exchanges of drafts with FBFK to discuss finalizing the Merger Agreement and other transaction documents and continued to exchange revised drafts thereof to finalize the Merger Agreement and other transaction documents. During this time period, the Merger Agreement was substantially finalized.

On August 24, 2024, the Special Committee held a special meeting, together with SGRP’s management and financial and legal advisors. The Special Committee was provided with materials regarding the transaction, including a summary of the Merger Agreement, prior to the meeting. Foley, SGRP management and Lincoln provided an update to the Special Committee regarding the status of the negotiation of the potential transaction with Parent, including a review of the status, and resolution of, material open issues regarding, the Merger Agreement, disclosure schedules to the Merger Agreement, legal and financial due diligence and discussions regarding potential executive compensation following the consummation of a transaction with Parent. Representatives of Foley reviewed a summary of the Merger Agreement with the Special Committee and representatives of Lincoln reviewed the status of financial diligence and the debt commitment letters with the Special Committee.

On August 28, 2024, the Special Committee held a special meeting by video conference, together with SGRP’s management and financial and legal advisors. Foley reviewed the resolutions approving the Merger Agreement, related matters and related materials that had been provided to the Special Committee in advance of the meeting. Following a discussion among Foley, SGRP management and the Special Committee, the Special Committee, having considered the various reasons to approve the Merger Agreement as described further in “Recommendation of Our Board of Directors and Reasons for the Merger” on page 37 of this proxy statement, as well as certain countervailing factors noted therein, and taking into account the numerous discussions with SGRP’s management and financial and legal advisors, the Special Committee unanimously resolved that:

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the execution, delivery, and performance of the Merger Agreement and the transactions contemplated thereby, the Voting Agreement and the consummation of the Merger is fair to and in the best interests of SGRP and its stockholders; and

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it recommends that the Board (i) declare the Merger Agreement, the Voting Agreement and other ancillary documents, and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of SGRP; (ii) to authorize and approve (A) the execution, delivery and performance by SGRP of the Merger Agreement and the other ancillary documents, providing for the Merger and (B) the execution and delivery of the Voting Agreement; and (iii) recommends that the SGRP stockholders vote to approve the Merger Agreement, the ancillary documents and the transactions contemplated thereby.

On August 28, 2024, following the adjournment of the Special Committee meeting, the Board held a special meeting by video conference, together with SGRP’s management and financial and legal advisors. Foley again reviewed with the Board their fiduciary duties, including in connection with the consideration of approval of the proposed Merger Agreement. Afterwards, Lincoln again reviewed with the Board certain transaction considerations and its financial analysis of the Merger Consideration and delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated August 28, 2024, to the effect that, as of that date and based on and subject to various assumptions and limitations described in such opinion, the Merger Consideration to be received by holders of SGRP Common Stock, was fair, from a financial point of view, to such holders, as more fully described in the section entitled “Fairness Opinion of Lincoln International LLC” beginning on page 41 of this proxy statement. Foley then reviewed the key terms of the Merger Agreement, a copy of which, along with a summary thereof, had been provided to the Board before the meeting. Foley also reviewed the Board resolutions that the Board would consider at the meeting.

Having considered the various reasons to approve the Merger Agreement described in “The Merger — Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 37 of this proxy statement, as well as certain countervailing factors noted therein, and taking into account the numerous discussions with SGRP management and financial and legal advisors and the recommendation of the Special Committee, the Board unanimously resolved:

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to determine and declare the Merger Agreement, the ancillary documents to which SGRP is a party and the transactions, including the Merger, and the other transactions contemplated by such ancillary documents are advisable, fair to and in the best interests of SGRP and its stockholders;

●	to approve the Merger Agreement, the ancillary documents to which SGRP is a party and the transactions contemplated thereby, including the Merger;

●	directed that the Merger Agreement, including the Merger, be submitted to the SGRP stockholders for its adoption and approval; and

●	recommended that SGRP stockholders adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

On August 30, 2024, Parent received the executed Debt Commitment Letter,

After the close of regular trading on Nasdaq on August 30, 2024, each of SGRP, Parent and Merger Sub executed and delivered the Merger Agreement and the other ancillary documents to which they are a party, including the Voting Agreement. Thereafter, SGRP filed a Current Report on Form 8-K with the SEC and issued a press release announcing the execution of the Merger Agreement.

Recommendation of Our Board of Directors and Reasons for the Merger

Recommendation of Our Board of Directors

On August 28, 2024, the Board, upon the recommendation of the Special Committee and after consulting with its financial advisor and outside legal counsel and carefully reviewing and considering various factors described in “The Merger - Reasons for the Merger,” unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth therein, are fair to, and in the best interests of, SGRP and SGRP’s stockholders; (ii) approved and declared advisable the Merger Agreement and the Voting Agreement between Mr. Bartels and Parent, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth therein; (iii) directed that the Merger Agreement be submitted to a vote of SGRP’s stockholders for adoption at the special meeting; and (iv) resolved to recommend that SGRP stockholders vote in favor of adoption of the Merger Agreement in accordance with the DGCL.

The Board unanimously recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.

Reasons for the Merger

In evaluating the Merger Agreement and the Merger, the Board consulted with SGRP’s management and its financial advisor, Lincoln International, and outside counsel. The Board carefully reviewed and considered a number of factors, including the following factors (which are not necessarily listed in order of relative importance), all of which it viewed as generally supporting its unanimous decision to make the determinations and recommendations summarized in “–Recommendation of Our Board of Directors” above, including:

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The fact that the Merger Consideration represents an implied premium of approximately 72.4% over the closing price of SGRP Common Stock of $1.45 on August 30, 2024, the last full trading day before the Merger Agreement was entered into and announced, an implied premium of approximately 42.7% over volume-weighted average price for the 30-calendar day period ending August 30, 2024, an implied premium of approximately 37.8% over the volume-weighted average price for the 30 trading day period ending August 30, 2024 and an implied premium of approximately 22.2% over the volume-weighted average price for the 90-calendar day period ending August 30, 2024;

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The fact that the Merger Consideration of $2.50 per share will be paid in cash, and provides certainty, immediate value and liquidity to SGRP’s stockholders, enabling them to realize value for their interest in SGRP relative to future execution and market risks presented by a challenging macroeconomic, operating and capital markets environment;

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The belief of the Board, based on, among other things, a review of the Company’s business, market trends, results of operations and financial condition, and discussions with the Corporation’s management and its financial and legal advisors, that SGRP stockholders will have limited opportunities in the future to realize value in the public market for a variety of reasons, including the fact that the market for SGRP Common Stock has historically been negatively impacted by low trading volume, limited investor interest, concentrated stock ownership levels, and lack of attention from research analysts;

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The belief of the Board, after review of SGRP’s business, financial condition, results of operations, market trends, competitive landscape, execution risks and strategic alternatives, and discussions with SGRP’s management and financial and legal advisors, that the value offered to SGRP stockholders pursuant to the Merger Agreement is more favorable to SGRP stockholders than the potential long-term and sustainable value that might have resulted from remaining an independent public company, considering:

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The view of the Board that the state of the U.S. economy and resulting impact on capital markets, a higher interest rate environment with tighter lending conditions and lower investor tolerance for public company leverage present a potentially difficult operating environment for SGRP as a public company;

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Uncertainty regarding execution of SGRP’s strategic plan and management projections in light of the evolving macro-economic environment, including the impact of inflation on labor costs and the impact of tight labor markets on hiring and retention of employees and the costs associated with compliance with regulations pertaining to public companies;

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The strategic alternatives review process undertaken by the Board prior to the signing of the Merger Agreement, which included outreach to 165 potential corporate and private equity bidders as described under “- Background of the Merger”, and which resulted in Parent’s submission of its final offer of $2.50 per share;

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The belief of the Board, based upon arm’s length negotiations resulting in Parent’s submission of its final offer of $2.50 per share, that the price to be paid by Parent was the highest price per share that Parent was willing to pay for SGRP under the then-current facts and circumstances;

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The fact that the Merger Agreement was the product of arm’s length negotiations, as well as the belief of the Board, based on these negotiations, that these were the most favorable terms to SGRP and its stockholders on which Parent was willing to agree under the then-current facts and circumstances;

■	The business reputation and capabilities of Parent and its management, and the ability of Parent to complete the Merger;

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The belief that Parent had access to the resources needed to complete the Merger, including having obtained debt financing commitments for the transactions from a reputable financial institution and that Parent had agreed to use commercially reasonable efforts to consummate the Financing in accordance with its terms;

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The likelihood that the Merger will be consummated, based upon, among other things, the limited number of conditions to the Merger, the absence of required regulatory approvals and the remedies available under the Merger Agreement to SGRP in the event of any breaches by Parent; and

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Lincoln’s opinion, as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to be received by holders of SGRP Common Stock (other than Dissenting Shares), as more fully described in the section entitled “Fairness Opinion by Lincoln International”. The full text of the opinion is attached as Appendix C to this proxy statement.

The terms and conditions of the Merger Agreement and other transaction agreements, including the following related factors:

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The right, prior to receipt of the Requisite Corporation Vote, for the Board to furnish information and to engage in discussions or negotiations made by a third party with regard to any Takeover Proposal that the Board determines in good faith, after consultation with its independent financial advisors and outside counsel, constitutes or could reasonably be expected to lead to a Superior Proposal;

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The ability of the Board, subject to certain limitations, to withdraw or modify its recommendation that stockholders vote in favor of adoption and approval of the Merger Agreement in connection with the receipt of a Superior Proposal or the occurrence of an Intervening Event (as defined in “The Merger Agreement - No Solicitation of Other Offers; Corporation Adverse Recommendation Change”) if the Board determines in good faith, after consultation with outside counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, and the Board’s right to terminate the Merger Agreement to accept a Superior Proposal and enter into a definitive agreement with respect to such Superior Proposal, subject to payment of a termination fee in certain circumstances;

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The belief of the Board, based upon the advice of its financial and legal advisors, that the termination fee and the circumstances in which such termination fee may be payable are reasonable in light of the benefit of the Merger and would not be a significant impediment to third parties interested in making an Acquisition Proposal;

●	The representations, warranties and covenants of SGRP in the Merger Agreement;

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The conditions to closing contained in the Merger Agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of the Corporation’s representations and warranties, is generally subject to a Company Material Adverse Effect qualification;

●	The obligation of Parent to use its commercially reasonable efforts to consummate the Financing;

●	The fact that Parent has received the Debt Commitment Letter, which will provide sufficient funds for Parent to consummate the Merger;

●	the fact that, pursuant to the Merger Agreement, SGRP is entitled to specific performance and other equitable remedies to prevent breaches of the Merger Agreement;

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The fact that the Merger Agreement provides that, if the Merger is not consummated under certain circumstances, and as an alternative to specific performance under the Merger Agreement, Parent will pay SGRP a reverse termination fee equal to 3.0% of the Merger Consideration, and that such payment obligation is guaranteed by Parent;

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The fact that the Merger would be subject to approval by SGRP’s stockholders and that the stockholders would be free to evaluate the Merger and vote for or against the adoption and approval of the Merger Agreement; and

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The availability of statutory appraisal rights to SPAR stockholders who do not vote in favor of the adoption and approval of the Merger Agreement and otherwise comply with all required procedures applicable to appraisal rights under Section 262 of the DGCL.

The Board also considered a variety of risks and other potentially negative factors with respect to the Merger Agreement and the Merger, including the following (which are not listed in any relative order of importance):

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The fact that, following the consummation of the Merger, SGRP would no longer exist as an independent, publicly traded company, and that the consummation of the Merger and receipt of the Merger Consideration, while providing certainty of value, will not allow SGRP stockholders to participate in any potential future earnings or growth or benefit from any potential future appreciation in value of SGRP as a private company;

●	The restrictions in the Merger Agreement on soliciting competing Takeover Proposals to acquire SGRP from the date of the Merger Agreement;

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The restrictions in the Merger Agreement on SGRP’s ability to terminate the Merger Agreement in connection with the receipt of a Superior Proposal, including the fact that the Board must (i) provide written notice to Parent of its intention to effect a Corporation Adverse Recommendation Change or terminate the Merger Agreement in order to provide Parent with an opportunity to match a Superior Proposal and (ii) negotiate in good faith with Parent during such period, and the discouraging effect this may have on potential other bidders;

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The requirement that SGRP may be required to pay Parent a termination fee of 3.0% of the Merger Consideration under certain circumstances after the date of the Merger Agreement, including the potential effect of the termination fee to deter other potential bidders from making Takeover Proposal for SGRP;

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The risk that the conditions to the consummation of the Merger may not be satisfied and, as a result, the possibility that the Merger may not be completed in a timely manner or at all, even if the Merger Agreement is adopted and approved by SGRP’s stockholders; and

●	The possibility that the Financing contemplated by the Debt Commitment Letter will not be obtained, resulting in Parent not having sufficient funds to complete the Merger.

The potential negative effects if the Merger is not consummated in a timely manner or at all, including that:

●	The trading price of SGRP Common Stock could be adversely affected;

●	SGRP will have incurred significant transaction and opportunity costs attempting to complete the Merger;

●	SGRP could lose customers, suppliers, business partners and employees, including key sales and other personnel;

●	SGRP’s business may be subject to significant disruption and decline;

●	The market’s perceptions of SGRP’s prospects could be adversely affected;

●	SGRP’s directors, officers and other employees will have expended considerable time and effort to consummate the Merger;

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The fact that Parent and Merger Sub are newly formed entities with no material assets other than the Debt Commitment Letter, and that, notwithstanding SGRP’s specific performance remedy under the Merger Agreement, SGRP’s remedy in the event of a breach of the Merger Agreement by Parent or Merger Sub may be limited to receipt of the reverse termination fee, and that under certain circumstances SGRP may not be entitled to the reverse termination fee or monetary damages at all;

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The significant costs involved in connection with entering into the Merger Agreement and consummating the Merger (many of which are payable whether or not the Merger is consummated), including in connection with any litigation that may arise in the future, and the substantial time and effort of SGRP’s management required to complete the Merger, which may disrupt its normal business operations and have a negative effect on its financial results;

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The restrictions imposed by the terms of the Merger Agreement on the conduct of SGRP’s business prior to completion of the Merger, which may delay or prevent SGRP from undertaking business opportunities that may arise pending completion of the Merger and the resultant risk if the Merger is not consummated;

●

The fact that any gain realized by SGRP stockholders as a result of the Merger will generally be taxable for U.S. federal income tax purposes to those stockholders that are U.S. persons subject to taxation in the United States; and

●

The fact that SGRP’s executive officers and directors may have interests in the Merger that may be different from, or in addition to, those of SPAR stockholders. See “– Interests of the Directors and Executive Officers of SGRP in the Merger”.

After taking into account the factors set forth above, as well as others, the Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Merger were outweighed by the potential benefits of the Merger to SGRP’s stockholders. Accordingly, the Board unanimously (i) determined and declared that the Merger Agreement, the ancillary agreements to which SGRP is a party and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of SGRP and its stockholders, (ii) approved the Merger Agreement, the ancillary agreements to which SGRP is a party and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement, including the Merger, be submitted to the stockholders of SGRP for its adoption and approval and (iv) recommended that SGRP’s stockholders adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

The foregoing discussion summarizes the material factors considered by the Board, but is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination and recommendation. The Board based its recommendation on the totality of the information presented, including its discussions with, and questioning of, SGRP’s management and its financial advisors and outside legal counsel. This explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Concerning Forward-Looking Statements”.

Fairness Opinion of Lincoln International LLC

On August 28, 2024, Lincoln International LLC rendered its oral opinion to the Board (which was subsequently confirmed in writing) to the effect that, as of such date and subject to and based on the procedures followed, assumptions made, qualifications, conditions and limitations on the review undertaken and other matters considered by Lincoln as set forth in its written opinion, the merger consideration to be received by SGRP stockholders in the Merger was fair, from a financial point of view, to such stockholders (other than holders of Cancelled Shares and Dissenting Shares).

The Corporation has retained Lincoln to act as the Corporation's financial advisor in connection with the Merger. Lincoln is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. SGRP selected Lincoln to act as the Corporation’s financial advisor in connection with the Merger on the basis of Lincoln’s experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with the Corporation and its business.

Lincoln’s opinion was directed to the Board (in its capacity as such) and only addressed the fairness, from a financial point of view, of the Merger Consideration to be received by SGRP stockholders (other than holders of Cancelled Shares and Dissenting Shares) in the Merger, and did not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger. The summary of Lincoln’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Appendix C to this proxy statement and which describes the procedures followed, assumptions made, qualifications, conditions and limitations on the review undertaken and other matters considered by Lincoln in connection with the preparation of its opinion. The analysis performed by Lincoln should be viewed in its entirety; none of the methods of analysis should be viewed in isolation. Lincoln’s opinion was directed to the Board for its use and benefit in evaluating the fairness of the Merger Consideration to be received by SGRP stockholders (other than holders of Cancelled Shares and Dissenting Shares) pursuant to the Merger Agreement and relates only to the fairness as of the date of such opinion. Lincoln’s opinion does not address any other aspect of the Merger or any related transaction and neither Lincoln’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board, the Corporation or any SGRP stockholder as to how to act or vote on any matter relating to the Merger or otherwise. SGRP stockholders are urged to read the entire opinion carefully in connection with their consideration of the Merger.

In connection with rendering its opinion, Lincoln, among other things:

●	Reviewed the following documents:

■

The Corporation’s audited financial statements for the fiscal years ended December 31, 2022 through December 31, 2023 included in the Corporation’s Form 10-K filed with the SEC on April 1, 2024 and the fiscal years ended December 31, 2020 and December 31, 2021 included in the Corporation’s Form 10-K filed with the SEC on April 15, 2022;

■	The Corporation’s unaudited interim financial statements for the six-month period ended June 30, 2024, as included in the Corporation’s Form 10-Q filed with the SEC on August 14, 2024;

■

The Corporation’s unaudited pro forma financial statements for the fiscal years ended December 31, 2020 through December 31, 2023 and the three-month period ended March 31, 2024, accounting for the prospective sale of National Merchandising Services, LLC (“NMS”), the intended acquisition of the minority interest in Resource Plus of North Florida, Inc. (“RPI”) and the prospective sale of foreign business interests in each of SPAR TODOPROMO, SAPI, de CV (the “Mexico Joint Venture”), SPARFACTS Australia (Pty), Ltd. (the “Australia Joint Venture”), SPAR Brasil Servicos de Merchandising e Tecnologia S.A. and its subsidiaries (the “Brazil Joint Venture”), SPAR FM Japan, Inc. (the “Japan Segment”), SPAR KROGNOS Marketing Private Limited and Preceptor Marketing Services Private Limited (the “India Joint Venture”), SPAR (Shanghai) Marketing Management Company Ltd. (the “China Joint Venture”), and SGRP Meridian (PTY), Ltd. and its subsidiaries (the “South Africa Joint Venture”), including adjusted EBITDA calculations, as provided by Corporation management;

■

Pro forma financial projections for the fiscal years ending December 31, 2024 through December 31, 2027, excluding cash flows from the Japan Segment, the India Joint Venture, and the Mexico Joint Venture and including adjusted EBITDA calculations, as provided by Corporation management (the “Management Projections”);

■	The Corporation’s equity capitalization table dated as of June 24, 2024 and options register dated as of August 7, 2024, as provided by Corporation management;

■

A letter addressed to Lincoln by Corporation management, which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Lincoln by or on behalf of the Corporation, dated August 28, 2024;

■	A draft of the Merger Agreement, dated as of August 22, 2024; and

■	Other documents relating to the history, past and current operations, financial condition, and probable future outlook of the Corporation provided to Lincoln by Corporation management.

●

Received Corporation management’s confirmation that, as of the date of Lincoln’s opinion, the Corporation has completed the divestiture of each of NMS, the Australia Joint Venture, the Brazil Joint Venture, the China Joint Venture and the South Africa Joint Venture, and that, as of the date of the Lincoln’s opinion, the Corporation has completed the acquisition of the minority interest in RPI.

●	Discussed the business, financial outlook and prospects of the Corporation, as well as the terms and circumstances surrounding the Merger, with Corporation management;

●

Reviewed certain financial, stock trading and other information for the Corporation and the Merger, and compared that data and information with certain stock trading, financial and corresponding data and information for companies with publicly traded securities that Lincoln deemed relevant, none of which is directly comparable to the Corporation;

●

Performed certain valuation and comparative financial analyses including a discounted cash flow analysis, an analysis of selected public companies and an analysis of change of control M&A transactions that Lincoln deemed relevant (though none of the selected public companies is directly comparable to the Corporation); and

●

Considered such other information, financial studies, generally accepted valuation and analytical techniques and investigations and financial, economic and market criteria that Lincoln deemed relevant.

In performing its analyses and rendering its opinion with respect to the Merger, Lincoln, with the Corporation’s consent:

●

Relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information furnished, or otherwise made available, to Lincoln by the Corporation or the Board, discussed with or reviewed by Lincoln, or publicly available, and Lincoln did not assume any responsibility for the independent verification of, nor independently verify, any of such information;

●	Relied upon the assurances of Corporation management that they were unaware of any facts or circumstances that would make such information materially incomplete or misleading;

●

Relied upon the fact that the Board and Corporation management have been advised by counsel with respect to the Merger and that the Merger will be consummated in a valid and timely manner that complies in all respects with all applicable federal and state statutes, rules and regulations;

●

Assumed that the financial forecasts, including the Management Projections, the unaudited interim financial statements, and other financial information provided to Lincoln by the Corporation were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the applicable parties who prepared them, and Lincoln assumes no responsibility for and expresses no opinion on the assumptions, estimates, and judgments on which such forecasts, including the Management Projections, interim financial statements, and other financial information were based;

●

Assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the Merger, no modification, delay, limitation, restriction, or condition would be imposed that would have an adverse effect on the Corporation or the Merger;

●

Assumed that the Merger will be consummated in accordance with the terms outlined by the Corporation and other documents made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that is material to Lincoln’s analysis;

●

Assumed that there has been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of the Corporation since the date of the most recent financial statements made available to Lincoln;

●

Assumed that the divestitures of the Japan Segment, the India Joint Venture, and the Mexico Joint Venture will have a de minimis financial impact on the Corporation and have no impact on Lincoln’s analysis;

●	Assumed that the final terms of the Merger would not vary materially from those set forth in the copies or drafts of the Merger Agreement, as applicable, reviewed by Lincoln; and

●	Assumed that the final versions of all documents conform in all material respects to the drafts or copies, as applicable, reviewed by Lincoln.

Lincoln’s opinion was prepared as of the date thereof and was necessarily based on financial, economic, market and other conditions as they existed on and the information made available to Lincoln as of the date thereof. Although subsequent developments may affect Lincoln’s opinion, Lincoln does not have any obligation to update, revise or reaffirm its opinion.

Lincoln did not evaluate the Corporation’s solvency and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Corporation or any of its subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals.

Lincoln’s opinion (i) did not address the relative merits of the Merger as compared to other transaction structures, transactions or business strategies that may be available to the Corporation or the Board, (ii) did not address or constitute a recommendation regarding the decision of the Board to authorize the execution of the Merger Agreement, or to proceed with or effect the Merger, (iii) did not constitute advice or a recommendation to the Board, the Corporation or any security holder as to how they should act or vote with respect to any matter relating to the Merger, and (iv) only addressed the fairness, from a financial point of view, of the Merger Consideration to be received by the stockholders of the Corporation (other than holders of Cancelled Shares and Dissenting Shares) in the Merger and did not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger or otherwise. Lincoln expressed no opinion as to the fairness of any portion or aspect of the Merger to (a) the holders of any class of securities, creditors or other constituencies of the Corporation, or any other party, except as expressly set forth in its opinion, or (b) any one class or group of the Corporation’s security holders, creditors or other constituencies vis-à-vis any other class or group of the Corporation’s security holders, creditors or other constituents (including, without limitation, the allocation of any merger consideration among or within such classes or groups of security holders, creditors or other constituents). Lincoln’s opinion did not indicate that the Merger Consideration to be received by the stockholders of the Corporation was the best possibly attainable under any circumstances; instead, it merely stated whether the Merger Consideration to be received by the stockholders of the Corporation (other than holders of Cancelled Shares and Dissenting Shares) in the Merger was within a range suggested by certain financial analyses. The decision as to whether to proceed with the Merger or any related transaction depends on an assessment of various factors, many of which are unrelated to the financial analyses on which Lincoln’s opinion was based.

Lincoln expressed no opinion as to what the market price or value of the stock of the Corporation would be after the announcement of the Merger. Lincoln’s opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Corporation’s creditworthiness, as tax advice, or as accounting advice. Lincoln also expressed no opinion about the amount or nature of any compensation or equity arrangement to be given to the Corporation’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration in the Merger.

It is understood that Lincoln’s opinion is solely for the use and benefit of the Board in connection with the Merger. Lincoln’s opinion may not be used or relied on by any other person or for any other purpose and is not intended to and does not confer any rights or remedies upon any other person. Lincoln has consented to the inclusion of its opinion in its entirety and the description thereof in this proxy statement. Lincoln’s opinion does not create any fiduciary duty on the part of Lincoln to the Corporation, the Board, the stockholders of the Corporation or any other person.

Set forth below is a summary of the material financial analyses reviewed by Lincoln with the Board on August 28, 2024 in connection with rendering Lincoln’s opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Lincoln. The order of the financial analyses described, and the results of these analyses, do not represent relative importance or weight given to these analyses by Lincoln. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before August 27, 2024 and is not necessarily indicative of then-current market conditions.

The following summary of Lincoln’s financial analyses includes information presented in tabular format. Several financial analyses were employed and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Each of the analyses conducted was carried out to provide a particular perspective of the merger consideration. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute complete analyses. Considering the tables below without considering the full narrative description of Lincoln’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.

While this summary describes certain of the analyses and factors that Lincoln deemed material in its presentation to the Board, it is not a comprehensive description of all analyses and factors considered by Lincoln. The preparation of a fairness opinion is a complex process that involves various determinations as to appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.

Lincoln did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support its opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the stockholders of the Corporation in the Merger. Accordingly, Lincoln believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering its opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying the opinion. Lincoln did not place any specific reliance on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its opinion.

Summary of Lincoln’s Financial Analysis

Discounted Cash Flow Analysis

Lincoln performed a discounted cash flow analysis of the Corporation. A discounted cash flow analysis is a valuation methodology used to derive an intrinsic valuation of a company by calculating the present value of its estimated future cash flows. Lincoln performed a discounted cash flow analysis of the projected unlevered free cash flows of the Corporation for the fiscal years 2024 through 2027. Free cash flow was based on the forecasted unlevered after-tax net operating profits adjusted for non-cash charges, working capital investments, and capital expenditures as provided for in the Management Projections. The tax rate utilized in the discounted cash flow analysis was 26.0%, as provided by Corporation management. Lincoln calculated the net present value of the projected unlevered free cash flows utilizing an estimate of the Corporation’s weighted average cost of capital for the discount rate. For purposes of its discounted cash flow analysis, Lincoln utilized and relied upon the Management Projections, which provided a financial forecast for the fiscal years 2024 through 2027, and other financial information provided by Corporation management. For further information regarding the Management Projections, see “The Merger—Forward-Looking Financial Information.”

In calculating the net present value of the unlevered free cash flows in the discounted cash flow analysis, Lincoln utilized a weighted average cost of capital range of 12.75% to 14.25%. The discount rate range was selected giving consideration to market-based and Corporation-specific risks and was based on Lincoln’s professional judgment and experience. Lincoln calculated the Corporation’s terminal value by applying an assumed perpetuity growth rate of 3.00% to the Corporation’s terminal year unlevered free cash flows. Lincoln discounted the indicated terminal value to present value using the selected range of discount rates, and added the present value of the interim discrete unlevered free cash flows and the present value of certain tax amortization benefits as provided by Corporation management. Based on these assumptions, and after rounding, Lincoln’s discounted cash flow analysis indicated an estimated enterprise value range for the Corporation of $36 million to $42 million. Lincoln then calculated an estimated equity value range for the Corporation by adding the present value of certain tax benefits anticipated to result from tax-deductible amortization and the Corporation’s net operating losses, adding back the amount of the Corporation’s net working capital excess, adding the amount of the Corporation’s cash and cash equivalents, subtracting the amount of the Corporation’s debt and debt-like items, and subtracting the present value of payments yet to be made by the Corporation in connection with an acquisition, balances for each as of March 31, 2024 and as provided by Corporation management. The resulting estimated equity value range was then divided by the number of shares of Common Stock outstanding on a fully diluted basis (including “in the money” options and RSUs based on the treasury method), as provided by Corporation management, to derive a range of equity values per share of $1.58 to $1.83, as compared to the equity value per share of $2.50 in the Merger.

Selected Public Companies Analysis

Lincoln performed a selected public companies analysis of the Corporation. Although none of the selected public companies is directly comparable to the Corporation, Lincoln selected the public companies for its analysis based on their degree of similarity to the Corporation, primarily in terms of operations, geographic footprint, size, and historical and projected financial performance to those of the Corporation’s. Lincoln analyzed the selected public companies listed below:

●	Advantage Solutions Inc.

●	Harte Hanks, Inc.

●	Omnicom Group Inc.

●	The Interpublic Group of Companies, Inc.

●	Stagwell Inc.

●	Publicis Groupe S.A.

●	WPP plc

The tables below summarize observed historical and projected financial performance for the selected public companies and implied trading multiples of enterprise value to last 12 months (“LTM”) revenue, LTM earnings before interest, taxes, depreciation and amortization (“LTM EBITDA”), estimated calendar year 2024 EBITDA (“2024P EBITDA”), estimated calendar year 2025 EBITDA (“2025P EBITDA”), and estimated calendar year 2026 EBITDA (“2026P EBITDA”) for the selected public companies, in each case as of August 27, 2024. The EBITDA estimates for calendar years 2024, 2025 and 2026 for the selected public companies were derived based on certain publicly available historical financial data and equity research analyst estimates for the selected public companies.

The results of this analysis were as follows:

Selected Public Companies Analysis – Financial Metrics

	Revenue Growth
Company Name	LTM	2024P	2025P	2026P
Advantage Solutions Inc.	NMF	NMF	2.3%	NMF
Harte Hanks, Inc.	(8.1%)	(1.9%)	4.1%	NA
Omnicom Group Inc.	5.3%	6.0%	4.1%	4.4%
Publicis Groupe S.A.	3.5%	6.1%	4.8%	4.2%
Stagwell Inc.	(0.5%)	10.4%	1.7%	NA
The Interpublic Group of Companies, Inc.	(0.6%)	0.1%	2.4%	3.3%
WPP plc	NMF	NMF	0.2%	3.0%

	EBITDA Growth
Company Name	LTM	2024P	2025P	2026P
Advantage Solutions Inc.	NMF	NMF	1.7%	NA
Harte Hanks, Inc.	(6.3%)	(4.6%)	32.3%	NA
Omnicom Group Inc.	3.4%	4.2%	6.6%	5.4%
Publicis Groupe S.A.	1.3%	2.8%	5.3%	4.8%
Stagwell Inc.	(13.8%)	17.0%	5.3%	NA
The Interpublic Group of Companies, Inc.	12.7%	0.4%	2.7%	3.8%
WPP plc.	NMF	NMF	2.9%	3.4%

	EBITDA Margin
Company Name	LTM	2024P	2025P	2026P
Advantage Solutions Inc.	NMF	9.5%	9.4%	NA
Harte Hanks, Inc.	7.6%	7.7%	9.7%	NA
Omnicom Group Inc.	16.5%	16.4%	16.7%	16.9%
Publicis Groupe S.A.	18.9%	18.4%	18.5%	18.6%
Stagwell Inc.	12.1%	12.7%	13.2%	NA
The Interpublic Group of Companies, Inc.	18.6%	18.6%	18.7%	18.8%
WPP plc.	NMF	NMF	15.6%	15.7%

Selected Public Companies Analysis – Valuation Multiples

Enterprise Value as a Multiple of
Company Name	LTM EBITDA	2024P EBITDA	2025P EBITDA	2026P EBITDA	LTM Revenue
Advantage Solutions Inc.	NMF	8.3x	8.2x	NA	NMF
Harte Hanks, Inc.	5.5x	5.4x	4.1x	NA	0.41x
Omnicom Group Inc.	9.9x	9.7x	9.1x	8.7x	1.64x
Publicis Groupe S.A.	9.8x	9.7x	9.2x	8.8x	1.85x
Stagwell Inc.	9.0x	8.0x	7.6x	NA	1.09x
The Interpublic Group of Companies, Inc.	7.9x	7.9x	7.7x	7.4x	1.48x
WPP plc.	NMF	NMF	5.5x	5.4x	NMF

Note: 2026P EBITDA figures were not available for Advantage Solutions Inc., Harte Hanks, Inc. and Stagwell Inc. LTM EBITDA figures were not meaningful for Advantage Solutions Inc. and WPP plc. 2024P EBITDA figure was not meaningful for WPP plc. LTM Revenue figures were not meaningful for Advantage Solutions Inc. and WPP plc.

To estimate a range of enterprise values for the Corporation, Lincoln applied valuation multiples of 7.5x to 8.5x to the Corporation’s 2024P EBITDA, based on the Management Projections. This analysis resulted in a range of implied enterprise values for the Corporation of approximately $33 million to $37 million. Lincoln then calculated an estimated equity value range for the Corporation by adding the present value of certain tax benefits anticipated to result from tax-deductible amortization and the Corporation’s net operating losses, adding back the amount of the Corporation’s net working capital excess, adding the amount of the Corporation’s cash and cash equivalents, subtracting the amount of the Corporation’s debt and debt-like items, and subtracting the present value of payments yet to be made by the Corporation in connection with an acquisition, balances for each as of March 31, 2024 and as provided by Corporation management. The resulting estimated equity value range was then divided by the number of shares of Common Stock outstanding on a fully diluted basis (including “in the money” options and RSUs based on the treasury method), as provided by Corporation management, to derive a range of equity values per share of $1.45 to $1.62, as compared to the equity value per share of $2.50 in the Merger.

Valuation multiples were selected, in part, by taking into consideration historical and projected financial performance metrics of the Corporation relative to such metrics of the selected public companies and selected M&A transactions target companies, including, but not limited to, the size of the Corporation on a revenue and EBITDA basis, historical, estimated and projected EBITDA margins compared to the selected public companies, and historical, estimated and projected revenue and EBITDA growth compared to the selected public companies.

None of the selected public companies was identical to the Corporation. As a result, a complete valuation analysis cannot be limited to a quantitative review of the selected public companies, but also requires complex consideration and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of the Corporation.

Selected M&A Transactions Analysis

Lincoln reviewed publicly available information related to selected mergers and acquisitions transactions listed in the table below. The selection of these transactions was based on, among other things, the target company’s industry and operational similarity, the relative size of the transaction, and the availability of public information related to the selected transaction.

Selected M&A Transactions Analysis

Enterprise Value as a Multiple of
Announcement	Target	Acquiror	LTM Revenue	LTM EBITDA
January 2023	Impact HD Inc.	BCJ-70 Co., Ltd.	1.90x	14.0x
July 2020	InnerWorkings, Inc.	HH Global Limited	0.23x	5.4x
July 2019	The Kantar Group Limited	Bain Capital Private Equity, LP	1.22x	8.2x
April 2019	Epsilon Data Management, LLC	Publicis Groupe Holdings B.V.; MMS USA Investments, Inc.	2.32x	8.2x

An insufficient number of relevant transactions were identified under this Selected M&A Transactions Analysis, therefore this methodology was not utilized in Lincoln’s analysis.

Miscellaneous

Lincoln and its affiliates provide a range of investment banking and financial services and, in that regard, Lincoln and its affiliates may have provided, may currently be providing, and may in the future provide investment banking and other financial services to the Corporation or its affiliates, and may in the future provide investment banking and other financial services to Parent or its affiliates for which Lincoln and its affiliates would expect to receive compensation. Lincoln was engaged by the Corporation on June 9, 2022 to render an opinion to the Board as to whether the Merger Consideration to be received by SGRP stockholders in the Merger was fair, from a financial point of view, to such stockholders (other than holders of Cancelled Shares and Dissenting Shares). Lincoln received fees for its services in connection with the delivery of its opinion to the Board of approximately $300,000, payable upon Lincoln informing the Board that it was prepared to deliver its opinion as requested. No portion of Lincoln’s fee in connection with the delivery of its opinion is contingent upon either the conclusion reached in its opinion or the consummation of the Merger. Pursuant to the engagement letter between Lincoln and the Corporation, the Corporation agreed to customary expense reimbursement and indemnification provisions. In the two years immediately prior to delivering its opinion, Lincoln was separately engaged pursuant to an engagement letter on June 9, 2022 to act as the exclusive financial advisor to the Corporation in connection with certain potential transactions (the “M&A Engagement Letter”), for which Lincoln will receive approximately $2 million in fees, a portion of which has been paid, and a significant portion of which is contingent upon the successful completion of the Merger. Such fee under the M&A Engagement Letter is separate from, and in addition to, the fee being paid to Lincoln for the delivery of its opinion. With the exception of Lincoln’s engagement in connection with the M&A Engagement Letter, no other fees have been paid to Lincoln and its affiliates by the Corporation, Parent or their respective affiliates during the past two years.

Certain Financial Projections

Except for a financial outlook with respect to the current fiscal year issued in connection with its ordinary course earnings announcements, SGRP does not normally publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying assumptions, estimates and projections, especially over longer-term periods. In connection with the evaluation of the Merger, SGRP’s management prepared and provided to the Board and Lincoln the Management Projections. SGRP is including a summary of the Management Projections to provide the Corporation’s stockholders with access to information that was made available to the Board in connection with its evaluation of the Merger and the Merger Consideration. In addition, a summary of the Management Projections was made available to Parent and Merger Sub at Parent’s request in connection with their due diligence review of SGRP. The Management Projections were also made available to Lincoln in connection with the rendering of its financial fairness opinion to the Board, as more fully described in “—Fairness Opinion of Lincoln International LLC” The summary of the Management Projections may not be appropriate for other purposes and is not being included in this proxy statement to influence a Corporation stockholder’s decision whether to vote in favor of the Merger Proposal or any other proposal. Please read the information set forth in this section below under the heading “Important Information Regarding the Management Projections.”

The following table presents a summary of the Management Projections.

$ in thousands	2024F	2025F	2026F	2027F
Revenue	121,730	134,844	147,977	156,856

Gross Profit	28,842	31,996	35,145	37,254

Operating Expense	21,872	22,966	23,885	24,601

Adjusted EBITDA (1)	6,971	9,030	11,260	12,653

Total CAPEX	1,707	1,793	1,882	1,976

Free Cash Flow	5,263	7,237	9,378	10,676

(1)	Adjusted EBITDA is a non-GAAP financial measure, which represents Gross profit minus Operating expense.

(2)	Free Cash Flow is a non-GAAP financial measure, which represents Adjusted EBITDA minus Total CAPEX.

$ in thousands	2024F	2025F	2026F
Current assets	39,872	43,177	49,639

Total Assets	45,834	49,328	55,867

Current Liabilities	25,314	25,097	25,741

Total Liabilities	26,671	26,686	27,692

Total Liability and equity	51,435	55,251	62,112

Important Information Regarding the Management Projections

The Management Projections were developed by SGRP’s management on a standalone basis without giving effect to the Merger and the other transactions contemplated by the Merger Agreement. Furthermore, the Management Projections do not take into account the effect of any failure of the transactions contemplated by the Merger Agreement to be completed and should not be viewed as accurate or continuing in that context. Although the Management Projections are presented with numerical specificity, they were based on numerous variables and assumptions made by SGRP’s management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to SGRP’s business, all of which are difficult or impossible to predict accurately and many of which are beyond SGRP’s control. The Management Projections constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in the Management Projections, including, but not limited to, the factors set forth in “Cautionary Statement Concerning Forward-Looking Statements” and the various risks set forth in SGRP’s reports filed with the SEC. There can be no assurance that the Management Projections will be realized or that actual results will not be significantly higher or lower than the Management Projections. The Management Projections cover several years, and such information by its nature becomes less reliable with each successive year. In addition, the Management Projections will be affected by SGRP’s ability to achieve strategic goals, objectives and targets over the applicable periods. The Management Projections reflect assumptions as to certain business decisions that are subject to change and cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of the Management Projections should not be regarded as an indication that SGRP, Lincoln, their respective officers, directors, affiliates, advisors, or other representatives or anyone who received this information then considered, or now considers, them a reliable prediction of future events, and this information should not be relied upon as such. The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that the Management Projections will be necessarily predictive of actual future events. No representation is made by SGRP or any other person regarding the Management Projections or SGRP’s ultimate performance compared to such information. The Management Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information about SGRP contained in SGRP’s public filings with the SEC. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information” on page 92 of this proxy statement. In light of the foregoing factors, and the uncertainties inherent in the Management Projections, Company stockholders are cautioned not to place undue, if any, reliance on the Management Projections.

The Management Projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”), or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation or presentation of prospective financial information. The Management Projections included in this proxy statement have been prepared by, and are the responsibility of, SGRP’s management. BDO USA, LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Management Projections and, accordingly, BDO USA, LLP does not express an opinion or any other form of assurance with respect thereto. BDO USA, LLP's report incorporated by reference into this proxy statement relates to SGRP’s previously issued financial statements. It does not extend to the Management Projections and should not be read to do so.

Adjusted EBITDA contained in the Management Projections and Free Cash Flow derived therefrom, both as summarized above, are each a “non-GAAP financial measure,” which is a financial performance measure that is not calculated in accordance with GAAP. The non-GAAP financial measures used in the Management Projections were relied upon by Lincoln for purposes of its opinion and by the Board in connection with its evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by Lincoln for purposes of its opinion or by the Board in connection with its evaluation of the Merger. Accordingly, SGRP has not provided a reconciliation of the financial measures included in the Management Projections to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by SGRP may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, this non-GAAP financial measure should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

The summary of such information above is included solely to give Corporation stockholders access to the information that was made available to the Board, Lincoln, Parent and Merger Sub, and is not included in this proxy statement to influence any Corporation stockholder to vote their shares of SGRP Common Stock in favor of the Merger Proposal or any other proposal contained herein. In addition, the Management Projections have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement, and except as required by applicable securities laws, SGRP does not intend to update or otherwise revise the Management Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.

Interests of the Directors and Executive Officers of SGRP in the Merger

When considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers have interests in the Merger that may be different from, or in addition to, your interests as a stockholder generally. The Board and the Special Committee were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and in recommending that the Merger Proposal be adopted and approved by the stockholders of SGRP. See “The Merger - Background of the Merger” and “The Merger - Recommendation of Our Board of Directors and Reasons for the Merger”. You should take these interests into account in deciding whether to vote “FOR” the approval of the Merger Proposal.

These interests are described in more detail below. For purposes of the discussion below, Michael R. Matacunas, Antonio Calisto Pato, Kori G. Belzer, William Linnane and Ron Lutz are referred to as the “executive officers.” In certain instances, Mr. Matacunas, Mr. Pato, Fay DeVriese, Mr. Linnane, Mr. Lutz and Ms. Belzer are referred to as the “named executive officers” as they were SGRP’s chief executive officer, chief financial officer, former chief financial officer and the three other most highly compensated executive officers, respectively, as determined for purposes of SGRP’s most recent annual proxy statement. Ms. DeVriese departed as SGRP’s Chief Financial Officer effective as of January 31, 2023, having served in that role since August 31, 2020. Compensation that may become payable to our named executive officers in connection with the Merger is subject to a non-binding, advisory vote of the stockholders of SGRP and is quantified in the narrative below and in “Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation”. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

Set forth below is the biographical information of all directors on the Board as of the date hereof:

Michael R. Matacunas serves as the Chief Executive Officer, President and a Director of SGRP and has held such positions since his appointment as Chief Executive Officer of SGRP on February 16, 2021. He is a Fortune 500 veteran with more than 30 years of relevant leadership experience. He has worked in public and private companies, developed and led international business growth, driven exceptional operational results and built world-class teams. Mr. Matacunas was previously the Chief Administrative Officer at Dollar Tree, Inc., where he helped lead the successful multi-billion-dollar acquisition and integration of Family Dollar Stores, including, among other things, merchandising, sourcing, operational and executive improvements. Prior to this, Mr. Matacunas was CEO of a successful retail professional services business that transformed leading global retailers, wholesalers and consumer packaged goods companies. Mike's experience also includes strategy, consulting and world-wide roles at leading technology companies, including IBM and Manhattan Associates. Mr. Matacunas earned a BA in Economics from Boston University and an MBA from the College of William & Mary Mason School of Business. He sits in one of the Contractually Dedicated Seats (i.e., the “CEO Board Seat”). See Contractually Dedicated Seats, below.

William H. Bartels has served as Director of SGRP since July 8, 1999. As one of the two founders of the Corporation, he was responsible for sales, marketing and developing client relationships across the globe for more than 40 years. He was also responsible for marketing/sales for the SPARLINE technology and its related consulting business for evaluating trade promotion spending and strategies for top tier CPG companies, domestic and international. He gained industry-wide recognition as reported through numerous industry publications and guest speeches at major industry conferences, while also negotiating partnerships with research companies in the U.K. and Australia for using the SPARLINE system. Prior to July 8, 1999, Mr. Bartels served as Vice Chairman, Secretary, Treasurer and Senior Vice President of the SPAR Marketing Companies, since 1967. He retired as an employee of the Company on January 1, 2020. He sits in one of the contractually dedicated seats and nominated himself for re-election to that seat pursuant to the CIC Agreement (as defined below).

James R. Gillis joined the Board of SGRP in August 2023, was appointed Chairman of the Board on October 4, 2023 and currently is a member of the Audit Committee, the Compensation Committee (and is its Chairman), the Governance Committee, and the Special Committee (and is its Chairman). Mr. Gillis is currently the CEO of Gillis & Associates, Inc., an M&A advisory firm that helps buyers and sellers in complex transactions. From 1993 to 2011, he was the CEO of Source Interlink Companies, Inc. From 1989 to 1993, Mr. Gillis was Managing Partner of Aders, Wilcox, Gillis Group, a global developer of trade relationships serving major brand marketers and retailers worldwide. He currently serves on the boards of American Stock Transfer & Trust Company, LLC (AST), and Travelport Worldwide LTD, and is an advisor to Siris Capital Group and Platinum Equity. Mr. Gillis has served on the boards and committees of multiple companies including Source Interlink, Park City Group, and Globe Communications. He attended Nova University in Fort Lauderdale.

John Bode joined the Board of SGRP in October 2023 and currently is a member of the Audit Committee (and is its Chairman), the Governance Committee, and the Special Committee. Mr. Bode was named Executive Vice President, Chief Financial Officer and Chief Transformation Officer of Postmedia Network Canada Corp. effective October 6, 2023. Postmedia is a leading Canadian news media company. He is currently transitioning from the role of interim Chief Executive Officer and a member of the Board of Directors of FISION Corporation, a start-up technology platform focused on internal and third-party software development, where he is also a member of the Board of Directors. From 2018 to 2022, he was the EVP, Chief Operating Officer of Readerlink Distribution Services, LLC, which is the largest full-service distributor of books to retailers in North America. From 2015 to 2018, Mr. Bode owned and operated a boutique strategic consultancy which was partnered with BGJ Group that focused on retail distribution and product placement. From 2013 to 2015, he was the Chief Financial Officer of Tribune Publishing Company. Mr. Bode began his career in 1996 as a CPA with BDO Seidman, LLP. He currently serves multiple public, private and charitable boards including McClatchy, Postmedia, Zevra Pharmaceutical and Veterans Ventures. Mr. Bode served on the board of Proficient Alpha Acquisition Corp. which ended when the acquisition of the Lion Group was completed in 2023. He earned his degree in Accountancy from the University of Notre Dame.

Linda Houston joined the Board of SGRP in October 2023 and currently is a member of the Governance Committee (and is its Chairman), the Audit Committee, the Compensation Committee, and the Special Committee. Ms. Houston is currently an Affiliate for Bates Consulting Group providing expert witness testimony on wealth management. She is also a Consultant for LGH Consulting LLC, an independent consulting firm that consults wealth management teams and trust departments. From 2011 to 2017, she was the Managing Director/Division Executive, and the Head of Global Wealth and Investment Management Diversity and Inclusion (D&I) Council for Bank of American/Merrill Lynch. From 1999 to 2011, Ms. Houston held positions, also at Bank of America/Merrill Lynch, as New Jersey Regional Managing Director (2010-2011), National Marketing and Sales Manager (2008-2009) and Managing Director/Marketing Executive (1999-2008). She serves on the board of Virginia National Bank, Florida Oceanographic, Community Foundation of Martin and St. Lucie Counties, Sailfish Point Foundation, Alvin Ailey Dance Company and Baruch College Zicklin School of Business. Ms. Houston earned her Bachelors of Arts degree from Southern Illinois University. She completed the Women's Executive Business Leadership Program at Harvard Business School and the Women's Executive Leadership Development Program at Keenan Flagler School of Business University of North Carolina.

Set forth below is the biographical information of all executive officers of SGRP as of the date hereof:

Michael R. Matacunas - For biographical information regarding Michael R. Matacunas, see the biographical information for the directors of SGRP, above.

Antonio Calisto Pato joined SGRP and became its Chief Financial Officer, Secretary and Treasurer on February 27, 2023. He has leadership experience in business, finance and international and strategy, tax and operational expertise. Most recently, Mr. Calisto Pato held CFO roles and directed all aspects of finance, accounting, treasury and tax as CFO for Earth Shoes and interim CFO for Street Trend. Prior to these roles, he held increasing leadership positions at Chiquita Brands International from 2011 to 2021. Mr. Calisto Pato also held financial and business leadership roles at Cemex in Switzerland and PWC in Luxembourg. He speaks four languages (including those principally used in the Company’s Brazilian and Mexican offices) and successfully earned a combined 5-year undergraduate and law degree in Portugal, and went on to complete his post-graduate degree in Tax from the Lisbon Business School. Mr. Calisto Pato also completed a Master of Advanced Studies in International Tax Law in the Netherlands at Leiden University and is completing his MBA from the University of North Carolina, Kenan-Flagler Business School at Chapel Hill, NC.

Kori G. Belzer became the Global Chief Operating Officer of SGRP in July 2021 and has served as Chief Operating Officer of SGRP since January 1, 2004. From August 7, 2020, through February 21, 2021, she also served as acting Chief Executive Officer of SGRP. From 2000 through 2003, Ms. Belzer served as the Chief Operating Officer of SPAR Administrative Services, Inc. (then known as SPAR Management Services, Inc.) (“SAS”), and SPAR Business Services, Inc. (then known as SPAR Marketing Services, Inc.), each an affiliate of SGRP (See Transactions with Related Persons, Promoters and Certain Control Persons, below). From 1997 to 2000, Ms. Belzer served as Vice President Operations of SAS and as Regional Director of SAS from 1995 to 1997. Prior to 1995, she served as Client Services Manager for SPAR/Servco, Inc.

William Linnane joined SGRP in July 2021 as its Chief Strategy and Growth Officer. He is an internationally experienced business, merchandising, retail, and finance leader with more than 20 years of relevant leadership experience. He has worked in the US, in Europe and in Australia, leading multi-billion-dollar businesses and driving exceptional operational results with different market conditions. He was recently the CEO of a successful advisory and investment firm focused on M&A and retail restructurings. Prior to that, Mr. Linnane was President of Kmart's Pharmacy, Drugstore and Grocery businesses in the U.S. and Puerto Rico, Chief Merchant at a leading book retailer in Europe, and led the Beverage, Candy and Snacks business for Tesco in the UK, working with Coca-Cola, PepsiCo, Nestle, Mars, Mondelez and others to drive branded growth opportunities via merchandising and other initiatives, including digital strategies. Mr. Linnane is a qualified accountant and started his career in finance working in the UK and Ireland at Kingfisher PLC (LSE: KGFL) and Tesco PLC (LSE:TSCO). He has strong experience in strategy, finance, operations, merchandising, sourcing, and leadership roles. Mr. Linnane holds an MA in Economics from Trinity College, University of Dublin.

Ron Lutz joined SGRP in July 2021 as its Chief Global Commercial Officer. He built a 35-year executive career guiding Fortune 100 companies and private organizations in the retail customer experience space. He has led retail organizations through transformational growth, change management and market expansions. Throughout his career he has held responsibilities in the areas of sales, operations, strategy, marketing, omni-channel customer experience development, international expansion, and acquisitions. Most recently, Ron was consulting as an international strategic retail advisor. Prior to this, he was the Chief Client Officer at a private retail services and solutions company. With his extensive background in the industry, Ron has served in the capacity and/or held titles such as Chief Marketing Officer, Chief Customer Officer, VP Customer Experience Deployment, VP New Store – Remerchandising, VP Enterprise Print /Fixtures, and VP Store Service Solutions. Earlier in his career, he served as a Vice President with Lowe's Companies (NYSE: LOW), where he led the deployment of an omni-channel customer experience solution across 2,000+ North American retail store locations. He also had responsibility for new store development in emerging markets and store renovations across the US, Canada, and Mexico.

Treatment of Equity and Equity-Based Awards

Under the Merger Agreement, the equity-based awards held by SGRP’s directors and executive officers under the 2001 Employee Stock Purchase Plan, the 2001 Consultant Stock Purchase Plan, the 2008 Stock Compensation Plan, the 2018 Stock Compensation Plan, the 2020 Stock Compensation Plan and the 2021 Stock Compensation Plan (together, the “Equity Incentive Plans”), will not be continued following the Merger and therefore will be cancelled and treated as explained below at the Effective Time.

Stock Options

Each Corporation Option that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, will be, by virtue of the Merger and without any action on the part of the holder thereof, cancelled and converted into the right to receive from the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of SGRP Common Stock subject to such Corporation Option; multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price under such Corporation Option, less any taxes required to be withheld with respect to such Corporation Option in accordance with the Merger Agreement. In the event that the per share exercise price under any Corporation Option is equal to or greater than the Merger Consideration, such Corporation Option will be cancelled as of the Effective Time without payment therefor and will have no further force or effect.

Restricted Stock Units

Each Corporation RSU that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and be cancelled and converted automatically, in accordance with the procedures set forth in the Merger Agreement, into the right to receive from the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (i) the total number of shares of SGRP Common Stock underlying such award of Corporation RSUs; multiplied by (ii) the Merger Consideration, less any taxes required to be withheld with respect to such Corporation RSUs in accordance with the Merger Agreement.

Phantom Stock Units

Each Corporation Phantom Stock Unit that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and be cancelled and converted automatically, in accordance with the procedures set forth in the Merger Agreement, into the right to receive from the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (i) the total number of shares of SGRP Common Stock underlying such Corporation Phantom Stock Units; multiplied by (ii) the Merger Consideration, less any taxes required to be withheld with respect to such Corporation Phantom Stock Units in accordance with the Merger Agreement.

Estimated Value of Equity Awards

The following table sets forth the number of unvested Corporation RSUs and outstanding Corporation Options and Corporation Phantom Stock Units that were held by our executive officers and non-employee directors as of September 30, 2024 under our Equity Incentive Plans and the cash value that each executive officer and non-employee director is expected to receive with respect to these awards in connection with the Merger.

	Unvested Corporation RSUs	Unvested Corporation RSUs Cash Value(1)	Corporation Options Outstanding	Corporation Options Cash Value(2)	Corporation Phantom Stock Units Outstanding	Corporation Phantom Stock Units Cash Value(3)	Total Value(1)
Executive Officers
Michael R. Matacunas	57,143	$142,858	630,000	$378,000	--	$--	$520,858
Antonio Calisto Pato	--	$--	--	$--	--	$--	$--
Kori G. Belzer	--	$--	--	$--	158,249	$395,623	$395,623
William Linnane	--	$--	--	$--	158,249	$395,623	$395,623
Ron Lutz	--	$--	--	$--	158,249	$395,623	$395,623

Non-Employee Directors
William H. Bartels	--	$--	50,000	$47,500	--	$--	$47,500
John Bode	--	$--	--	$--	--	$--	$--
James R. Gillis	--	$--	--	$--	--	$--	$--
Linda Houston	--	$--	--	$--	--	$--	$--

(1)	Equals the total number of shares of SGRP Common Stock subject to Corporation RSUs that will vest in connection with the Merger, multiplied by the Merger Consideration ($2.50).

(2)

Equals the product of, for each Corporation Option, (x) the total number of shares of SGRP Common Stock underlying such Corporation Option multiplied by (y) the excess, if any, of the Merger Consideration over the per share exercise price of such Corporation Option.

(3)	Equals the total number of shares of SGRP Common Stock underlying Corporation Phantom Stock Units that will be settled in connection with the Merger, multiplied by the Merger Consideration ($2.50).

Severance and Other Termination Benefits

We have entered into Change of Control Severance Agreements with each of our executive officers which include severance benefits that will be triggered by the Merger unless Parent negotiates otherwise with each executive officer. As described further below, each of Messrs. Matacunas, Pato, Linnane and Lutz and Ms. Belzer have entered into contingent partial waiver agreements (“Waiver Agreements”) under which, if the Merger is consummated, they will forego one-half of the cash severance payments to which they would otherwise become entitled under the Change of Control Severance Agreements.

The Change of Control Severance Agreements provide that, if the executive officer terminates his or her employment with SGRP for a “good reason” event, or SGRP terminates the executive officer’s employment other than for “cause” or due to the executive officer’s inability to perform the primary duties of his position in certain circumstances, in either case within two years after the Merger, then the executive officer will be entitled to (i) severance payments equal to the executive officer’s base salary plus the highest annual cash bonus paid or payable to the executive officer during the two-year period prior to the termination of employment multiplied by a factor (which, excluding the impact of the Waiver Agreements, is equal to 1.0 for Messrs. Pato, Linnane and Lutz; 1.5 for Ms. Belzer and 2.0 for Mr. Matacunas), (ii) full accelerated vesting of equity incentive awards, including restricted stock units and options, and 401k contributions, (iii) continued medical, vision and dental health benefits for a period of time following termination (12 months for Messrs. Pato, Linnane and Lutz; 18 months for Ms. Belzer and 24 months for Mr. Matacunas), and (iv) outplacement services, in the case of Mr. Matacunas. The Change of Control Severance Agreements also provide generally for tax gross-ups in the event that payments or other benefits in connection with a change of control result in the application of the parachute payment excise tax provisions of Sections 280G and 4999 of the Internal Revenue Code.

“Cause” is generally defined to mean (i) the willful and continued failure by the executive officer to substantially perform the officer’s duties with SGRP (other than any such failure resulting from the officer’s incapacity due to physical or mental illness), (ii) the officer’s commission of one or more acts that constitute a felony, (iii) the officer willfully engages in gross misconduct materially and demonstrably injurious to SGRP, or (iv) one or more significant acts of dishonesty as regards SGRP or any affiliate. For purposes of clause (i) of the definition of “Cause,” no act, or failure to act, on the officer’s part will be deemed ‘willful’ unless done, or omitted to be done, by the officer not in good faith and without reasonable belief that the officer’s act, or failure to act, was in the best interest of SGRP. The determination of whether Cause exists must be made by a resolution duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board at a meeting of the Board that was called for the purpose of considering such termination (after reasonable notice to the officer and an opportunity for the officer, together with the officer’s counsel, to be heard before the Board and, if possible, to cure the breach that was the alleged basis for Cause) finding that, in the good faith opinion of the Board, the officer was guilty of conduct constituting Cause and specifying the particulars thereof in detail.

“Good Reason” is generally defined to mean (i) certain reductions or other changes in the executive officer’s authority, duties, titles, status or responsibilities, (ii) certain reductions or other adverse changes in compensation, (iii) failure of SGRP to obtain a written agreement of a successor or assign of SGRP or its assets to assume and perform the agreement, or (iv) certain relocations of SGRP’s principal executive offices. In the case of Mr. Matacunas’s Change of Control Agreement, “Good Reason” also includes a change of control following which SGRP is no longer an independent company. In the case of the other executive officers’ Change of Control Agreements, “Good Reason” also includes (a) a change in control following which SGRP is no longer an independent company or (b) certain changes in the Chief Executive Officer, subject, in the case of Mr. Pato’s Agreement, to certain exceptions specified in the Agreement.

The foregoing amounts are in addition to the payment of all unpaid base salary to which the executive officer is entitled through the termination date and other vested benefits to which the executive officer is entitled under SGRP’s benefit plans and arrangements.

In connection with the Merger, each of the executive officers has executed a Waiver Agreement providing that, contingent on the consummation of the Merger on the terms and conditions set forth in the Merger Agreement, the executive officer waives his or her right to one-half of the cash lump sum severance benefits that would otherwise be payable under the Change of Control Agreement on a qualifying termination. If the Merger is not so consummated, then the waiver will be void and, upon a qualifying termination under the Change of Control Agreement, the executive officer will continue to be entitled to the full amount of the cash lump sum severance and other benefits that would have been payable under the Change of Control Agreement absent such waiver.

Change of Control, Voting and Restricted Stock Agreement

The Change of Control, Voting and Restricted Stock Agreement (the “CIC Agreement”) became effective on January 28, 2022, when signed by SGRP and Robert G. Brown, William H. Bartels, SAS and SPAR Business Service, Inc. (“SBS”). Mr. Brown, Mr. Bartels, SAS and SBS may be referred to collectively as the “Majority Stockholders”. The CIC Agreement was approved by the Board.

Mr. Brown and Mr. Bartels are significant stockholders of SGRP, and thus each is a related party and affiliate of SGRP. Mr. Bartels also is a director of SGRP. Mr. Brown and Mr. Bartels also have contractual rights to nominate directors for the Board. See Change of Control, Voting and Restricted Stock Agreement, below.

SBS, SPAR InfoTech, Inc. (“Infotech”), Innovative Global Technologies LLC (“IGT”), SP/R, Inc. and SAS are related parties and affiliates of SGRP, but are not under the control or part of SGRP. SBS is a related party and affiliate of SGRP because it is owned by SBS LLC, which in turn is beneficially owned by Mr. Brown. Infotech, SP/R, Inc. and IGT are each related parties and affiliates of SGRP because each is owned principally by Mr. Brown. SAS is a related party and affiliate of SGRP because it is owned principally by Mr. Bartels and prior to December 2023 also owned in part by entities owned by affiliates of Mr. Brown.

Pursuant to the CIC Agreement, SGRP issued to the Majority Stockholders 2,000,000 restricted shares of Series B Preferred Stock (“SGRP Series B Stock”), which converted into 3,000,000 shares of SGRP Common Stock pursuant to the 1:1.5 conversion ratio set forth in the Certificate of Designation of Series "B” Preferred Stock of SGRP and the CIC Agreement. As of November 10, 2023, all shares of SGRP Series B Stock had vested and automatically converted into shares of SGRP Common Stock, and all of the corresponding shares of SGRP Common Stock had been issued in connection with the automatic conversion or were in the process of being issued by December 31, 2023. As of the date hereof, no shares of SGRP Series B Stock remain outstanding.

Continuing Employees

Under the Merger Agreement, during the period commencing at the Effective Time and ending on the date which is 12 months from the Effective Time (or if earlier, the date of the employee’s termination of employment with Parent and its subsidiaries), Parent will cause the Surviving Corporation and each of its subsidiaries, as applicable, to provide the employees of SGRP and its subsidiaries who remain employed immediately after the Effective Time (collectively, the “Corporation Continuing Employees”), which will include our executive officers who remain employed immediately after the Effective Time, with (i) annual base salary or wage level that is not less than the base salary or wage level provided to such Corporation Continuing Employee immediately prior to the Effective Time, (ii) annual target bonus opportunities (excluding equity-based compensation) not materially less favorable than the annual target bonus opportunities (excluding equity-based compensation) provided to such Corporation Continuing Employee immediately prior to the Effective Time, and (iii) other employee benefits (excluding any retiree health or defined benefit retirement benefits) that are not materially less favorable, in the aggregate, than the employee benefits (excluding any retiree health or defined benefit retirement benefits) provided by SGRP and its subsidiaries on the date of the Merger Agreement. Parent will, or will cause Parent’s subsidiaries, including the Surviving Corporation, to, assume, honor and continue SGRP’s 2024 annual cash bonus plans, as such plans apply to the calendar year 2024, that are in effect at the Effective Time.

Named Executive Officer Golden Parachute Compensation

The following table provides information about certain compensation for each of our named executive officers (other than Ms. DeVriese, who departed SGRP effective as of January 2023 and therefore is not entitled to any additional compensation) and Mr. Pato that is based on or otherwise relates to the Merger. The values in this table assume that the Merger closed on October 25, 2024, that the Change of Control Severance Agreements described above are triggered, and that each named executive officer was terminated from employment immediately after the closing of the Merger without cause or for good reason. The compensation summarized in the table and footnotes below is subject to a non-binding, advisory vote of SGRP’s stockholders, as described in “Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation”.

The footnotes to the table identify whether the benefit is “single-trigger” (meaning the benefit is payable solely as a result of the consummation of the Merger, and is not conditioned on a termination of the named executive officer’s employment) or “double trigger” (meaning a benefit that is only payable upon the named executive officer’s termination of employment without cause or for good reason following the Merger). Because the definition of “good reason” under the Change of Control Severance Agreements generally includes a change in control, such as the Merger, following which SGRP is no longer an independent company, the severance payments and other benefits under those Agreements will effectively be payable upon any termination of employment following the Merger.

Golden Parachute Compensation
Name	Cash($)(1)	Equity($)(2)	Perquisites/Benefits ($)(3)	Tax Reimbursements ($)(4)	Total($)
Michael R. Matacunas	$1,545,376	$520,858	$32,400	$--	$2,098,634
Antonio Calisto Pato	$257,380	$--	$16,200	$--	$273,580
Kori G. Belzer	$394,590	$395,623	$24,300	$--	$814,513
William Linnane	$253,377	$395,623	$16,200	$--	$665,200
Ron Lutz	$255,544	$395,623	$6,200	$--	$657,367

(1)

Amounts shown in this column include cash severance benefits that are payable under the terms of the Change of Control Severance Agreements if the named executive officer’s employment is terminated without cause or for good reason, as described above under the heading “The Merger – Interests of the Directors and Executive Officers of SGRP in the Merger – Severance and Other Termination Benefits,” taking into account the effect of the Waiver Agreements. Because the severance payments and other benefits under the Change of Control Severance Agreements are payable only upon a termination of employment within two years after the Merger, the payments and benefits may be characterized as subject to a “double trigger.” However, because the definition of “good reason” under the Change of Control Severance Agreements generally includes a change in control following which SGRP is no longer an independent company, such as the Merger, the severance payments and other benefits under those Agreements will effectively be payable upon any termination of employment within two years following the Merger. Cash severance payments are payable in a lump sum within 20 days of such termination. Severance amounts are calculated based on each named executive officer’s base salary and highest annual cash bonus paid or payable during the two-year period prior to the assumed termination of employment, taking into account the effect of the Waiver Agreements. As described above under the heading “The Merger – Interests of the Directors and Executive Officers of SGRP in the Merger – Severance and Other Termination Benefits,” the named executive officers have entered into the Waiver Agreements, which waive their rights to a portion of the severance payments under the Change of Control Severance Agreements in connection with, and contingent upon, the closing of the Merger. Additional changes may be made to the named executive officers’ compensation arrangements in connection with the Merger, but no such changes have yet been finalized.

The following table separately shows the amount of cash severance attributable to base salary and the amount attributable to bonus that are included in this column:

Name	Base Salary Component of Severance	Bonus Component of Severance
Michael R. Matacunas	$700,000	$845,376
Antonio Calisto Pato	$175,000	$82,380
Kori G. Belzer	$262,500	$132,090
William Linnane	$170,000	$83,377
Ron Lutz	$170,000	$85,544

(2)

This represents the cash value that will be paid with respect to the Corporation RSUs and Corporation Phantom Stock Units that will vest on an accelerated basis in connection with the Merger, and the cash value that will be paid with respect to Corporation Options, in each case as described above under the heading “The Merger – Interests of the Directors and Executive Officers of SGRP in the Merger – Treatment of Equity and Equity-Based Awards”. This is a “single-trigger” benefit. The value attributable to the Corporation RSUs and Corporation Phantom Stock Units is calculated by multiplying the total number of Corporation RSUs and Corporation Phantom Stock Units being vested by $2.50 per share of SGRP Common Stock (i.e., the Merger Consideration), and the value attributable to the Corporation Options is calculated by multiplying the excess of the Merger Consideration over the exercise price per share by the total number of shares subject to the Corporation Options. The number of Corporation RSUs and Corporation Phantom Stock Units for which vesting will accelerate for each named executive officer, and the number of Corporation Options being paid out for each named executive officer, can be found above in the chart included above under the heading “The Merger – Interests of the Directors and Executive Officers of SGRP in the Merger – Treatment of Equity and Equity-Based Awards – Estimated Value of Accelerated Equity”.

(3)

Amounts shown in this column include the estimated value of benefits continuation provided for under the terms of the Change of Control Severance Agreements if the named executive officer’s employment is terminated without cause or for good reason, as described above under the heading “The Merger – Interests of the Directors and Executive Officers of SGRP in the Merger – Severance and Other Termination Benefits”. Because the benefits under the Change of Control Severance Agreements are provided only upon a termination of employment within two years after the Merger, the payments and benefits may be characterized as subject to a “double trigger.” However, because the definition of “good reason” under the Change of Control Severance Agreements generally includes a change in control following which SGRP is no longer an independent company, such as the Merger, the benefits under those Agreements will effectively be payable upon any termination of employment within two years following the Merger.

(4)

We estimate that no tax gross-up payments relating to the excise tax on parachute payments under Code Sections 280G and 4999 will become payable in connection with the Merger. Because the amount of parachute payments and any related excise tax and tax gross-up payments depends on variable elements that may change over time, it is possible that tax gross-up payments could ultimately become due. Any such payments would be “double trigger” benefits.

Insurance and Indemnification of Directors and Executive Officers

Under the Merger Agreement, beginning at the Effective Time, Parent shall, and shall cause the Surviving Corporation to observe all rights to indemnification, advancement of expenses, and exculpation provided under SGRP’s certificate of incorporation and by-laws or other agreements in effect as of the date of the Merger Agreement, to each present and former director and officer of SGRP and its subsidiaries. For a period of six years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the charter documents of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the present and former directors and officers of SGRP and its subsidiaries as the indemnification, advancement of expenses, and exculpation provisions set forth in SGRP’s certificate of incorporation and by-laws or other agreements in effect as of the date of the Merger Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable law.

Under the Merger Agreement, the Surviving Corporation will, and Parent will cause the Surviving Corporation to: (i) obtain as of the Effective Time “tail” policies to the current directors’ and officers’ liability insurance maintained on the date of the Merger Agreement by SGRP with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to each present and former director and officer of SGRP, or, if substantially equivalent insurance coverage is unavailable, the best available coverage, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time; provided, however, that in no event will the Surviving Corporation be required to pay aggregate annual premiums for such coverage in excess of 350% percent of the last annual premium paid by SGRP or any of its subsidiaries for such insurance prior to the date of the Merger Agreement. If such insurance coverage cannot be obtained at an annual aggregate premium equal to or less than the maximum premium provided in the Merger Agreement, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, the greatest coverage available for a cost not exceeding an annual aggregate premium equal to such maximum premium. The provisions of the immediately preceding sentence will be deemed to have been satisfied if prepaid “tail” policies have been obtained by SGRP prior to the Effective Time, which policies provide directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events occurring on or before the Effective Time.

In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other person and will not be the continuing or Surviving Corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, Parent and the Surviving Corporation shall cause proper provision to be made so that such successors and assigns of Parent or the Surviving Corporation, as the case may be, shall expressly assume all of the insurance and indemnification obligations of Parent or the Surviving Corporation, as applicable, to the current and former directors and officers discussed above.

Compensation Arrangements with Parent

Parent held introductory discussions with certain members of SGRP’s management team in which Parent indicated that such members of the management team may receive new employment terms, including a three-year employment term, bonus opportunities, severance and participation in the Surviving Corporation’s equity incentive plan.

Financing of the Merger

We anticipate that the total funds needed to complete the Merger, including the funds needed to pay SGRP stockholders and holders of other equity-based interests the amounts due to them under the Merger Agreement, will be approximately $60.63 million based upon the consideration payable under the Merger Agreement, which will be funded through debt Financing in an aggregate principal amount of up to approximately $115,000,000 and cash on SGRP’s balance sheet.

The funding of the Financing is subject to the satisfaction of the conditions set forth in the Debt Commitment Letter under which the Financing will be provided. The obligation of the parties to complete the Merger is not subject to a financing condition. However, the failure of Parent to obtain the Financing (or to secure alternative financing) would likely result in the failure of the Merger to be completed. If SGRP terminates the Merger Agreement due to Parent’s failure to complete the Merger when the closing conditions have been satisfied, subject to the requirements described in the Merger Agreement, Parent would be obligated to pay to SGRP a termination fee. For a description of the circumstances in which the reverse termination fee would be paid to SGRP, see the section entitled “The Merger Agreement – Termination Fees” on page 85 of this proxy statement.

Debt Financing

If any portion of the Financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letter, Parent is required to promptly notify SGRP and use its commercially reasonable efforts to obtain, as promptly as practicable, on terms reasonably as favorable to Parent as the terms of the Debt Commitment Letter, alternative debt financing in an amount that would, together with other funds readily available to Parent, be sufficient to pay the aggregate Merger Consideration on the Closing Date. As of the last practicable date before the filing of this proxy statement with the SEC, the Debt Commitment Letter remains in effect. The documentation governing the Financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the Financing may differ from those described in this proxy statement. The source of the Financing under the Debt Commitment Letter may invite other banks, financial institutions and institutional lenders to participate in the Financing contemplated by the Debt Commitment Letter.

Appraisal Rights

General

If the merger is consummated, persons who do not wish to accept the merger consideration are entitled to seek appraisal of their shares of SGRP Common Stock under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their shares of SGRP Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of SGRP Common Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement.

This section summarizes material provisions of the DGCL pertaining to appraisal rights. The following discussion, however, is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which is attached as Appendix B to this proxy statement and incorporated by reference herein. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not an SGRP stockholder should exercise its right to seek appraisal under Section 262 of the DGCL.

A holder of record or a beneficial owner of shares of SGRP Common Stock who (i) continuously holds such shares on and from the date of the making of the demand through the effective time, (ii) has not consented to or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with all other procedures for exercising appraisal rights under Section 262 of the DGCL, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares or otherwise lose his, her or its rights to seek appraisal and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by SGRP and to be set forth on the Chancery List (as defined below), will be entitled to receive the fair value of his, her or its shares of SGRP Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

Under Section 262 of the DGCL, not less than 20 days prior to the special meeting at which the adoption and approval of the Merger Agreement will be submitted to the stockholders, SGRP must notify each stockholder who was an SGRP stockholder on the Record Date and who is entitled to exercise appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the required notice, and a copy of Section 262 of the DGCL is attached as Appendix B to this proxy statement.

PERSONS WHO WISH TO EXERCISE APPRAISAL RIGHTS OR WHO WISH TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW THE FOLLOWING DISCUSSIONS AND APPENDIX B CAREFULLY. FAILURE TO COMPLY PRECISELY WITH THE PROCEDURES OF SECTION 262 OF THE DGCL IN A TIMELY AND PROPER MANNER WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL UNDER SECTION 262 OF THE DGCL, A PERSON WHO IS CONSIDERING WHETHER TO EXERCISE ITS APPRAISAL RIGHTS IS ENCOURAGED TO CONSULT WITH ITS OWN LEGAL COUNSEL AND/OR FINANCIAL ADVISOR. ANY SHARES OF SGRP COMMON STOCK HELD BY AN SGRP STOCKHOLDER OR BENEFICIAL OWNER WHO FAILS TO PERFECT, SUCCESSFULLY WITHDRAWS OR OTHERWISE LOSES HIS, HER OR ITS APPRAISAL RIGHTS WILL BE DEEMED TO HAVE BEEN CONVERTED AS OF THE EFFECTIVE TIME INTO THE RIGHT TO RECEIVE THE MERGER CONSIDERATION.

How to Exercise and Perfect Your Appraisal Rights

If you are an SGRP stockholder or beneficial owner and wish to exercise the right to seek an appraisal of your shares of SGRP Common Stock, you must comply with ALL of the following:

●

you must NOT vote “FOR,” or otherwise consent in writing to, the Merger Proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, if you submit a proxy and wish to exercise your appraisal rights, you must include voting instructions to vote your share “AGAINST,” or as an abstention with respect to, the Merger Proposal;

●

you must continuously hold your shares of SGRP Common Stock from the date of making the written demand for appraisal through the Effective Time. You will lose your appraisal rights if you transfer your shares of SGRP Common Stock before the Effective Time;

●	prior to the taking of the vote on the Merger Proposal at the special meeting, you must deliver a proper written demand for appraisal of your shares;

●

you, another stockholder who has complied with the applicable subsections of Section 262 of the DGCL and who is otherwise entitled to appraisal rights under Section 262 of the DGCL, an appropriate beneficial owner or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of your shares of SGRP Common Stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of the appropriate SGRP stockholders and beneficial owners to initiate all necessary action to properly demand their appraisal rights in respect of shares of SGRP Common Stock within the time prescribed in Section 262 of the DGCL; and

●

for beneficial owners only, such demand must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and must provide an address at which such beneficial owner consents to receive notices given by SGRP and to be set forth on the Chancery List.

Filing a Written Demand

Neither voting against the Merger Proposal, nor abstaining from voting or failing to vote on the Merger Proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. Any person wishing to exercise appraisal rights must deliver to SGRP, before the taking of the vote on the Merger Proposal at the special meeting, a written demand for the appraisal of the person’s shares. A person’s failure to deliver the written demand prior to the taking of the vote on the Merger Proposal at the special meeting will constitute a waiver of appraisal rights. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal.

A demand for appraisal must be executed by or on behalf of the stockholder of record or beneficial owner. Such demand will be sufficient if it reasonably informs SGRP of the identity of the stockholder or beneficial owner and that the beneficial owner intends to demand appraisal of the “fair value” of his, her or its shares of SGRP Common Stock, and, for beneficial owners only, such demand must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and must provide an address at which such beneficial owner consents to receive notices given by SGRP and to be set forth on the Chancery List. A holder of record, such as a bank, broker or nominee, who holds shares of SGRP Common Stock as a nominee or intermediary for others, may exercise appraisal rights with respect to the shares of SGRP Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. The written demand should state the number of shares of SGRP Common Stock as to which appraisal is sought. Where no number of shares of SGRP Common Stock is expressly mentioned, the demand will be presumed to cover all shares of SGRP Common Stock held in the name of the holder of record.

If your shares of SGRP Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if your shares are owned of record jointly with one or more other persons, as in a joint tenancy or tenancy in common, the demand for appraisal should be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the holder or holders of record. Stockholders who hold their shares of SGRP Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

SPAR Group, Inc.

1910 Opdyke Court

Auburn Hills, Michigan 48326

Attention: Secretary

At any time within 60 days after the Effective Time, any person that made a demand for appraisal but has not commenced an appraisal proceeding or joined in such a proceeding as a named party will have the right to withdraw the demand and to accept the Merger Consideration in accordance with the Merger Agreement for his, her or its shares of SGRP Common Stock by delivering to the Surviving Corporation, at the address indicated immediately above, a written withdrawal of the demand for appraisal, but after such 60-day period a demand for appraisal may be withdrawn only with the written approval of the Surviving Corporation.

Notice by the Surviving Corporation. Within ten days after the effective date of the Merger, SGRP, as the Surviving Corporation, must notify (i) each holder of SGRP Common Stock, and (ii) any beneficial owner of SGRP, in each case who has made a written demand for appraisal pursuant to Section 262 of the DGCL and has not voted in favor of the Merger Proposal, of the date that the Merger has become effective.

Filing a Petition for Appraisal with the Delaware Court of Chancery. Within 120 days after the Effective Time, but not later, either you or another stockholder, provided you or such other stockholder have complied with the requirements of Section 262 of the DGCL and are otherwise entitled to appraisal rights, or the Surviving Corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by you or another stockholder, demanding an appraisal of the value of the shares of SGRP Common Stock held by all stockholders and beneficial owners who have properly demanded appraisal. None of Parent, Merger Sub or SGRP, as the Surviving Corporation, is under any obligation to file an appraisal petition or has any intention to do so. If you desire to have your shares of SGRP Common Stock appraised, you should initiate any petitions necessary for properly demanding your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the Effective Time, provided you have complied with the provisions of Section 262 of the DGCL, you will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares of SGRP Common Stock not voted in favor of the Merger Proposal and with respect to which SGRP has received demands for appraisal, and the aggregate number of holders of those shares. The Surviving Corporation must mail this statement to you within the later of (i) ten days after receipt by the Surviving Corporation of the request therefor or (ii) ten days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of SGRP Common Stock held in a voting trust or by a nominee or intermediary on your behalf you may, in your own name, file an appraisal petition or request from the Surviving Corporation the statement described in this paragraph. If a petition for appraisal is not timely filed, then the right to appraisal will cease.

If a petition for appraisal is duly filed by you or another holder of record or beneficial owner of SGRP Common Stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all holders and beneficial owners who have demanded an appraisal of their shares of SGRP Common Stock and with whom agreements as to the value of their shares of SGRP Common Stock have not been reached by the Surviving Corporation (the “Chancery List”). The Delaware Court of Chancery may order that notice of the time and place fixed for the petition hearing be given to the Surviving Corporation and all of the persons shown on the verified list at the addresses stated therein. Any such notice must also be given by one or more publications at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or any other publication which the Delaware Court of Chancery deems advisable. The forms of the notice by mail and by publication will be approved by the Delaware Court of Chancery and the costs thereof will be borne by the Surviving Corporation.

After notice to the persons as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which persons have complied with Section 262 of the DGCL and have become entitled to appraisal rights and may require the persons demanding appraisal who hold certificated shares of SGRP Common Stock to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any SGRP stockholder who fails to comply with this direction. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares of SGRP Common Stock entitled to appraisal exceeds 1% of the outstanding shares of SGRP Common Stock, or (ii) the value of the consideration provided in the Merger for such total number of shares of SGRP Common Stock exceeds $1 million.

The appraisal proceeding will be conducted as to the shares of SGRP Common Stock owned by such persons, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court of Chancery will determine the fair value of the shares of SGRP Common Stock held by all persons who have properly demanded their appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262 of the DGCL, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided therein only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to SGRP stockholders entitled to receive the same, forthwith in the case of uncertificated stockholders or upon surrender by certificated stockholders to the Surviving Corporation of their stock certificates.

Determination of Fair Value. In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to fair value under Section 262 of the DGCL. The fair value of shares of SGRP Common Stock as determined under Section 262 of the DGCL could be greater than, the same as or less than the Merger Consideration. Neither Parent nor SGRP, as the Surviving Corporation, anticipates offering more than the Merger Consideration to any SGRP stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of SGRP Common Stock is less than the Merger Consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and you may receive more or less than the Merger Consideration.

If no party files a petition for appraisal within 120 days after the Effective Time, you will lose the right to an appraisal and will instead receive the Merger Consideration in accordance with the Merger Agreement, without interest thereon, less any withholding taxes.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) and may tax those costs upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of SGRP Common Stock entitled to appraisal. In the absence of such an order, each party to the appraisal proceeding bears its own expenses.

If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you will not, from and after the Effective Time, be entitled to vote the shares of SGRP Common Stock subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of SGRP Common Stock as of a record date prior to the Effective Time.

If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the Merger Consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the consideration payable in the Merger to the Surviving Corporation, except that any attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Surviving Corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any SGRP stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the Merger within 60 days after the Effective Time. If you fail to properly demand or successfully withdraw your demand for appraisal, or otherwise lose your appraisal rights, your shares of SGRP Common Stock will be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon, less any withholding taxes.

Failure to follow the steps required by Section 262 of the DGCL for properly demanding appraisal rights may result in the loss of your appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares of SGRP Common Stock in accordance with the Merger Agreement, without interest thereon, less any withholding taxes.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH THE TECHNICAL PREREQUISITES OF SECTION 262 OF THE DGCL. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL AND/OR FINANCIAL ADVISOR. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, SECTION 262 OF THE DGCL WILL GOVERN.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences of the Merger to U.S. holders and non-U.S. holders (each as defined below) of SGRP Common Stock who receive cash in exchange for shares of SGRP Common Stock pursuant to the Merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the Merger. The tax consequences of the Merger under U.S. federal tax laws other than those pertaining to income tax, such as estate and gift tax laws, and any applicable state, local and non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations, and any such change or differing interpretation may be applied retroactively in a manner that could affect the accuracy of the statements and conclusions set forth in this summary. The U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Merger.

This discussion is limited to holders of shares of SGRP Common Stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the U.S. federal income tax consequences to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

●	U.S. expatriates and former citizens;

●	U.S. holders whose functional currency is not the U.S. dollar;

●	persons holding shares of SGRP Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies and other financial institutions;

●	brokers or dealers;

●	traders in securities that elect to apply a mark-to-market method of accounting;

●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	“S corporations”;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell their shares of SGRP Common Stock under the constructive sale provisions of the Code;

●	persons who own an equity interest, actually or constructively, in Parent or, following the Merger, the Surviving Corporation;

●	persons that do not comply with certain Foreign Account Tax Compliance Act, also known as “FATCA,” obligations;

●	persons subject to the U.S. federal alternative minimum tax;

●	persons who hold or received their shares of SGRP Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

This discussion also does not address the U.S. federal income tax consequence to holders of shares of SGRP Common Stock who exercise appraisal rights in connection with the Merger under the DGCL.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds shares of SGRP Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding SGRP Common Stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the Merger to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF SGRP COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of SGRP Common Stock that for U.S. federal income tax purposes is or is treated as:

●	an individual who is a citizen or resident (for U.S. federal income tax purposes) of the United States;

●

a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●

a trust that (i) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust or (ii) has a valid election in effect to be treated as a “United States person” for U.S. federal income tax purposes.

Effect of the Merger

The receipt of cash by a U.S. holder in exchange for shares of SGRP Common Stock in the Merger generally will be a taxable transaction for U.S. federal income tax purposes. The amount of any taxable gain or loss realized by a U.S. holder who receives cash for shares of SGRP Common Stock in the Merger generally will equal the difference, if any, between the amount of cash received for such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted basis in such shares. A U.S. holder’s adjusted basis in a share generally will be equal to the amount the U.S. holder paid for such share. The amount and character of such gain or loss and the holding period of shares will be determined separately for each block of shares of SGRP Common Stock (that is, shares acquired at the same cost in a single transaction) exchanged for cash in the Merger. Any gain or loss realized by a U.S. holder upon the receipt of cash in exchange for a share of SGRP Common Stock in the Merger generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held such share for more than one year at the Effective Time.

A U.S. federal tax of up to 3.8% may apply to so-called “net investment income” of certain persons, such as individuals. Net investment income includes any gain recognized by such a person in the Merger. Holders should consult their tax advisors regarding the applicability of the tax on gain recognized pursuant to the Merger.

Information Reporting and Backup Withholding

Payments made to a U.S. holder in exchange for shares of SGRP Common Stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding (currently at a rate of 24%). To avoid backup withholding on such payments, U.S. holders that do not otherwise establish an exemption should complete and return to the Paying Agent a properly executed IRS Form W-9 included in the letter of transmittal certifying that such holder is a U.S. person, that the taxpayer identification number provided is correct and that such holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the Merger under the backup withholding rules may be allowed as a refund or a credit against such U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of SGRP Common Stock that is not a U.S. holder.

Effect of the Merger

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of SGRP Common Stock in the Merger unless:

●

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, such gain generally is also attributable to a permanent establishment or, in the case of an individual, a fixed base, maintained by the non-U.S. holder in the United States);

●

the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year which includes the Effective Time, and certain other requirements are met; or

●

SGRP is or has been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger or the period that the non-U.S. holder held shares of SGRP Common Stock and the non-U.S. holder held (actually or constructively) more than five percent of the shares of SGRP Common Stock at any time during such five-year period.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty).

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, the determination of whether SGRP is a USRPHC depends on the fair market value of its United States real property interests relative to the fair market value of its other trade or business assets and its United States and foreign real property interests, in each case as determined for U.S. federal income tax purposes. SGRP believes that it has not been a USRPHC for U.S. federal income tax purposes during the time described above.

Information Reporting and Backup Withholding

Payments made to non-U.S. holders in the Merger may be subject to information reporting to the IRS and backup withholding (currently at a rate of 24%). Non-U.S. holders generally can avoid information reporting and backup withholding by providing the payor or applicable withholding agent with the applicable and properly executed IRS Form W-8 certifying under penalties of perjury the holder’s non-U.S. status (provided that the payor or applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person as defined under the Code) or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

The discussion above of U.S. federal income tax consequences is not intended to constitute a complete description of all tax consequences relating to the Merger. This summary is for general information purposes only and is not tax advice. Because individual circumstances may differ, each holder should consult their tax advisor regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the Merger in light of such holder’s particular circumstances, including the tax consequences arising under the U.S. federal estate or gift tax rules, or through the application of any state, local or foreign tax laws.

Voting Agreement

Simultaneously with the execution of the Merger Agreement, William H. Bartels, a member of our Board, entered into the Voting Agreement with Parent pursuant to which Mr. Bartels has agreed, among other things, to vote, and has granted an irrevocable proxy to Parent to vote, the shares of capital stock of SGRP that he owns as of the Record Date in favor of the Merger and against the approval of any Takeover Proposal or other acquisition agreement. As of the Record Date, Mr. Bartels owns 4,709,837 shares of SGRP Common Stock.

Transaction Litigation

On September 25, 2024, a purported stockholder of the Corporation filed a complaint in the U.S. District Court for the Southern District of New York, styled Lapinski v. SPAR Group, Inc., Case No. 1:24-cv-07233 (the “Lapinski Action”), naming the Corporation and the Board as defendants.  The complaint alleges, among other things, that the preliminary proxy statement filed September 13, 2024 with the SEC misstated or omitted material information concerning the sale process and certain conflicts of interest, and financial projections and the financial analyses performed by Lincoln and SGRP management.  The complaint asserts claims under Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder and under Section 20(a) of the Exchange Act.  The complaint seeks, among other things, an injunction enjoining the consummation of the Merger, and an award of damages, attorneys’ fees and other litigation costs. Additionally, purported stockholders of the Corporation have delivered demand letters and a draft complaint alleging similar deficiencies or omissions regarding disclosures made in the preliminary proxy.  The Corporation believes the Lapinski Action and the demand letters are without merit and intends to vigorously defend against them. Additional lawsuits and demand letters arising out of or relating to the Merger Agreement or the Merger may be filed or made in the future, which could prevent or delay completion of the Merger and result in additional costs to the Corporation. If additional complaints or demands are filed or made, the Corporation will not necessarily announce them.

THE MERGER AGREEMENT

The following summary describes material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement

The Merger Agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about SGRP contained in this proxy statement or in SGRP’s public filings with the SEC, as described in “Where You Can Find More Information” on page 92 of this proxy statement, may supplement, update or modify the factual disclosures about SGRP contained in the Merger Agreement and described in this summary. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates and solely for the benefit of parties to the Merger Agreement, and:

●

were, in the case of the representations and warranties, negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement;

●

have been modified or qualified by certain confidential disclosures that were made among the parties to the Merger Agreement in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself;

●	may no longer be true as of a given date;

●	may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other stockholders and reports and documents filed with the SEC; and

●

may be subject in some cases to other exceptions and qualifications, including exceptions that do not result in, and would not reasonably be expected to have, a Company Material Adverse Effect, as defined in “The Merger - Representations and Warranties”.

Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Accordingly, the representations, warranties, covenants and other provisions of the Merger Agreement or any description of such provisions should not be relied upon as characterization of the actual state of facts regarding, or the condition of, SGRP, Parent or Merger Sub, and should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” on page 92 of this proxy statement.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into SGRP, with SGRP continuing as the Surviving Corporation and as a wholly owned subsidiary of Parent from and after the Effective Time.

At the Effective Time, the certificate of incorporation of the Surviving Corporation will be amended and restated to read in its entirety as the form set forth in Exhibit A to the Merger Agreement, and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation until, subject to the terms of the Merger Agreement, thereafter amended in accordance with the terms thereof and applicable law; and the bylaws of Merger Sub as in effect immediately prior to the Effective Time and as set forth in Exhibit B to the Merger Agreement will be the bylaws of the Surviving Corporation, except that references to Merger Sub’s name will be replaced with references to the Surviving Corporation’s name, until, subject to the terms of the Merger Agreement, thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation, and applicable law.

At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time will, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

Closing and Effective Time of the Merger

Upon the terms and subject to the conditions set forth in the Merger Agreement, the closing of the Merger (the “Closing”) will take place at 12:01 AM, Central Standard Time, as soon as practicable (and, in any event, within three (3) business days) after the satisfaction or, to the extent permitted thereunder, waiver of the last to be satisfied or waived of the conditions to the Merger set forth in Article VI of the Merger Agreement other than those conditions that by their nature are to be satisfied at the Closing (but subject to the satisfaction or, to the extent permitted thereunder, waiver of all such conditions), unless the Merger Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties thereto.

At the Closing, SGRP, Parent, and Merger Sub will cause a certificate of merger to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by SGRP and Parent in writing and specified in the certificate of merger in accordance with the DGCL.

Merger Consideration

SGRP Common Stock

At the Effective Time, each share of SGRP Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by SGRP as treasury stock or held directly by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of SGRP, Parent or Merger Sub and (ii) Dissenting Shares) will be converted automatically into the right to receive the Merger Consideration. All shares of SGRP Common Stock converted into the right to receive the Merger Consideration will automatically be cancelled and cease to exist as of the Effective Time, and will thereafter represent only the right to receive the Merger Consideration.

Outstanding Equity Awards

The Merger Agreement provides, at the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, SGRP or any holder of securities of SGRP, for the following treatment of equity and equity-based awards relating to SGRP Common Stock:

Stock Options

Each Corporation Option that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, will be, by virtue of the Merger and without any action on the part of the holder thereof, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of SGRP Common Stock subject to such Corporation Option; multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price under such Corporation Option, less any taxes required to be withheld with respect to such Corporation Option in accordance with the Merger Agreement. In the event that the per share exercise price under any Corporation Option is equal to or greater than the Merger Consideration, such Corporation Option will be cancelled as of the Effective Time without payment therefor and will have no further force or effect.

Restricted Stock Units

Each Corporation RSU that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and be cancelled and converted automatically, in accordance with the procedures set forth in the Merger Agreement, into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (i) the total number of shares of SGRP Common Stock underlying such award of Corporation RSUs; multiplied by (ii) the Merger Consideration, less any taxes required to be withheld with respect to such Corporation RSUs in accordance with the Merger Agreement.

Phantom Stock Units

Each Corporation Phantom Stock Unit that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and be cancelled and converted automatically, in accordance with the procedures set forth in the Merger Agreement, into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (i) the total number of shares of SGRP Common Stock underlying such Corporation Phantom Stock Units; multiplied by (ii) the Merger Consideration, less any taxes required to be withheld with respect to such Corporation Phantom Stock Unit in accordance with the Merger Agreement.

Dissenting Shares

Any shares of SGRP Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by SGRP as treasury stock or held directly by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of SGRP, Parent or Merger Sub) and held by a holder who has not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL will not be converted into a right to receive the Merger Consideration, but instead be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of SGRP Common Stock will be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with the Merger Agreement, without interest, upon surrender of such certificate formerly representing such share or transfer of such book-entry share, as the case may be. At the Effective Time, any holder of Dissenting Shares will cease to have any rights with respect thereto other than such rights as are provided to holders of Dissenting Shares pursuant to Section 262 of the DGCL. SGRP will provide Parent prompt written notice of any demands received by SGRP for appraisal of shares of SGRP Common Stock, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to SGRP prior to the Effective Time that relates to such demand, and Parent will have the opportunity and right, at Parent’s sole cost and expense, to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, SGRP may not make any payment with respect to, or settle, or offer to settle, any such demands.

Exchange and Payment Procedures

Prior to the Effective Time, Parent shall appoint the Paying Agent (the identity of which shall be reasonably acceptable to SGRP) to act as the agent for the purpose of paying the Merger Consideration to stockholders. At or promptly following the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, funds sufficient to pay the Merger Consideration in amounts and at the times necessary for such payments (the “Payment Fund”). If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares will be entitled under the Merger Agreement, Parent shall take all steps necessary to enable or cause the Surviving Corporation to promptly deposit in trust additional cash with the Paying Agent sufficient to make all payments required under the Merger Agreement.

Promptly after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each record holder of shares of SGRP Common Stock at the Effective Time, whose SGRP Common Stock was converted pursuant to the Merger Agreement into the right to receive the Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of a Certificate or transfer of any book-entry shares which immediately prior to the Effective Time represented shares of SGRP Common Stock (each, a “Book-Entry Share”) to the Paying Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange.

Each holder of shares of SGRP Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the SGRP Common Stock represented by a Certificate or Book-Entry Share upon: (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent; or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in the Merger Agreement, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of Article II of the Merger Agreement, each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled.

Any portion of the Payment Fund that remains unclaimed by the holders of shares of SGRP Common Stock twelve (12) months after the Effective Time shall be returned to the Surviving Corporation (or, at the option of Parent, to Parent), upon demand, and any such holder who has not exchanged shares of SGRP Common Stock for the Merger Consideration in accordance with the Merger Agreement prior to that time shall thereafter look only to the Surviving Corporation or Parent, as applicable (subject to abandoned property, escheat, or other similar laws) for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, neither the Surviving Corporation nor Parent shall be liable to any holder of shares of SGRP Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar laws. Any amounts remaining unclaimed by holders of shares of SGRP Common Stock two (2) years after the Effective Time, or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental entity will become, to the extent permitted by applicable law, the property of the Surviving Corporation (or, at the option of Parent, of Parent) free and clear of any claims or interest of any person previously entitled thereto.

If any Certificate has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to have been lost, stolen, or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of SGRP Common Stock formerly represented by such Certificate as contemplated under Article II of the Merger Agreement.

Representations and Warranties

In the Merger Agreement, SGRP has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

●	the due organization, valid existence, good standing and corporate or organizational power of SGRP and each of its subsidiaries;

●	the charter documents of SGRP and each of its subsidiaries;

●

the capital structure of SGRP, including the number of shares of SGRP Common Stock, preferred stock and shares subject to Corporation Options, Corporation RSUs, Corporation Phantom Stock Units and other equity interests outstanding and the ownership of the capital stock of its subsidiaries;

●	the authority of SGRP to enter into the Merger Agreement and complete the Merger, the Requisite Corporation Vote and the enforceability of the Merger Agreement against SGRP;

●

the absence of (i) any conflict with or violation of the organizational documents of SGRP or any of its subsidiaries or a resolution adopted by the Board, (ii) the right of any governmental entity to challenge the Merger or any of the other transactions contemplated by the Merger Agreement or the ability of any governmental entity to exercise any remedy or obtain any relief under, any law applicable to SGRP or its subsidiaries, or any of their respective properties or assets, (iii) required consents, approvals, authorizations, filings or notifications under, breach of, loss of benefit under, change of control or default under, any contract or permit of SGRP or its subsidiaries, (iv) any conflict with or violation of applicable laws, regulations or Nasdaq rules or (v) the creation of any liens on any properties of SGRP or its subsidiaries.

●	the consents, filings and approvals required by governmental entities in connection with the Merger Agreement, the Merger or the other transactions contemplated thereby;

●	the absence of anti-takeover statutes;

●

compliance with SEC filing requirements for SGRP’s SEC filings since January 1, 2021, including the accuracy of information contained in such documents and compliance with GAAP, material compliance with the rules and regulations of the SEC with respect to the consolidated financial statements contained therein, the adequacy of SGRP’s internal controls and SGRP’s disclosure controls and procedures and the absence of certain undisclosed liabilities of SGRP or any of its subsidiaries;

●	the absence of certain changes and events since December 31, 2023 and the absence of a Company Material Adverse Effect (as defined below) since December 31, 2023;

●	tax matters;

●	intellectual property matters;

●	compliance with applicable laws and governmental orders;

●	permits of SGRP and its subsidiaries;

●	litigation matters;

●

the absence of any investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with the Merger Agreement or any transaction contemplated thereby, except for the fees and expenses of Lincoln International;

●	related party transactions;

●	employee benefit plans, ERISA matters and other labor and employment matters;

●	owned and leased real property;

●	environmental matters;

●	material contracts;

●	insurance;

●	the accuracy of information contained in this proxy statement, as it may be amended or supplemented from time to time;

●	SGRP’s and its subsidiaries’ compliance with anti-corruption laws; and

●

receipt by the Board of an opinion of Lincoln International as to the fairness, as of the date of the opinion, from a financial point of view, of the Merger Consideration to be received by holders of shares of SGRP Common Stock.

All of SGRP’s representations and warranties are qualified by reference to SGRP’s disclosure schedule delivered to Parent and Merger Sub pursuant to the Merger Agreement.

In addition, many of SGRP’s representations and warranties are qualified by knowledge or by a materiality or “Company Material Adverse Effect” standard. For purposes of the Merger Agreement, “Company Material Adverse Effect” means any event, circumstance, development, occurrence, fact, condition, effect, or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, financial condition or results of operations of SGRP and its subsidiaries, taken as a whole, or (b) the ability of SGRP to perform its obligations under the Merger Agreement or consummate the transactions contemplated thereby; provided, however, that a Company Material Adverse Effect shall not be deemed to include any effect (alone or in combination) arising out of, relating to, or resulting from, and shall not otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

●

changes generally affecting the economy, financial, credit or securities markets, including inflation, monetary policy, commodity prices, interest rates or exchange rates, in the United States or globally, or changes generally affecting the industries (including seasonal fluctuations) in which SGRP or its subsidiaries operate in the United States or globally, or changes in political, labor or regulatory conditions;

●	the continuation or worsening of supply chain disruptions affecting the industries in which SGRP and its subsidiaries operate;

●

the negotiation, execution and delivery, announcement, pendency or consummation of the Merger Agreement and the Merger, or the transactions contemplated by the Merger Agreement, including the identity of, or the effect of any fact or circumstance relating to, Parent or any of its affiliates or any communication by Parent or any of its affiliates regarding plans, proposals or projections with respect to SGRP, its subsidiaries or their employees;

●	any changes or proposed changes in applicable law or GAAP, other applicable accounting standards or the interpretation or enforcement thereof;

●

changes in global or national political conditions (including the outbreak or escalation of war (whether or not declared), military action or operation, sabotage, civil unrest, civil disobedience, national or international calamity, the outbreak of hostilities or acts of terrorism), changes due to natural disasters or changes in the weather, or changes due to the outbreak or worsening of epidemics, pandemics, or public health emergencies or other health crisis (including COVID-19);

●

any failure, in and of itself, by SGRP or any of its subsidiaries to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, adjusted EBITDA or other financial or operating metrics for any period (it being understood that the underlying cause of such failure may be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause or bullet point in this list of exceptions to this definition);

●

any change, in and of itself, in the market price or trading volume of SGRP’s securities or any suspension of trading, or any changes in the ratings or the ratings outlook for SGRP by any applicable rating agency or changes in any analyst’s recommendations or ratings with respect to SGRP (it being understood that the underlying cause of such change or suspension may be taken into account in determining whether there has been, or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause or bullet point in this list of exceptions to this definition);

●	actions taken as required or specifically permitted by the Merger Agreement or actions or omissions taken or not taken at the request of, or with the consent of, Parent; or

●	any legal action arising from allegations of breach of fiduciary duty or violation of law relating to the Merger Agreement or the Transactions.

Notwithstanding the foregoing, any change referred to in the first, second, fourth and fifth bullets above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has an adversely disproportionate effect on SGRP and its subsidiaries, taken as a whole, compared to other participants in the industries in which SGRP and its subsidiaries conduct their businesses.

Parent’s and Merger Sub’s representations and warranties under the Merger Agreement, relate to, among other things:

●	Parent’s and Merger Sub’s due organization, valid existence, good standing and corporate or other entity power;

●

the authority of Parent and Merger Sub to enter into the Merger Agreement and complete the Merger and the transactions contemplated thereby and the enforceability of the Merger Agreement against Parent and Merger Sub;

●

the absence of (i) any conflict with or violation of the organizational documents of Parent or Merger Sub, (ii) any conflict with or violation of applicable laws or regulations ; (iii) any breach or default under, or consent requirements or loss of benefits under, any contract to which Parent or any of its subsidiaries is a party; and (iv) the creation of any liens on any properties of Parent or its subsidiaries;

●	the consents, filings and approvals required by governmental entities in connection with the Merger Agreement and the transactions contemplated thereby;

●	approval of the Merger Agreement and the transactions contemplated thereby by the board of managers and board of directors of Parent and Merger Sub, respectively;

●	the accuracy of information supplied to SGRP by Parent or Merger Sub for use in this proxy statement, as it may be amended or supplemented from time to time;

●	the Debt Commitment Letter;

●	the financial capability of Parent and Merger Sub to fulfill their obligations contemplated by the Merger Agreement;

●	legal proceedings;

●	the absence of beneficial ownership of SGRP Common Stock by Parent, Merger Sub, or any Parent subsidiary;

●	the outstanding equity interests of Parent and Merger Sub and Parent’s ownership of Merger Sub;

●	the absence of arrangements with the stockholders and management of SGRP with respect to the Merger Agreement and the transactions contemplated thereby, except as authorized by the Board; and

●	the absence of any investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with the Merger Agreement and the transactions contemplated.

Conduct of Business Pending the Merger

Certain covenants in the Merger Agreement restrict the conduct of SGRP’s business between the date of the Merger Agreement and the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms. During the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement (in accordance with its terms) or the Effective Time, SGRP shall, and shall cause each of its subsidiaries (i) except with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), to conduct its business in all material respects in the ordinary course of business consistent with past practice, (ii) to comply in all material respects with all applicable laws and regulations and the terms and conditions of all material contracts of SGRP, and (iii) to use its reasonable best efforts to keep available the services of its and its subsidiaries’ current officers and employees, to preserve its and its subsidiaries’ goodwill and present relationships with customers, suppliers, distributors, licensors, licensees, and other persons having business relationships with it. Without limiting the generality of the foregoing, except as required by law or as set forth in SGRP’s disclosure schedules to the Merger Agreement , or as otherwise expressly contemplated by any other provision of the Merger Agreement, between the date of the Merger Agreement and the Effective Time or the earlier of the termination of the Merger Agreement (in accordance with its terms), SGRP may not, nor permit any of its subsidiaries to, take any of the following actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed):

●	amend its charter documents (other than amendments that are not adverse to Parent and do not prevent or delay the consummation of the transactions contemplated by the Merger Agreement);

●

(i) split, combine, or reclassify any of its securities of SGRP except subsidiary securities, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any of its securities except subsidiary securities, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any contract with respect to the voting of, any shares of its capital stock (other than dividends or other distributions from its direct or indirect wholly owned Subsidiaries);

●

issue, sell, pledge, dispose of, or encumber any of its securities or subsidiary securities, other than the issuance of shares of SGRP Common Stock upon the exercise of Corporation Options or settlement of Corporation RSUs outstanding as of the date of the Merger Agreement in accordance with their terms;

●

except (i) in the ordinary course of business consistent with past practice and disclosed to Parent prior to the date of the Merger Agreement or (ii) as required by the Merger Agreement, applicable law or the existing terms of any SGRP employee benefit plan or contract in effect as of the date of the Merger Agreement (A) increase the compensation payable or to become payable by SGRP or any of its subsidiaries to directors, officers, or employees, (B) promote any officers or employees, except in connection with SGRP’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee after the date of the Merger Agreement, (C) hire any new employee at the level of manager or above or with an annual base salary in excess of $250,000 or engage any independent contractor whose engagement may not be terminated by SGRP without penalty on sixty (60) days’ notice or less, or (D) establish, adopt, enter into, amend, terminate or take any action to accelerate rights under any SGRP employee benefit plan or any plan, agreement, program, policy, trust, fund, or other arrangement that would be an SGRP employee benefit plan if it were in existence as of the date of the Merger Agreement;

●

acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or person or division thereof, or make any loans, advances, or capital contributions to or investments in any person, other than (i) acquisitions by SGRP from any wholly owned subsidiary or among any wholly owned subsidiaries of SGRP or (ii) any other acquisitions pending on the date of the Merger Agreement with a purchase price of less than $250,000;

●

(i) transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise), or pledge, encumber, mortgage, or otherwise subject to any lien (other than a permitted lien), any capital stock or other equity interests in any subsidiary of SGRP or any other material assets; provided, that the foregoing shall not prohibit SGRP and its subsidiaries from engaging in such transferring, selling, leasing, or disposing of material assets (A) as required by the terms of existing contracts, (B) in connection with the sale or purchase of goods or inventory in the ordinary course of business consistent with past practice, or (C) in connection with the disposition of obsolete, surplus, or worn out equipment, inventory or assets that are no longer used in the ordinary course of SGRP’s business; or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization, except with respect to any wholly owned subsidiary of SGRP;

●

repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of SGRP or any of its subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other contract to maintain any financial statement condition of any other person (other than any of its wholly owned subsidiaries) or enter into any arrangement having the economic effect of any of the foregoing, except in connection with (i) refinancings of existing indebtedness (other than as contemplated by the Merger or the Merger Agreement) on terms reasonably acceptable to (and with the prior written consent of) Parent, (ii) borrowings under SGRP’s existing credit facilities or issuances of commercial paper for working capital and general corporate purposes in the ordinary course of business, (iii) letters of credit for the benefit of SGRP vendors in the ordinary course of business consistent with past practice, (iv) indebtedness to any seller incurred in connection with the acquisition of any person or assets permitted the Merger Agreement and (v) indebtedness not to exceed $250,000 in any single transaction or series of related transactions;

●

enter into or amend or modify in any material respect, consent to the termination of or fail to exercise any renewal rights with respect to, or waive, release, or assign any rights or claims under, any SGRP material contract or any lease with respect to material leased real estate or any other contract or lease that, if in effect as of the date hereof would constitute a SGRP material contract or lease with respect to material leased real estate hereunder, in each case other than in the ordinary course of business consistent with past practice (such ordinary course of business including renewals or extensions of any existing SGRP material contracts and amendments that accompany such renewals or extensions in the ordinary course of business);

●

settle or compromise any material legal action involving the payment of monetary damages by SGRP or any of its subsidiaries of any amount exceeding $500,000 in the aggregate, other than (i) any legal action brought against Parent or Merger Sub arising out of a breach or alleged breach of the Merger Agreement by Parent or Merger Sub, or (ii) the payment, satisfaction or settlement of claims, liabilities, or obligations reflected or reserved against in the statements disclosed in SGRP’s SEC filings; provided, that neither SGRP nor any of its subsidiaries shall settle or agree to settle any legal action which settlement involves a conduct remedy or injunctive or similar relief;

●	make any change in any method of financial accounting principles or practices, in each case except for any such change required by GAAP, applicable law, Nasdaq or by a governmental entity;

●

(i) settle or compromise any material tax claim, audit, or assessment for an amount in excess of the amount reserved or accrued on the SGRP Balance Sheet, or (ii) make or change any material tax election, change any annual tax accounting period, or adopt or change any method of tax accounting, (iii) amend any tax returns or file claims for material tax refunds, or (iv) enter into any closing agreement, surrender in writing any right to claim any tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to SGRP or its subsidiaries;

●	enter into any agreement, agreement in principle, letter of intent, memorandum of understanding, or similar contract with respect to any joint venture, strategic partnership, or alliance;

●

take any action to exempt any Person from, or make any acquisition of securities of SGRP by any person not subject to, any state anti-takeover statute or similar statute or regulation that applies to SGRP, with respect to a Takeover Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Parent, Merger Sub, or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by the Merger Agreement;

●

abandon, allow to lapse, sell, assign, transfer, grant any security interest in, fail to renew or extend, or otherwise encumber or dispose of any material SGRP intellectual property, or grant any right or license to any SGRP intellectual property other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

●

modify any privacy policies of SGRP or any of its subsidiaries or the integrity, security, or operation of SGRP’s information technology systems in any manner adverse to SGRP and its subsidiaries, individually or in the aggregate;

●	terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

●

engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of SGRP or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

●	adopt or implement any stockholder rights plan or similar arrangement;

●	terminate or modify any employee benefit plan maintained by the Company; or

●	agree or commit to do any of the foregoing.

No Solicitation of Other Offers; Corporation Adverse Recommendation Change

Except as otherwise permitted by the Merger Agreement, during the period from the date of the Merger Agreement until the earlier of the Effective Time or the valid termination of the Merger Agreement in accordance with its terms, SGRP may not, and will direct and cause its subsidiaries and SGRP’s and its subsidiaries’ respective representatives not to, directly or indirectly:

●

solicit, initiate or induce the making, submission or announcement of, or knowingly encourage or facilitate, any Takeover Proposal or of any proposal that could reasonably be expected to lead to any Takeover Proposal;

●

continue, conduct or engage in any discussions or negotiations with any third party (other than solely informing such third party of the existence of the non-solicitation provisions contained in the Merger Agreement), disclose any non-public information relating to SGRP or any of its subsidiaries to any third party, afford access to the business, properties, assets, books, or records of SGRP or any of its subsidiaries to any third party, in any such case with the intent to or could reasonably be expected to induce, assist, participate in, or knowingly facilitate or encourage any effort by, any third party (or its potential sources of financing) that is contemplating or seeking to make, or has made, any Takeover Proposal;

●

except where a failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of SGRP or any of its subsidiaries;

●	approve, endorse or recommend any Takeover Proposal;

●	approve any transaction under, or any third party other than Parent and Merger Sub becoming an “interested stockholder” under, Section 203 of the DGCL;

●

enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other similar contract (other than a confidentiality agreement acceptable under the terms of the Merger Agreement) contemplating or relating to any Takeover Proposal; or

●	approve, authorize, agree, or publicly announce any intention to do any of the foregoing.

SGRP will, and will direct its subsidiaries and SGRP’s and its subsidiaries’ representatives to cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date of the Merger Agreement with respect to any Takeover Proposal and will use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of SGRP or any of its subsidiaries that was furnished by or on behalf of SGRP and its subsidiaries to return or destroy (and confirm destruction of) all such information.

Prior to the receipt of the Requisite Corporation Vote, the Board, directly or indirectly through any representative, may, subject the terms of the Merger Agreement:

●

participate or engage in negotiations or discussions with any third party (and its representatives, prospective debt and equity financing sources and/or their respective representatives) that has made or is making (and not withdrawn) a bona fide, unsolicited, written Takeover Proposal that the Board believes in good faith, based on information then available and after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a Superior Proposal; and

●

furnish to such third party (and its representatives, prospective debt and equity financing sources and/or their respective representatives) any non-public information relating to SGRP or any of its subsidiaries, or afford to such third party making such Takeover Proposal (and its representatives, prospective debt and equity financing sources and/or their respective representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of SGRP or any of its subsidiaries, pursuant to an executed confidentiality agreement that is acceptable pursuant to the terms of the Merger Agreement; provided, in each such case that SGRP and its subsidiaries and their respect representatives shall not have violated the non-solicitation provisions of the Merger Agreement and the Board shall first have determined in good faith, after consultation with its financial advisors and outside legal counsel, that it is required to take such action consistent with its fiduciary duties under applicable law.

The Board must promptly (and in any event within 24 hours) notify Parent if SGRP determines to begin providing information or to engage in discussions or negotiations concerning a Takeover Proposal pursuant to the foregoing exceptions to the non-solicitation provisions of the Merger Agreement. SGRP shall promptly (and in any event within 24 hours) notify Parent promptly in the event that SGRP receives any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal or any request for non-public information relating to the Company or for access to the business, properties, assets, books, or records of the Company by any third party. In such notice, SGRP shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request, including any proposed financing. The Corporation shall keep Parent informed, on a current basis, of the status and terms of any such Takeover Proposal, indication or request, including any amendments or proposed amendments as to price, proposed financing, and other material terms thereof. SGRP shall provide Parent with at least two business days’ prior notice of any meeting of the Board (or such lesser notice as is provided to the members of the Board) at which the Board is reasonably expected to consider any Takeover Proposal. At least two business days prior to furnishing or making available to any third party any non-public information concerning SGRP and any of its subsidiaries or their respective businesses, present or future performance, financial condition, or results of operations, SGRP shall furnish copies of all such non-public information to Parent, to the extent such information has not been previously provided to Parent.

Notwithstanding the foregoing, if SGRP receives a bona fide written Takeover Proposal that the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes, or could reasonably be expected to lead to, a Superior Proposal, at any time prior to the receipt of the Requisite Corporation Vote, the Board may: (i) effect a Corporation Adverse Recommendation Change with respect to a Superior Proposal or (ii) terminate the Merger Agreement in order to enter into an acquisition agreement with respect to such Superior Proposal, in each case, that did not result from a breach of the Merger Agreement, if:

●

SGRP promptly notifies Parent, in writing, at least five business days before taking the action described in items (i) or (ii) above (the “Superior Proposal Notice Period”), of its intention to take such action with respect to such Takeover Proposal, which notice shall state expressly that SGRP has received a Takeover Proposal that the Board intends to declare is a Superior Proposal, and that the Board intends to take the action described in items (i) or (ii) above;

●

SGRP specifies the identity of the party making the Takeover Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) for such Takeover Proposal and any related documents, including financing documents, to the extent provided by the relevant party in connection with the Takeover Proposal;

●

SGRP and its representatives, during the Superior Proposal Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of the Merger Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if requested by Parent and Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any revision to the material terms of a Superior Proposal, including any revision in price or financing, SGRP shall be required to deliver a new written notice to Parent satisfying such requirements and to comply with the requirements set forth in the Merger Agreement as described above with respect to such new written notice, and the Superior Proposal Notice Period will be deemed to have recommenced on the date of such new notice); and

●

the Board determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of the Merger Agreement) and that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

Notwithstanding anything to the contrary contained in the Merger Agreement, the Board may at any time prior to the receipt of the Requisite Corporation Vote effect a Corporation Adverse Recommendation Change if (i) the Board determines, in good faith, after consultation with its financial advisors and outside legal counsel, that an Intervening Event has occurred and is continuing and (ii) the failure to effect a Corporation Adverse Recommendation Change in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties to the stockholders of SGRP under applicable Law; provided, however, that such Corporation Adverse Recommendation Change shall not occur unless (A) SGRP gives Parent written notice advising Parent of the material information and facts relating to such Intervening Event, and that the Board intends to hold a meeting to consider and determine whether to make a Corporation Adverse Recommendation Change in response to such Intervening Event, at least five business days prior to any such meeting of the Board, (B) during such five business day period, SGRP has negotiated in good faith with Parent (to the extent Parent wishes to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement as would obviate the need for the Board to effect a Corporation Adverse Recommendation Change, and (C) at the end of such five business day period, the Board (after consultation with its financial advisors and outside legal counsel and taking into account any adjustments offered by Parent to the terms and conditions of the Merger Agreement) makes a determination described in this clause (ii) that the failure of the Board to make such a Corporation Adverse Recommendation Change in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties to the stockholders of SGRP under applicable Law; provided, further, that each time any material amendment, modification or change to the Intervening Event occurs (whether before or after the Board makes such a determination), SGRP shall notify Parent of such material amendment, modification or change in writing and such written notice shall commence a new five business day period during which SGRP shall negotiate in good faith with Parent (to the extent Parent wishes to so negotiate) adjustments to the terms and conditions of the Merger Agreement as contemplated above (it being understood that there may be multiple such extensions).

Nothing contained in the Merger Agreement may prevent the Board or any committee thereof from disclosing to SGRP’s stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or making any disclosure to the stockholders of SGRP with regard to a Takeover Proposal, if the Board reasonably determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with the Board’s fiduciary duties to SGRP’s stockholders or violate applicable law, subject to the terms set forth in the Merger Agreement.

As used in this proxy statement:

●

“Corporation Acquisition Agreement” means any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract (other than an Acceptable Confidentiality Agreement (as defined in the Merger Agreement)) contemplating or relating to any Takeover Proposal.

●

“Corporation Adverse Recommendation Change” means the Board: (a) withdrawing, amending, modifying, or materially qualifying, in a manner adverse to Parent, the Corporation Board Recommendation; (b) failing to include the Corporation Board Recommendation in the proxy statement that is disseminated to SGRP’s stockholders; (c) adopting, approving, recommending, or otherwise publicly declaring advisable a Takeover Proposal; (d) approving or causing the Corporation to enter into any merger agreement, letter of intent or other similar agreement relating to any Takeover Proposal; or (e) resolving or agreeing to take any of the foregoing actions.

●

“Intervening Event” means any event, development, occurrence or change in circumstances that (a) is material to the Company, taken as a whole, (b) was not known to the Corporation Board as of or prior to the date of the Merger Agreement, and (c) does not involve or relate to a Takeover Proposal.

●

“Superior Proposal” means a bona fide written Takeover Proposal that did not result from a breach of Section 5.03 of the Merger Agreement (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “15% or more” shall be replaced with “all or substantially all”) that Board determines in good faith (after consultation with its financial advisor and outside legal counsel), is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, more favorable to the holders of SGRP Common Stock than the transactions contemplated by this Agreement; in each case, after taking into account: (i) all financial considerations, including an opinion of a nationally-recognized independent financial advisor as to the determination required by clause (b) of this paragraph; (ii) the identity of the third party making such Takeover Proposal; (iii) the anticipated timing, conditions (including any financing condition) and prospects for completion of such Takeover Proposal; (iv) the other terms and conditions of such Takeover Proposal and the implications thereof on SGRP, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by the Board (including any conditions relating to stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (v) any revisions to the terms of the Merger Agreement and the Merger proposed by Parent during the Superior Proposal Notice Period set forth in Section 5.03(d) of the Merger Agreement.

●

“Takeover Proposal” means any inquiry or offer from, or indication of interest in making a proposal or offer by, any Person or group (other than Parent and its Subsidiaries, including Merger Sub), relating to any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement), involving any: (a) direct or indirect acquisition of assets of SGRP or its subsidiaries (including any voting equity interests of subsidiaries, but excluding sales of assets or securities in the ordinary course of business) equal to fifteen percent (15%) or more of the fair market value of SGRP’s and its subsidiaries’ consolidated assets or to which fifteen percent (15%) or more of SGRP’s and its subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of fifteen percent (15%) or more of the voting equity interests of SGRP or any of its subsidiaries whose business constitutes fifteen percent (15%) or more of the consolidated net revenues, net income, or assets of SGRP and its domestic subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) fifteen percent (15%) or more of the voting power of SGRP; (d) merger, consolidation, other business combination, or similar transaction involving SGRP or any of its subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own fifteen percent (15%) or more of the consolidated net revenues, net income, or assets of SGRP, and its subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of SGRP or one or more of its subsidiaries which, individually or in the aggregate, generate or constitute fifteen percent (15%) or more of the consolidated net revenues, net income, or assets of SGRP and its subsidiaries, taken as a whole; or (f) any combination of the foregoing.

Required Stockholder Vote

The Corporation shall take all action necessary in accordance with the DGCL and the charter documents to duly call, give notice of, convene, and hold the special meeting as soon as reasonably practicable after the date of the Merger Agreement. In connection therewith, as soon as reasonably practicable following the date of the Merger Agreement (and no later than thirty (30) days after such date), SGRP shall prepare and file this proxy statement with the SEC.

Except to the extent that the Board has affected a Corporation Adverse Recommendation Change as permitted by Section 5.03 of the Merger Agreement, the definitive proxy statement will include the Corporation Board Recommendation. Subject to Section 5.03 of the Merger Agreement, SGRP will use reasonable best efforts in compliance with all applicable laws, to solicit from the holders of SGRP Common Stock proxies in favor of the adoption of the Merger Agreement and approval of the Merger (including by postponing or adjourning the special meeting to allow additional solicitation of proxies in order to obtain the Requisite Corporation Vote if necessary). SGRP may, if it receives an unsolicited Takeover Proposal or if the Board otherwise determines in good faith after consultation with outside counsel that SGRP’s failure to provide the stockholders with additional information would cause this proxy statement to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, delay the mailing of this proxy statement or the holding of the special meeting, in each case for such reasonable period as would provide a reasonable opportunity for the Board to consider such Takeover Proposal or such additional information and to determine what additional actions the Board may be required to take in response thereto in order to comply with its fiduciary duties to the stockholders of SGRP under applicable law, in any case as permitted by Section 5.03. SGRP has set a single record date for persons entitled to notice of, and to vote at, the special meeting. SGRP shall keep Parent reasonably updated with respect to proxy solicitation results.

SGRP will have the right, after good faith consultation with Parent, to postpone or adjourn the special meeting: (i) for the absence of a quorum, (ii) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Requisite Corporation Vote, (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by SGRP’s stockholders prior to the special meeting, (iv) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), or (v) if required by law.

Consents, Approvals and Filings

SGRP, Parent and Merger Sub have each agreed, subject to the terms and conditions of the Merger Agreement, to, and to cause their respective subsidiaries to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable (and in any event no later than the End Date), the Merger and the other transactions contemplated by the Merger Agreement, including:

●

obtain all necessary permits, waivers, and actions or nonactions from governmental entities and make all necessary registrations, filings, and notifications (including filings with governmental entities) and take all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entities;

●

obtain all material consents or waivers required to be obtained from third parties; provided, however, that SGRP shall not be obligated to pay any consideration therefor to any third party from whom consent or approval is requested; and

●	execute and deliver any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.

SGRP and Parent will, subject to applicable law, promptly: (i) cooperate and coordinate with the other in the taking of the actions contemplated by the bullet points above; and (ii) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party to the Merger Agreement will promptly inform the other party or parties thereto, as the case may be, of any communication from any governmental entity regarding any of the transactions contemplated by the Merger Agreement. If SGRP, on the one hand, or Parent or Merger Sub, on the other hand, receives a request for additional information or documentary material from any governmental entity with respect to the transactions contemplated by the Merger Agreement, then it must use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable law and by any applicable governmental entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any governmental entity in respect of any filing made thereto in connection with the transactions contemplated by the Merger Agreement. Neither Parent nor SGRP will commit to or agree (or permit any of their respective subsidiaries to commit to or agree) with any governmental entity to stay, toll, or extend any applicable waiting period under any applicable antitrust laws, without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned, or delayed). SGRP will pay all filing fees required to be paid to the SEC in connection with the proxy statement, including the fees required by Rule 0-11 and Rule 14a-6(i) under the Exchange Act, and Parent will pay, or cause its affiliates to pay, all filing fees required under any other regulatory laws for any of the transactions contemplated by the Merger Agreement.

SGRP, Parent and Merger Sub, will also (i) provide or cause to be provided as promptly as reasonably practicable to governmental entities with jurisdiction over antitrust laws (each such governmental entity, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper, or advisable to permit consummation of the transactions contemplated by the Merger Agreement, including preparing and filing any consents and filings under any antitrust laws as promptly as practicable following the date of the Merger Agreement and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under any applicable antitrust laws; and (ii) subject to the terms of the Merger Agreement, use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by the Merger Agreement by any governmental entity or expiration of applicable waiting periods.

Parent and SGRP will cooperate fully in jointly devising and controlling the strategy for obtaining clearances, approvals and waiting period expirations under regulatory laws, including any filings, notifications, submissions and communications with or to any governmental entity in connection therewith. In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental entity or private party challenging the Merger or any other transaction contemplated by the Merger Agreement, or any other agreement contemplated thereby, SGRP will cooperate with Parent and Merger Sub and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by the Merger Agreement.

Notwithstanding the foregoing, SGRP has concluded that there are no material regulatory approvals required to consummate the transactions contemplated by the Merger Agreement. The approval of the Merger Proposal is the only remaining approval or regulatory condition to consummating the Merger under the Merger Agreement.

Continuing Employees

Under the Merger Agreement, during the period commencing at the Effective Time and ending on the date which is 12 months from the Effective Time (or if earlier, the date of the employee’s termination of employment with Parent and its subsidiaries), Parent will cause the Surviving Corporation and each of its subsidiaries, as applicable, to provide the Corporation Continuing Employees, which will include our executive officers who remain employed immediately after the Effective Time, with (i) annual base salary or wage level that is not less than the base salary or wage level provided to such Corporation Continuing Employee immediately prior to the Effective Time, (ii) annual target bonus opportunities (excluding equity-based compensation) not materially less favorable than the annual target bonus opportunities (excluding equity-based compensation) provided to such Corporation Continuing Employee immediately prior to the Effective Time, and (iii) other employee benefits (excluding any retiree health or defined benefit retirement benefits) that are not materially less favorable, in the aggregate, than the employee benefits (excluding any retiree health or defined benefit retirement benefits) provided by SGRP and its subsidiaries on the date of the Merger Agreement. Parent will, or will cause Parent’s subsidiaries, including the Surviving Corporation, to, assume, honor and continue SGRP’s 2024 annual cash bonus plans, as such plans apply to the calendar year 2024, that are in effect at the Effective Time.

Parent will, or will cause the Surviving Corporation and each applicable subsidiary to use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively at work requirements and waiting periods under any welfare benefit plan in which Corporation Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time. Parent will, or will cause the Surviving Corporation and its Subsidiaries, to credit and recognize, or cause to be credited and recognized, the dollar amount of all co-payments, deductibles, offsets and similar expenses incurred by each Corporation Continuing Employee (and his or her eligible dependents, including domestic partners) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible, out-of-pocket, co-payment or similar limitations or requirements under the relevant welfare benefit plans in which such Corporation Continuing Employee (and their eligible dependents) will be eligible to participate from and after the Effective Time. In addition, for all benefit plan purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, each Corporation Continuing Employee’s service with (or otherwise recognized by) SGRP or any of its subsidiaries, as reflected in SGRP’s records, will be treated as service with Parent, the Surviving Corporation, or a subsidiary thereof; provided, however, that such service need not be recognized with respect to any defined benefit pension plan, nonqualified deferred compensation plan, or severance benefit plan, or to the extent that such recognition would result in any duplication of benefits.

Directors’ and Officers’ Indemnification and Insurance

From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless, and shall advance expenses as incurred, to the fullest extent provided under (i) the charter documents of SGRP in effect as of the date of the Merger Agreement and (ii) any contract of SGRP or its subsidiaries in effect as of the date of the Merger Agreement, each present and former director and officer of SGRP and its subsidiaries and each of their respective employees who serves as a fiduciary of a SGRP employee benefit (each an “Indemnified Party”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any legal action or investigation, whether civil, criminal, administrative or investigative, whenever asserted, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement. Parent agrees that all rights to indemnification, advancement of expenses, and exculpation arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement) existing as of the Effective Time in favor of any Indemnified Party as provided in the charter documents of SGRP or pursuant to any other contracts of SGRP or its subsidiaries, in each case as in effect on the date of the Merger Agreement, will survive the Merger and will continue in full force and effect in accordance with their terms, and shall be observed by the Surviving Corporation to the fullest extent permitted by applicable law. For a period of no less than six (6) years from the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, cause the charter documents of the Surviving Corporation to maintain in effect provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the charter documents of SGRP as of the date of the Merger Agreement or in any contract of SGRP or its subsidiaries with any of their respective directors, officers or employees in effect as of the date of the Merger Agreement, and shall not amend, repeal or otherwise modify any such provisions in any manner, except as required by law, that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of SGRP or its subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any claim made within such period shall continue until the final disposition of such proceeding.

For six years from and after the Effective Time, Parent and the Surviving Corporation shall be responsible for maintaining for the benefit of the directors and officers of SGRP, as of the date of the Merger Agreement and as of the Closing Date, “tail” policies to the current directors’ and officers’ liability insurance maintained on the date of the Merger Agreement by SGRP with a claims period of six (6) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the Indemnified Parties, or, if substantially equivalent insurance coverage is unavailable, the best available coverage, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time; provided, however, that in no event will the Surviving Corporation be required to pay aggregate annual premiums for such coverage in excess of 350% percent of the last annual premium paid by SGRP or any of its subsidiaries for such insurance prior to the date of the Merger Agreement, which amount is set forth in SGRP’s disclosure schedule. If such insurance coverage cannot be obtained at an annual aggregate premium equal to or less than such maximum premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, the greatest coverage available for a cost not exceeding an annual aggregate premium equal to such maximum premium. The obligations of the immediately preceding sentence will be deemed to have been satisfied if prepaid policies have been obtained by SGRP prior to the Effective Time, which policies provide such directors and officers with such coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement. For the avoidance of doubt, and notwithstanding anything in the Merger Agreement to the contrary, SGRP is permitted, at its sole discretion, to obtain such prepaid policies that provide such coverage prior to the Effective Time.

The obligations of Parent and the Surviving Corporation regarding the indemnification and insurance of current and former directors and officers (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives, and (ii) shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom such provisions apply without the written consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom such provisions apply shall be third party beneficiaries of such provisions of the Merger Agreement, each of whom may enforce the provisions as to himself or herself).

Financing Efforts

Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to consummate the Financing on the Closing Date, including the following:

●

maintaining in full force and effect the Debt Commitment Letter until the Merger is consummated or the Merger Agreement is terminated in accordance with its terms, and not permitting, without SGRP’s consent, any amendment or modification to be made to, not consenting to any waiver of any provision or remedy under, and not replacing, the Debt Commitment Letter, in any case if such amendment, modification, waiver or replacement imposes new or additional conditions or otherwise materially amends or modifies any of the conditions to the funding of the of Financing in a manner that could reasonably be expected to delay or prevent the closing of the Merger; provided, that, Parent may amend, modify or supplement the Debt Commitment Letter to (x) add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date of the Merger Agreement; and (y) effectuate any “market flex” provisions contained therein; provided, further, however, Parent will disclose to SGRP promptly its intention to amend, modify, waive or replace the Debt Commitment Letter prior to the effectiveness of any such amendment, modification, waiver or replacement and will promptly furnish to SGRP copies of executed versions of any agreements or other documentation with respect to such amendment, modification, waiver or replacement;

●	satisfying on a timely basis all conditions to the Financing;

●

negotiating, executing and delivering Financing documents that reflect and are consistent with the terms contained in the Debt Commitment Letter (including any “market flex” provisions related thereto); and

●

in the event that the conditions of Closing discussed in “The Merger Agreement – Conditions to Closing the Merger” have been satisfied or waived or, upon funding of the Financing would be satisfied, causing the full amount of the Financing to be funded at or prior to the Closing.

Parent will provide to SGRP, upon request, copies of all executed agreements and other documents relating to the Financing and keep SGRP informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Financing. Neither Parent nor any of its affiliates may take any action that could reasonably be expected to materially delay or prevent the consummation of the Financing.

If any Financing Failure Event occurs, Parent must promptly notify SGRP thereof and use its commercially reasonable efforts to obtain, as promptly as practicable, on terms reasonably as favorable to Parent as the terms of the Debt Commitment Letter, alternative debt financing (“Debt Replacement Financing”) in an amount that would be sufficient to pay the aggregate Merger Consideration on the Closing Date. Parent must deliver to SGRP copies of all executed contracts or other arrangements pursuant to which any alternative source has committed to provide any portion of the Debt Replacement Financing (provided that any fee letters in connection therewith may be redacted with respect to interest rates, fee amount, pricing caps and other similar economic terms). Any Debt Replacement Financing will be subject to the same obligations described in this proxy statement with respect to the Financing.

As used in this proxy statement, a “Financing Failure Event” means any of the following: (a) the commitments with respect to all or any material portion of the Financing expiring or being terminated; (b) all or any material portion of the Financing becoming unavailable; (c) a breach or repudiation of the Debt Commitment Letter by any party thereto of which Parent becomes aware; or (d) any party to the Debt Commitment Letter alleging in writing that any of the events set forth in the foregoing clauses has occurred.

Debt Financing Cooperation.

SGRP will use commercially reasonable efforts to provide such cooperation in connection with the arrangement of the Financing as is customary for similar debt financings and is reasonably requested by Parent; provided that (i) SGRP will in no event be required to provide any such assistance that could reasonably be expected to unreasonably or materially interfere with its business operations, (ii) neither Parent nor any of its financing sources will have the right to perform any investigative procedures that involve damage to any property or other assets of SGRP or its subsidiaries, and (iii) nothing in the Merger Agreement will require SGRP or any of its subsidiaries to furnish any information not customarily required for completion of debt financings similar to the Financing. Such assistance will include (but not be limited to) the following, each of which will be at Parent’s written request with reasonable prior notice:

●	cooperation with the financing sources’ due diligence, including participation in due diligence sessions conducted by conference call;

●

participation by the senior management team of SGRP in the customary marketing activities undertaken in connection with the marketing of the Financing, including (i) preparation of customary marketing material and authorization letters and participation in due diligence sessions related thereto and (ii) a reasonable number of road shows and meetings with prospective lenders and debt investors;

●	participation by senior management of SGRP in, and assistance with, the preparation of rating agency presentations and meetings with rating agencies, if necessary;

●

delivery to Parent of financing information and such other financial information and other pertinent information regarding SGRP and its subsidiaries and their respective businesses as Parent may reasonably request in connection with the preparation of such marketing materials, road show presentations or rating agency presentations;

●	participation by senior management of SGRP in the negotiation of the Debt Financing Documents;

●

preparation and delivery of all documentation and other information required by regulatory authorities under applicable “know your customer,” beneficial ownership and anti-money laundering rules and regulations, including the PATRIOT Act, to the extent requested by the financing sources;

●

taking such corporate actions as shall be reasonably requested by Parent (which actions shall not be effective prior to the Closing) to authorize and direct persons who shall remain officers or directors of SGRP or any of its subsidiaries after the Closing to take such actions as Parent or the financing sources shall reasonably request to facilitate the consummation of the Financing on the Closing Date, including (subject to and contingent upon the Closing) the execution by and on behalf of SGRP or any of its subsidiaries, as applicable, security agreements, financing statements and other documents and instruments, in forms appropriate for filing, necessary to pledge, grant security interests in, and otherwise establish liens on the assets of SGRP and its subsidiaries; and

●

the taking of such other actions and the execution and delivery of such other certificates, documents and instruments, containing such certifications, representations, covenants and agreements, by officers of SGRP as Parent or Parent’s financing sources may reasonably request in connection with the Financing.

Notwithstanding the foregoing, (i) no obligation of SGRP or any of its subsidiaries under any such certificate, document or instrument will be effective until the Closing; (ii) none of SGRP or any of its subsidiaries will be required to take any action under any certificate, document or instrument that is not contingent upon the Closing (including the entry into any agreement that is effective before the Closing), that does not terminate without liability to SGRP upon the termination of the Merger Agreement or that would be effective prior to the Effective Time; and (iii) the foregoing provisions will not require cooperation to the extent it would (a) interfere unreasonably with the business or operations of SGRP or any of its subsidiaries, (b) cause any condition to the Closing to not be satisfied or otherwise cause any breach of the Merger Agreement (including any representations or warranties thereunder), (c) cause SGRP or any of its subsidiaries to incur liability in connection with the Financing prior to the Effective Time, (d) result in the material contravention of, or that could reasonably be expected to result in a material violation or breach of, or a default under, any laws, under any material contract or under any confidentiality arrangement to which SGRP or any of its subsidiaries is a party in effect on the date of the Merger Agreement, (e) require SGRP to undertake any actions that SGRP reasonably believes could result in the loss of any legal or other applicable privilege, (f) require SGRP to provide access to or disclose information that SGRP determines would jeopardize any attorney-client privilege of SGRP or any of its subsidiaries or would otherwise be restricted from disclosure in accordance with the Merger Agreement, (g) require SGRP to deliver or cause the delivery of any legal opinions or accountants’ comfort letters or reliance letters in connection with the Financing, (h) require SGRP to conduct any intrusive, destructive or invasive physical testing (including, without limitation, any Phase II environmental testing) of any real estate owned by SGRP or its subsidiaries, (i) require SGRP or any of its subsidiaries to prepare separate financial statements for any of SGRP’s subsidiaries or to change any fiscal period, (j) require SGRP to amend any terms of the Merger Agreement, (k) require SGRP or any of its subsidiaries to take any action that would subject any director, manager, partner, officer or employee of SGRP or any of its subsidiaries to any actual or potential personal liability, or (l) require SGRP or any of its subsidiaries to make any representations, warranties or certifications as to which, after SGRP’s use of commercially reasonable efforts to cause such representation, warranty or certification to be true, SGRP has determined that such representation, warranty or certification is not true. Notwithstanding anything to the contrary elsewhere in the Merger Agreement, neither SGRP nor any subsidiary thereof will be required to pay any commitment or other similar fee or make any other payment or incur any other expense or liability (other than the reasonable costs of providing the cooperation, authorization letters and other documents and information required by the Merger Agreement) or provide or agree to provide any indemnity in connection with the Financing, except for any such obligation, liability or indemnity that is not effective unless and until the Closing occurs.

Parent will indemnify and hold harmless SGRP and its subsidiaries, and each of their respective directors, officers, employees, agents and other representatives, from and against any and all liabilities, costs or expenses suffered or incurred in connection with the Financing or any assistance or activities provided in connection therewith. Parent must reimburse SGRP for all documented out-of-pocket third-party costs and expenses incurred by SGRP in connection with such cooperation upon the earlier of the Closing Date or the termination of the Merger Agreement.

Notwithstanding anything to the contrary in the Merger Agreement, the condition to the Closing discussed in “The Merger Agreement – Conditions to Closing the Merger” regarding SGRP’s performance of its cooperation covenants relating to the Financing described above will be deemed to be satisfied unless the Financing has not been obtained as a direct result of SGRP’s breach of its obligations regarding the Financing under the Merger Agreement. Parent has acknowledged and agreed that obtaining the Financing is not a condition to the Closing.

Section 16 Matters

Prior to the Effective Time, SGRP must take all such steps as may be reasonably necessary to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of SGRP Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by the Merger Agreement by each director or officer of SGRP who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to SGRP immediately prior to the Effective Time.

Delisting and Deregistration of SGRP Common Stock

To the extent requested by Parent, prior to the Effective Time, SGRP will reasonably cooperate with Parent to enable the delisting by the Surviving Corporation of the shares of SGRP Common Stock from Nasdaq and the deregistration of the shares of SGRP Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Effective Time.

Stockholder Litigation

SGRP will promptly advise Parent in writing after becoming aware of any legal action commenced or threatened against SGRP or any of its directors by any stockholder of SGRP (on their own behalf or on behalf of SGRP) relating to the Merger Agreement, the transactions contemplated thereby or any disclosures contained in this proxy statement or publicly made in connection therewith and will keep Parent reasonably informed regarding any such legal action. SGRP will: (i) give Parent the opportunity to participate in the defense and settlement of any such stockholder litigation, and (ii) keep Parent reasonably apprised on a prompt basis of proposed material strategy and other significant decisions with respect to any such stockholder litigation, and provide Parent with the opportunity to consult with SGRP regarding the defense of any such litigation, which advice SGRP must consider in good faith, and (iii) not settle any such stockholder litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned).

Resignations

At the written request of Parent, SGRP shall cause each director of SGRP or any director of any of SGRP’s subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time.

Balance Sheet Cash

As of the Closing Date, the balance sheet cash of SGRP must not be less than $14,200,000, after (i) giving effect to the payment of all expenses incurred by SGRP and obligations of the Surviving Corporation in connection with the Merger Agreement and the Merger and other transactions contemplated thereby, including but not limited to the payments that the Surviving Corporation is required to make in respect of all Corporation Options and Corporation Phantom Stock Units pursuant the Merger Agreement and (ii) including all amounts expected to be received by SGRP in connection with the disposition of any of SGRP’s entities.

Transfer Taxes

All transfer, documentary, sales, use, stamp, registration and other similar taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the Merger will be borne by the Surviving Corporation.

Conditions to the Closing of the Merger

The respective obligations of each party to the Merger Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable law) on or prior to the Closing of each of the following conditions:

●	the Merger Agreement having been duly adopted by the Requisite Corporation Vote;

●	all required filings have been made and all required approvals obtained (or waiting periods expired or terminated) under any applicable antitrust laws;

●

no governmental entity having jurisdiction over any party to the Merger Agreement shall have enacted, issued, promulgated, enforced, or entered any orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by the Merger Agreement, and no law shall be in effect that makes consummation of the Merger illegal or otherwise prohibits or interferes with the consummation of the Merger; and

●

all consents, approvals and other authorizations of any governmental entity set forth in SGRP’s disclosure schedule and required to consummate the Merger and the other transactions contemplated by the Merger Agreement (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) must have been obtained, free of any condition that would reasonably be expected to have a Corporation Material Adverse Effect or a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement.

The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable law) by Parent and Merger Sub on or prior to the Closing of the following conditions:

●

the representations and warranties relating to the due organization, valid existence, good standing and corporate or organizational power of SGRP, the enforceability of the Merger Agreement against SGRP, the authority of SGRP to enter into the Merger Agreement and complete the Merger, board approval of the Merger Agreement and the transactions contemplated thereby, anti-takeover statutes and the absence of a Corporation Material Adverse Effect must be true and correct (other than de minimis inaccuracies) as of the date of the Merger Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which must be true and correct in all respects as of that date);

●

the representations and warranties of SGRP relating to the due organization, valid existence, good standing and corporate or organizational power of its subsidiaries, the capital structure of SGRP’s subsidiaries and the absence of any investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with the Merger Agreement or any transaction contemplated thereby must be true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which must be true and correct in all respects as of that date);

●

the representations and warranties relating to the capital structure of SGRP, including the number of shares of SGRP Common Stock, preferred stock and shares subject to Corporation Options, Corporation RSUs and other equity interests outstanding, must be true and correct (other than de minimis inaccuracies) as of the date of the Merger Agreement and as of the Closing Date, as if made at and as of such date;

●

the representations and warranties of SGRP set forth in Article III of the Merger Agreement (other than those listed in the preceding three bullet points) must be true and correct in all respects (without giving effect to any limitation indicated by the words “Corporation Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially” or similar qualifiers) as of the date of the Merger Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which must be true and correct in all respects as of that date), except, in the case of the representations and warranties covered by this bullet point, where the failure of such representations and warranties to be so true and correct could not reasonably be expected to have, individually or in the aggregate, a Corporation Material Adverse Effect;

●	SGRP having performed and complied with all agreements and covenants in the Merger Agreement required to be performed by or complied with by it at or prior to the Closing;

●	there having not been any Corporation Material Adverse Effect;

●

SGRP having delivered to Parent a certificate signed by the chief executive officer or the chief financial officer of SGRP and dated as of the closing date of the Merger, certifying the matters in the foregoing bullets above having been satisfied; and

●	No legal action by any governmental entity may be pending challenging or seeking to restrain or prohibit the consummation of the Merger or any other transactions contemplated in the Merger Agreement.

The obligation of SGRP to effect the Merger is also subject to the fulfillment (or waiver by SGRP) of the following conditions at or prior to the Effective Time:

●

each representation and warranty of Parent and Merger Sub set forth in Article IV in the Merger Agreement must, be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially” or similar qualifiers) as of the date of the Merger Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which must be true and correct as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement;

●

Parent and Merger Sub having performed all obligations, and complied with all agreements and covenants, in the Merger Agreement required to be performed by or complied with by them at or prior to the Closing; and

●	Parent having delivered to SGRP a certificate, signed by an officer of Parent, certifying as to the matters set forth in in the foregoing two bullets having been satisfied.

No party may rely, as a basis for not consummating the Merger or the other transactions contemplated by the Merger Agreement, on the failure of any condition set forth above, as the case may be, if such failure was caused by such party’s breach of any provision of, or failure of such party to perform its obligations under, the Merger Agreement.

Termination of the Merger Agreement

The Merger Agreement may be terminated as follows:

●	By mutual written consent of Parent and SGRP, at any time prior to the Closing.

●	By either Parent or SGRP:

●

if the Merger has not been consummated on or before the End Date; provided, however, that the right to terminate the Merger Agreement by reason of the Merger having not been consummated by the End Date will not be available to any party whose material breach of any representation or warranty, or failure to materially perform any covenant or obligation, set forth in the Merger Agreement has been a cause of, or has resulted in, the failure of the Merger to be consummated on or before the End Date;

●

if any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced, or entered any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement, and such law or order has become final and nonappealable; provided, however, that the right to terminate the Merger Agreement for this reason will not be available to any party whose material breach of any representation or warranty, or failure to materially perform any covenant or obligation, set forth in the Merger Agreement has been a cause of, or has resulted in, the issuance, promulgation, enforcement, or entry of any such law or order; or

●

if the special meeting (including any adjournment or postponement thereof) that is the subject of this proxy statement has been held and completed, and the Requisite Corporation Vote is not obtained at such meeting; provided, however, that a party will not be permitted to terminate the Merger Agreement for this reason if the failure to obtain the Requisite Corporation Vote is attributable to a failure on the part of such party to materially perform any obligation required to be performed by such party.

●	By Parent:

●

if (i) a Corporation Adverse Recommendation Change has occurred (it being understood and agreed that any written notice of SGRP’s intention to make a Corporation Adverse Recommendation Change prior to effecting such Corporation Adverse Recommendation Change in accordance with the provisions of the Merger Agreement discussed in “The Merger Agreement - No Solicitation of Other Offers; Corporation Adverse Recommendation Change” shall not, in and of itself, result in Parent or Merger Sub having any termination rights pursuant to this bullet point); and (ii) SGRP has entered into a definitive agreement relating to a Takeover Proposal;

●

if SGRP has breached certain covenants related to the provisions in the Merger Agreement discussed in “The Merger Agreement - No Solicitation of Other Offers; Corporation Adverse Recommendation Change” on page 73 of this proxy statement and the provisions in the Merger Agreement discussed in “Required Stockholder Vote” on page 76 of this proxy statement, any such breach is continuing and incapable of being cured by the End Date, or, if capable of being cured by the End Date, and having not been cured prior to the earlier of 30 business days after written notice thereof is given by Parent to SGRP or the End Date;

●

if there has been a breach or failure to perform by SGRP of its representations, warranties, covenants or other agreements contained in the Merger Agreement such that any condition to the obligations of Parent and Merger Sub to complete the Merger would not be satisfied (other than conditions that by their nature are to be satisfied at the Closing, but which would then be capable of satisfaction if the Closing were to occur on such date) and, such breach is continuing and incapable of being cured by the End Date, or, if capable of being cured by the End Date, have not been cured prior to the earlier of 30 business days after written notice thereof is given by Parent to SGRP or the End Date; provided, however, that Parent does not have the right to terminate the Merger Agreement for the reasons set forth in this bullet point if there has been any material breach by Parent or Merger Sub of any representation, warranty, covenant, or obligation under the Merger Agreement and such breach is continuing and has not been cured; or

●	there has been a Corporation Material Adverse Effect.

●	By SGRP:

●

if prior to the receipt of the Requisite Corporation Vote, the Corporation Board determines to accept a Superior Proposal, to the extent permitted by and subject to compliance with the applicable terms and conditions of the Merger Agreement discussed in “The Merger Agreement - No Solicitation of Other Offers; Corporation Adverse Recommendation Change” and to enter into a Corporation Acquisition Agreement (other than a confidentiality agreement acceptable under the terms of the Merger Agreement) in respect of a Superior Proposal; provided, however, that in the event of such termination, the Corporation substantially concurrently enters into such Corporation Acquisition Agreement; provided further, that SGRP shall be required to pay any fees required to be made to Parent pursuant to the Merger Agreement, as described in “The Merger - Termination Fees”;

●

if there has been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement such that the conditions to the Closing of the Merger regarding Parent’s and Merger Sub’s representations and warranties and performance of their respective covenants, as applicable, would not be satisfied (other than conditions that by their nature are to be satisfied at the Closing, but which would then be capable of satisfaction if the Closing were to occur on such date) and, such breach is continuing and incapable of being cured by the End Date, or, if capable of being cured by the End Date, has not been cured in all material respects prior to the earlier of 30 business days after written notice thereof is given by SGRP to Parent or the End Date; provided, however, that SGRP does not have the right to terminate the Merger Agreement for the reasons set forth in this bullet point if SGRP is then in breach of any material representation, warranty, covenant, or obligation under the Merger Agreement and such breach is continuing and has not been cured; or

●

if (i) all of the conditions described in “The Merger Agreement – Conditions to the Closing of the Merger” have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Closing, but which would then be capable of satisfaction if the Closing were to occur on such date) and remain satisfied or waived at the end of the five-business day period referred to below, (ii) SGRP has delivered written notice to Parent stating that, if Parent performs its obligations hereunder and the Financing is funded, the Closing will occur, (iii) Parent is not entitled to terminate the Merger Agreement pursuant to the provisions set forth above and (iv) Parent fails to consummate the transactions contemplated by the Merger Agreement within five business days after delivery of such notice.

Any proper and valid termination of the Merger Agreement by either SGRP or Parent pursuant to the termination rights above will be effective immediately upon the delivery of written notice of the termination by the terminating party to the other party or parties, specifying with particularity the reason for such termination. In the event of termination of the Merger Agreement by either SGRP or Parent pursuant to the termination rights above, the Merger Agreement will become void and of no further force and effect, with no liability on the part of any party to the Merger Agreement (or any stockholder, director, officer, employee, agent, or Representative of such party) to any other party or parties thereto, except with respect to certain limited sections of the Merger Agreement that survive termination, including the section regarding the termination fees described in “The Merger - Termination Fees.” However, nothing relieves any party with respect to any liabilities or damages incurred or suffered by another party or parties to the Merger Agreement, to the extent such liabilities or damages were the result of fraud or the breach by the first party of any of its representations, warranties, covenants, or other agreements set forth in the Merger Agreement.

Termination Fees

If the Merger Agreement is terminated by SGRP by reason of SGRP determining to accept a Superior Proposal, as discussed in “The Merger Agreement – Conditions to the Closing of the Merger,” and SGRP consummates a transaction resulting from a Takeover Proposal within six (6) months following the date of such termination of the Merger Agreement in connection therewith, then SGRP must pay to Parent, following the consummation of such transaction, a termination fee of three percent (3%) of the aggregate Merger Consideration (approximately $1.76 million).

If the Merger Agreement is terminated by SGRP by reason of Parent failing to consummate the transactions contemplated by the Merger Agreement following the satisfaction of the closing conditions set forth in the Merger Agreement and SGRP sending a notice that, if Parent performs its obligations hereunder and the Financing is funded, the Closing will occur, Parent must pay SGRP, within two (2) business days of such termination, a reverse termination fee of three percent (3%) of the aggregate Merger Consideration (approximately $1.76 million).

In circumstances where a termination fee is payable to Parent in accordance the Merger Agreement, Parent’s receipt of the termination fee (if received) from or on behalf of SGRP will be Parent’s and Merger Sub’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable laws or otherwise) against SGRP and its subsidiaries and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees for all losses and damages suffered as a result of the failure of the Merger or the other transactions contemplated by the Merger Agreement, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such person will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement.

In circumstances where a reverse termination fee is payable to SGRP in accordance the Merger Agreement, SGRP’s receipt of such reverse termination fee (if received) from or on behalf of Parent will be SGRP’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable laws or otherwise) against Parent and Merger Sub and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees for all losses and damages suffered as a result of the failure of the Merger or the other transactions contemplated by the Merger Agreement, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such person will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement.

Except as expressly set forth in the Merger Agreement, all expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

Except as expressly set forth in the Merger Agreement, any claim or cause of action under the Merger Agreement may only be brought against persons that are expressly named as parties, and then only with respect to the specific obligations set forth in the Merger Agreement. No related party of either Parent or SGRP will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of SGRP, Parent or Merger Sub or of or for any claim, investigation, or legal action, in each case under, based on, in respect of, or by reason of, the Merger Agreement or the transactions contemplated thereby (including the breach, termination or failure to consummate such transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable legal action, by virtue of any applicable laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another person (including a claim to enforce the Debt Commitment Letter) or otherwise. Notwithstanding anything to the contrary contained in the Merger Agreement, neither any party thereto or any of their respective subsidiaries, affiliates, directors, officers, employees, agents, partners, managers, members or stockholders will have any direct rights or claims against any Financing source (other than Parent and Merger Sub), in any way relating to the Merger Agreement or any of the transactions contemplated by the Merger Agreement, or in respect of any oral representations made or alleged to have been made in connection therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise.

Specific Performance; Remedies

Except as otherwise provided in the Merger Agreement, any and all remedies expressly conferred upon a party to the Merger Agreement will be cumulative with, and not exclusive of, any other remedy contained in the Merger Agreement, at law, or in equity. The exercise by a party to the Merger Agreement of any one remedy will not preclude the exercise by it of any other remedy.

In addition to any other right or remedy to which SGRP, Parent or Merger Sub, as applicable, may be entitled, at law or in equity, each will be entitled, without proof of damages, to enforce any provision of the Merger Agreement by a decree of specific performance and temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of the Merger Agreement, without posting any bond or other undertaking. In the event that any action is brought by SGRP, Parent or Merger Sub in equity to enforce the provisions of the Merger Agreement, SGRP, Parent or Merger Sub, as applicable, may not allege, and will waive the defense, that there is an adequate remedy at law or that the award of specific performance is not an appropriate remedy for any reason of law or equity.

In circumstances where a reverse termination fee is payable to SGRP in accordance with the Merger Agreement (as described in “– Termination Fees”), SGRP would have the right to seek to specifically enforce Parent’s and Merger Sub’s obligation to consummate the Merger only if certain conditions are satisfied, including that the proceeds of the Financing have been funded to Parent or the agent for the Financing sources under the Commitment Letter has irrevocably confirmed in writing to Parent that the Financing will be funded. In no event will SGRP have the right to specifically enforce the obligations of any Financing source under the Commitment Letter.

No Third Party Beneficiaries

The Merger Agreement is for the sole benefit of the parties thereto and their permitted assigns and respective successors and nothing therein, express or implied, is intended to or will confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of the Merger Agreement, except if the Effective Time occurs: (i) the rights of holders of SGRP Common Stock to receive the Merger Consideration, (ii) the rights of holders of SGRP equity to receive the consideration described in “Merger Consideration – Outstanding Equity Awards” of this proxy statement, and (iii) the indemnification rights of the current and former directors and officers of SGRP as described in “– Directors’ and Officers’ Indemnification and Insurance” on page 78 of this proxy statement.

Amendments; Waivers

At any time prior to the Effective Time, the Merger Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Corporation Vote, by written agreement signed by each of the parties thereto; provided, however, that following the receipt of the Requisite Corporation Vote, there may be no amendment or supplement to the provisions of the Merger Agreement which by law would require further approval by the holders of SGRP Common Stock without such approval.

Governing Law

The Merger Agreement is governed by the laws of the State of Delaware.

PROPOSAL 1: ADOPTION AND APPROVAL OF THE MERGER AGREEMENT

The Merger Proposal

We are asking you to approve a proposal to adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement”. A copy of the Merger Agreement is attached as Appendix A of this proxy statement.

Vote Required and Board Recommendation

As discussed in “The Merger – Recommendation of Our Board of Directors and Reasons for the Merger”, after considering various factors described in such section, and on the recommendation of the Special Committee, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth therein, are fair to, and in the best interests of, SGRP and SGRP’s stockholders; (ii) approved and declared advisable the Merger Agreement and the Voting Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth therein; (iii) directed that the Merger Agreement be submitted to a vote of SGRP’s stockholders for adoption at the special meeting; and (iv) resolved to recommend SGRP stockholders vote in favor of adoption of the Merger Agreement in accordance with the DGCL.

Under the DGCL, approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of SGRP Common Stock outstanding and entitled to vote on the matter as of the Record Date. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.

The Board unanimously recommends that you vote “FOR” the Merger Proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the special meeting. If our stockholders approve the Adjournment Proposal, we could adjourn the special meeting and any adjourned session of the special meeting to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption and approval of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption and approval of the Merger Agreement such that the Merger Proposal would be defeated, we could adjourn the special meeting without a vote on the adoption and approval of the Merger Agreement and seek to convince the holders of those shares of SGRP Common Stock to change their votes to votes in favor of adoption and approval of the Merger Agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

If the special meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the vote on the proposals. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of votes cast electronically or by proxy at the virtual special meeting is required to approve the Adjournment Proposal. Abstentions and broker non-votes, if any, will have no effect on the Adjournment Proposal.

The Board believes that it is in the best interests of SGRP and its stockholders to be able to adjourn the special meeting to a later date or dates if necessary for the purpose of soliciting additional votes in respect of the Merger Proposal if there are insufficient votes to adopt and approve the Merger Agreement at the time of the special meeting.

In addition, in the absence of a quorum, the stockholders holding a majority of the shares entitled to vote and present at the time and place of any meeting, in person or by proxy, or any SGRP officer entitled to preside or act as secretary of such meeting, may adjourn the meeting without notice, other than the announcement at the meeting of the date, time and place of the adjourned meeting, until a quorum is present. However, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

The Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

PROPOSAL 3: ADVISORY VOTE ON MERGER-RELATED NAMED EXECUTIVE OFFICER COMPENSATION

The Compensation Proposal

In accordance with Section 14A of the Exchange Act, SGRP is providing its stockholders with the opportunity to cast a non-binding, advisory vote on certain compensation that will or may become payable to the named executive officers of SGRP in connection with the Merger, including the agreements and understandings pursuant to which such compensation will or may become payable, the value of which is set forth in “The Merger – Interests of the Directors and Executive Officers of SGRP in the Merger – Named Executive Officer Golden Parachute Compensation”.

Set forth in the table below are the names, ages and offices held by all executive officers of SGRP as of October 1, 2024, the Record Date. Antonio Calisto Pato joined SGRP and became Chief Financial Officer, Secretary and Treasurer on February 27, 2023 following the departure of Fay DeVriese effective as of January 31, 2023. As a former employee, Ms. DeVriese is not expected to receive any enhanced payments or benefits in connection with the Merger.

Name	Age	Position with SPAR Group, Inc. (1) (2)

Michael R. Matacunas	56	Chief Executive Officer, President and a Director

Antonio Calisto Pato (3)	45	Chief Financial Officer, Secretary and Treasurer

Kori G. Belzer	58	Global Chief Operating Officer

William Linnane	49	Global Strategy & Growth Officer

Ron Lutz	64	Global Chief Commercial Officer

(1)

Under SGRP’s 2022 By-Laws and the resolutions of the Board, each of the named individuals has been designated as both an “Executive” and an “Officer” of SGRP except as otherwise noted below. An Executive is generally an executive officer of SGRP and part of its senior management.

(2)

Each named individual is an “at will” employee of SGRP. Each has a potential severance payment under a Change of Control Severance Agreement.  See “The Merger – Interests of the Directors and Executive Officers of SGRP in the Merger – Severance and Other Termination Benefits” above.

(3)	Mr. Antonio Calisto Pato joined SGRP and became its Chief Financial Officer, Secretary and Treasurer on February 27, 2023.

The Board encourages you to carefully review the named executive officer Merger-related compensation information disclosed in this proxy statement. As required by Section 14A of the Exchange Act, SGRP is asking its stockholders to vote on the adoption and approval of the following resolution:

“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation that will or may become payable to SGRP’s named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation will or may become payable, as disclosed in “The Merger – Interests of the Directors and Executive Officers of SGRP in the Merger – Named Executive Officer Golden Parachute Compensation” in SGRP’s proxy statement for the special meeting.”

Stockholders should note that this proposal is separate and apart from the Merger Proposal and is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on SGRP, the Board or Parent. Further, the underlying plans and arrangements are contractual in nature and payments made pursuant to the terms of these plans and agreements are not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of votes cast electronically at the virtual special meeting or by proxy at the special meeting is required to approve the Compensation Proposal.

Abstentions and broker non-votes, if any, will not have any effect on the Adjournment Proposal or the Compensation Proposal.

The Board unanimously recommends that you vote “FOR” the Compensation Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information regarding beneficial ownership of SGRP’s Common Stock as of October 1, 2024, the Record Date, by: (i) each person who is known by SGRP to own beneficially more than 5% of SGRP’s Common Stock; (ii) each of SGRP’s directors; and (iii) each of the named executive officers. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares of SGRP Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	See Note #	Percentage

Greater than 5% Stockholder:

Common Shares	Robert G. Brown	7,203,530	(1) (2)	30.72%

Directors and Officers:

Common Shares	William H. Bartels	4,747,337	(1) (3)	20.22%

Common Shares	Michael R. Matacunas	756,915	(1) (4)	3.14%

Common Shares	Antonio Calisto Pato	117,188	(1)	*

Common Shares	Kori G. Belzer	33,222	(1)	*

Common Shares	William Linnane	17,909	(1)	*

Common Shares	Ronald Lutz	17,678	(1)	*

Common Shares	Fay DeVriese	3,002	(1) (5)	*

Common Shares	John Bode	--	(1)	*

Common Shares	James R. Gillis	--	(1)	*

Common Shares	Linda Houston	--	(1)	*

Common Shares	All Executives and Directors	5,690,249		23.60%

*	Less than 1%

(1)	The address of such owners is c/o SPAR Group, Inc. 1910 Opdyke Court, Auburn Hills, Michigan 48326.

(2)

Mr. Brown’s beneficial ownership includes 1,199,538 shares of SGRP Common Stock held in the SP/R, Inc. Defined Benefit Pension Trust (the “Trust”) maintained for the benefit of the SP/R, Inc. Defined Benefit Pension Plan (the “Plan”), the participants of which are current and former employees of SP/R, Inc. Mr. Brown is a former employee of SP/R, Inc. and is a participant in the Plan. Mr. Brown is not a trustee of the Trust and disclaims beneficial ownership of the shares of Common Stock held in the Trust. This amount also includes 3,000,000 shares of SGRP Common Stock held of record by IGT, of which Mr. Brown is the sole member and manager, and 1,065,538 shares of SGRP Common Stock held of record by SPAR Business Services, Inc., of which Mr. Brown is the controlling officer/director and a significant stockholder.

(3)	Mr. Bartels’ beneficial ownership includes 37,500 shares issuable upon exercise of Corporation Options (which are already vested).

(4)	Mr. Matacunas’ beneficial ownership includes 630,000 shares issuable upon exercise of Corporation Options (which are already vested).

(5)	Ms. DeVriese departed SGRP in January 2023, therefore, Ms. DeVriese's shares were excluded from the total number of shares for all executives and directors.

Simultaneously with the execution of the Merger Agreement, William H. Bartels, a member of our Board, entered into the Voting Agreement with Parent pursuant to which he has agreed, among other things, to vote, and has granted to Parent an irrevocable proxy to vote, until the termination date thereof, the shares of capital stock of SGRP that he owns as of the Record Date in favor of the Merger and against the approval of any Takeover Proposal or other acquisition agreement. See “The Merger—Voting Agreement”.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of the stockholders of SGRP. However, if the Merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders’ meetings. SGRP will hold an annual meeting of stockholders in 2024 (the “2024 Annual Meeting”) only if the Merger has not already been completed.

For any business, nominee or proposal to be properly brought before any annual meeting by a stockholder (acting in his or her capacity as stockholder), the 2022 By-Laws require that such stockholder must give timely written notice thereof by physical delivery to the Secretary of SGRP. Under the rules of the SEC, if a stockholder wants us to include a proposal in the proxy statement and form of proxy for presentation at the 2024 Annual Meeting of SGRP stockholders, the proposal must have already been received by our Secretary no later than June 15, 2024, unless we change the date of the 2024 annual meeting of stockholders by more than 30 days from November 9, 2024, the anniversary date of the 2023 annual meeting of stockholders. Such stockholder's notice must be in the form and contain the substance required under the 2022 By-Laws and the rules and regulations promulgated by the SEC.

Stockholder proposals submitted under Rule 14a-18 of the Exchange Act (relating to proposals to be presented at the meeting but not included in SGRP's proxy statement and form of proxy) can be submitted by no later than the 90th day preceding the scheduled stockholder meeting. Since such a proposal does not have to be in the proxy statement, this provision was added to the 2022 By-Laws and principally benefits those who make such a proposal and have sufficient votes to approve it, such as the Majority Stockholders. However, SGRP may choose to voluntarily include such a proposal in its proxy statement to provide actual notice to all of its stockholders. If it is determined by the Governance Committee of the Board or the presiding officer of the 2024 Annual Meeting that a stockholder proposal was submitted after the required date, or otherwise was not made in accordance with the terms of the 2022 By-Laws or the applicable SEC rules or is not under the circumstances required to be considered thereunder, such proposal will not be acted upon at the 2024 Annual Meeting.

The 2022 By-Laws provide that a stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2024 Annual Meeting: (i) a brief description of the business, nominee or proposal desired to be brought before the 2024 Annual Meeting and the reasons for considering the same at the 2024 Annual Meeting; (ii) the name and address, as they appear on SGRP's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal; (iii) the class and number of shares of SGRP's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice; and (iv) any financial interest of such stockholder (or any affiliate or family member of such stockholder), whether current or at any time within the past three years, in such business, nominee or proposal. In addition, if the notice is a nomination of a candidate for director, the stockholder's notice also must contain: (a) the proposed nominee's name and qualifications, including five-year employment history with employer names and a description of the employer's business, whether such individual can read and understand basic financial statements, and board memberships (if any); (b) the reason for such recommendation; (c) the number of shares of stock of SGRP that are beneficially owned by such nominee; (d) a description of any business or other relationship, whether current or at any time within the past three years, between such nominee (or any affiliate or family member of such nominee) and either SGRP, any of its directors or officers, its auditor, or any of its customers or vendors; and (e) a description of any financial or other relationship, whether current or at any time within the past three years, between the stockholder (or any affiliate or family member of such stockholder) and such nominee (or any affiliate or family member of such nominee).

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, SGRP stockholders who intend to solicit proxies in support of director nominees other than SGRP’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days before the first anniversary of the date of the 2023 annual meeting of stockholders. If the date of our 2024 annual meeting is changed by more than thirty (30) days from the first anniversary of the date of the 2023 annual meeting of stockholders, then notice must be provided by the later of sixty (60) days prior to the date of the annual meeting or within ten (10) days of SGRP’s first public announcement of the date of the 2024 annual meeting. This deadline under Rule 14a-19 does not supersede or replace any of the timing requirements for advance notice under the 2022 By-laws. The supplemental notice and information required under Rule 14a-19 is in addition to the advance notice requirements of the 2022 By-laws and does not extend the deadline specified in the 2022 By-laws.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as a broker, bank or other agent) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, including this proxy statement and other proxy materials, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.

SGRP and some brokers, banks or other agents may be householding our proxy materials, including this proxy statement. A single set of this proxy statement and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Registered stockholders may revoke their consent at any time by contacting SGRP’s transfer agent, Computershare Trust Company, N.A., toll-free at (800) 564-6253. Holders through banks or brokers or other agents must notify such agents.

Upon written or oral request, SGRP will promptly deliver a separate copy of the proxy statement and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy statement and other proxy materials, you may send a written request to 1910 Opdyke Court Auburn Hills, MI 48326, Attention: Secretary or call (248) 364-7727. In addition, if you are receiving multiple copies of the proxy statement and other proxy material, you can request householding by contacting our Secretary in the same manner.

WHERE YOU CAN FIND MORE INFORMATION

Statements contained in this proxy statement, or in any document incorporated by reference herein, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following SGRP filings with the SEC are incorporated by reference:

●	SGRP’s Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024 and April 30, 2024, respectively;

●	SGRP’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, filed with the SEC on May 15, 2024 and August 14, 2024, respectively;

●	SGRP’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 13, 2023; and

●	SGRP’s Current Reports on Form 8-K filed with the SEC on May 16, 2024, June 5, 2024, June 6, 2024, August 15, 2024 and September 3, 2024.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement and is not incorporated by reference herein.

Any reports, statements or other information that we file with the SEC are available to the public at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by SGRP through the “Investor Relations” section of our website, investors.SGRP.com, and the “Financial Reporting – SEC Filings” section therein. Our website address is provided as an inactive textual reference only. The information contained on (or accessible through) our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

SPAR Group, Inc.

Attn: Secretary

1910 Opdyke Court

Auburn Hills, MI 48326

(248) 364-7727

If you would like to request documents from us, please do so by October 22, 2024, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

If you have any questions about this proxy statement, the special meeting or the Merger or need assistance with voting procedures, you should contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall St, 22nd Floor

New York, NY 10005

Toll-Free: (866) 388-7535

Email: SGRP@dfking.com

MISCELLANEOUS

SGRP has supplied all information relating to SGRP, and Parent has supplied all of the information relating to Parent, Merger Sub and the financing sources contained in “Summary – Parties Involved in the Merger,” “Summary – Financing of the Merger,” “The Merger – Parties Involved in the Merger” and “The Merger – Financing of the Merger.”

You should not send in your SGRP stock certificates until you receive transmittal materials after the Merger is completed.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF SGRP COMMON STOCK AT THE SPECIAL MEETING. SGRP HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS WE HAVE PUBLICLY FILED WITH THE SEC. THIS PROXY STATEMENT IS DATED OCTOBER 2, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Appendix A

Confidential

AGREEMENT AND PLAN OF MERGER

By and Among

HIGHWIRE CAPITAL, LLC

HIGHWIRE MERGER CO I, INC.

and

SPAR GROUP, INC.

Dated as of August 30, 2024

EXHIBITS

Exhibit A -	Form of Certificate of Incorporation of Surviving Corporation
Exhibit B -	Form of Bylaws of Surviving Corporation

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), is entered into as of August 30, 2024, by and among SPAR Group, Inc., a Delaware corporation (the “Company”), Highwire Capital, LLC, a Texas limited liability company (“Parent”), and Highwire Merger Co. I, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in Section 8.01 hereof.

RECITALS

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger, on the terms and subject to the conditions set forth herein;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration except as otherwise provided in this Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously: (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with Parent and Merger Sub; (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company; in each case, in accordance with the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the respective Boards of Directors of Parent and Merger Sub have each unanimously: (a) determined that it is in the best interests of Parent or Merger Sub, as applicable, and their respective stockholders, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; in each case, in accordance with the DGCL; and

WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with, and to prescribe certain terms and conditions to, the Merger and the other transactions contemplated by this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I
THE MERGER

Section 1.01    The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time: (a) Merger Sub will merge with and into the Company (the “Merger”); (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue its corporate existence under the DGCL as the surviving corporation in the Merger and a wholly owned Subsidiary of Parent (sometimes referred to herein as the “Surviving Corporation”).

Section 1.02    Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 12:01 AM, Central Standard Time, as soon as practicable (and, in any event, within three (3) Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of the last to be satisfied or waived of the conditions to the Merger set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall take place remotely by exchange of documents and signatures (or their electronic counterparts), unless another place is agreed to in writing by the parties hereto. The actual date of the Closing is hereinafter referred to as the “Closing Date.”

Section 1.03    Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.04    Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.

Section 1.05    Certificate of Incorporation; Bylaws. At the Effective Time: (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until, subject to Section 5.07(a), thereafter amended in accordance with the terms thereof and applicable Law; and (b) the bylaws of Merger Sub as in effect immediately prior to the Effective Time, as set forth in Exhibit B, shall be the bylaws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until, subject to Section 5.07(a), thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation, and applicable Law.

Section 1.06    Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

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ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK; PAYMENT FOR SHARES

Section 2.01    Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, or the Company or the holder of any capital stock of Parent, Merger Sub, or the Company:

(a)    Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is owned by the Company (as treasury stock or otherwise) or held directly by Parent or Merger Sub, or any direct or indirect wholly owned Subsidiaries of the Company, Parent or Merger Sub, as of immediately prior to the Effective Time (“Cancelled Shares”) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b)    Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will be converted into the right to receive $2.50 in cash, without interest (the “Merger Consideration”).

(c)    Cancellation of Shares. At the Effective Time, all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and, subject to Section 2.01(a) and Section 2.03, each holder of: (i) a certificate formerly representing any shares of Company Common Stock (each, a “Certificate”); or (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Company Common Stock (each, a “Book-Entry Share”) will, subject to applicable Law in the case of Dissenting Shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof.

(d)    Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub common stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

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Section 2.02    Surrender and Payment.

(a)    Paying Agent; Payment Fund. Prior to the Effective Time, Parent shall appoint a paying agent (the “Paying Agent”) (the identity of which shall be reasonably acceptable to the Company) to act as the agent for the purpose of paying the Merger Consideration for: (i) the Certificates; and (ii) the Book-Entry Shares. At or promptly following the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Company Common Stock represented by the Certificates and the Book-Entry Shares (other than Cancelled Shares and Dissenting Shares) (the “Payment Fund”) in amounts and at the times necessary for such payments. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 2.01(b), Parent shall take all steps necessary to enable or cause the Surviving Corporation to promptly deposit, in trust, additional cash with the Paying Agent sufficient to make all payments required under this Agreement. The Payment Fund shall not be used for any other purpose. Parent shall pay or cause to be paid all fees, charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration. Promptly after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each record holder of shares of Company Common Stock at the Effective Time, whose Company Common Stock was converted pursuant to Section 2.01(b) into the right to receive the Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange.

(b)    Procedures for Surrender; No Interest. Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Book-Entry Share upon: (i) surrender to the Paying Agent of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.06), together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent; or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 2.03, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this ARTICLE II, each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled.

(c)    Investment of Payment Fund. Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Payment Fund will be invested by the Paying Agent, as directed by Parent or the Surviving Corporation. No losses with respect to any investments of the Payment Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

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(d)    Payments to Non-Registered Holders. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that: (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(e)    Full Satisfaction. All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this ARTICLE II.

(f)    Termination of Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be returned to the Surviving Corporation (or, at the option of Parent, to Parent), upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to the Surviving Corporation or Parent, as applicable (subject to abandoned property, escheat, or other similar Laws), for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, neither the Surviving Corporation nor Parent shall be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock two (2) years after the Effective Time, or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation (or, at the option of Parent, of Parent) free and clear of any claims or interest of any Person previously entitled thereto.

(g)    Dissenting Shares Merger Consideration. Any portion of the Merger Consideration made available to the Paying Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.

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Section 2.03    Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 2.01, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.01(b), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto other than such rights as are provided to holders of Dissenting Shares pursuant to Section 262 of the DGCL. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Parent shall have the opportunity and right, at Parent’s sole cost and expense, to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands.

Section 2.04    Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.05    Withholding Rights. Each of the Paying Agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this ARTICLE II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Tax Laws or any other provision of applicable Law. To the extent that amounts are so deducted and withheld by the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding. In the event that Parent determines that any such deduction or withholding is applicable other than with regard to payments disclosed in Section 2.07, (a) Parent shall use commercially reasonable efforts to notify the Company prior to the date on which such deduction or withholding is anticipated to occur, and (b) Parent and the Company shall reasonably cooperate to minimize or eliminate such deduction or withholding as permitted by applicable Law.

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Section 2.06    Lost Certificates. If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to have been lost, stolen, or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated under this ARTICLE II.

Section 2.07    Treatment of Stock Options and Other Stock-Based Compensation.

(a)     Company Stock Options. The Company shall take all requisite action so that, at the Effective Time, each option to acquire shares of Company Common Stock (each, a “Company Stock Option”) that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of the holder thereof, cancelled and converted into the right to receive from the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of Company Common Stock subject to such Company Stock Option; multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price under such Company Stock Option, less any Taxes required to be withheld with respect to such Company Stock Options in accordance with Section 2.05. For the avoidance of doubt, in the event that the per share exercise price under any Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled as of the Effective Time without payment therefor and shall have no further force or effect.

(b)    Company Restricted Stock Units. The Company shall take all requisite action so that, at the Effective Time, each restricted stock unit granted with respect to Company Common Stock (a “Company RSU”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and shall be cancelled and converted automatically, in accordance with the procedures set forth in this Agreement, into the right to receive from the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (i) the total number of shares of Company Common Stock underlying such Company RSUs; multiplied by (ii) the Merger Consideration, less any Taxes required to be withheld with respect to such Company RSUs in accordance with Section 2.05.

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(c)    Company Phantom Stock Units. The Company shall take all requisite action so that, at the Effective Time, each phantom stock unit representing the right to receive a cash payment equal to the value of a share of Company Common Stock (a “Company Phantom Stock Unit”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and shall be cancelled and converted automatically, in accordance with the procedures set forth in this Agreement, into the right to receive from the Surviving Corporation, as promptly as reasonably practicable after the Effective Time (but in no event more than five (5) Business Days after the Effective Time), an amount in cash, without interest, equal to the product of: (i) the total number of shares of Company Common Stock underlying such Company Phantom Stock Units; multiplied by (ii) the Merger Consideration, less any Taxes required to be withheld with respect to such Company Phantom Stock Unit in accordance with Section 2.05.

(d)    Payment by Surviving Corporation. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Company Stock Options, Company RSUs and/or Company Phantom Stock Units, as applicable, the amounts described in paragraphs (a), (b) and (c) of this Section 2.07, less any Taxes required to be withheld under applicable Law with respect to such payments, as soon as practicable following the Effective Time, through the Surviving Corporation’s payroll system no later than the next regularly scheduled payroll payment date.

(e)    Resolutions and Other Company Actions. At or prior to the Effective Time, the Company, the Company Board (or, if appropriate, any committee thereof), as applicable, shall adopt any resolutions and take any actions (including obtaining any required consents) that may be reasonably necessary to effectuate the provisions of paragraphs (a), (b) and (c) of this Section 2.07.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the correspondingly numbered Section of the disclosure schedule, dated as of the date of this Agreement and delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedule”); provided, that, disclosure in the Company Disclosure Schedule as to a specific representation or warranty shall qualify any other representation or warranty contained in this Article III to the extent provided in Section 8.09, and (b) as otherwise disclosed in the Company SEC Documents filed or furnished with the SEC on or after January 1, 2022 and prior to the date hereof (excluding (i) disclosures contained in the “Risk Factors” section of any such Company SEC Document); (ii) any “forward-looking statements,” as defined under the caption “Note on Forward-Looking Statements” in the Company’s Form 10-K for the year ended December 31, 2023, contained in any such Company SEC Document; and (iii) disclosures relating to the industry in which the Company operates, laws and regulations affecting the industry, general market or economic conditions); provided, that, such disclosure (x) describes a specific matter in reasonable detail and it is reasonably apparent on the face of such disclosure so as to enable a reasonable person to determine that such disclosure qualifies or is otherwise applicable to a specific representation or warranty contained in this Article III, and (y) shall not be deemed to qualify any representations or warranties contained in Section 3.01(a), Section 3.02(d), Section 3.03(a), Section 3.03(d), Section 3.03(e), Section 3.05(a), or Section 3.10; the Company hereby represents and warrants to Parent and Merger Sub as follows:

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Section 3.01    Organization; Standing and Power; Charter Documents; Subsidiaries.

(a)    Organization; Standing and Power. (i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. (ii) Each of the Company’s wholly-owned Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) under the Laws of its jurisdiction of organization. (iii) The Company and each of its Subsidiaries has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted, except, in the case of the Company’s Subsidiaries (that are not wholly owned Subsidiaries), as does not, individually or in the aggregate, constitute a Company Material Adverse Effect. (iv) Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, does not constitute a Company Material Adverse Effect.

(b)    Charter Documents. The Company has delivered or made available to Parent a true and correct copy of the certificate of incorporation (including any certificate of designations), bylaws, or like organizational documents, each as amended to date (collectively, the “Charter Documents”), of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents.

(c)    Subsidiaries. Section 3.01(c)(i) of the Company Disclosure Schedule lists each of the Subsidiaries of the Company as of the date hereof and its jurisdiction of organization. Section 3.01(c)(ii) of the Company Disclosure Schedule sets forth, for each Subsidiary that is not, directly or indirectly, wholly owned by the Company: (i) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof; and (ii) a list of all holders of such shares of capital stock or other equity or voting interests in such Subsidiary, specifying the number of such shares or interests owned, beneficially and of record, by each such holder. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (A) imposed by applicable securities Laws; or (B) arising pursuant to the Charter Documents of any non-wholly owned Subsidiary of the Company. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

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Section 3.02    Capital Structure.

(a)      Capital Stock. The authorized capital stock of the Company consists of: (i) 47,000,000 shares of Company Common Stock; and (ii) 3,000,000 shares of preferred stock, par value $0.01, 2,000,000 of which are designated as Series B Preferred Stock, par value of $0.01 per share, of the Company (collectively, the “Company Preferred Stock”). As of the close of business on the date of this Agreement: (A) 23,446,186 shares of Company Common Stock were issued and outstanding (not including shares held in treasury); (B) 1,205,485 shares of Company Common Stock were issued and held by the Company in its treasury; and (C) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury; and since August 14, 2024 and through the date hereof, no additional shares of Company Common Stock or shares of Company Preferred Stock have been issued other than the issuance of shares of Company Common Stock upon the exercise or settlement of Company Equity Awards. All of the outstanding shares of capital stock of the Company are duly authorized and validly issued and are fully paid and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of the Company owns any shares of Company Common Stock.

(b)      Stock Awards.

(i)    As of the close of business on the date of this Agreement, an aggregate of 0 shares of Company Common Stock were reserved for issuance pursuant to Company Equity Awards not yet granted under the Company Stock Plans. As of the close of business on the date of this Agreement, 882,250 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Options, 57,143 Company RSUs (each of which relates to one share of Company Common Stock) were issued and outstanding, and 474,747 Company Phantom Stock Units (each of which relates to one share of Company Common Stock) were issued and outstanding. Since August 14, 2024 and through the date hereof, no Company Equity Awards have been granted and no additional shares of Company Common Stock have become subject to issuance under the Company Stock Plans. Section 3.02(b)(i) of the Company Disclosure Schedule sets forth as of the date of this Agreement a list of each outstanding Company Equity Award granted under the Company Stock Plans and: (A) the name of the holder of such Company Equity Award; (B) the number of shares of Company Common Stock subject or related to such outstanding Company Equity Award; (C) if applicable, the exercise price, purchase price, or similar pricing of such Company Equity Award; (D) the date on which such Company Equity Award was granted or issued; (E) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof; and (F) with respect to Company Stock Options, the date on which such Company Stock Option expires. All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.

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(ii)    Except for the Company Stock Plans and as set forth in Section 3.02(b)(ii) of the Company Disclosure Schedule, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Equity Awards, as of the date hereof, there are no outstanding: (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of the Company; (B) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company; or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”). All outstanding shares of Company Common Stock, all outstanding Company Equity Awards, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance with all applicable securities Laws.

(iii)    There are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

(c)     Voting Debt. No bonds, debentures, notes, or other indebtedness issued by the Company or any of its Subsidiaries: (i) having the right to vote on any matters on which stockholders or equityholders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, “Voting Debt”).

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(d)    Company Subsidiary Securities. As of the date hereof, there are no outstanding: (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities, or other ownership interests in any Subsidiary of the Company; (ii) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of the Company; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii), and (iii), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).

Section 3.03    Authority; Non-Contravention; Governmental Consents; Board Approval; Anti-Takeover Statutes.

(a)     Authority. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Company Vote”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, and the execution and delivery of the Voting Agreement and the consummation by the Principal Stockholder of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the Voting Agreement or the consummation of the Merger and the other transactions contemplated hereby and thereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger, and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.

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(b)    Non-Contravention. The execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, and of the transactions contemplated by the Voting Agreement by the Principal Stockholder, do not and will not: (i) subject to obtaining the Requisite Company Vote, contravene or conflict with, or result in any violation or breach of, (A) the Charter Documents of the Company or any of its Subsidiaries or (B) any resolution adopted by the Company Board or any committee thereof, the stockholders of the Company or the board of directors or stockholders any of its Subsidiaries; (ii) assuming that all Consents contemplated by clauses (i) through (vi) of Section 3.03(c) have been obtained or made and, in the case of the consummation of the Merger, obtaining the Requisite Company Vote, contravene or conflict with or result in any violation of any Law, or give any Governmental Entity (in its capacity as a Governmental Entity, and not as a stockholder of the Company or any of its Subsidiaries) the right to prevent the consummation of the Merger under any Law applicable to the Company, any of its Subsidiaries, or any of their respective properties or assets, (iii) contravene or conflict with or result in any violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by the Company or any of its Subsidiaries, or that otherwise relates to the business of, or any of the assets owned or used by, the Company or any of its Subsidiaries; (iv) cause the Company or any of its Subsidiaries to become subject to, or to become liable for the payment of, any Tax; (v) cause any of the assets owned by the Company or any of its Subsidiaries to be reassessed or revalued by any taxing authority or other Governmental Entity; or (vi) result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), (iv), (v) and (vi), for any contraventions, conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, modifications, accelerations, cancellations, revocations, suspensions, withdrawals or Liens that, or where the failure to obtain any Consents, in each case, individually or in the aggregate, does not constitute a Company Material Adverse Effect.

(c)    Consents. No consent, approval, license, permission, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”), any Governmental Entity or other Person is required to be obtained or made by the Company in connection with the execution, delivery, and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing of the Company Proxy Statement in definitive form with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under any Antitrust Laws that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of the Nasdaq National Market (the “Nasdaq”); (v) the other Consents of Governmental Entities listed in Section 3.03(c)(v) of the Company Disclosure Schedule (the “Other Governmental Approvals”); (vi) the other Consents of third parties (other than Governmental Entities) listed in Section 3.03(c)(vi) of the Company Disclosure Schedule, and (vii) such other Consents where failure to obtain such Consent, individually or in the aggregate, does not constitute a Company Material Adverse Effect.

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(d)    Board Approval. The Company Board, by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Company duly called and held and not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Company’s stockholders; (ii) approved and declared advisable this Agreement, and the Voting Agreement, including the execution, delivery, and performance hereof and thereof, and the consummation of the transactions contemplated hereby, including the Merger, and thereby upon the terms and subject to the conditions set forth herein and therein; (iii) directed that this Agreement be submitted to a vote of the Company’s stockholders for adoption at the Company Stockholders Meeting; and (iv) resolved to recommend that Company stockholders vote in favor of adoption of this Agreement in accordance with the DGCL (collectively, the “Company Board Recommendation”).

(e)    Anti-Takeover Statutes. Except for Section 203 of the DGCL, no “fair price,” “moratorium,” “control share acquisition,” “supermajority,” “affiliate transactions,” “business combination,” or other similar anti-takeover statute or regulation enacted under any federal, state, local, or foreign laws applicable to the Company is applicable to this Agreement, the Merger, or any of the other transactions contemplated by this Agreement. The Company Board has taken all actions (including approval of the Voting Agreement) so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203) will not apply to Parent or Merger Sub or with respect to or as a result of the execution, delivery, or performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement.

Section 3.04    SEC Filings; Financial Statements; Sarbanes-Oxley Act Compliance; Undisclosed Liabilities; Off-Balance Sheet Arrangements.

(a)    SEC Filings. The Company has filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2021 (the “Company SEC Documents”). True, correct, and complete copies of all Company SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). To the extent that any Company SEC Document available on EDGAR contains redactions pursuant to a request for confidential treatment or otherwise, the Company has made available to Parent the full text of such Company SEC Document. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents materially complied as to form with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents. None of the Company’s Subsidiaries are required to file or furnish any forms, reports, or other documents with the SEC and neither the Company nor any of its Subsidiaries is required to file or furnish any forms, reports, or other documents with any securities regulation (or similar) regime of a non-United States Governmental Entity.

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(b)    Financial Statements. Each of the financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Company SEC Documents: (i) materially complied with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be disclosed in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC); and (iii) fairly present, in all material respects, the consolidated financial position and the results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to (A) the omission of notes to the extent permitted by SEC Regulation S-X (but only if, in the case of interim financial statements included in the Company SEC Documents since the Company’s most recent annual report on Form 10-K, such notes would not differ materially from the notes to the financial statements included in such annual report) and (B) to normal year-end audit adjustments as permitted by the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material). No financial statements of any Person other than the Subsidiaries of the Company are, or since January 1, 2021, have been, required by GAAP to be included in the consolidated financial statements of the Company.

(c)    Internal Controls. The Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that: (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Company and its Subsidiaries.

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(d)    Disclosure Controls and Procedures. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files with or furnishes to the SEC under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. Neither the Company nor the Company’s independent registered public accounting firm has identified or been made aware of: (i) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

(e)     Undisclosed Liabilities. The audited balance sheet of the Company dated as of December 31, 2023 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any of its Subsidiaries has any Liabilities that are required to be reflected on a balance sheet prepared in accordance with GAAP other than Liabilities that (i) are reflected or reserved against in the Company Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice; or (iii) arise out of or in connection with this Agreement, the Merger or other transaction contemplated by this Agreement that, in the case of clauses (i) and (ii), individually or in the aggregate, are not material.

(f)     Off-Balance Sheet Arrangements. Except as described in the Company SEC Documents filed as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off-balance sheet arrangements” (as defined in Item 2.03(d) of the SEC’s Current Report on Form 8-K or as described in Instruction 8 to Item 303(b) of Regulation S-K promulgated by the SEC).

(g)     Sarbanes-Oxley and Nasdaq Compliance. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and each such certification complied with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and the rules and regulations of the SEC thereunder applicable to such certifications, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Without limiting the foregoing, the Company is, and since January 1, 2021, has been, in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq, and the Company has delivered to Parent complete and correct copies of all correspondence between Nasdaq and the Company and its Subsidiaries since such date.

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(h)    Accounting, Securities, or Other Related Complaints or Reports. Since January 1, 2021, none of the Company or any of its Subsidiaries nor any director or officer of the Company has received any material written complaint, allegation, assertion, or claim regarding the financial accounting, internal accounting controls, or auditing practices, procedures, methodologies, or methods of the Company.

Section 3.05    Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business consistent with past practice and there has not been or occurred:

(a)    any Company Material Adverse Effect or any event, condition, change, or effect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(b)    any event, condition, action, or effect that, if taken during the period from the date of this Agreement through the Effective Time, would require the consent of Parent under, or constitute a breach of, Section 5.01.

Section 3.06    Taxes.

(a)     Tax Returns and Payment of Taxes. The Company and each of its Subsidiaries have duly and timely filed or caused to be filed (and, as to Tax Returns not filed as of the date hereof, will duly and timely file or caused to be file) all Tax Returns required to be filed by them. Such Tax Returns are true, complete, and correct in all material respects. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes in the Company’s financial statements included in the Company SEC Documents (in accordance with GAAP). The Company’s most recent financial statements included in the Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all Taxes payable by the Company and its Subsidiaries through the date of such financial statements. Neither the Company nor any of its Subsidiaries has incurred any Liability for Taxes since the date of the Company’s most recent financial statements included in the Company SEC Documents outside of the ordinary course of business or otherwise inconsistent with past practice.

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(b)    Availability of Tax Returns. The Company has delivered or made available to Parent complete and accurate copies of all federal, state, local, and foreign income, franchise, and other material Tax Returns filed by or on behalf of the Company or its Subsidiaries for any Tax period ending after January 1, 2020.

(c)    Withholding. The Company and each of its Subsidiaries have withheld and timely paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any Company Employee, creditor, customer, stockholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws), and materially complied with all information reporting and backup withholding provisions of applicable Law.

(d)     Liens. There are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been made in the Company’s most recent financial statements included in the Company SEC Documents.

(e)    Tax Deficiencies and Audits. No deficiency for any Taxes which has been proposed, asserted, or assessed in writing by any taxing authority against the Company or any of its Subsidiaries remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company or any of its Subsidiaries. Except as set forth on Section 3.06(e) of the Company Disclosure Schedule, there are no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending with respect to any Taxes of the Company or any of its Subsidiaries.

(f)     Tax Jurisdictions. Since December 31, 2019, no claim has ever been made in writing by any taxing authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax in that jurisdiction.

(g)     Tax Rulings. Neither the Company nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any Taxes, nor is any such request outstanding.

(h)    Consolidated Groups, Transferee Liability, and Tax Agreements. Neither the Company nor any of its Subsidiaries: (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary, or similar basis; (ii) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state, or foreign Law), as a transferee or successor; or (iii) is a party to, bound by, or has any liability under any Tax sharing, allocation, or indemnification agreement or arrangement (other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes).

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(i)     Change in Accounting Method. Neither the Company nor any of its Subsidiaries has agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code or any comparable provision of state, local, or foreign Tax Laws by reason of a change in accounting method or otherwise.

(j)     Post-Closing Tax Items. The Company and its Subsidiaries will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; or (iv) any income under Section 965(a) of the Code, including as a result of any election under Section 965(h) of the Code with respect thereto.

(k)    Ownership Changes. Without regard to the transactions contemplated by this Agreement, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has undergone an “ownership change” within the meaning of Section 382 of the Code.

(l)      Section 355. Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(m)    Reportable Transactions. Neither Company nor any of its Subsidiaries has been a party to, or an advisor with respect to, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

Section 3.07    Intellectual Property.

(a)    Scheduled Company-Owned IP. Section 3.07(a) of the Company Disclosure Schedule contains a true and complete list, specifying as to each as applicable, the name of the current owners, jurisdictions, and application or registration numbers, as of the date hereof, of all: (i) Company-Owned IP that is the subject of any issuance, registration, certificate, application, or other filing by, to or with any Governmental Entity or authorized private registrar, including patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration, and internet domain name registrations; and (ii) material unregistered Company-Owned IP.

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(b)     Right to Use; Title. The Company or one of its Subsidiaries is the sole and exclusive legal and beneficial owner of all right, title, and interest in and to the Company-Owned IP, and, except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, has the valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted (collectively with the Company-Owned IP, the “Company IP”), in each case, free and clear of all Liens, other than Permitted Liens.

(c)    Validity and Enforceability. The Company and its Subsidiaries’ rights in the Company-Owned IP are valid, subsisting, and enforceable, and the Company and its Subsidiaries’ rights in the Company IP (other than Company-Owned IP) are valid, subsisting, and enforceable, except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect. The Company and each of its Subsidiaries have taken reasonable steps to maintain the Company IP and to protect and preserve the confidentiality of all confidential and proprietary information and trade secrets included in the Company IP.

(d)    Non-Infringement. The conduct of the businesses of the Company and any of its Subsidiaries has not infringed, misappropriated, or otherwise violated, and is not infringing, misappropriating, or otherwise violating, any Intellectual Property of any other Person in any material respect, and (ii) to the Knowledge of the Company, no third party is infringing upon, violating, or misappropriating any Company IP.

(e)    IP Legal Actions and Orders. Except as disclosed on Section 3.07(e) of the Company Disclosure Schedule, there are no material Legal Actions pending or threatened: (i) alleging any infringement, misappropriation, or violation by the Company or any of its Subsidiaries of the Intellectual Property of any Person; or (ii) challenging the validity, enforceability, or ownership of any Company-Owned IP or the Company or any of its Subsidiaries’ rights with respect to any Company IP. The Company and its Subsidiaries are not subject to any outstanding Order that restricts or impairs the use of any Company IP.

(f)     No Impairment. The consummation of the transactions contemplated by, and compliance by the Company with the provisions of, this Agreement, will not result in the termination, cancellation, loss, or impairment of, nor require the payment of additional amounts or the Consent of any Person in respect of, or result in the creation of any Lien in or upon, any Company IP.

(g)    Company IT Systems. In the past two (2) years, there has been no material malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems. The Company and its Subsidiaries have used their reasonable best efforts to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements.

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(h)     Privacy and Data Security. The Company and each of its Subsidiaries have complied in all material respects with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Company’s and its Subsidiaries’ businesses. Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, in the past two (2) years, the Company and its Subsidiaries have not: (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in their possession or control; or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Legal Action by any Governmental Entity or other Person concerning the Company’s or any of its Subsidiaries’ collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and there are no facts or circumstances that could reasonably be expected to give rise to any such Legal Action.

Section 3.08    Compliance; Permits.

(a)     Compliance. The Company and each of its Subsidiaries are and, since January 1, 2021, have been in material compliance with, all Laws or Orders applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound. Since January 1, 2021, no Governmental Entity has issued any notice or notification stating that the Company or any of its Subsidiaries is not in compliance with any Law.

(b)     Permits. The Company and its Subsidiaries hold, to the extent necessary to operate their respective businesses substantially as such businesses are being operated as of the date hereof, all Permits. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, except as disclosed on Section 3.08(b) of the Company Disclosure Schedule. The Company and each of its Subsidiaries is and, since January 1, 2021, has been in compliance in all material respects with the terms of all Permits.

Section 3.09    Litigation. There is, and since January 1, 2021 there has been, no Legal Action pending or threatened in writing against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Company, any officer or director of the Company or any of its Subsidiaries in their capacities as such, other than any such Legal Action that: (a) does not involve an amount in controversy in excess of $50,000; and (b) does not seek material injunctive or other material non-monetary relief. None of the Company or any of its Subsidiaries or any of their respective properties or assets are subject to any material order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Entity, arbitrator, or other tribunal, whether temporary, preliminary, or permanent (“Order”). To the Knowledge of the Company, there are, and since January 1, 2021 there have been, no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations, pending or threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any officer or director of the Company.

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Section 3.10    Brokers’ and Finders’ Fees. Other than Lincoln International LLC (the “Company Financial Advisor”), pursuant to an engagement letter listed in Section 3.10 of the Company Disclosure Schedule, a correct and complete copy of which has been provided to Parent, no broker, finder or investment banker is entitled to any investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar fees in connection with this Agreement or any transaction contemplated by this Agreement based on arrangements made by or on behalf of the Company or any of its Subsidiaries or Affiliates.

Section 3.11   Related Person Transactions. Since December 31, 2023, there have been no transactions, or series of related transactions, agreements, arrangements, or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements, or understandings, that would be required to be disclosed under Item 404(a) of Regulation S-K that have not been otherwise disclosed in the Company SEC Documents filed prior to the date hereof.

Section 3.12    Employee Benefit Issues.

(a)    Schedule. Section 3.12(a) of the Company Disclosure Schedule contains a true and complete list, as of the date hereof, of each material plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, retirement, health, major medical, dental, life insurance, death, accidental death & dismemberment, disability, fringe (including under Section 132 of the Code), or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, or director of the Company or any of its Subsidiaries (each, a “Company Employee”), or with respect to which the Company or any Company ERISA Affiliate has or may have any Liability (collectively, the “Company Employee Plans”); provided that, for the avoidance of doubt, the following need not be set forth on Section 3.12(a) of the Company Disclosure Schedule: (i) any employment contract (A) with an employee below the level of Vice President, or (B) that is in all material respects consistent with a standard form previously made available to Parent where the severance period or required notice of termination provided is not in excess of thirty (30) days, (ii) any plan or arrangement sponsored or maintained by a Governmental Entity or required to be provided to a service provider pursuant to applicable Law; and (iii) any equity award that is disclosed pursuant to Section 3.02(b)(i).

(b)    Documents. The Company has made available to Parent correct and complete copies (or, if a plan or arrangement is not written, a written description) of all Company Employee Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, and service provider agreements now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan; (iii) the most recent financial statements for each Company Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each Company Employee Plan; (v) the current summary plan description and any related summary of material modifications and, if applicable, summary of benefits and coverage, for each Company Employee Plan; and (vi) all actuarial valuation reports related to any Company Employee Plans.

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(c)    Employee Plan Compliance. (i) Each Company Employee Plan has been established, administered, and maintained in accordance, in all material respects, with its terms and in compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) all the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, or with respect to a pre-approved plan, can rely on an opinion letter from the IRS to the pre-approved plan sponsor, to the effect that such qualified retirement plan and the related trust are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and to the Knowledge of the Company no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) the Company and its Subsidiaries, where applicable, have timely made all contributions, benefits, premiums, and other payments required by and due under the terms of each Company Employee Plan and applicable Law and accounting principles, and all benefits accrued under any unfunded Company Employee Plan have been paid, accrued, or otherwise adequately reserved to the extent required by, and in accordance with, GAAP; (iv) except to the extent limited by applicable Law, each Company Employee Plan can be amended, terminated, or otherwise discontinued after the Effective Time in accordance with its terms, without any liability to Parent, the Company, or any of its Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder); (v) there are no investigations, audits, inquiries, enforcement actions, or Legal Actions pending or threatened by the IRS, U.S. Department of Labor, U.S. Department of Health and Human Services, Equal Employment Opportunity Commission, or any similar Governmental Entity or subagency with respect to any Company Employee Plan; (vi) there are no Legal Actions pending or threatened in writing with respect to any Company Employee Plan (in each case, other than routine claims for benefits); (vii) neither the Company nor any of its Company ERISA Affiliates has engaged in a transaction that could subject the Company or any Company ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA; and (viii) all Foreign Company Employee Plans that are intended to be funded or book-reserved are funded or book-reserved, as appropriate, based on reasonable actuarial assumptions.

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(d)    Plan Liabilities. Neither the Company nor any Company ERISA Affiliate has: (i) incurred or reasonably expects to incur, either directly or indirectly, any liability under Title I or Title IV of ERISA, or related provisions of the Code or foreign Law relating to any Company Employee Plan and nothing has occurred that could reasonably be expected to constitute grounds under Title IV of ERISA to terminate, or appoint a trustee to administer, any Company Employee Plan; (ii) except for payments of premiums to the Pension Benefit Guaranty Corporation (“PBGC”) which have been timely paid in full, incurred any liability to the PBGC in connection with any Company Employee Plan covering any active, retired, or former employees or directors of the Company or any Company ERISA Affiliate, including, without limitation, any liability under Sections 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility, or withdrawn from any such Company Employee Plan in a manner that could subject it to liability under Sections 4062, 4063 or 4064 of ERISA; (iii) failed to satisfy the health plan compliance requirements under the Affordable Care Act, including the employer mandate under Section 4980H of the Code and related information reporting requirements; (iv) failed to comply with Sections 601 through 608 of ERISA and Section 4980B of the Code, regarding the health plan continuation coverage requirements under COBRA; (v) failed to comply with the privacy, security, and breach notification requirements under HIPAA; (vi) failed to comply with the mental health parity requirements under MHPAEA, or (vii) incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 or 4204 of ERISA to any multiemployer plan and nothing has occurred that presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization, or insolvency of any such multiemployer plan which could result in any liability of the Company or any Company ERISA Affiliate to any such multiemployer plan. No complete or partial termination of any Company Employee Plan has occurred or is expected to occur.

(e)      Certain Company Employee Plans. With respect to each Company Employee Plan:

(i)    no such plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither the Company nor any of its Company ERISA Affiliates has now or at any time within the previous six years (6) contributed to, sponsored, maintained, or had any liability or obligation in respect of any such multiemployer plan or multiple employer plan;

(ii)    no Legal Action has been initiated by the PBGC to terminate any such Company Employee Plan or to appoint a trustee for any such Company Employee Plan;

(iii)    no Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and none of the assets of the Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code.; and

(iv)    no “reportable event,” as defined in Section 4043 of ERISA, has occurred, or is reasonably expected to occur, with respect to any such Company Employee Plan.

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(f)     No Post-Employment Obligations. Other than routine claims for benefits: (i) there are no pending or threatened claims in writing by or on behalf of any participant in any Company Employee Plan, or otherwise involving any Company Employee Plan or the assets of any Company Employee Plan; and (ii) no Company Employee Plan provides post-termination or retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any Company ERISA Affiliate has any Liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with post-termination or retiree health benefits, except to the extent required by COBRA or other applicable Law.

(g)     Potential Governmental or Lawsuit Liability. No Company Employee Plan is presently or has within the three (3) years prior to the date hereof, been the subject of an examination or audit by a Governmental Entity. No Company Employee Plan is presently the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Entity.

(h)    Section 409A Compliance. Each Company Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(i)     Health Plan Compliance. Each of the Company and its Subsidiaries complies with the applicable requirements under ERISA and the Code, including COBRA, HIPAA, MHPAEA, and the Affordable Care Act, and other federal requirements for employer-sponsored health plans, and any corresponding requirements under state statutes, with respect to each Company Employee Plan that is a group health plan within the meaning of Section 733(a) of ERISA, Section 5000(b)(1) of the Code, or such state statute.

(j)    Effect of Transaction. Neither the execution or delivery of this Agreement, the consummation of the Merger, nor any of the other transactions contemplated by this Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of the Company or any of its Subsidiaries to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; or (iii) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan. No amount that could be received (whether in cash or property or the vesting of any property) as a result of the consummation of the transactions contemplated by this Agreement by any employee, director, or other service provider of the Company under any Company Employee Plan or otherwise would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.

(k)    Employment Law Matters. The Company and each of its Subsidiaries: (i) is in compliance in all material respects with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, use of genetic information, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees and contingent workers; and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing Company Employees.

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(l)      Labor. Neither Company nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to any of its or their operations. No work stoppage, slowdown, or labor strike against the Company or any of its Subsidiaries with respect to employees employed within the United States is pending, threatened, or has occurred in the last two (2) years, and, to the Knowledge of the Company, no work stoppage, slowdown, or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed outside the United States is pending, threatened, or has occurred in the last two (2) years. None of the Company Employees are represented by a labor organization, work council, or trade union and, to the Knowledge of the Company, there is no organizing activity, Legal Action, election petition, union card signing or other union activity, or union corporate campaigns of or by any labor organization, trade union, or work council directed at the Company or any of its Subsidiaries, or any Company Employees. There are no Legal Actions, government investigations, or labor grievances pending or threatened relating to any employment-related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law.

Section 3.13     Real Property and Personal Property Matters.

(a)     Real Property. Neither the Company nor any of its Subsidiaries owns any real property or interest therein. Neither the Company nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein.

(b)    Leased Real Estate. Section 3.13(b) of the Company Disclosure Schedule contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for each such Leased Real Estate (including the date and name of the parties to such Lease document). The Company has delivered or made available to Parent a true and complete copy of each such Lease. Except as set forth on Section 3.13(b) of the Company Disclosure Schedule, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable, and in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to the Lease, is in breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease; (iii) the Company’s or its Subsidiary’s possession and quiet enjoyment of the Leased Real Estate under such Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease; and (iv) there are no Liens on the estate created by such Lease other than Permitted Liens. Neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has the Company or any of its Subsidiaries subleased, licensed, or otherwise granted any Person (other than another wholly owned Subsidiary of the Company) a right to use or occupy such Leased Real Estate or any portion thereof.

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(c)     Real Estate Used in the Business. The Leased Real Estate identified in Section 3.13(b) of the Company Disclosure Schedule comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any of its Subsidiaries.

(d)    Personal Property. The Company and each of its Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased, or used by the Company or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens.

Section 3.14    Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a material and adverse effect on the Company:

(a)    Compliance with Environmental Laws. The Company and its Subsidiaries are, and have been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries as currently conducted.

(b)    No Disposal, Release, or Discharge of Hazardous Substances. Neither the Company nor any of its Subsidiaries has disposed of, released, or discharged any Hazardous Substances on, at, under, in, or from any real property currently or, to the Knowledge of the Company, formerly owned, leased, or operated by it or any of its Subsidiaries or at any other location that is: (i) currently subject to any investigation, remediation, or monitoring; or (ii) reasonably likely to result in liability to the Company or any of its Subsidiaries, in either case of (i) or (ii) under any applicable Environmental Laws.

(c)    No Production or Exposure of Hazardous Substances. Neither the Company nor any of its Subsidiaries has: (i) produced, processed, manufactured, generated, transported, treated, handled, used, or stored any Hazardous Substances, except in compliance with Environmental Laws, at any of the Leased Real Estate; or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law.

(d)     No Legal Actions or Orders. Neither the Company nor any of its Subsidiaries has received written notice of and there is no Legal Action pending or threatened in writing against the Company or any of its Subsidiaries, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any Order, settlement agreement, or other written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing.

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(e)     No Assumption of Environmental Law Liabilities. Neither the Company nor any of its Subsidiaries has expressly assumed or retained any Liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business.

Section 3.15    Material Contracts.

(a)     Material Contracts. Section 3.15(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each of the following Contracts (other than any Company Employee Plans) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are bound (and any material amendments, supplements and modifications thereto), and the Company has provided Parent with correct and complete copies of same, including all amendments thereto:

(i)    any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), whether or not filed by the Company with the SEC;

(ii)    any employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (A) officer of the Company, (B) member of the Company Board, or (C) Company Employee providing for an annual base salary or payment in excess of $250,000;

(iii)    any Contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than (A) any guaranty by the Company or a Subsidiary thereof of any of the obligations of (1) the Company or another wholly owned Subsidiary thereof or (2) any Subsidiary (other than a wholly owned Subsidiary) of the Company that was entered into in the ordinary course of business pursuant to or in connection with a customer Contract, or (B) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;

(iv)    any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of assets or capital stock or other equity interests of any Person (A) with a fair market value or aggregate consideration under such Contract in excess of $250,000 or (B) pursuant to which the Company or any of its Subsidiaries has a continuing earn-out or other contingent payment obligation or any indemnification obligation;

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(v)    Contracts with any of the top ten largest suppliers by purchases made by the Company or any of its Subsidiaries during the twelve (12) month period ended December 31, 2023;

(vi)     Contracts with any of the top ten largest customers by sales made by the Company or any of its Subsidiaries during the twelve (12) month period ended December 31, 2023;

(vii)     Contracts concerning any partnership, joint venture, limited liability company agreement, or similar Contract relating to the formation, creation, operation, management, or control of any material joint venture, partnership, or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;

(viii)    Contracts containing a covenant materially restricting the ability of the Company or any of its Subsidiaries to engage in any line of business in any geographic area or to compete with any Person, to market any product or to solicit customers;

(ix)     any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any assets, rights, or properties of the Company or any of its Subsidiaries;

(x)     any Contract that contains any provision that requires the purchase of all or a material portion of the Company’s or any of its Subsidiaries’ requirements for any product or service from a third party;

(xi)    any Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation, or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party;

(xii)      any material Company IP Agreement;

(xiii)    any employee collective bargaining agreement or other Contract with any labor union or other organization purporting to represent the Company’s employees;

(xiv)    any Contract that is a settlement or similar Contract involving payments by the Company or its Subsidiaries after the Closing in excess of $250,000 in the aggregate or any injunctive or similar equitable obligations that impose restrictions on the Company or any of its Subsidiaries;

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(xv)    any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Contracts, in each case relating to indebtedness for borrowed money, as lender, in each case in excess of $250,000, other than (A) accounts payable, and (B) loans to direct or indirect wholly owned Subsidiaries of the Company; or

(xvi)    mortgages, indentures, credit agreements, loan agreements and similar instruments pursuant to which the Company or any of its Subsidiaries has or will incur or assume any indebtedness or has or will guarantee or otherwise become liable for any indebtedness of any other Person for borrowed money in excess of $250,000 other than any indentures, credit agreements, loan agreements or similar instruments between or among the Company and any of its Subsidiaries.

(b)    All Contracts set forth or required to be set forth in Section 3.15(a) of the Company Disclosure Schedule or filed or required to be filed as exhibits to the Company SEC Documents (except to the extent subsequently terminated or superseded) (the “Company Material Contracts”) are valid, binding and in full force and effect and are enforceable by the Company or the applicable Subsidiary in accordance with their terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Legal Action seeking enforcement may be brought. The Company, or the applicable Subsidiary, has performed all material obligations required to be performed by it under the Company Material Contracts, and it is not (with or without notice or lapse of time, or both) in breach or default thereunder, and to the Knowledge of the Company, no other party to any Company Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder. Since December 31, 2022, neither the Company nor any of its Subsidiaries has received written notice of any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Company Material Contract or any intent to terminate, cancel, or modify any Company Material Contract (whether as a result of a change in control or otherwise).

Section 3.16    Insurance. All material insurance policies maintained by the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and as is sufficient to comply with applicable Law. Neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. To the Knowledge of the Company: (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation; and (ii) no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

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Section 3.17    Proxy Statement. None of the information included or incorporated by reference in the letter to the stockholders, notice of meeting, proxy statement, and forms of proxy (collectively, the “Company Proxy Statement”), to be filed with the SEC in connection with the Merger, will, at the time it is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s stockholders, or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.18    Anti-Corruption Matters. Since December 31, 2021, none of the Company, any of its Subsidiaries or any director, officer or employee of the Company or any of its wholly-owned Subsidiaries has: (a) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Entity; (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); or (c) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. Since December 31, 2021, neither the Company nor any of its Subsidiaries has disclosed to any Governmental Entity that it violated or may have violated any Law relating to anti-corruption, bribery, or similar matters. To the Knowledge of the Company, no Governmental Entity is investigating, examining, or reviewing the Company’s compliance with any applicable provisions of any Law relating to anti-corruption, bribery, or similar matters. The Company and each of its wholly-owned Subsidiaries and, to the Knowledge of the Company, their Affiliates have at all times since December 31, 2021, conducted their respective businesses in material compliance with the FCPA (including the recordkeeping provisions of the FCPA) and all similar Laws, and the Company and each of its Subsidiaries have instituted and maintained policies, procedures, and controls designed to ensure continued compliance therewith and with all similar Laws).

Section 3.19    Fairness Opinion. The Company Board has received the opinion of the Company Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of shares of Company Common Stock (other than any Cancelled Shares and any Dissenting Shares) in the transactions contemplated by this Agreement, is fair, from a financial point of view, to such holders. As of the date of this Agreement, such opinion has not been withdrawn, revoked, or modified. The Company will deliver to Parent promptly following the execution of this Agreement an executed copy of the written opinion received from the Company Financial Advisor solely for informational purposes.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01    Organization. Parent is a limited liability company duly organized, validly existing, and in good standing under the Laws of Texas. Merger Sub is a corporation duly organized, validly existing, and in good standing under the Laws of Delaware.

Section 4.02    Authority; Non-Contravention; Governmental Consents; Board Approval.

(a)     Authority. Each of Parent and Merger Sub has all requisite limited liability company or corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company or corporate action on the part of Parent and Merger Sub and no other proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity. A complete and accurate list of each of the directors and officers of each of Parent and Merger Sub is set forth in Section 4.02(a) of the Parent Disclosure Schedules.

(b)    Non-Contravention. The execution, delivery, and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation, certificate of formation, company agreement, or bylaws of Parent or Merger Sub; (ii) assuming that all of the Consents contemplated by clauses (i) through (v) of Section 4.02(c) have been obtained or made, conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Parent’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which Parent or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of Parent or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

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(c)     Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery, and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing with the SEC of (A) the Company Proxy Statement in definitive form in accordance with the Exchange Act, and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under any Antitrust Laws that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of the Nasdaq; (v) the Other Governmental Approvals; and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(d)      Board Approval.

(i)    The members and board of managers of Parent, by resolutions duly adopted by a unanimous vote at a meeting of all members and managers of Parent duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Parent and Parent’s equity holders, and (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein.

(ii)    The board of directors of Merger Sub by resolutions duly adopted by a unanimous vote at a meeting of all directors of Merger Sub duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Merger Sub and Parent, as the sole stockholder of Merger Sub, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and (C) resolved to recommend that Parent, as the sole stockholder of Merger Sub, approve the adoption of this Agreement in accordance with the DGCL.

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Section 4.03    Proxy Statement. None of the information with respect to Parent or Merger Sub that Parent or any of its Representatives furnishes in writing to the Company expressly for use or incorporation in the Company Proxy Statement will, at the time such Proxy Statement is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s stockholders, or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company or its Representatives.

Section 4.04    Financing.

(a)     Delivery of Financing Commitment. Concurrently with the execution of this Agreement, Parent has delivered to the Company a true and complete copy of the executed Debt Commitment Letter, including the Debt Fee Letter, if any, which Debt Fee Letter has been redacted with respect to interest rates, fee amounts, pricing caps and other similar economic terms (including any “market flex” provisions).

(b)      Status of Financing Commitments. As of the date of this Agreement:

(i)    the Debt Commitment Letter is in full force and effect, subject to the terms and conditions set forth therein;

(ii)    the Debt Commitment Letter has not been amended, supplemented or modified in any manner;

(iii)    the commitments under the Debt Commitment Letter have not been withdrawn, rescinded, replaced or terminated;

(iv)    no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or any other party thereto under the Debt Commitment Letter that could, in either case, reasonably be expected to result in the failure of the funding obligations thereunder; and

(v)    neither Parent nor any of its Affiliates has entered into any material written agreement, side letter or other arrangement relating to the Debt Financing, other than as set forth in the Debt Commitment Letter, if any.

(c)     Adequate Proceeds. The aggregate cash proceeds of the Debt Financing (both before and after giving effect to the exercise of any or all applicable “market flex” provisions) will be sufficient to consummate the transactions contemplated in this Agreement in accordance with the terms hereof, including the making of all payments to be made by or on behalf of Parent on the Closing Date.

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(d)    Conditions to Commitments. Parent will be able to satisfy the Financing Conditions on a timely basis in accordance with the terms of the Debt Commitment Letter and this Agreement.

(e)    Financing Not a Condition. Without limiting or modifying any provisions of Article VII or Section 8.16, Parent understands and acknowledges that its obligations under this Agreement are not contingent or conditional upon Parent’s consummation of any financing arrangements or Parent’s obtaining of any financing for or in connection with the Merger.

Section 4.05    Financial Capability. Parent has or will have, and will cause Merger Sub to have, on or prior to the Closing Date, funds that are, together with any funds obtained pursuant to the Debt Financing, sufficient to pay the aggregate Merger Consideration contemplated by this Agreement.

Section 4.06    Legal Proceedings. As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any injunction, Order, judgment, ruling, or decree imposed upon Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

Section 4.07    Ownership of Company Common Stock. Neither Parent nor any of its Affiliates or Associates “owns” (as defined in Section 203(c)(9) of the DGCL) any shares of Company Common Stock.

Section 4.08    Ownership of Parent and Merger Sub. All of the outstanding equity interests of Parent and Merger Sub have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding equity interests of Merger Sub are, and at the Effective Time will be, wholly owned directly or indirectly by Parent. Merger Sub was formed solely for purposes of the Merger and, except for matters incident to its formation and organization and the execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement, has not prior to the date hereof engaged in any business or other activities.

Section 4.09    No Stockholder and Management Arrangements. Except for this Agreement, or as expressly authorized by the Company Board, neither Parent or Merger Sub, nor any of their respective officers, directors or affiliates, is a party to any Contract, or has made or entered into any formal or informal arrangement or other understanding (including as to continuing employment), with any stockholder, director or officer of the Company relating to this Agreement, the Merger or any other transactions contemplated by this Agreement, or the Surviving Corporation or any of its affiliates, businesses or operations from and after the Effective Time.

Section 4.10    Brokers. No broker, finder or investment banker is entitled to any investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar fees in connection with this Agreement or any transaction contemplated by this Agreement based on arrangements made by or on behalf of Parent, Merger Sub or any of their respective Affiliates for which the Company would be liable in connection the Merger.

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Section 4.11    No Other Representations and Warranties. Each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and none of Parent or Merger Sub has relied upon, any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated by this Agreement including the accuracy or completeness thereof other than the representations and warranties contained in ARTICLE III. Each of Parent and Merger Sub acknowledges and agrees that the Company and its Subsidiaries, and each of their respective Affiliates, stockholders, and Representatives, shall have no liability to Parent, Merger Sub, or their respective Affiliates, stockholders, or Representatives for breach of warranty or breach of representation based upon any information provided or made available (including in any data rooms, management presentations, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to Parent, Merger Sub, or any of their respective Affiliates, stockholders or Representatives, except as and only to the extent set forth in ARTICLE III, the related sections of the Company Disclosure Schedule or any officers’ certificates or other closing document delivered by or on behalf of the Company pursuant to or in connection with this Agreement; provided, however, that the foregoing shall not apply to the Company and its Subsidiaries with regard to any fraud or intentional misrepresentation by the Company or any of its Subsidiaries, Affiliates or Representatives.

ARTICLE V
COVENANTS

Section 5.01    Conduct of Business of the Company. During the period from the date of this Agreement until the earlier of the termination of this Agreement (in accordance with its terms) or the Effective Time, the Company shall, and shall cause each of its Subsidiaries (i) except with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), to conduct its business in all material respects in the ordinary course of business consistent with past practice, (ii) to comply in all material respects with all applicable Laws and the terms and conditions of all Company Material Contracts (which for the purpose of this Section 5.01 shall include any Contract that would be a Company Material Contract if existing on the date of this Agreement), and (iii) to use its reasonable best efforts to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ goodwill and present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, except as required by Law, as set forth in Section 5.01 of the Company Disclosure Schedule or as otherwise expressly contemplated by any other provision of this Agreement, between the date of this Agreement and the Effective Time or the earlier of the termination of this Agreement (in accordance with its terms), the Company shall not, nor shall it permit any of its Subsidiaries to, take any of the following actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed):

(a)    amend its Charter Documents (other than amendments that are not adverse to Parent and do not prevent or delay the consummation of the transactions contemplated by this Agreement);

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(b)    (i) split, combine, or reclassify any Company Securities except with respect to any Subsidiaries of the Company, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any Company Securities except with respect to any Subsidiaries of the Company, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends or other distributions from its direct or indirect wholly owned Subsidiaries);

(c)    issue, sell, pledge, dispose of, or encumber any Company Securities or Company Subsidiary Securities, other than the issuance of Company Securities upon the exercise of Company Options or settlement of Company RSUs outstanding as of the date hereof in accordance with their terms;

(d)    except (i) in the ordinary course of business consistent with past practice and disclosed to Parent prior to the date of this Agreement or (ii) as required by this Agreement, applicable Law or the existing terms of any Company Employee Plan or Contract in effect as of the date of this Agreement (A) increase the compensation payable or to become payable by the Company or any of its Subsidiaries to directors, officers, or employees, (B) promote any officers or employees, except in connection with Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee after the date of this Agreement, (C) hire any new employee at the level of manager or above or with an annual base salary in excess of $250,000 or engage any independent contractor whose engagement may not be terminated by the Company without penalty on sixty (60) days’ notice or less, or (D) establish, adopt, enter into, amend, terminate, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement;

(e)    acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof, or make any loans, advances, or capital contributions to or investments in any Person, other than (A) acquisitions by the Company from any wholly owned Subsidiary or among any wholly owned Subsidiaries of the Company or (B) any other acquisitions pending on the date hereof with a purchase price of less than $250,000;

(f)    (i) transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise), or pledge, encumber, mortgage, or otherwise subject to any Lien (other than a Permitted Lien), any capital stock or other equity interests in any Subsidiary of the Company or any other material assets; provided, that the foregoing shall not prohibit the Company and its Subsidiaries from engaging in such transferring, selling, leasing, or disposing of material assets (A) as required by the terms of existing Contracts, (B) in connection with the sale or purchase of goods or inventory in the ordinary course of business consistent with past practice, or (C) in connection with the disposition of obsolete, surplus, or worn out equipment , inventory or assets that are no longer used in the ordinary course of the Company’s business; or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization, except with respect to any wholly owned Subsidiary of the Company;

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(g)    repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any of its wholly owned Subsidiaries) or enter into any arrangement having the economic effect of any of the foregoing, except in connection with (i) refinancings of existing indebtedness (other than as contemplated by the Merger or this Agreement) on terms reasonably acceptable to (and with the prior written consent of) Parent, (ii) borrowings under the Company’s existing credit facilities or issuances of commercial paper for working capital and general corporate purposes in the ordinary course of business, (iii) letters of credit for the benefit of Company vendors in the ordinary course of business consistent with past practice, (iv) indebtedness to any seller incurred in connection with the acquisition of any Person or assets permitted under Section 5.01(e) and (v) indebtedness not to exceed $250,000 in any single transaction or series of related transactions;

(h)    enter into or amend or modify in any material respect, consent to the termination of or fail to exercise any renewal rights with respect to, or waive, release, or assign any rights or claims under, any Company Material Contract or any Lease with respect to material Leased Real Estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a Company Material Contract or Lease with respect to material Leased Real Estate hereunder, in each case other than in the ordinary course of business consistent with past practice (such ordinary course of business including renewals or extensions of any existing Company Material Contracts and amendments that accompany such renewals or extensions in the ordinary course of business);

(i)    settle or compromise any material Legal Action involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $500,000 in the aggregate, other than (i) any Legal Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, or (ii) the payment, satisfaction or settlement of claims, liabilities, or obligations reflected or reserved against in the statements disclosed in the Company SEC Documents; provided, that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief;

(j)    make any change in any method of financial accounting principles or practices, in each case except for any such change required by GAAP, applicable Law, Nasdaq or by a Governmental Entity;

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(k)    (i) settle or compromise any material Tax claim, audit, or assessment for an amount in excess of the amount reserved or accrued on the Company Balance Sheet, or (ii) make or change any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (iii) amend any Tax Returns or file claims for material Tax refunds, or (iv) enter into any closing agreement, surrender in writing any right to claim any Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or its Subsidiaries;

(l)    enter into any agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance;

(m)    take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state anti-takeover statute or similar statute or regulation that applies to the Company, with respect to a Takeover Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Parent, Merger Sub, or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

(n)    abandon, allow to lapse, sell, assign, transfer, grant any security interest in, fail to renew or extend, or otherwise encumber or dispose of any material Company IP, or grant any right or license to any Company IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

(o)    modify any privacy policies of the Company or any of its Subsidiaries or the integrity, security, or operation of the Company IT Systems in any manner adverse to the Company and its Subsidiaries, individually or in the aggregate;

(p)    terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(q)    engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

(r)    adopt or implement any stockholder rights plan or similar arrangement;

(s)    terminate or modify any Company Employee Plans maintained by the Company or its Subsidiaries; or

(t)    agree or commit to do any of the foregoing.

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Section 5.02    Access to Information; Confidentiality.

(a)    Access to Information. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in ARTICLE VII, the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent’s Representatives reasonable access, at reasonable times during normal business hours and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, upon prior notice to the Company, to the officers, employees, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, promptly furnish to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time; provided, however, that neither the Company nor any of its Subsidiaries shall be required to provide access to or furnish or disclose such information to the extent that the Company reasonably believes that such access or disclosure would (i) jeopardize the protection of, or result in the loss of, attorney-client privilege or breach, contravene or violate any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy, loss, or contravention), (ii) result in the disclosure of any trade secrets of third parties in violation of applicable Law or any confidentiality obligations owed to any third party or otherwise breach, contravene or violate any effective Contract existing on the date hereof to which the Company or any of its Subsidiaries is a party, (iii) result in the disclosure of materials provided to the Company Board or resolutions or minutes of the Company Board, in each case, that were provided to the Company Board in connection with its consideration of the Merger or the sale process leading to the Merger. No investigation by Parent or Parent’s Representatives hereunder shall affect the Company’s representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement. Notwithstanding anything contained in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall be required to provide any access or furnish any information pursuant to this Section 5.02 to the extent such access or information is reasonably pertinent to a Legal Action where the Company or any of its affiliates, on the one hand, and Parent or any of its affiliates, on the other hand, are adverse parties or reasonably likely to become adverse parties. The Company may, as it deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 5.02 as “Outside Counsel Only Material.” Such materials and information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside legal counsel to employees (including in-house legal counsel), officers, directors or other independent contractors (including accountants and expert witnesses) of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel.

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(b)    Confidentiality. Each party agrees that all information provided to the other party or the other party’s Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby, including any information obtained pursuant to Section 5.02(a), shall be treated in accordance with the Confidentiality Agreement, dated February 1, 2024, between Parent and the Company (the “Confidentiality Agreement”). Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein. Prior to the Closing, each of Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact or otherwise communicate with the employees (other than members of the Company’s senior leadership team), customers, suppliers, or distributors of the Company and its Subsidiaries, or, except as required pursuant to Section 5.08, any Governmental Entity, regarding the business of the Company, this Agreement or the transactions contemplated by this Agreement without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 5.03    No Solicitation.

(a)    Takeover Proposal. Except as permitted by this Section 5.03, during the period from the date of this Agreement until the earlier of the Effective Time or the valid termination of this Agreement in accordance with its terms, the Company shall not, and shall direct its Subsidiaries and the Company’s and its Subsidiaries’ respective Representatives not to, directly or indirectly: (i) solicit, initiate or induce the making, submission or announcement of, or knowingly encourage or facilitate, any Takeover Proposal or any proposal that could reasonably be expected to lead to any Takeover Proposal; (ii) continue, conduct, or engage in any discussions or negotiations with any third party (other than solely informing a third party of the existence of the provisions contained in this Section 5.03), disclose any non-public information relating to the Company or any of its Subsidiaries to any third party, afford access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries to any third party, in any such case where such action is intended to or could reasonably be expected to induce, assist, participate in, or knowingly facilitate or encourage any effort by, any third party (or its potential sources of financing) that is contemplating or seeking to make, or has made, any Takeover Proposal; (iii) except where a failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; (iv) approve, endorse or recommend any Takeover Proposal; (v) approve any transaction under, or any third party other than Parent and Merger Sub becoming an “interested stockholder” under, Section 203 of the DGCL; (vi) enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract (other than an Acceptable Confidentiality Agreement) contemplating or relating to any Takeover Proposal (each, a “Company Acquisition Agreement”); or (vii) approve, authorize, agree, or publicly announce any intention to do any of the foregoing. The Company shall, and shall direct its Subsidiaries and the Company’s and its Subsidiaries’ Representatives to immediately cease and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries to return or destroy (and confirm destruction of) all such information.

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(b)    Permitted Conduct Related to Certain Takeover Proposals. Notwithstanding Section 5.03(a), prior to the receipt of the Requisite Company Vote, the Company Board, directly or indirectly through any Representative, may, subject to Section 5.03(c) and Section 5.03(d): (i) participate or engage in negotiations or discussions with any third party (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) that has made or is making (and not withdrawn) a bona fide, unsolicited, written Takeover Proposal that the Company Board believes in good faith, based on information then available and after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a Superior Proposal; and (ii) furnish to such third party (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) any non-public information relating to the Company or any of its Subsidiaries, or afford to such third party making such Takeover Proposal (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement (a copy of which confidentiality agreement shall be provided promptly to Parent for informational purposes (and in all events within 24 hours)); provided, in each such case that: (A) none of the Company or its Subsidiaries or any of their respective Representatives shall have violated any of the provisions of this Section 5.03, and (B) the Company Board first shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that it is required to take such action consistent with its fiduciary duties under applicable Law.

(c)    Notification to Parent. The Company Board shall promptly (and in any event within 24 hours) notify Parent if the Company determines to begin providing information or to engage in discussions or negotiations concerning a Takeover Proposal pursuant to Section 5.03(b). The Company shall promptly (and in any event within 24 hours) notify Parent in the event that it obtains Knowledge of the receipt by the Company (or any of its Representatives) of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries by any third party. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request, including any proposed financing. The Company shall keep Parent informed, on a current basis, of the status and terms of any such Takeover Proposal, indication or request, including any amendments or proposed amendments as to price, proposed financing, and other material terms thereof. The Company shall provide Parent with at least two (2) Business Days’ prior notice of any meeting of the Company Board (or such lesser notice as is provided to the members of the Company Board) at which the Company Board is reasonably expected to consider any Takeover Proposal. At least two (2) Business Days prior to furnishing or making available to any third party any non-public information concerning the Company and any of its Subsidiaries or their respective businesses, present or future performance, financial condition, or results of operations, the Company shall furnish copies of all such non-public information to Parent, to the extent such information has not been previously provided to Parent.

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(d)    Permitted Conduct Related to a Superior Proposal. Notwithstanding anything to the contrary contained in Section 5.03(a), if the Company has received a bona fide written Takeover Proposal that the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes, or could reasonably be expected to lead to, a Superior Proposal, at any time prior to the receipt of the Requisite Company Vote, the Company Board may: (i) effect a Company Adverse Recommendation Change with respect to such Superior Proposal or (ii) terminate this agreement pursuant to Section 7.04(a) in order to enter into a Company Acquisition Agreement with respect to such Superior Proposal, in each case, that did not result from a breach of this Section 5.03, if: (A) the Company promptly notifies Parent, in writing, at least five (5) Business Days (the “Superior Proposal Notice Period”) before taking the action described in clause (i) or (ii) of this Section 5.03(d), of its intention to take such action with respect to such Takeover Proposal, which notice shall state expressly that the Company has received a Takeover Proposal that the Company Board intends to declare is a Superior Proposal, and that the Company Board intends to take the action described in clause (i) or (ii) of this Section 5.03(d); (B) the Company specifies the identity of the party making the Takeover Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) for such Takeover Proposal and any related documents, including financing documents, to the extent provided by the relevant party in connection with the Takeover Proposal; (C) the Company and its Representatives, during the Superior Proposal Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if requested by Parent and Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any revision to the material terms of a Superior Proposal, including any revision in price or financing, the Company shall be required to deliver a new written notice to Parent satisfying the requirements of clause (A) of this sentence and to comply with the requirements of this Section 5.03(d) with respect to such new written notice, and the Superior Proposal Notice Period shall be deemed to have recommenced on the date of such new notice (it being understood that there may be multiple extensions); and (D) the Company Board determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of this Agreement) and that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.

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(e)    Intervening Event. Notwithstanding anything to the contrary contained in Section 5.03(a), the Company Board may at any time prior to the receipt of the Requisite Company Vote effect a Company Adverse Recommendation Change if (i) the Company Board determines, in good faith, after consultation with its financial advisors and outside legal counsel, that an Intervening Event has occurred and is continuing and (ii) the failure to effect a Company Adverse Recommendation Change in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law; provided, however, that such Company Adverse Recommendation Change shall not occur unless (A) the Company shall have given Parent written notice advising Parent of the material information and facts relating to such Intervening Event, and that the Company Board intends to hold a meeting to consider and determine whether to make a Company Adverse Recommendation Change in response to such Intervening Event, at least five (5) Business Days’ prior to any such meeting of the Company Board, (B) during such five (5)-Business Day period, the Company has negotiated in good faith with Parent (to the extent Parent wishes to so negotiate) to make such adjustments to the terms and conditions of this Agreement as would obviate the need for the Company Board to effect a Company Adverse Recommendation Change, and (C) at the end of such five (5) Business Day period, the Company Board (after consultation with its financial advisors and outside legal counsel and taking into account any adjustments offered by Parent to the terms and conditions of this Agreement) makes a determination described in this clause (ii) that the failure of the Company Board to make such a Company Adverse Recommendation Change in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law; provided, further, that each time any material amendment, modification or change to the Intervening Event occurs (whether before or after the Company Board makes such a determination), the Company shall notify Parent of such material amendment, modification or change in writing and such written notice shall commence a new five (5)-Business Day period during which the Company shall negotiate in good faith with Parent (to the extent Parent wishes to so negotiate) adjustments to the terms and conditions of this Agreement as contemplated above (it being understood that there may be multiple such extensions).

(f)    Compliance with Tender Offer Rules. Nothing contained herein shall prevent the Company Board or any committee thereof from (i) disclosing to the Company’s stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or (ii) making any disclosure to the stockholders of the Company if the Company Board reasonably determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties to the stockholders of the Company or violate applicable Law; provided, however, that this Section 5.03(f) shall not be deemed to permit the Company Board to make a Company Adverse Recommendation Change or take any other actions prohibited by this Section 5.03 except to the extent expressly permitted by Section 5.03(b), Section 5.03(d) and Section 5.03(e), and provided further, that any public disclosure (other than any “stop, look and listen” statement made under Rule 14d-9(f) under the Exchange Act) by the Company or the Company Board (or any committee thereof) relating to any determination, position or other action by the Company, the Company Board or any committee thereof with respect to any Takeover Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company expressly and publicly reaffirms the Company Board Recommendation in such disclosure.

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Section 5.04    Stockholders Meeting; Preparation of Proxy Materials; Approval by Sole Stockholder of Merger Sub.

(a)      Company Stockholders Meeting. The Company shall take all action necessary in accordance with the DGCL and the Charter Documents to duly call, give notice of, convene, and hold the Company Stockholders Meeting as soon as reasonably practicable after the date of this Agreement. Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.03 hereof, the Company Proxy Statement shall include the Company Board Recommendation. Subject to Section 5.03 hereof, the Company shall use reasonable best efforts in compliance with all applicable Laws, to solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger (including by postponing or adjourning the Company Stockholders Meeting to allow additional solicitation of proxies in order to obtain the Requisite Company Vote, if necessary). The Company may, if it receives an unsolicited Takeover Proposal or if the Company Board otherwise determines in good faith after consultation with outside counsel that the Company’s failure to provide the stockholders with additional information would cause the Company Proxy Statement to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, delay the mailing of the Company Proxy Statement or the holding of the Company Meeting, in each case for such reasonable period as would provide a reasonable opportunity for the Company Board to consider such Takeover Proposal or such additional information and to determine what additional actions the Company Board may be required to take in response thereto in order to comply with its fiduciary duties to the stockholders of the Company under applicable Law, in any case as permitted by Section 5.03. The Company shall set a record date for Persons entitled to notice of, and to vote at, the Company Stockholders Meeting. The Company shall keep Parent updated with respect to proxy solicitation results. The Company shall have the right, after good faith consultation with Parent, to, and shall at the request of Parent, postpone or adjourn the Company Stockholders Meeting: (A) for the absence of a quorum, (B) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Requisite Company Vote, (C) to allow reasonable additional time for the filing and mailing of any necessary supplement or amendment to the Company Proxy Statement as provided above, (D) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), or (E) if required by Law.

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(b)    Preparation of Company Proxy Statement. In connection with the Company Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement (and no later than thirty (30) days after the date hereof), the Company shall prepare and file the Company Proxy Statement with the SEC. Parent, Merger Sub, and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall use its reasonable best efforts to cause the Company Proxy Statement to comply as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Proxy Statement. Each of Parent, Merger Sub, and the Company agree to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its stockholders an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable: (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information; and (ii) provide Parent with copies of all written correspondence between (A) the Company or its Representatives, on the one hand, and (B) the SEC, on the other hand, with respect to the Company Proxy Statement.

(c)    Approval by Sole Stockholder of Merger Sub. Immediately following the execution and delivery of this Agreement, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger, in accordance with the DGCL.

Section 5.05    Notices of Certain Events. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE VII, subject to applicable Law, the Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; (c) any Legal Action by or before any Governmental Entity being initiated by or against such party or any of its Subsidiaries, or, in the case of the Company only, known by such party to be threatened against such party or any of its Subsidiaries or any of their respective directors, officers, employees, or stockholders in their capacity as such, with respect to the Merger, or of any written correspondence received by such party from any Person asserting or threatening a claim with respect to the Merger or, in the case of the Company, any of the Company’s assets or properties, in each case, that is, or is reasonably likely to be, material to the Company or any of and its Subsidiaries and (d) any event, change, or effect between the date of this Agreement and the Effective time which, individually or in the aggregate, would reasonably be expected to result in the failure of any of the conditions set forth in ARTICLE VI of this Agreement to be satisfied; provided, that the delivery of any notice pursuant to this Section 5.05 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

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Section 5.06    Employees; Benefit Plans.

(a)    Comparable Salary and Benefits. During the period commencing at the Effective Time and ending on the date which is twelve (12) months from the Effective Time (or if earlier, the date of the employee’s termination of employment with Parent and its Subsidiaries), and to the extent consistent with the terms of the governing plan documents, Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to provide the employees of the Company and its Subsidiaries who remain employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) with (i) annual base salary or wage level that is not less than the base salary or wage level provided to such Company Continuing Employee immediately prior to the Effective Time, (ii) annual target bonus opportunities (excluding equity-based compensation) that is not materially less favorable than the annual target bonus opportunities (excluding equity-based compensation) provided to such Company Continuing Employee immediately prior to the Effective Time, and (iii) other employee benefits (excluding any retiree health or defined benefit retirement benefits) that are not materially less favorable, in the aggregate, than the employee benefits (excluding any retiree health or defined benefit retirement benefits) provided by the Company and its Subsidiaries on the date of this Agreement.

(b)    Treatment of 2024 Bonus Plans. Parent shall, or shall cause the Parent Subsidiaries, including the Surviving Corporation, to assume, honor and continue each of the Company’s 2024 annual cash bonus plans that are in effect at the Effective Time, solely as such plans apply to the calendar year 2024, without any amendment or modification thereto, other than an amendment or modification required to comply with applicable Law or that is consented to by the Company Continuing Employee(s) impacted by such amendment or modification.

(c)    Waiver of Certain Conditions; Recognition of Prior Service. Parent shall, or shall cause the Surviving Corporation and each applicable Subsidiary to, use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively at work requirements and waiting periods under any welfare benefit plan in which the Company Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time. Parent shall, or shall cause the Surviving Corporation to, credit and recognize, or cause to be credited and recognized the dollar amount of all co-payments deductibles, offsets and similar expenses incurred by each Company Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying each year’s deductible, out of pocket, co-payment or similar limitations or requirements under the relevant welfare benefit plans in which such Company Continuing Employee (and their eligible dependents) will be eligible to participate from and after the Effective Time. In addition, for purposes of determining eligibility to participate, level of benefits, vesting, and benefit accruals, each Company Continuing Employee’s service with (or service otherwise recognized by) the Company or any of its Subsidiaries, as reflected on the Company’s records, shall be treated as service with Parent, the Surviving Corporation, or a Subsidiary thereof; provided, however, that such service need not be recognized with respect to any defined benefit pension plan, nonqualified deferred compensation plan, or severance benefit plan, or to the extent that such recognition would result in duplication of benefits.

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(d)    Termination of Benefit Plans. Effective no later than the day immediately preceding the Closing Date, the Company shall terminate any Company Employee Plans maintained by the Company or its Subsidiaries that Parent has requested to be terminated by providing a written notice to the Company at least thirty (30) days prior to the Closing Date; provided, that such Company Employee Plans can be terminated in accordance with their terms and applicable Law without any adverse consequences with respect to any Company ERISA Affiliate; and provided further, that nothing in this Section 5.06(d) shall limit Parent’s obligation to cause the Surviving Corporation and each of its Subsidiaries, as applicable, to provide employee benefits to Company Continuing Employees to the extent required by Section 5.06(a). No later than the day immediately preceding the Closing Date, the Company shall provide Parent with evidence that such Company Employee Plans have been terminated.

(e)    Employees Not Third-Party Beneficiaries. This Section 5.06 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.06, express or implied, shall confer upon any Company Employee (including any Company Continuing Employee), any beneficiary, or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.06. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement; (ii) shall alter or limit the ability of the Surviving Corporation, Parent, or any of their respective Affiliates to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them; or (iii) shall prevent the Surviving Corporation, Parent, or any of their respective Affiliates from terminating the employment of any Company Continuing Employee following the Effective Time. The parties hereto acknowledge and agree that the terms set forth in this Section 5.06 shall not create any right in any Company Employee (including any Company Continuing Employee) or any other Person to any continued employment with the Surviving Corporation, Parent, or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alters any existing at-will employment relationship between any Company Employee and the Surviving Corporation.

(f)    Prior Written Consent. With respect to matters described in this Section 5.06, the Company will not send any written notices or other written communication materials to Company Employees without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

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Section 5.07    Directors’ and Officers’ Indemnification and Insurance.

(a)    Indemnification. From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless, and shall advance expenses as incurred, to the fullest extent provided under (i) the Charter Documents in effect as of the date of this Agreement and (ii) any Contract of the Company or its Subsidiaries in effect as of the date of this Agreement and listed on Section 5.07 of the Company Disclosure Schedule, each present and former director and officer of the Company and its Subsidiaries and each of their respective employees who serves as a fiduciary of a Company Employee Plan (each an “Indemnified Party”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any Legal Action or investigation, whether civil, criminal, administrative or investigative, whenever asserted, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including in connection with this Agreement or the transactions contemplated by this Agreement. Parent agrees that all rights to indemnification, advancement of expenses, and exculpation arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with this Agreement or the Transactions) existing as of the Effective Time in favor of any Indemnified Party as provided in the Charter Documents of the Company or pursuant to any other Contracts of the Company or its Subsidiaries, in each case as in effect on the date of this Agreement and disclosed on Section 5.07 of the Company Disclosure Schedule, shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall be observed by the Surviving Corporation to the fullest extent permitted by applicable Law. For a period of no less than six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the Charter Documents of the Surviving Corporation to maintain in effect provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the Charter Documents of the Company as of the date of this Agreement or in any Contract of the Company or its Subsidiaries with any of their respective directors, officers or employees in effect as of the date of this Agreement and disclosed on Section 5.07 of the Company Disclosure Schedule, and shall not amend, repeal or otherwise modify any such provisions in any manner, except as required by Law, that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of the Company or its Subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any claim made within such period shall continue until the final disposition of such Proceeding, as provided in the Charter Documents of the Company or any Contract listed on Section 5.07 of the Company Disclosure Schedule.

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(b)    Insurance. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to obtain, as of the Effective Time, “tail” policies to the current directors’ and officers’ liability insurance maintained on the date of this Agreement by the Company with a claims period of six (6) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the Indemnified Parties, or, if substantially equivalent insurance coverage is unavailable, the best available coverage, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time; provided, however, that in no event will the Surviving Corporation be required to pay aggregate annual premiums for such coverage in excess of 350% percent of the last annual premium paid by the Company or any of its Subsidiaries for such insurance prior to the date of this Agreement, which amount is set forth in Section 5.07(b) of the Company Disclosure Schedule (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual aggregate premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, the greatest coverage available for a cost not exceeding an annual aggregate premium equal to the Maximum Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Effective Time, which policies provide such directors and officers with such coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of this Agreement or the transactions contemplated by this Agreement. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Company shall be permitted, at its sole discretion, to obtain such prepaid policies that provide such coverage prior to the Effective Time.

(c)    Survival. The obligations of Parent and the Surviving Corporation under this Section 5.07 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives, and (ii) shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.07 applies without the written consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.07 applies shall be third party beneficiaries of this Section 5.07, each of whom may enforce the provisions of this Section 5.07 as to himself or herself).

(d)    Assumption by Successors and Assigns; No Release or Waiver. In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, Parent and the Surviving Corporation shall cause proper provision to be made so that such successors and assigns of Parent or the Surviving Corporation, as the case may be, shall expressly assume all of the obligations set forth in this Section 5.07. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification or advancement of expenses provided for in this Section 5.07 is not prior to, or in substitution for, any such claims under any such policies.

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Section 5.08     Reasonable Best Efforts.

(a)     Governmental and Other Third-Party Approvals; Cooperation and Notification. Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.08), each of the parties hereto shall, and shall cause its Subsidiaries to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable (and in any event no later than the End Date), the Merger and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary Permits, waivers, and actions or nonactions from Governmental Entities and the making of all necessary registrations, filings, and notifications (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities; (ii) the obtaining of all material consents or waivers required to be obtained from third parties; provided, however, that the Company shall not be obligated to pay any consideration therefor to any third party from whom consent or approval is requested; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. The Company and Parent shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company, on the one hand, or Parent or Merger Sub, on the other hand, receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement. Neither Parent nor the Company shall commit to or agree (or permit any of their respective Subsidiaries to commit to or agree) with any Governmental Entity to stay, toll, or extend any applicable waiting period under any applicable Antitrust Laws, without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned, or delayed). The Company will pay all filing fees required to be paid to the SEC in connection with the Company Proxy Statement, including the fees required by Rule 0-11 and Rule 14a-6(i) under the Exchange Act, and Parent will pay, or cause its affiliates to pay, all filing fees required under any other regulatory Laws for any of the transactions contemplated by this Agreement.

(b)    Governmental Antitrust Authorities. Without limiting the generality of the undertakings pursuant to Section 5.08(a) hereof, the parties hereto shall: (i) provide or cause to be provided as promptly as reasonably practicable to Governmental Entities with jurisdiction over the Antitrust Laws (each such Governmental Entity, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper, or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any consents and filings under any Antitrust Laws as promptly as practicable following the date of this Agreement and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under any applicable Antitrust Laws; and (ii) subject to the terms set forth in Section 5.08(c) hereof, use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Governmental Entity or expiration of applicable waiting periods.

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(c)    Actions or Proceedings. The parties agree that Parent and the Company shall cooperate fully in jointly devising and controlling the strategy for obtaining clearances, approvals and waiting period expirations under Regulatory Laws, including any filings, notifications, submissions and communications with or to any Governmental Entity in connection therewith. In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company shall cooperate with Parent and Merger Sub and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement.

(d)    Limitations. Neither Parent nor Merger Sub shall, and Parent and Merger Sub shall cause their Affiliates not to: (i) take any action the effect of which, or refrain from taking any action the effect of refraining from which, could reasonably be expected to materially delay or impede the ability of the parties to consummate any of the transactions contemplated by this Agreement, or (ii) acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any Person if the entering into a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to materially increase the risk of any Governmental Entity seeking an Order prohibiting or that would reasonably be expected to materially delay, the consummation of any of the transactions contemplated by this Agreement.

(e)    No Divestitures; Other Limitations. Notwithstanding anything to the contrary set forth in this Agreement, none of Parent, Merger Sub, or any of their respective Subsidiaries shall be required to, and the Company may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or Order to: (i) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries; (ii) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries in any manner; or (iii) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries; provided, that if requested by Parent, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or Order so long as such requirement, condition, limitation, understanding, agreement, or Order is only binding on the Company in the event the Closing occurs.

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(f)    Continued Business Operation. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control, supervise or direct the operations of the Company or its Subsidiaries prior to the consummation of the Merger. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control, supervision and direction over its and its Subsidiaries’ business operations.

Section 5.09    Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent, and Parent and the Company will issue such press release promptly following the execution of this Agreement. Thereafter, each of the Company and Parent agrees that no public release, statement, announcement, or other disclosure concerning the Merger and the other transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by: (a) applicable Law, (b) court process, (c) the rules or regulations of any applicable United States securities exchange, or otherwise disclosed in any Company SEC Documents, or (d) any Governmental Entity to which the relevant party is subject or submits, provided, in each such case, the party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.09 shall not apply to any release, statement, announcement or other disclosure made with respect to: (i) a Superior Proposal or a Company Adverse Recommendation Change, in each case, issued or made in compliance with Section 5.03; or (ii) any other disclosure issued or made in compliance with Section 5.03. The Company shall file one or more current reports on Form 8-K with the SEC attaching the announcement press release and a copy of this Agreement as exhibits.

Section 5.10    Anti-Takeover Statutes. If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Shares (including any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law) becomes or is deemed to be applicable to Parent, the Merger Sub, the Company, the Merger, or any other transaction contemplated by this Agreement, then each of the Company and the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

Section 5.11    Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be reasonably necessary to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time.

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Section 5.12    Stock Exchange Delisting; Deregistration. To the extent requested by Parent, prior to the Effective Time, the Company shall reasonably cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper, or advisable on its part under applicable Laws and the rules and policies of the Nasdaq to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from the Nasdaq and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Effective Time.

Section 5.13    Stockholder Litigation. The Company shall promptly advise Parent after becoming aware of any Legal Action commenced or threatened against the Company or any of its directors by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement, the transactions contemplated hereby (including the Merger and the other transactions contemplated hereby) or any disclosures contained in the Company Proxy Statement or publicly made in connection therewith and shall keep Parent reasonably informed regarding any such Legal Action. The Company shall: (a) give Parent the opportunity to participate in the defense and settlement of any such stockholder litigation, (b) keep Parent reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such stockholder litigation, and provide Parent with the opportunity to consult with the Company regarding the defense of any such litigation, which advice the Company shall consider in good faith, and (c) not settle any such stockholder litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned). Notwithstanding anything to the contrary in this Section 5.13, any matters relating to Dissenting Shares shall be governed by Section 2.03.

Section 5.14    Obligations of Merger Sub. During the period from the date of this Agreement and the earlier of the Effective Time or the valid termination of this Agreement in accordance with ARTICLE VII, Merger Sub shall not engage in any activity of any nature except for activities contemplated by, related to or in furtherance of the transactions contemplated by this Agreement (including enforcement of its rights under this Agreement), and, subject to the foregoing, neither Parent nor Merger Sub shall take or agree to take any action that would prevent or materially delay the consummation of the transactions contemplated by this Agreement. Parent hereby guarantees the prompt payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to cause Merger Sub to perform its obligations under this Agreement, and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

Section 5.15    Resignations. At the written request of Parent, the Company shall cause each director of the Company or any director of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time.

Section 5.16    Balance Sheet Cash. The Company shall cause the balance sheet cash of the Company to be not less than $14,200,000 as of the Closing Date, after (i) giving effect to the payment of all expenses incurred by the Company and obligations of the Surviving Corporation in connection with this Agreement and the Merger and other transactions contemplated hereby, including but not limited to the payments that the Surviving Corporation is required to make in respect of all Company Stock Options and Company Phantom Stock Units pursuant to Section 2.07 and (ii) including all amounts expected to be received by the Company in connection with the disposition of any of the Company’s entities.

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Section 5.17    Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company owned, acquired or assumed or to be owned, acquired or assumed by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 5.18    Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other similar Taxes and all conveyance fees, and recording charges (including any penalties and interest) incurred in connection with the Merger shall be borne by the Surviving Corporation,

Section 5.19     Financing.

(a)      Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to consummate on the Closing Date the Debt Financing on the terms and subject to the conditions (including the “market flex” provisions) set forth in the Debt Commitment Letter, including using its commercially reasonable efforts to:

(i)    maintain in full force and effect the Debt Commitment Letter in accordance with the terms and subject to the conditions thereof until the Merger is consummated or this Agreement is terminated in accordance with its terms; and without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed) not permit any amendment or modification to be made to, not consent to any waiver of any provision or remedy under, and not replace, the Debt Commitment Letter, in any case if such amendment, modification, waiver or replacement imposes new or additional conditions or otherwise materially amends or modifies any of the conditions to the funding of the Debt Financing in a manner that could reasonably be expected to delay or prevent the Closing; provided, that, Parent may amend, modify or supplement the Debt Commitment Letter to (x) add lenders, lead arrangers, bookrunners, syndication agents or similar entities who have not executed the Debt Commitment Letter as of the date hereof, (y) effectuate any “market flex” provisions contained therein; provided further, however, that, Parent shall disclose to the Company its intention to enter into any such amendment, modification, waiver or replacement of the Debt Commitment Letter prior to the effectiveness of such amendment, modification, waiver or replacement and shall promptly furnish to the Company copies of executed versions of any such amendment, modification, waiver or replacement;

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(ii)      satisfy on a timely basis all conditions to the Debt Financing that are within its control;

(iii)    negotiate, execute and deliver Debt Financing Documents that reflect and are consistent with the terms contained in the Debt Commitment Letter (including any “market flex” provisions related thereto) as the same may be amended, modified or supplemented as permitted by this Agreement; and

in the event that all conditions set forth in Section 6.01 and Section 6.02 have been satisfied or waived or, upon funding of the Debt Financing would be satisfied, cause the full amount of the Debt Financing to be funded as contemplated by the Debt Commitment Letter at the Closing.

(b)     Parent shall provide to the Company, upon request, copies of all executed agreements and other documents relating to the Debt Financing and keep the Company informed on a reasonably current basis and in reasonable detail of all material developments with respect to the status of its efforts to arrange the Debt Financing.

(c)     Without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), neither Parent nor any of its affiliates shall take any action that could reasonably be expected to materially delay or prevent the consummation of the Debt Financing.

(d)    If any Financing Failure Event occurs, Parent shall (unless Parent determines that the affected portion of the Debt Financing is not reasonably required to consummate the Merger) promptly notify the Company thereof and use its commercially reasonable efforts to obtain, as promptly as practicable, on terms reasonably as favorable to Parent (as reasonably determined by Parent) as the terms of the Debt Commitment Letter, alternative debt financing (“Debt Replacement Financing”) in an amount that would, together with other funds readily available to Parent, be sufficient to pay the aggregate Merger Consideration on the Closing Date. Parent shall deliver to the Company copies of all executed contracts or other arrangements pursuant to which any alternative source shall have committed to provide any portion of the Debt Replacement Financing (provided that any fee letters in connection therewith may be redacted with respect to interest rates, fee amounts, pricing caps and other similar economic terms (including any “market flex” provisions). Any Debt Replacement Financing shall be subject to the same obligations as set forth in this Section 5.19 with respect to the Debt Financing.

(e)     All non-public or otherwise confidential information regarding the Company and its Subsidiaries obtained by Parent or its representatives shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent shall be permitted to disclose such information to potential investors and lenders in connection with the Debt Financing subject to such investors and lenders entering into customary confidentiality undertakings with respect to such information.

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(f)    Notwithstanding anything contained in this Section 5.19 or anything else in this Agreement to the contrary, in no event shall the commercially reasonable efforts of Parent be deemed or construed to require Parent to, and Parent shall not be required to, (x) incur or pay any fees to obtain a waiver or amendment of any term of the Debt Commitment Letter or any Debt Financing Documents in excess (in the aggregate) of those contemplated by the Debt Commitment Letter as of the date hereof, (y) agree to conditionality or economic terms of the Debt Financing that are less favorable to Parent than those contemplated by the Debt Commitment Letter (including any market flex provisions therein) as of the date hereof, or (z) obtain or seek equity financing to supplement or replace all or any portion of the Debt Financing.

Section 5.20    Debt Financing Cooperation.

(a)    The Company shall use commercially reasonable efforts to provide such cooperation in connection with the arrangement of the Debt Financing as is customary for similar debt financings and is reasonably requested by Parent; provided, that (i) the Company shall in no event be required to provide any such assistance that could reasonably be expected to unreasonably or materially interfere with its business operations, (ii) neither the Parent nor any of its Financing Sources shall have the right to perform any investigative procedures that involve damage to any property or other assets of the Company or its Subsidiaries, and (iii) nothing herein shall require the Company or any of its Subsidiaries to furnish any information not customarily required for completion of debt financings similar to the Debt Financing. Such assistance shall include, but not be limited to, the following, each of which shall be at Parent’s written request with reasonable prior notice:

(i)       cooperation with the Financing Sources’ due diligence, including participation in due diligence sessions conducted by conference call;

(ii)     participation by the senior management team of the Company in the customary marketing activities undertaken in connection with the marketing of the Debt Financing, including (A) preparation of customary marketing material and authorization letters and participation in due diligence sessions related thereto, and (B) a reasonable number of road shows and meetings with prospective lenders and debt investors;

(iii)      participation by senior management of the Company in, and assistance with, the preparation of rating agency presentations and meetings with rating agencies, if necessary;

(iv)    delivery to Parent of the Financing Information and such other financial information and other pertinent information regarding the Company and its Subsidiaries and their respective businesses as Parent may reasonably request in connection with the preparation of such marketing materials, road show presentations or rating agency presentations;

(v)       participation by senior management of the Company in the negotiation of the Debt Financing Documents;

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(vi)    preparation and delivery of all documentation and other information required by regulatory authorities under applicable “know your customer,” beneficial ownership and anti-money laundering rules and regulations, including the PATRIOT Act, to the extent requested by the Financing Sources;

(vii)    taking such corporate actions as shall be reasonably requested by Parent (which actions shall not be effective prior to the Closing) to authorize and direct persons who shall remain officers or directors of the Company or any of its Subsidiaries after the Closing to take such actions as Parent or the Financing Sources shall reasonably request to facilitate the consummation of the Debt Financing on the Closing Date, including (subject to and contingent upon the Closing) the execution by and on behalf of the Company or any of its Subsidiaries, as applicable, security agreements, financing statements and other documents and instruments, in forms appropriate for filing, necessary to pledge, grant security interests in, and otherwise establish liens on the assets of the Company and its Subsidiaries;

(viii)    the taking of such other actions and the execution and delivery of such other certificates, documents and instruments, containing such certifications, representations, covenants and agreements, by officers of the Company as Parent or Parent’s Financing Sources may reasonably request in connection with the Debt Financing;

provided, however, that (1) no obligation of the Company or any of its Subsidiaries under any such certificate, document or instrument, nor any authorizing resolutions in respect of the same, shall be effective until the Closing, it being understood that all such obligations and authorizations shall be based on authorizations (including the appointment of directors and authorized officers) provided by, and derived exclusively from the authority of, Parent as the controlling equityholder of the Company as constituted after giving effect to the Closing; (2) none of the Company or any of its Subsidiaries shall be required to take any action under any certificate, document or instrument that is not contingent upon the Closing (including the entry into any agreement that is effective before the Closing), that does not terminate without liability to the Company upon the termination of this Agreement or that would be effective prior to the Closing; and (3) the foregoing provisions shall not require cooperation to the extent it would (I) interfere unreasonably with the business or operations of the Company or any of its Subsidiaries, (II) cause any condition to Closing to not be satisfied or otherwise cause any breach of this Agreement (including any representations or warranties thereunder), (III) cause the Company or any of its Subsidiaries to incur liability in connection with the Financing prior to the Effective Time, (IV) result in the material contravention of, or that could reasonably be expected to result in a material violation or breach of, or a default under, any Laws, under any material Contract or under any confidentiality arrangement to which the Company or any of its Subsidiaries is a party in effect on the date hereof, (V) require the Company to undertake any actions that the Company reasonably believes could result in the loss of any legal or other applicable privilege, (VI (provided that, in the case of any confidentiality obligation, the Company shall, to the extent permitted by such confidentiality arrangement, notify Parent if any information that Parent or any Financing Source has specifically requested is being withheld as a result of any such obligation of confidentiality), require the Company to provide access to or disclose information that the Company determines would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries or would otherwise be restricted from disclosure in accordance with the proviso in Section 5.02(a), (VII) require the Company to deliver or cause the delivery of any legal opinions or accountants’ comfort letters or reliance letters in connection with the Debt Financing, (VIII) require the Company to conduct any intrusive, destructive or invasive physical testing (including, without limitation, any Phase II environmental testing) of any owned real estate, (IX) require the Company or any of its Subsidiaries to prepare separate financial statements for any of the Company’s Subsidiaries or to change any fiscal period, (X) require the Company to amend any terms of this Agreement, (XI) require the Company or any of its Subsidiaries to take any action that would subject any director, manager, partner, officer or employee of the Company or any of its Subsidiaries to any actual or potential personal liability, or (XII) require the Company or any of its Subsidiaries to make any representations, warranties or certifications as to which, after the Company’s use of commercially reasonable efforts to cause such representation, warranty or certification to be true, the Company has determined that such representation, warranty or certification is not true. Notwithstanding anything to the contrary elsewhere in this Agreement, neither the Company nor any Subsidiary thereof shall be required to pay any commitment or other similar fee or make any other payment or incur any other expense or liability (other than the reasonable costs of providing the cooperation, authorization letters and other documents and information required by this Section 5.20(a)) or provide or agree to provide any indemnity in connection with the Debt Financing, except for any such obligation, liability or indemnity that is not effective unless and until the Closing occurs.

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(b)    The Company shall not be required to agree to any contractual obligation relating to the Debt Financing that is not conditioned upon the Closing and that does not terminate without liability to the Company and its affiliates upon the termination of this Agreement. The Company shall not be required to deliver or cause the delivery of any legal opinions or reliance letters in connection with the Debt Financing.

(c)    Parent shall indemnify and hold harmless the Company and its Subsidiaries, and each of their respective directors, officers, employees, agents and other Representatives, from and against any and all liabilities, costs or expenses suffered or incurred in connection with the Debt Financing or any assistance or activities provided in connection therewith. Parent shall reimburse the Company for all documented out-of-pocket third-party costs and expenses incurred by the Company in complying with its obligations under Section 5.20(a) upon the earlier of the Closing Date or any termination of this Agreement.

(d)    Notwithstanding anything to the contrary herein, it is understood and agreed that the condition precedent set forth in Section 6.02(b), as applied to the Company’s obligations under this Section 5.20, shall be deemed to be satisfied unless the Debt Financing has not been obtained as a direct result of the Company’s breach of its obligations under this Section 5.20. Parent acknowledges and agrees that obtaining the Financing is not a condition to Closing. For the avoidance of doubt, if the Financing has not been obtained, Parent shall continue to be obligated, until such time as this Agreement is terminated in accordance with its terms and subject to the waiver or fulfillment of the conditions set forth in Section 6.01 and Section 6.03, to complete the transactions contemplated by this Agreement.

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ARTICLE VI
CONDITIONS

Section 6.01    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing of each of the following conditions:

(a)     Company Stockholder Approval. This Agreement will have been duly adopted by the Requisite Company Vote.

(b)     Regulatory Approvals. All required filings have been made and all required approvals obtained (or waiting periods expired or terminated) under any applicable Antitrust Laws.

(c)    No Injunctions, Restraints, or Illegality. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement, and no Law shall be in effect that makes consummation of the Merger illegal or otherwise prohibits or interferes with the consummation of the Merger.

(d)    Governmental Consents. All consents, approvals and other authorizations of any Governmental Entity set forth in Section 3.03(c)(v) of the Company Disclosure Schedule and required to consummate the Merger and the other transactions contemplated by this Agreement (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) shall have been obtained, free of any condition that would constitute a Company Material Adverse Effect or reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

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Section 6.02    Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and Merger Sub on or prior to the Closing of the following conditions:

(a)    Representations and Warranties. (i) The representations and warranties contained in (A) Section 3.01(a)(i), Section 3.03(a), Section 3.03(d), Section 3.03(e) and Section 3.05(a) shall be true and correct (other than de minimis inaccuracies), and (B) Section 3.01(a)(ii)-(iv), Section 3.02(d), and Section 3.10 shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of that date); (ii) the representations and warranties of the Company contained in Section 3.02(a)-(c) shall be true and correct (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date; and (iii) the representations and warranties of the Company set forth in ARTICLE III of this Agreement (other than those contained in the Sections listed in the preceding clauses (i) and (ii) of this sentence) shall be true and correct (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially” or similar qualifiers) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct does not constitute, individually or in the aggregate, a Company Material Adverse Effect.

(b)     Performance of Covenants. The Company shall have performed and complied with all agreements and covenants in this Agreement required to be performed by or complied with by it at or prior to the Closing.

(c)      Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect.

(d)    Officers Certificate. Parent shall have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying that the conditions set forth in Section 6.02(a), Section 6.02(b), and Section 6.02(c) hereof have been satisfied, provided, that the certification as to Section 6.02(c) may be qualified to the knowledge of the certifying officer.

(e)     No Litigation. No Legal Action by any Governmental Entity shall be pending challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement.

Section 6.03    Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing of the following conditions:

(a)     Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in ARTICLE IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially” or similar qualifiers) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

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(b)    Performance of Covenants. Parent and Merger Sub shall have performed and complied with all agreements and covenants in this Agreement required to be performed by or complied with by them at or prior to the Closing.

(c)    Officers Certificate. The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a) and Section 6.03(b).

Section 6.04    Frustration of Closing Conditions. Neither Parent, Merger Sub, nor the Company may rely, as a basis for not consummating the Merger or the other transactions contemplated by this Agreement, on the failure of any condition set forth in Section 6.01, Section 6.02, or Section 6.03, as applicable and as the case may be, to be satisfied if such failure was caused by such party’s breach of any provision of, or failure of such party to perform its obligations under, this Agreement.

ARTICLE VII
TERMINATION

Section 7.01    Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing (whether before or after the receipt of the Requisite Company Vote) by the mutual written consent of Parent and the Company.

Section 7.02    Termination by Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Closing (whether before or after the receipt of the Requisite Company Vote):

(a)    if the Merger has not been consummated on or before May 30, 2025 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose material breach of any representation or warranty, or failure to materially perform any covenant or obligation, set forth in this Agreement has been a cause of, or has resulted in, the failure of the Merger to be consummated on or before the End Date;

(b)    if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose material breach of any representation or warranty, or failure to materially perform any covenant or obligation, set forth in this Agreement has been a cause of, or has resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or

(c)    if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting, such Company Stockholders Meeting (including any adjournment or postponement thereof) shall have been held and completed, and the Requisite Company Vote shall not have been obtained at such meeting; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 7.02(c) if the failure to obtain the Requisite Company Vote is attributable to a failure on the part of such party to materially perform any obligation required to be performed by such party

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Section 7.03    Termination By Parent. This Agreement may be terminated by Parent at any time prior to the Closing:

(a)    If: (i) a Company Adverse Recommendation Change shall have occurred or the Company shall have approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement (it being understood and agreed that any written notice that the Company has provided information or taken any other action that it is permitted to provide or take pursuant to Section 5.03(b) or Section 5.03(c) shall not, in and of itself, result in Parent or Merger Sub having any termination rights pursuant to this Section 7.03(a)); and (ii) the Company shall have entered into a definitive agreement relating to a Takeover Proposal;

(b)    the Company shall have breached any of its covenants in Section 5.03 or Section 5.04 and, in the case of a breach of Section 5.04, such breach is continuing and incapable of being cured by the End Date, or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (x) thirty (30) Business Days after written notice thereof is given by Parent to the Company, or (y) the End Date; or

(c)    if there has been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied (other than conditions that by their nature are to be satisfied at the Closing, but which shall then be capable of satisfaction if the Closing were to occur on such date) and, such breach is continuing and incapable of being cured by the End Date, or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) thirty (30) Business Days after written notice thereof is given by Parent to the Company or (ii) the End Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.03(c) if there has been any material breach by Parent or Merger Sub of any representation, warranty, covenant, or obligation hereunder and such breach is continuing and has not been cured.

(d)     If, since the date of this Agreement, there shall have been a Company Material Adverse Effect.

Section 7.04    Termination By the Company. This Agreement may be terminated by the Company at any time prior to the Closing:

(a)    if prior to the receipt of the Requisite Company Vote at the Company Stockholders Meeting, the Company Board determines to accept a Superior Proposal, to the extent permitted by and subject to compliance with the applicable terms and conditions of this Agreement, including Section 5.03 hereof (including but not limited to its obligation under Section 5.03(d) to negotiate in good faith with Parent), and to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided, however, that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement; provided further, that the Company shall pay any amounts due pursuant to Section 7.06(a) hereof, in accordance with the terms, and at the times, specified therein;

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(b)    if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied (other than conditions that by their nature are to be satisfied at the Closing, but which shall then be capable of satisfaction if the Closing were to occur on such date) and, such breach is continuing and incapable of being cured by the End Date, or, if capable of being cured by the End Date, shall not have been cured in all material respects prior to the earlier of (i) thirty (30) Business Days after written notice thereof is given by the Company to Parent or (ii) the End Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.04(b) if the Company is then in breach of any material representation, warranty, covenant, or obligation hereunder, and such breach is continuing and shall not have been cured; or

(c)    if (i) all of the conditions set forth in Section 6.01 and Section 6.02 have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Closing, but which shall then be capable of satisfaction if the Closing were to occur on such date) and Parent and Merger Sub fail to consummate the Closing on the date required by Section 1.02, (ii) the Company thereafter delivers written notice to Parent confirming that the requirements of clause (i) have been satisfied and stating that, if Parent performs its obligations hereunder and the Debt Financing is funded, then the Company will consummate the Closing in accordance with the terms of this Agreement, (iii) Parent would not be entitled to terminate this Agreement pursuant to Section 7.02 or Section 7.03, and (iv) Parent fails to consummate the transactions contemplated by this Agreement within five (5) Business Days after delivery of such notice, provided, that the conditions to the obligations of Parent and Merger Sub to consummate the Closing set forth in Section 6.01 and Section 6.02 remain satisfied or waived at the close of business on such fifth (5th) Business Day; and provided further, that during such five (5) Business Day period after delivery of such notice by the Company, Parent shall not be entitled to terminate this Agreement pursuant to Section 7.02(a).

Section 7.05    Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this ARTICLE VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to the other party or parties hereto specifying with particularity the reason for such termination and the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail, and any such termination in accordance with this Section 7.05 shall be effective immediately upon delivery of such written notice. If this Agreement is properly and validly terminated pursuant to this ARTICLE VII, it will become void and of no further force and effect (except with respect to Section 5.02(b), Section 5.09, Section 5.20(c), this Section 7.05, Section 7.06 and ARTICLE VIII), with no liability or obligation on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent, or Representative of such party) to any other party or parties hereto, except: (a) with respect to Section 5.02(b), Section 5.09, Section 5.20(c), this Section 7.05, Section 7.06 and ARTICLE VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) nothing herein shall relieve any party with respect to any liabilities or damages incurred or suffered by another party or parties hereto, to the extent such liabilities or damages were the result of fraud or the breach by the first party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.

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Section 7.06    Fees and Expenses Following Termination.

(a)    If (i) this Agreement is terminated by the Company pursuant to Section 7.04(a) or terminated by Parent pursuant to Section 7.03(a), and (ii) the Company consummates a Takeover Proposal within six (6) months following the date of such termination of this Agreement, then the Company shall pay to Parent, promptly following the consummation of such transaction, the Termination Fee.

(b)    If this Agreement is terminated by the Company pursuant to Section 7.04(c), Parent shall pay to Company (by wire transfer of immediately available funds, to an account designated in writing by the Company, or in the absence of such designation, an account established for the sole benefit of the Company), within two (2) Business Days of such termination, the Termination Fee.

(c)    Each party acknowledges and agrees that the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, Parent and Merger Sub and the Company would not have entered into this Agreement.

(d)    In circumstances where the Termination Fee is payable to Parent in accordance with Section 7.06(a), Parent’s receipt of the Termination Fee (if received) from or on behalf of the Company shall be Parent’s and Merger Sub’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against the Company and its Subsidiaries and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (collectively, the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the Merger or the other transactions contemplated by this Agreement, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement.

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(e)    In circumstances where the Termination Fee is payable to the Company in accordance with Section 7.06(b), the Company’s receipt of the Termination Fee (if received) from or on behalf of Parent shall be the Company’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against Parent and Merger Sub and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (collectively, the “Parent Related Parties”) for all losses and damages suffered as a result of the failure of the Merger or the other transactions contemplated by this Agreement, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement.

(f)    Except as expressly set forth in this Section 7.06 or elsewhere in this Agreement, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses.

(g)    Other than with respect to the right to seek specific performance of, or damages in respect of the breach of, Section 5.02(b) of this Agreement or the Confidentiality Agreement or the Voting Agreement, any claim or cause of action under this Agreement may only be brought against Persons that are expressly named as parties, and then only with respect to the specific obligations set forth in this Agreement. Other than claims related to the breach or violation of the Confidentiality Agreement or the Voting Agreement, no Company Related Party or Parent Related Party shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of the Company, Parent or Merger Sub or of or for any claim, investigation, or Legal Action, in each case under, based on, in respect of, or by reason of, this Agreement or the transactions contemplated by this Agreement (including the breach, termination or failure to consummate such transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Legal Action, by virtue of any applicable Laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person (including a claim to enforce the Debt Commitment Letter) or otherwise. Notwithstanding anything to the contrary contained in this Agreement, neither any party hereto nor any of their respective subsidiaries, affiliates, directors, officers, employees, agents, partners, managers, members or stockholders shall have any direct rights or claims against any Financing Source (other than Parent and Merger Sub), in any way relating to this Agreement or any of the transactions contemplated by this Agreement, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise.

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ARTICLE VIII
MISCELLANEOUS

Section 8.01    Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished or disclosed by or on behalf of the Company and its Subsidiaries and terms that are no less restrictive to the counterparty than those contained in the Confidentiality Agreement, provided, that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Takeover Proposal; and provided, further, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 5.03.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Affordable Care Act” means the Patient Protection and Affordable Care Act (PPACA), as amended by the Health Care and Education Reconciliation Act (HCERA).

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Laws” means the Sherman Act of 1890, as amended, the Clayton Act of 1914, as amended, the Federal Trade Commission Act of 1914, as amended, the HSR Act, and all other federal, state, foreign or supranational Laws or Orders in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Associate” has the meaning set forth in Section 203(c)(2) of the DGCL.

“Book-Entry Share” has the meaning set forth in Section 2.01(c).

“Business Day” means any day other than a Saturday, Sunday, and those legal public holidays specified in 5 U.S.C. § 6103(a), as amended from time to time.

“Cancelled Shares” has the meaning set forth in Section 2.01(a).

“Certificate” has the meaning set forth in Section 2.01(c).

“Certificate of Merger” has the meaning set forth in Section 1.03.

“Charter Documents” has the meaning set forth in Section 3.01(b).

“Closing” has the meaning set forth in Section 1.02.

“Closing Date” has the meaning set forth in Section 1.02.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

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“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 5.03(a).

“Company Adverse Recommendation Change” means the Company Board: (a) withdrawing, amending, modifying, or materially qualifying, in a manner adverse to Parent, the Company Board Recommendation; (b) failing to include the Company Board Recommendation in the Company Proxy Statement that is disseminated to the Company’s stockholders; (c) adopting, approving, recommending, publicly endorsing, or otherwise publicly declaring advisable a Takeover Proposal; (d) approving or causing the Company to enter into any merger agreement, letter of intent or other similar agreement relating to any Takeover Proposal; or (e) resolving or agreeing to take any of the foregoing actions.

“Company Balance Sheet” has the meaning set forth in Section 3.04(e).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 3.03(d).

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Continuing Employees” has the meaning set forth in Section 5.06(a).

“Company Disclosure Schedule” has the meaning set forth in the introductory language in ARTICLE III.

“Company Employee” has the meaning set forth in Section 3.12(a).

“Company Employee Plans” has the meaning set forth in Section 3.12(a).

“Company Equity Award” means a Company Stock Option, a Company RSU, or a Company Phantom Stock Unit granted under one of the Company Stock Plans, as the case may be.

“Company ERISA Affiliate” means all employers, trades, or businesses (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

“Company Financial Advisor” has the meaning set forth in Section 3.10.

“Company IP” has the meaning set forth in Section 3.07(b).

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions, and other Contracts, whether written or oral, relating to Intellectual Property and to which the Company or any of its Subsidiaries is a party, beneficiary, or otherwise bound.

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“Company IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any event, circumstance, development, occurrence, fact, condition, effect, or change (each, an “Effect”) that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole; or (b) the ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated hereby; provided, however, that, a Company Material Adverse Effect shall not be deemed to include any effect (alone or in combination) arising out of, relating to, or resulting from the following, and the following shall not otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (i) changes generally affecting the economy, financial, credit or securities markets, including inflation, monetary policy, commodity prices, interests rates or exchange rates, in the United States or globally, or changes generally affecting the industries (including seasonal fluctuations) in which the Company or its Subsidiaries operate in the United States or globally, or changes in political, labor or regulatory conditions; (ii) the continuation or worsening of supply chain disruptions affecting the industries in which the Company and its Subsidiaries operate; (iii) the negotiation, execution and delivery, announcement, pendency or consummation of this Agreement and the Merger, or the transactions contemplated by this Agreement, including the identity of, or the effect of any fact or circumstance relating to, the Parent or any of its Affiliates or any communication by Parent or any of its Affiliates regarding plans, proposals or projections with respect to the Company, its Subsidiaries or their employees; (iv) any changes or proposed changes in applicable Law or GAAP, other applicable accounting standards or the interpretation or enforcement thereof; (v) changes in global or national political conditions (including the outbreak or escalation of war (whether or not declared), military action or operation, sabotage, civil unrest, civil disobedience, national or international calamity, the outbreak of hostilities or acts of terrorism), changes due to natural disasters or changes in the weather, or changes due to the outbreak or worsening of epidemics, pandemics, or public health emergencies or other health crisis (including COVID-19); (vi) any failure, in and of itself, by the Company or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, adjusted EBITDA or other financial or operating metrics for any period (it being understood that the underlying cause of such failure may be taken into account in determining whether there has been, or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (vii) any change, in and of itself, in the market price or trading volume of the Company’s securities or any suspension of trading, or any changes in the ratings or the ratings outlook for the Company by any applicable rating agency or changes in any analyst’s recommendations or ratings with respect to the Company (it being understood that the underlying cause of such change or suspension may be taken into account in determining whether there has been, or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (viii) actions taken as required or specifically permitted by this Agreement or actions or omissions taken or not taken at the request of, or with the consent of, Parent; or (ix) any Legal Action arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions; provided further, however, that any Effect referred to in clauses (i), (ii), (iv), or (v) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if such effect has an adversely disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses.

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“Company Material Contract” has the meaning set forth in Section 3.15(b).

“Company-Owned IP” means all Intellectual Property owned by the Company or any of its Subsidiaries.

“Company Phantom Stock Unit” has the meaning set forth in Section 2.07(c).

“Company Preferred Stock” has the meaning set forth in Section 3.02(a).

“Company Proxy Statement” has the meaning set forth in Section 3.17.

“Company RSU” has the meaning set forth in Section 2.07(b).

“Company Related Parties” has the meaning set forth in Section 7.06(d).

“Company SEC Documents” has the meaning set forth in Section 3.04(a).

“Company Securities” has the meaning set forth in Section 3.02(b)(ii).

“Company Stock Option” has the meaning set forth in Section 2.07(a).

“Company Stock Plans” means the following plans, in each case as amended: (i) 2021 Stock Compensation Plan of SPAR Group, Inc., effective as of August 12, 2021; (ii) 2020 Stock Compensation Plan of SPAR Group, Inc., effective as of January 19, 2021; (iii) 2018 Stock Compensation Plan of SGRP, effective as of May 2, 2018; (iv) 2008 Stock Compensation Plan, effective as of May 29, 2008, and as amended through May 28, 2009; (v) 2000 Stock Option Plan, as amended through May 16, 2006; (vi) 2001 Employee Stock Purchase Plan; and (vii) 2001 Consultant Stock Purchase Plan.

“Company Stockholders Meeting” means the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement.

“Company Subsidiary Securities” has the meaning set forth in Section 3.02(d).

“Confidentiality Agreement” has the meaning set forth in Section 5.02(b).

“Consent” has the meaning set forth in Section 3.03(c).

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“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.

“Debt Commitment Letter” means the debt commitment letter, dated as of the date hereof, together with the Debt Fee Letter and any other agreement, in each case, as amended, supplemented or replaced in accordance with this Agreement, pursuant to which the Financing Sources party thereto have agreed or may agree to provide or cause to be provided the Debt Financing for the purposes of financing the transactions contemplated by this Agreement, including the Merger Consideration.

“Debt Fee Letter” means that certain fee letter relating to the Debt Financing.

“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter.

“Debt Financing Documents” means the agreements, documents and certificates contemplated by the Debt Financing, including without limitation: (a) all credit agreements, loan documents, purchase agreements, underwriting agreements, indentures, debentures, notes, intercreditor agreements, lease agreements, mortgages and other security documents pursuant to which the Debt Financing will be governed or otherwise contemplated by the Debt Commitment Letter; (b) officer, secretary, solvency and perfection certificates, legal opinions, corporate organizational documents, good standing certificates, Lien searches, and resolutions contemplated by the Debt Commitment Letter or reasonably requested by Parent or its Financing Sources; (c) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act; and (d) agreements, documents or certificates that facilitate the creation, perfection or enforcement of liens securing the Debt Financing (including original copies of all certificated securities (with transfer powers executed in blank), control agreements, surveys, title insurance, landlord consent and access letters) as are reasonably requested by Parent or its Financing Sources.

“Debt Replacement Financing” has the meaning set forth in Section 5.19(d).

“DGCL” has the meaning set forth in the Recitals.

“Dissenting Shares” has the meaning set forth in Section 2.03.

“EDGAR” has the meaning set forth in Section 3.04(a).

“Effective Time” has the meaning set forth in Section 1.03.

“End Date” has the meaning set forth in Section 7.02(a).

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“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et. seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et. seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et. seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et. seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et. seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et. seq.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning set forth in Section 3.03(c).

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing, and mailing of the Company Proxy Statement, the filing of any required notices under any Antitrust Laws, or in connection with other regulatory approvals, and all other matters related to the Merger and the other transactions contemplated by this Agreement.

“Financing Conditions” means the Exclusive Funding Conditions, as defined in the Debt Commitment Letter.

“Financing Failure Event” means any of the following: (a) the commitments with respect to all or any material portion of the Debt Financing expiring or being terminated; (b) all or any material portion of the Debt Financing becoming unavailable; (c) a breach or repudiation of the Debt Commitment Letter by any party thereto of which Parent becomes aware; or (d) any party to the Debt Commitment Letter alleging in writing that any of the events set forth in the foregoing clauses has occurred.

“Financing Information” means information with respect to the business, operations and financial condition of the Company and its Subsidiaries that is required to be provided by the Financing Sources.

“Financing Sources” means the financial institutions that are party to the Debt Commitment Letter in the capacity as arranger, agent or lender.

“Foreign Company Employee Plan” means any Company Employee Plan pertaining to a Person located outside of the United States or Canada.

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“GAAP” has the meaning set forth in Section 3.04(b).

“Governmental Antitrust Authority” has the meaning set forth in Section 5.08(b).

“Governmental Entity” means any supranational, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority.

“Hazardous Substance” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, mold, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Party” has the meaning set forth in Section 5.07(a)

“Intellectual Property” means any and all of the following arising pursuant to the Laws of any jurisdiction throughout the world: (a) trademarks, service marks, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights and all registrations and applications for registration thereof; (c) trade secrets and know-how; (d) patents and patent applications; (e) internet domain name registrations; and (f) other intellectual property and related proprietary rights.

“Intervening Event” means any event, development, occurrence or change in circumstances that (a) is material to the Company and its Subsidiaries, taken as a whole, (b) was not known to the Company Board as of or prior to the date of this Agreement, and (c) does not involve or relate to a Takeover Proposal.

“IRS” means the United States Internal Revenue Service.

“JAMS” means Judicial Arbitration and Mediation Services, Inc.

“Knowledge” means: (a) with respect to the Company and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of the Company Disclosure Schedule; and (b) with respect to Parent and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of the Parent Disclosure Schedule; in each case, after due inquiry.

“Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.

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“Lease” means all leases, subleases, licenses, concessions, and other agreements (written or oral) under which the Company or any of its Subsidiaries holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.

“Leased Real Estate” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company or any of its Subsidiaries.

“Legal Action” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, examinations, or other similar legal proceedings by or pending before any Governmental Entity, arbitrator, mediator, or other tribunal.

“Liability” means any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

“Maximum Premium” has the meaning set forth in Section 5.07(b).

“Merger” has the meaning set forth in Section 1.01.

“Merger Consideration” has the meaning set forth in Section 2.01(b).

“Merger Sub” has the meaning set forth in the Preamble.

“MHPAEA” means the Paul Wellstone and Pete Domenici Mental Health Parity and Addiction Equity Act of 2008, as amended.

“Nasdaq” has the meaning set forth in Section 3.03(c).

“Order” has the meaning set forth in Section 3.09.

“Other Governmental Approvals” has the meaning set forth in Section 3.03(c).

“Parent” has the meaning set forth in the Preamble.

“Paying Agent” has the meaning set forth in Section 2.02(a).

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“Parent Disclosure Schedule” means the disclosure schedule, dated as of the date of this Agreement and delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement.

“Parent Related Parties” has the meaning set forth in Section 7.06(e).

“Payment Fund” has the meaning set forth in Section 2.02(a).

“PBGC” has the meaning set forth in Section 3.12(d).

“Permits” means permits, licenses, registrations, variances, clearances, Consents, commissions, franchises, exemptions, Orders, authorizations, and approvals from Governmental Entities or from quasi-governmental entities having the legal authority to issue the same.

“Permitted Liens” means: (a) statutory Liens for current Taxes not yet due and payable; (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not delinquent; (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property that are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property that do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways that do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (f) any non-exclusive license to any Intellectual Property entered into in the ordinary course; (g) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation; and (h) such other Liens which would not, individually or in the aggregate, interfere materially with the ordinary conduct of the business of the Company and its Subsidiaries as currently conducted, taken as a whole, or materially detract from the use, occupancy, value or marketability of the property affected by such Lien.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Principal Stockholder” means William Bartels, who is the beneficial owner, directly or indirectly, of approximately 20.08% of the outstanding Company Securities.

“Representatives” means collectively, with respect to any Person, such Person’s directors, officers, Affiliates, employees, investment bankers, attorneys, accountants, consultants, brokers, or other agents, advisors, or authorized representative of such Person.

“Requisite Company Vote” has the meaning set forth in Section 3.03(a).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.04(a).

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“SEC” has the meaning set forth in Section 3.03(c).

“Securities Act” has the meaning set forth in Section 3.04(a).

“Subsidiary” of a Person means any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Superior Proposal” means a bona fide written Takeover Proposal that did not result from a breach of Section 5.03 (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “15% or more” shall be replaced with “all or substantially all”) that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel), is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, more favorable to the holders of Company Common Stock than the transactions contemplated by this Agreement; in each case, after taking into account: (i) all financial considerations, including an opinion of a nationally-recognized independent financial advisor as to the determination required by clause (b) of this paragraph; (ii) the identity of the third party making such Takeover Proposal; (iii) the anticipated timing, conditions (including any financing condition) and prospects for completion of such Takeover Proposal; (iv) the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by the Company Board (including any conditions relating to stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (v) any revisions to the terms of this Agreement and the Merger proposed by Parent during the Superior Proposal Notice Period set forth in Section 5.03(d).

“Superior Proposal Notice Period” has the meaning set forth in Section 5.03(d).

“Surviving Corporation” has the meaning set forth in Section 1.01.

“Takeover Proposal” means an inquiry or offer from, or indication of interest in making a proposal or offer by, any Person or group (other than Parent and its Subsidiaries, including Merger Sub), relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets or securities in the ordinary course of business) equal to fifteen percent (15%) or more of the fair market value of the Company’s and its Subsidiaries’ consolidated assets or to which fifteen percent (15%) or more of the Company’s and its Subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of fifteen percent (15%) or more of the voting equity interests of the Company or any of its Subsidiaries whose business constitutes fifteen percent (15%) or more of the consolidated net revenues, net income, or assets of the Company and its domestic Subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) fifteen percent (15%) or more of the voting power of the Company; (d) merger, consolidation, other business combination, or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own fifteen percent (15%) or more of the consolidated net revenues, net income, or assets of the Company, and its Subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company or one or more of its Subsidiaries which, individually or in the aggregate, generate or constitute fifteen percent (15%) or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; or (f) any combination of the foregoing.

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“Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Fee” means three percent (3%) of the aggregate Merger Consideration.

“Treasury Regulations” means the regulations promulgated by the IRS under the Code.

“Voting Agreement” means the written agreement between Parent and the Principal Stockholder entered into concurrently herewith, pursuant to which the Principal Stockholder has agreed, among other things, to vote, and to grant an irrevocable proxy to Parent to vote, his shares of voting Company Securities in favor of the Merger and against the approval of any Takeover Proposal or Company Acquisition Agreement.

“Voting Debt” has the meaning set forth in Section 3.02(c).

Section 8.02    Interpretation; Construction.

(a)    The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein: (i) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Schedule and the Parent Disclosure Schedule. References to “made available” or “provided to” (or words of similar import) when referring to any document or information being made available by the Company to Parent or Merger Sub shall mean posted to the electronic data room established in respect to the Merger at least two (2) Business Days prior to the date of this Agreement unless otherwise specified.

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(b)    The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.03    Survival. None of the representations, warranties or covenants contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.03 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

Section 8.04    Governing Law. Except as set forth in Section 8.05, this Agreement, and all Legal Actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

Section 8.05    Mandatory Arbitration. Any controversy or claim between the parties hereto and arising out of or relating to this Agreement, or the breach thereof, other than claims pursuant to Section 8.16, shall be settled by arbitration administered by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Claims shall be heard by a single arbitrator mutually selected by Parent and the Company, unless the claim amount exceeds $1,000,000.00, in which case (a) the dispute shall be heard by a panel of three (3) arbitrators and (b) within fifteen (15) days after the commencement of arbitration, each of Parent and the Company shall select one (1) person to act as arbitrator and the parties shall use commercially reasonable efforts to cause the two (2) selected arbitrators to select a third arbitrator within ten (10) days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by JAMS. The arbitrator(s) shall be former judges experienced in mergers and acquisitions matters, unless otherwise agreed by the parties. The place of arbitration shall be New York, New York. The parties agree that the arbitrator shall apply the substantive law of the state of Delaware to all claims, provided that discovery shall be permitted and shall be conducted in accordance with the Rules of Civil Procedure of the State of New York. The parties hereto shall use commercially reasonable efforts to cause the award to be made within six (6) months of the filing of the notice of intention to arbitrate (demand), and the arbitrator(s) shall agree to comply with this schedule before accepting appointment. However, this time limit may be extended by the arbitrator for good cause shown, or by mutual written agreement of the parties. The arbitrator(s) shall award to the prevailing party, if any, as determined by the arbitrators, all of such prevailing party’s costs and fees. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and reasonable attorneys’ fees. The award of the arbitrators shall be accompanied by a reasoned written opinion. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

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Section 8.06    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.06.

Section 8.07    Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or to such other Persons or at such other address for a party as shall be specified in a written notice given in accordance with this Section 8.07):

If to Parent or Merger Sub, to:	Highwire Capital, LLC 717 Harwood Street Suite 2400 Dallas, Texas 75201 Attention: Ben Hudson Email: ben@highwire.capital

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with a copy (which will not constitute notice to Parent or Merger Sub) to:	Ferguson Braswell Fraser Kubasta PC 2500 Dallas Parkway Suite 600 Plano, Texas 75093 Attention: Kenn Webb and Justin Shelton Email: kwebb@fbfk.law; jshelton@fbfk.law
If to the Company, to:	SPAR Group, Inc. 1910 Opdyke Ct. Auburn Hills, Michigan 48326 Attention: James Gillis Email: james@gillisinc.com
with a copy (which will not constitute notice to the Company) to:	Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Jason M. Hille Email: jhille@foley.com

Section 8.08    Entire Agreement. This Agreement (including all exhibits, annexes, and schedules referred to herein), the Company Disclosure Schedule, the Parent Disclosure Schedule, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, the Parent Disclosure Schedule, and the Company Disclosure Schedule (other than an exception expressly set forth as such in the Parent Disclosure Schedule or the Company Disclosure Schedule), the statements in the body of this Agreement will control.

Section 8.09    Disclosure Schedules. The Company Disclosure Schedule and the Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Article III and Article IV, respectively. The information disclosed in any numbered or lettered part of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed to relate to and to be incorporated into any other numbered or lettered part of the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, so long as (i) such other numbered or lettered part contains a cross-reference specifically referring to disclosure in the numbered or lettered part so incorporated, or (ii) it is reasonably apparent on the face of such disclosure so that a reasonable person would conclude that such disclosure qualifies or is otherwise applicable to such other numbered or lettered part. Every statement made in the Company Disclosure Schedule shall be deemed to be a representation of the Company in this Agreement as if set forth in Article III. Every statement made in the Parent Disclosure Schedule shall be deemed to be a representation of Parent in this Agreement as if set forth in Article IV.

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Section 8.10    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, except if the Effective Time occurs: (a) the rights of holders of Company Common Stock to receive the Merger Consideration, (b) the rights of holders of Company Equity Awards to receive the consideration set forth in Section 2.07, and (c) the rights of the Indemnified Parties as set forth in Section 5.07.

Section 8.11    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 8.12    Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Parent or Merger Sub, on the one hand, nor the Company on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other party (Parent in the case of Parent and Merger Sub); provided, however, that prior to the Effective Time, Merger Sub may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to Parent or to one or more of Parent’s direct or indirect wholly owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.13    Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by the holders of Company Common Stock without such approval.

Section 8.14    Extension; Waiver. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement; provided, however, that after receipt of the Requisite Company Vote, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration or which adversely affects the rights of the Company’s stockholders hereunder without the approval of such stockholders. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

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Section 8.15    Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.16    Specific Performance.

(a)    The parties acknowledge and agree that the Company, Parent and Merger Sub, as applicable, would be irreparably damaged if any of the provisions of this Agreement were not performed in accordance with their specific terms and that any breach of this Agreement by the Company, Parent or Merger Sub could not be adequately compensated by monetary damages alone. Accordingly, subject to Section 8.16(b), in addition to any other right or remedy to which the Company, Parent or Merger Sub may be entitled, at law or in equity, it shall be entitled, without proof of damages, to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. In the event that any action shall be brought by the Company, Parent or Merger Sub in equity to enforce the provisions of the Agreement, the Company, Parent or Merger Sub, as applicable, shall not allege, and hereby waives the defense, that there is an adequate remedy at law or that the award of specific performance is not an appropriate remedy for any reason of law or equity.

(b)    Notwithstanding anything to the contrary set forth in this Agreement, (i) in no event shall the Company be entitled to specific performance against (or to bring any Legal Action in equity against) the Financing Sources to cause the Debt Financing to be funded under this Agreement or the Debt Commitment Letter (or any replacements thereof or definitive agreements executed pursuant thereto) or for any other reason whatsoever, and (ii) the Company shall be entitled to bring a Legal Action pursuant to Section 8.16(a) seeking to specifically enforce Parent and Merger Sub’s obligation to consummate the Closing if (and only if and for so long as) (A) all of the conditions set forth in Section 6.01 and Section 6.02 have been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but which shall then be capable of satisfaction if the Closing were to occur on such date) and Parent and Merger Sub fail to consummate the Closing on the date required by Section 1.02, (B) the proceeds of the Debt Financing (or any alternative debt financing) have been funded to Parent or the agent for the Financing Sources under the Debt Commitment Letter (or any replacement thereof or definitive agreements executed pursuant thereto) has irrevocably confirmed in writing to Parent that the Debt Financing will be funded, (C) this Agreement has not been terminated in accordance with Article VII and the Company has confirmed to Parent in writing that all of the conditions set forth in Section 6.01 and Section 6.02 have been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but which shall then be capable of satisfaction if the Closing were to occur on such date) and that if the Debt Financing is funded, then the Company will consummate the Closing in accordance with the terms of this Agreement, and (D) Parent and Merger Sub have failed to consummate the Closing within five (5) Business Days after receipt of such confirmation (provided that the conditions to the obligations of Parent and Merger Sub to consummate the Closing set forth in Section 6.01 and Section 6.02 remain satisfied or waived at the close of business on such fifth (5th) Business Day). For the avoidance of doubt, in no event shall the Company be entitled to specifically enforce (and shall not initiate any Legal Action seeking to specifically enforce) any provision of this Agreement or to obtain an injunction or injunctions, or to bring any other Action in equity in connection with the transactions contemplated by this Agreement, against any Person other than Parent and Merger Sub and, in such case, only under the circumstances expressly set forth in this Section 8.16.

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Section 8.17    Execution of Agreement; Counterparts; Electronic Signatures.

(a)     The Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

(b)     The exchange of signed copies of this Agreement or of any other document contemplated by this Agreement (including any amendment or any other change thereto) by any electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of an original Agreement or other document for all purposes. Signatures of the parties transmitted by any electronic means referenced in the preceding sentence shall be deemed to be original signatures for all purposes.

(c)     Notwithstanding the Electronic Signatures in Global and National Commerce Act enacted June 30, 2000, 15 U.S.C. §§ 7001-7006, or any other Law relating to or enabling the creation, execution, delivery, or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the parties, no party shall be deemed to have executed this Agreement or any other document contemplated by this Agreement (including any amendment or other change thereto) unless and until such party shall have executed this Agreement or such document on paper by a handwritten original signature or any other symbol executed or adopted by a party with current intention to authenticate this Agreement or such other contemplated document and an original of such signature has been exchanged by the parties either by physical delivery or in the manner set forth in Section 8.17(b). “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY: SPAR GROUP, INC., a Delaware corporation
By /s/ Michael R. Matacunas Name: Michael R. Matacunas Title: President & CEO By /s/ James Gillis Name: James Gillis Title: Chairman of the Board of Directors
PARENT: HIGHWIRE CAPITAL, LLC, a Texas limited lability company
By /s/ Ben Hudson Name: Ben Hudson Title: Chief Financial Officer
MERGER SUB: HIGHWIRE MERGER CO. I, INC., a Delaware corporation
By /s/ Ben Hudson Name: Ben Hudson Title: Chief Financial Officer

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APPENDIX B

Delaware General Corporation Act

Section 262 – Appraisal Rights

(a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1)         Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)        Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a.    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b.    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)         In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)         [Repealed.]

(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)   Appraisal rights shall be perfected as follows:

(1)         If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2)        If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3)         Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e)   Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f)   Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g)   At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)   After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k)  Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l)    The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

APPENDIX C

Fairness Opinion

August 28, 2024

Board of Directors

SPAR Group, Inc.

1910 Opdyke Court

Auburn Hills, MI 48326

Members of the Board of Directors:

You have requested that Lincoln International LLC (“Lincoln”, “we”, “our” or “us”) render an opinion (the “Opinion”) to the Board of Directors (the “Board”) of SPAR Group, Inc. a Delaware corporation (collectively with its subsidiaries and controlled affiliates, the “Company”), as to the fairness, from a financial point of view, of the Merger Consideration (as defined below) to be received by the stockholders of the Company (other than holders of Excluded Shares (as defined below)) in the proposed merger described below.

Background of the Merger

We understand that the Company proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Highwire Capital, LLC, a Texas limited liability company (“Parent”), and Highwire Merger Co I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which (i) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger, and (ii) each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than Company Common Stock that is owned by the Company (as treasury stock or otherwise) or held directly by Parent or Merger Sub, or any direct or indirect wholly owned subsidiaries of the Company, Parent or Merger Sub (“Cancelled Shares”) all of which will be cancelled, and Company Common Stock as to which dissenters’ rights have been properly exercised (“Dissenting Shares” and together with the Cancelled Shares, the “Excluded Shares”), will be converted into the right to receive $2.50 per share in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

Scope of Analysis

In connection with this Opinion, Lincoln has, among other things:

1)	Reviewed the following documents:

a.

The Company’s audited financial statements for the fiscal years ended December 31, 2022 through December 31, 2023 included in the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 1, 2024 and the fiscal years ended December 31, 2020 and December 31, 2021 included in the Company’s Form 10-K filed with the SEC on April 15, 2022;

b.	The Company’s unaudited interim financial statements for the six-month period ended June 30, 2024 as included in the Company’s Form 10-Q filed with the SEC on August 14, 2024;

c.

The Company’s unaudited pro forma financial statements for the fiscal years ended December 31, 2020 through December 31, 2023 and the three-month period ended March 31, 2024, accounting for the prospective sale of National Merchandising Services, LLC (“NMS”), the intended acquisition of the minority interest in Resource Plus of North Florida, Inc. (“RPI”) and the prospective sale of foreign business interests in each of SPAR TODOPROMO, SAPI, de CV (the “Mexico Joint Venture”), SPARFACTS Australia (Pty), Ltd. (the “Australia Joint Venture”), SPAR Brasil Servicos de Merchandising e Tecnologia S.A. and its subsidiaries (the “Brazil Joint Venture”), SPAR FM Japan, Inc. (the “Japan Segment”), SPAR KROGNOS Marketing Private Limited and Preceptor Marketing Services Private Limited (the “India Joint Venture”), SPAR (Shanghai) Marketing Management Company Ltd. (the “China Joint Venture”), and SGRP Meridian (PTY), Ltd. and its subsidiaries (the “South Africa Joint Venture”), including adjusted EBITDA calculations, as provided by Company management;

Lincoln International LLC 110 North Wacker Drive, 51st Floor Chicago, Illinois 60606

d.

Pro forma financial projections for the fiscal years ending December 31, 2024 through December 31, 2027, excluding cash flows from the Japan Segment, the India Joint Venture, and the Mexico Joint Venture and including adjusted EBITDA calculations, as provided by Company management (the “Management Projections”);

e.	The Company’s equity capitalization table dated as of June 24, 2024 and options register dated as of August 7, 2024, as provided by Company management;

f.

A letter addressed to us by Company management, which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company, dated August 28, 2024;

g.	A draft dated August 22, 2024 of the Merger Agreement; and

h.	Other documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company provided to us by Company management;

2)

Received Company management’s confirmation that, as of the date of this Opinion, the Company has completed the divestiture of each of NMS, the Australia Joint Venture, the Brazil Joint Venture, the China Joint Venture and the South Africa Joint Venture, and that, as of the date of this Opinion, the Company has completed the acquisition of the minority interest in RPI;

3)	Discussed the business, financial outlook and prospects of the Company, as well as the terms and circumstances surrounding the Merger, with Company management;

4)

Reviewed certain financial, stock trading and other information for the Company and the Merger, and compared that data and information with certain stock trading, financial and corresponding data and information for companies with publicly traded securities that we deemed relevant, none of which is directly comparable to the Company;

5)

Performed certain valuation and comparative financial analyses including a discounted cash flow analysis, an analysis of selected public companies and an analysis of change of control M&A transactions that we deemed relevant; and

6)	Considered such other information, financial studies, generally accepted valuation and analytical techniques and investigations and financial, economic and market criteria that we deemed relevant.

Assumptions, Qualifications, and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Merger, Lincoln has, with the Company’s consent:

1)

Relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information we reviewed, and we have not assumed any responsibility for the independent verification of, nor independently verified, any of such information;

2)	Relied upon the assurances of Company management that they are unaware of any facts or circumstances that would make such information materially incomplete or misleading;

3)

Relied upon the fact that the Board and Company management have been advised by counsel with respect to the Merger and that the Merger will be consummated in a valid and timely manner that complies in all respects with all applicable federal and state statutes, rules and regulations;

4)

Assumed that the financial forecasts, including the Management Projections, the unaudited interim financial statements, and other financial information provided to Lincoln by the Company was reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the applicable parties who prepared them, and Lincoln assumes no responsibility for and expresses no opinion on the assumptions, estimates, and judgments on which such forecasts, including the Management Projections, interim financial statements, and other financial information were based;

5)	Assumed that the Merger will be consummated in a timely manner that complies in all respects with all applicable federal and state statutes, rules and regulations;

6)

Assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the Merger, no modification, delay, limitation, restriction, or condition will be imposed that will have an adverse effect on the Company or the Merger;

7)

Assumed that the Merger will be consummated in accordance with the terms outlined by the Company and other documents made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that is material to Lincoln’s analysis;

8)

Assumed that there has been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of the Company since the date of the most recent financial statements made available to Lincoln;

9)

Assumed that the divestitures of the Japan Segment, the India Joint Venture, and the Mexico Joint Venture will have a de minimis financial impact on the Company and have no impact on Lincoln’s analysis;

10)	Assumed that the final terms of the Merger Agreement and the Merger will not vary materially from those set forth in the copies or drafts, as applicable, reviewed by Lincoln; and

11)	Assumed that the final versions of all documents conform in all material respects to the drafts or copies, as applicable, reviewed by Lincoln.

Lincoln has prepared this Opinion as of the date hereof. This Opinion is necessarily based on financial, economic, market and other conditions as they exist on and the information made available to us as of the date hereof. Although subsequent developments may affect this Opinion, Lincoln does not have any obligation to update, revise or reaffirm this Opinion.

Lincoln did not evaluate the Company’s solvency and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company or any of its subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals.

This Opinion (i) does not address the relative merits of the Merger as compared to other transaction structures, transactions or business strategies that may be available to the Company or the Board, (ii) does not address or constitute a recommendation regarding the decision of the Board to authorize the execution of the Merger Agreement, or to proceed with or effect the Merger, (iii) does not constitute advice or a recommendation to the Board, the Company or any security holder as to how they should act or vote with respect to any matter relating to the Merger, and (iv) only addresses the fairness, from a financial point of view, of the Merger Consideration to be received by the stockholders of the Company (other than holders of Excluded Shares) in the Merger and does not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger or otherwise. We express no opinion as to the fairness of any portion or aspect of the Merger to (a) the holders of any class of securities, creditors or other constituencies of the Company, or any other party, or (b) any one class or group of the Company’s or any other party’s security holders, creditors or other constituencies vis-à-vis any other class or group of the Company’s or such other party’s security holders, creditors or other constituents (including, without limitation, the allocation of any Merger Consideration among or within such classes or groups of security holders, creditors or other constituents). This Opinion does not indicate that the Merger Consideration to be received by the stockholders of the Company is the best possibly attainable under any circumstances; instead, it merely states whether the Merger Consideration to be received by the stockholders of the Company (other than holders of Excluded Shares) in the Merger is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Merger or any related transaction depends on an assessment of various factors, many of which are unrelated to the financial analyses on which this Opinion is based.

Lincoln expresses no opinion as to what the market price or value of the stock of the Company will be after the announcement of the Merger. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. We also express no opinion about the amount or nature of any compensation or equity arrangement to be given to the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration in the Merger.

It is understood that this Opinion is solely for the use and benefit of the Board in connection with the Merger. This Opinion may not be used or relied upon by any other persons for any other purpose and is not intended to and does not confer any rights or remedies upon any other person. Except as contemplated by the Engagement Letter, dated as of June 9, 2022, among Lincoln and the Company, neither this Opinion nor any other advice or information provided by Lincoln, whether oral or written, may be disclosed, reproduced, disseminated, summarized, quoted from or referred to, in whole or in part, without our prior written consent. This Opinion does not create any fiduciary duty on the part of Lincoln to the Company, the Board, the stockholders of the Company or any other party.

Disclosure of Relationships

Lincoln has acted as financial advisor to the Board and will receive a customary fee, expense reimbursement, and indemnification against certain liabilities from the Company for our services in connection with this Opinion, with Lincoln’s fee in connection with the Opinion due upon Lincoln informing the Board it is prepared to deliver the Opinion as described in the Engagement Letter. No portion of our fee for this Opinion is contingent upon either the conclusion reached herein or the consummation of the Merger. In addition, the Company has agreed to indemnify us and certain related parties against certain liabilities, and to reimburse us for certain expenses, arising in connection with or as a result of our engagement. We and our affiliates provide a range of investment banking and financial services and, in that regard, we and our affiliates have provided, are currently providing, and may in the future provide, investment banking and other financial services to Parent, the Company and each of their respective affiliates, for which we and our affiliates would expect to receive compensation. In the two years immediately prior to delivering this Opinion, Lincoln was engaged on June 9, 2022 to act as an exclusive financial advisor to the Company in connection with potential transactions (the “M&A Engagement Letter”). Lincoln will receive a customary fee from the Company for our services under the M&A Engagement Letter, a portion of which has been paid, and a significant portion of which is contingent upon the successful completion of the Merger; such fee under the M&A Engagement Letter is separate from, and in addition to, the fee being paid to Lincoln for the delivery of this Opinion.

Conclusion

Based on and subject to the foregoing, and in reliance thereon, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the stockholders of the Company in the Merger is fair, from a financial point of view, to such stockholders (other than holders of Excluded Shares).

This Opinion has been authorized for issuance by the Fairness Opinion Committee of Lincoln.

Very truly yours,

/s/ Lincoln International LLC

LINCOLN INTERNATIONAL LLC

SPAR Group, Inc. VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/SGRP** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SGRP

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors (the "Board") of SPAR Group, Inc. ("SGRP" or the "Corporation"), unanimously recommends that you vote FOR Proposals 1, 2 and 3 at the Special Meeting of SGRP's Stockholders (the "Special Meeting") as more particularly described in the Corporation's Special Meeting Proxy Statement (the "Proxy Statement") that accompanies this Special Meeting Proxy Card.

+

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 6 2 8 3 6 4

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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04170E

The Special Meeting of Shareholders of SPAR Group, Inc.
will be held on October 25, 2024 at 12:00 PM, Eastern Time,
virtually via the internet at meetnow.global/MNUDGFS.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SGRP

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SPAR Group, Inc.

Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — October 25, 2024

The undersigned hereby appoints Michael R. Matacunas and Antonio Calisto Pato, acting individually or together, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote all shares of Common Stock of SPAR Group, Inc. ("SGRP" or the "**Corporation**"), held of record by the undersigned as of October 1, 2024, the record date with respect to this solicitation, at the Special Meeting of Shareholders of the Corporation to be held virtually via the internet at meetnow.global/MNUDGFS, beginning at 12:00 PM, Eastern Time, on October 25, 2024, and at any postponements and adjournments thereof (the "**Special Meeting**"), upon the matters stated on the reverse side.

TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW AND SGRP'S BY-LAWS (TO THE EXTENT NOT INCONSISTENT WITH APPLICABLE LAW), THIS PROXY (WHEN PROPERLY EXECUTED AND DELIVERED, OR WHEN REGISTERED, COMPLETED, AUTHENTICATED AND SUBMITTED IF BY TELEPHONE OR INTERNET) WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS PROVIDED BELOW.

The signor hereby revokes all proxies heretofore given by the signor to vote at the Special Meeting, including any adjournments thereof.

The Board of Directors (the "Board") of the Corporation, unanimously recommends that you vote FOR Proposals 1, 2 and 3 at the Special Meeting of SGRP's Stockholders (the "Special Meeting") as more particularly described in the Corporation's Special Meeting Proxy Statement (the "Proxy Statement") that accompanies this Special Meeting Proxy Card.

(Items to be voted appear on reverse side)

All proxies that are properly completed and submitted will be voted in accordance with the directions made thereon or, in the absence of directions for any item (other than an abstention), this proxy will be voted FOR Proposals 1, 2 and 3.

SPAR Group, Inc. VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors (the "Board") of SPAR Group, Inc. ("SGRP" or the "Corporation"), unanimously recommends that you vote FOR Proposals 1, 2 and 3 at the Special Meeting of SGRP's Stockholders (the "Special Meeting") as more particularly described in the Corporation's Special Meeting Proxy Statement (the "Proxy Statement") that accompanies this Special Meeting Proxy Card.

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X 6 2 8 3 6 4

04170E

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SPAR Group, Inc.

Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — October 25, 2024

The undersigned hereby appoints Michael R. Matacunas and Antonio Calisto Pato, acting individually or together, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote all shares of Common Stock of SPAR Group, Inc. ("SGRP" or the "**Corporation**"), held of record by the undersigned as of October 1, 2024, the record date with respect to this solicitation, at the Special Meeting of Shareholders of the Corporation to be held virtually via the internet at meetnow.global/MNUDGFS, beginning at 12:00 PM, Eastern Time, on October 25, 2024, and at any postponements and adjournments thereof (the "**Special Meeting**"), upon the matters stated on the reverse side.

TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW AND SGRP'S BY-LAWS (TO THE EXTENT NOT INCONSISTENT WITH APPLICABLE LAW), THIS PROXY (WHEN PROPERLY EXECUTED AND DELIVERED, OR WHEN REGISTERED, COMPLETED, AUTHENTICATED AND SUBMITTED IF BY TELEPHONE OR INTERNET) WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS PROVIDED BELOW.

The signor hereby revokes all proxies heretofore given by the signor to vote at the Special Meeting, including any adjournments thereof.

The Board of Directors (the "Board") of the Corporation, unanimously recommends that you vote FOR Proposals 1, 2 and 3 at the Special Meeting of SGRP's Stockholders (the "Special Meeting") as more particularly described in the Corporation's Special Meeting Proxy Statement (the "Proxy Statement") that accompanies this Special Meeting Proxy Card.

(Items to be voted appear on reverse side)

All proxies that are properly completed and submitted will be voted in accordance with the directions made thereon or, in the absence of directions for any item (other than an abstention), this proxy will be voted FOR Proposals 1, 2 and 3.